UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Merrill Merchant Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 27, 2007

Dear Shareholder:

On behalf of the board of directors and management of Merrill Merchants Bancshares, Inc., you are cordially invited to attend a special meeting of shareholders, which will be held at the Bangor Conference Center located at 701 Hogan Road, Bangor, Maine, on Tuesday, May 8, 2007 at 5:00 p.m., local time. At the special meeting, you will be asked to consider and vote upon a proposal to approve a merger agreement pursuant to which Merrill Merchants will merge with and into Chittenden Corporation.

If the merger agreement is approved and the merger is subsequently completed, each outstanding share of Merrill Merchants common stock that you hold will be converted into the right to elect either $31.00 in cash or 1.02 shares of Chittenden common stock, plus cash in lieu of any fractional share. You may elect to have a portion of your Merrill Merchants common stock converted into cash, with the remainder converted into Chittenden common stock. All elections are subject to adjustment to ensure that 40% of the outstanding shares of Merrill Merchants common stock will be converted into the right to receive cash, and 60% of the outstanding shares of Merrill Merchants common stock will be converted into the right to receive Chittenden common stock. Chittenden common stock is traded on the New York Stock Exchange under the trading symbol “CHZ,” and on March 26, 2007, the closing price of Chittenden common stock was $31.08 per share.

The merger cannot be completed unless the shareholders of Merrill Merchants approve the merger agreement. The Merrill Merchants board of directors unanimously adopted the merger agreement and determined that the merger is advisable and in the best interests of Merrill Merchants and its shareholders, and unanimously recommends that shareholders vote “FOR” approval of the merger agreement.

The accompanying document serves as the proxy statement for the special meeting of shareholders of Merrill Merchants and the prospectus for the shares of Chittenden to be issued in the merger. The accompanying document describes the special meeting, the merger, the documents related to the merger, and other related matters. We urge you to read this entire document carefully. In particular, you should carefully consider the discussion in the section titled “ Risk Factors” beginning on page 19. You can also obtain information about Merrill Merchants and Chittenden from documents that have been filed with the Securities and Exchange Commission.

Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement. If you do not return the proxy card, it will have the same effect as a vote against approval of the merger agreement.

Sincerely yours,

Edwin N. Clift

Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of Chittenden common stock to be issued in the merger or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense. The shares of Chittenden common stock to be issued in the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by any federal or state governmental agency.

This document is dated March 27, 2007 and is first being mailed to shareholders on or about March 30, 2007.

REFERENCE TO ADDITIONAL INFORMATION

This document incorporates important business and financial information about Chittenden from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain copies of those documents incorporated by reference by requesting them in writing or by telephone from Chittenden at the following address and telephone number:

Chittenden Corporation

Two Burlington Square

Burlington, Vermont 05402-0820

(802) 658-4000

Attn: F. Sheldon Prentice, Secretary

If you would like to request documents, please do so by April 30, 2007 in order to receive them before the special meeting of Merrill Merchants shareholders.

See also the section in this document titled “Where You Can Find More Information” beginning on page 116.

MERRILL MERCHANTS BANCSHARES, INC.

201 Main Street

Bangor, Maine 04401-0925

(207) 942-4800

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2007

A special meeting of shareholders of Merrill Merchants Bancshares, Inc. will be held at the Bangor Conference Center located at 701 Hogan Road, Bangor, Maine, on Tuesday, May 8, 2007 at 5:00 p.m., local time, for the following purposes:

1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger by and between Chittenden Corporation and Merrill Merchants Bancshares, Inc., dated as of January 18, 2007, pursuant to which Merrill Merchants will merge with and into Chittenden, with Chittenden being the surviving corporation;

2.	To consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement; and

3.	To consider and act upon such other matters as may properly come before the special meeting or any adjournment or postponement of that meeting.

As of the date of this document, management of Merrill Merchants is not aware of any other business to be considered at the special meeting.

The proposed merger of Merrill Merchants with and into Chittenden, is more fully described in the attached document, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Annex A to the attached document.

Merrill Merchants has established March 23, 2007 as the record date for determining the shareholders entitled to notice of and to vote at the special meeting. Only record holders of Merrill Merchants common stock as of the close of business on that date will be entitled to vote at the special meeting or any adjournment or postponement of that meeting. The affirmative vote of holders of at least a majority of the shares of Merrill Merchants common stock outstanding and entitled to vote at the special meeting is required to approve the merger agreement.

Our board of directors unanimously recommends that you vote “FOR” approval of the merger agreement.

Please complete, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend.

By Order of the Board of Directors,

Deborah A. Jordan Secretary

Bangor, Maine

March 27, 2007

Please do not send your stock certificates with your proxy card. You will receive separate instructions regarding the surrender of your stock certificates.

i

ii

Annex A	Agreement and Plan of Merger
Annex B	Form of Voting Agreement
Annex C	Fairness Opinion of Keefe, Bruyette & Woods, Inc.

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:	Why am I receiving this document?

A:	Chittenden Corporation and Merrill Merchants Bancshares, Inc. have agreed to the acquisition of Merrill Merchants by Chittenden under the terms of a merger agreement that is described in this document. A copy of the merger agreement is attached to this document as Annex A. In order to complete the merger, Merrill Merchants shareholders must vote to approve the merger agreement. Merrill Merchants will hold a special meeting of its shareholders to obtain this approval. This document contains important information about the merger, the merger agreement, the special meeting of Merrill Merchants shareholders, and other related matters, and you should read it carefully. The enclosed voting materials for the special meeting allow you to vote your shares of Merrill Merchants common stock without attending the special meeting.

Q:	What will happen in the merger?

A:	In the proposed merger, Merrill Merchants will merge with and into Chittenden, with Chittenden being the surviving corporation.

Q:	What will I receive in the merger?

A:	You may elect to receive either $31.00 in cash or 1.02 shares of Chittenden common stock in exchange for each share of Merrill Merchants common stock that you own immediately prior to the effective time of the merger. However, the form of merger consideration you actually receive may differ from the form of consideration that you elect to receive. This is because the consideration to be received by each Merrill Merchants shareholder is subject to allocation procedures, which are intended to ensure that 40% of the shares of Merrill Merchants common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive cash, and 60% of these shares of Merrill Merchants common stock will be converted into the right to receive Chittenden common stock.

Q:	Will I receive any fractional share of Chittenden common stock as part of the merger consideration?

A:	No. Chittenden will not issue any fractional shares of Chittenden common stock in the merger. Instead, Chittenden will pay you the cash value of a fractional share measured by the average of the last sale prices of Chittenden common stock on the New York Stock Exchange for the five trading days preceding the closing date of the merger.

Q:	How do I make an election as to the form of merger consideration I wish to receive?

A:	No later than 15 business days prior to the anticipated election deadline (which will be a date mutually agreed upon by Merrill Merchants and Chittenden), we will mail to you separately an election form and letter of transmittal for the surrender of your Merrill Merchants stock certificates in exchange for the merger consideration. Along with those documents, you will receive detailed instructions describing the procedures you must follow to make your election. We also will publicly announce the election deadline, which will be before the closing date for the merger. As a result, you will not know before your election decision the exact value of the stock consideration to be received in the merger.

We are not making any recommendation to you as to whether or not you should elect to receive cash, shares of Chittenden common stock or a combination of each in the merger. You should evaluate your own specific circumstances and investment preferences in making your election.

Q:	Can I elect to receive my merger consideration in the form of cash with respect to a portion of my Merrill Merchants shares and Chittenden common stock with respect to the rest of my Merrill Merchants shares?

A:	Yes. The election form and letter of transmittal will permit you, subject to the allocation procedures described in this document, to receive at your election:

•	all of your merger consideration in the form of shares of Chittenden common stock;

•	all of your merger consideration in the form of cash; or

•	a portion of your merger consideration in cash and the remaining portion in shares of Chittenden common stock.

Please see the examples set forth in the section of this document titled “The Merger Agreement—Allocation Procedures” beginning on page 50.

Q:	Do I have to return the election form and letter of transmittal?

A:	No, but if you do not make an election, you will be allocated cash and/or shares of Chittenden common stock depending upon the elections made by other Merrill Merchants shareholders.

Q:	Will I be able to trade the shares of Chittenden common stock that I receive in the merger?

A:	You may freely trade the shares of Chittenden common stock issued in the merger, unless you are an affiliate of Merrill Merchants. The shares will be quoted on the New York Stock Exchange under the symbol “CHZ.” Persons who are considered “affiliates” (generally directors, officers and 10% or greater shareholders) of Merrill Merchants must comply with Rule 145 under the Securities Act of 1933 if they wish to sell or otherwise transfer any of the shares of Chittenden common stock that they receive in the merger. We will notify you if we believe you are an affiliate of Merrill Merchants.

Q:	What will happen to shares of Chittenden common stock in the merger?

A:	Nothing. Each share of Chittenden common stock outstanding will remain outstanding as a share of Chittenden common stock.

Q:	What are the material federal income tax consequences of the merger to me?

A:	In general, if you exchange all of your shares of Merrill Merchants common stock for shares of Chittenden common stock, you will not recognize either gain or loss for federal income tax purposes. If you exchange some or all of your shares of Merrill Merchants common stock for cash, you generally will recognize gain, but not loss, for federal income tax purposes in an amount equal to the lesser of (1) the amount of cash you receive in the merger, or (2) the amount, if any, by which the sum of the fair market value, as of the effective time of the merger, of any shares of Chittenden common stock that you receive, and the amount of cash you receive in the merger, exceeds your adjusted tax basis in your shares of Merrill Merchants common stock.

This tax treatment may not apply to all Merrill Merchants shareholders. We strongly urge you to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Q:	What are the conditions to completion of the merger?

A:	The obligations of Chittenden and Merrill Merchants to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals, tax opinions and approval of the merger agreement by Merrill Merchants shareholders.

Q:	When do you expect the merger to be completed?

A:	We will complete the merger when all of the conditions to completion contained in the merger agreement are satisfied or waived, including obtaining the approval of the merger agreement by Merrill Merchants shareholders at the special meeting. Fulfilling some of these conditions, such as receiving required regulatory approvals, is not entirely within our control. We currently expect to complete the merger during the second calendar quarter of 2007; however, because the merger is subject to these conditions, we cannot predict the actual timing.

Q:	What shareholder approvals are required to complete the merger?

A:	For Merrill Merchants, the affirmative vote of holders of at least a majority of the shares of Merrill Merchants common stock outstanding and entitled to vote at the special meeting is required to approve the merger agreement. For Chittenden, no approval of shareholders is needed and no vote will be taken.

Q:	Are there any shareholders already committed to voting in favor of the merger agreement?

A:	Yes. Merrill Merchants shareholders who collectively held approximately 29.6% of the outstanding shares of Merrill Merchants common stock on the record date have entered into voting agreements requiring them to vote all of their shares in favor of the adoption and approval of the merger agreement.

Q:	When and where is the special meeting?

A:	The special meeting of shareholders of Merrill Merchants will be held at the Bangor Conference Center located at 701 Hogan Road, Bangor, Maine, on Tuesday, May 8, 2007 at 5:00 p.m., local time.

Q:	What will happen at the special meeting?

A:	At the special meeting, Merrill Merchants shareholders will consider and vote upon a proposal to approve the merger agreement. If, at the time of the special meeting, there are not sufficient votes to approve the merger agreement, we may ask you to consider and vote upon a proposal to adjourn the special meeting, so that we can solicit additional proxies.

Q:	Does the Merrill Merchants board of directors recommend voting in favor of the merger agreement?

A:	Yes. After careful consideration, the Merrill Merchants board of directors unanimously recommends that Merrill Merchants shareholders vote “FOR” approval of the merger agreement.

Q:	Are there any risks that I should consider in deciding whether to vote for approval of the merger agreement?

A:	Yes. You should read and carefully consider the risk factors set forth in the section in this document titled “Risk Factors” beginning on page 19.

Q:	What do I need to do now?

A:	You should carefully read and consider the information contained or incorporated by reference into this document, including its annexes. It contains important information about the merger, the merger agreement, Chittenden and Merrill Merchants. After you have read and considered this information, you should complete and sign your proxy card and return it in the enclosed postage-paid return envelope as soon as possible so that your shares of Merrill Merchants common stock will be represented and voted at the special meeting.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

A:	No. Your broker, bank or other nominee will not vote your shares unless you provide instructions to your broker, bank or other nominee on how to vote. You should fill out the voter instruction form sent to you by your broker, bank or other nominee with this document.

Q:	What if I fail to return my proxy card or to instruct my broker, bank or other nominee?

A:	If you fail to return your proxy card or to instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and this will have the same effect as a vote against approval of the merger agreement.

Q:	Can I attend the special meeting and vote my shares in person?

A:	Yes. Although the Merrill Merchants board of directors requests that you return the proxy card accompanying this document, all Merrill Merchants shareholders are invited to attend the special meeting. Shareholders of record on March 23, 2007 can vote in person at the special meeting. If your shares are held by a broker, bank or other nominee, then you are not the shareholder of record and you must bring to the special meeting appropriate documentation from your broker, bank or other nominee to enable you to vote at the special meeting.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. If you have not voted through your broker, bank or other nominee, there are three ways you can change your vote at any time after you have sent in your proxy card and before your proxy is voted at the special meeting.

•	You may deliver a written notice bearing a date later than the date of your proxy card to the secretary of Merrill Merchants, stating that you revoke your proxy.

•	You may complete and deliver to the secretary of Merrill Merchants a new proxy card relating to the same shares and bearing a later date.

•	You may attend the special meeting and vote in person, although attendance at the special meeting will not, by itself, revoke a proxy.

You should send any notice of revocation or your completed new proxy card, as the case may be, to Merrill Merchants at the following address:

Merrill Merchants Bancshares, Inc.

201 Main Street

Bangor, Maine 04401

(207) 942-4800

Attn: Deborah A. Jordan, Secretary

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.

Q:	Should I send in my stock certificates now?

A:	No. You will receive separate written instructions for making your election of all cash, all Chittenden common stock or a combination of cash and Chittenden common stock for your shares of Merrill Merchants common stock, and for surrendering your shares of Merrill Merchants common stock in exchange for the merger consideration. In the meantime, you should retain your stock certificate(s) because they are still valid. Please do not send in your stock certificate(s) with your proxy card.

Q:	Where can I find more information about the companies?

A:	You can find more information about Chittenden and Merrill Merchants from the various sources described under the section of this document titled “Where You Can Find More Information” beginning on page 116.

Q:	Whom should I call with questions?

A:	You may contact Chittenden at the telephone number listed under “Reference to Additional Information” on the inside cover of this document, or Merrill Merchants at (207) 942-4800. In each case, please ask to speak with the corporate secretary.

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To more fully understand the merger and for a more complete description of the legal terms of the merger, you should read this entire document, including the materials attached as annexes, as well as the other documents to which we have referred you. See “Where You Can Find More Information” beginning on page 116. The page references in parentheses included in this summary will direct you to a more detailed description of each topic presented.

Unless the context otherwise requires, throughout this document, “Merrill Merchants” refers collectively to Merrill Merchants Bancshares, Inc. and its subsidiary; “Chittenden” refers collectively to Chittenden Corporation and its subsidiaries; and “we,” “us” and “our” refer collectively to Merrill Merchants and Chittenden. Also, we refer to the merger between Merrill Merchants and Chittenden as the “merger” and the Agreement and Plan of Merger, dated as of January 18, 2007, between Chittenden and Merrill Merchants as the “merger agreement.”

The Companies

Chittenden Corporation (page 27)

Chittenden is a Vermont corporation organized in 1971, and a registered bank holding company under the Bank Holding Company Act of 1956. Through its subsidiaries, Chittenden offers a broad range of financial products and services to individuals, businesses and the public sector, including:

•	commercial, consumer, and public sector loans;

•	deposit accounts and services;

•	insurance;

•	brokerage services; and

•	investment and trust services.

Operating throughout New England and adjoining areas, Chittenden’s subsidiary banks include:

•	Chittenden Trust Company, operating under the name Chittenden Bank;

•	The Bank of Western Massachusetts;

•	Flagship Bank and Trust Company;

•	Maine Bank & Trust Company; and

•	Ocean National Bank.

At December 31, 2006, Chittenden had total consolidated assets of approximately $6.4 billion and shareholders’ equity of approximately $671.1 million.

Chittenden’s principal executive offices are located at Two Burlington Square, Burlington, Vermont 05402-0820, and its telephone number is (802) 658-4000.

Merrill Merchants Bancshares, Inc. (page 27)

Merrill Merchants Bancshares, Inc. is a Maine corporation organized in 1992, and a registered financial holding company under the Bank Holding Company Act. Merrill Merchants owns 100% of the outstanding common stock of Merrill Merchants Bank, a Maine-chartered commercial bank. Merrill Merchants Bank conducts a general commercial and retail banking business that includes the acceptance of deposits from the general public and the application of those funds to the origination of a variety of commercial loans, commercial and residential real estate loans, and consumer loans.

Merrill Merchants Bank is headquartered in Bangor, Maine, and maintains 11 banking offices and 14 ATM locations throughout Maine. At December 31, 2006, Merrill Merchants had total consolidated assets of approximately $449.1 million and shareholders’ equity of approximately $38.6 million.

Merrill Merchants’ principal executive offices are located at 201 Main Street, Bangor, Maine 04401, and its telephone number is (207) 942-4800.

The Special Meeting of Merrill Merchants Shareholders

Time, Place and Purpose of the Special Meeting (page 28)

The special meeting of shareholders of Merrill Merchants will be held at the Bangor Conference Center located at 701 Hogan Road, Bangor, Maine, on Tuesday, May 8, 2007 at 5:00 p.m., local time. At the special meeting, Merrill Merchants’ shareholders as of March 23, 2007, the record date, will be asked to vote upon a proposal to approve the merger agreement with Chittenden.

Recommendation of Merrill Merchants Board of Directors (page 28)

After an evaluation of a variety of business, financial and market factors and consultation with its advisors, at a meeting on January 18, 2007, the Merrill Merchants board of directors determined that the merger is advisable and in the best interests of Merrill Merchants and its shareholders, and unanimously adopted the merger agreement. The Merrill Merchants board unanimously recommends that you vote “FOR” approval of the merger agreement.

Record Date; Outstanding Shares; Shares Entitled to Vote (page 28)

Only holders of record of Merrill Merchants common stock at the close of business on the record date of March 23, 2007, are entitled to notice of and to vote at the special meeting. As of the record date, there were 3,574,602 shares of Merrill Merchants common stock outstanding, held of record by approximately 214 shareholders.

Quorum; Vote Required (page 28)

A quorum of Merrill Merchants shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of Merrill Merchants common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. Merrill Merchants will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the special meeting.

The affirmative vote of the holders of at least a majority of the outstanding shares of Merrill Merchants common stock is required to approve the merger agreement.

Share Ownership of Management (page 28)

As of the record date, the directors and executive officers of Merrill Merchants and their affiliates collectively owned 1,057,631 shares of Merrill Merchants common stock, or approximately 29.6% of Merrill Merchants’ outstanding shares. These directors and executive officers (and their affiliates) have executed voting agreements with Chittenden, under which they have agreed to vote their shares in favor of the merger agreement, and have granted Chittenden an irrevocable proxy to so vote their shares.

Proxies, Voting and Revocation (page 29)

The Merrill Merchants board of directors requests that you return the proxy card accompanying this document for use at the special meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed pre-paid envelope. All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, if no instructions are given, to approve the merger agreement and the adjournment proposal.

You may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

•	delivering a written notice bearing a date later than the date of your proxy card to the secretary of Merrill Merchants, stating that you revoke your proxy;

•	signing and delivering to the secretary of Merrill Merchants a new proxy card relating to the same shares and bearing a later date; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

No Dissenters’ Rights (page 30)

Merrill Merchants is organized as a corporation under Maine law. Under Maine corporate law, Merrill Merchants shareholders who object to the merger do not have any appraisal or dissenters’ rights.

The Merger

Structure of the Merger (page 48)

Chittenden and Merrill Merchants entered into an Agreement and Plan of Merger on January 18, 2007. The merger agreement provides for the merger of Merrill Merchants with and into Chittenden, with Chittenden being the surviving corporation.

The proposed merger will occur following approval of the proposal described in this document by the shareholders of Merrill Merchants and satisfaction or waiver of all other conditions to the merger. The merger agreement is attached to this document as Annex A. We encourage you to read the merger agreement because it is the legal document that governs the merger.

Merger Consideration (page 48)

If the merger is completed, each share of Merrill Merchants common stock will be converted into the right to receive either:

•	$31.00 in cash (which is referred to as the cash consideration); or

•	1.02 shares of Chittenden common stock, plus cash in lieu of any fractional share (which is referred to as the stock consideration).

You will have the opportunity to elect the form of consideration that you receive in the merger in exchange for your shares of Merrill Merchants common stock. You may elect to receive a portion of your merger consideration in cash and the remaining portion in shares of Chittenden common stock. However, your right to receive the form of consideration that you elect for your shares will be subject to allocation procedures set forth in the merger agreement. These allocation procedures are intended to ensure that 40% of the outstanding shares of Merrill Merchants common stock immediately prior to the effective time of the merger will be converted into the right to receive cash, and 60% of these shares of Merrill Merchants common stock will be converted into the right to receive Chittenden common stock.

Chittenden will not issue fractional shares. Instead, Merrill Merchants shareholders who receive Chittenden common stock will receive the value of any fractional share in cash based on the average of the last sale prices of a share of Chittenden common stock, as reported on the New York Stock Exchange, for the five trading days preceding the closing date of the merger, rounded to the nearest whole cent.

Election Procedures (page 48)

The shares of Merrill Merchants common stock that you hold will be exchanged for cash, Chittenden common stock or a combination of cash and Chittenden common stock as chosen by you, subject to the allocation procedures described in the merger agreement. Prior to the closing date of the merger, you will be sent an election form and detailed instructions to permit you to choose your preferred consideration. You have the following choices:

•	you may elect to receive $31.00 per share in cash in exchange for all shares of Merrill Merchants common stock that you hold;

•	you may elect to receive 1.02 shares of Chittenden common stock in exchange for all shares of Merrill Merchants common stock that you hold, plus cash in lieu of any fractional share;

•

you may elect to receive the cash consideration with respect to a portion of the shares of Merrill Merchants common stock that you hold, and the stock consideration with respect to your remaining shares; or

•	you may make no election with respect to the consideration to be received by you in exchange for your shares of Merrill Merchants common stock.

You will have a limited period of time in which to complete the election form and return it as instructed. The election form will be mailed to you at least 15 business days prior to the anticipated election deadline (which will be a date mutually agreed upon by Merrill Merchants and Chittenden). You will need to surrender your Merrill Merchants stock certificates to receive the appropriate consideration, but you should not send us any certificates now. You will receive detailed instructions on how to exchange your stock certificates along with your election form. If you do not submit an election form, you will receive instructions on where to surrender your Merrill Merchants stock certificates after the merger is completed.

If your shares or a portion of your shares of Merrill Merchants common stock are held in “street name” by a broker, bank or other nominee, an election form will be mailed to the broker, bank or other nominee with respect to those shares.

If you hold a portion of your shares in an individual retirement account and the remaining portion of your shares is held directly in your name, you will receive two election forms: one for your shares held in the individual retirement account and one for the shares held directly in your name.

Allocation Procedures (page 50)

The merger agreement provides for overall limitations on the amount of cash and shares of Chittenden common stock available in the merger as follows:

•

40% of the total number of outstanding shares of Merrill Merchants common stock immediately prior to the effective time of the merger will be converted into the right to receive the cash consideration; and

•	60% of these shares of Merrill Merchants common stock will be converted into the right to receive the stock consideration.

As a result, whether you receive the amount of cash and/or stock you request in your election form will depend in part on the elections of other Merrill Merchants shareholders. You may not receive exactly the form of consideration that you elect in the merger, and you may instead receive a pro rata amount of cash and Chittenden common stock.

If you have a preference for receiving either cash or Chittenden common stock for your shares of Merrill Merchants common stock, you should return the election form indicating your preference. Merrill Merchants shareholders who make an election will be accorded priority over those shareholders who make no election in instances where the cash consideration or stock consideration must be re-allocated in order to achieve the required ratio of Merrill Merchants shares being converted into the right to receive cash and Chittenden common stock. If you do not make an election, you will be allocated cash and/or Chittenden common stock depending on the elections made by other Merrill Merchants shareholders. Please see the examples set forth in the section of this document titled “The Merger Agreement—Allocation Procedures” beginning on page 50. However, even if you do make an election, the form of merger consideration you actually receive may differ from the form of merger consideration you elect to receive.

The market price of Chittenden common stock will fluctuate between the date of this document, the date of your election and the effective time of the merger. Because the exchange ratio is fixed, such fluctuations will alter the value of the shares of Chittenden common stock that you may receive in the merger. In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving Chittenden common stock, you should carefully read the section in this document titled “Material Federal Income Tax Consequences” beginning on page 67.

Treatment of Stock Options (page 54)

At the effective time of the merger, Merrill Merchants will terminate its stock option plan. Each option granted under Merrill Merchants’ stock option plan, whether vested or unvested, and which has not been previously exercised or cancelled, will be cancelled at the effective time of the merger. In exchange for the cancellation of an option, the holder of that option will be entitled to receive a cash payment from Merrill Merchants in an amount equal to the product of:

•	the number of Merrill Merchants shares provided for in the option; and

•	the excess, if any, of $31.00 over the exercise price per share provided in the option.

This cash payment will be made without interest and will be net of all applicable withholding taxes.

Fairness Opinion of Merrill Merchants’ Financial Advisor (page 36)

In deciding to adopt the merger agreement and recommend its approval to Merrill Merchants shareholders, the Merrill Merchants board of directors consulted with senior management, its financial advisor and its legal counsel, and considered, among other things, an opinion from its financial advisor, Keefe, Bruyette & Woods, Inc., or KBW. On January 18, 2007, KBW delivered an opinion to the Merrill Merchants board of directors that, as of that date and based upon and subject to the considerations described in the opinion, the per share merger consideration was fair, from a financial point of view, to the Merrill Merchants shareholders. The full text of the written opinion is attached to this document as Annex C. We encourage you to read the opinion carefully and in its entirety. The opinion of KBW is directed to the Merrill Merchants board of directors and does not constitute a recommendation to any shareholder on how to vote on approval of the merger agreement.

Interests of Merrill Merchants’ Directors and Executive Officers in the Merger (page 46)

Some of the members of Merrill Merchants’ management and board of directors may be deemed to have interests in the merger that are in addition to or different from their interests as shareholders of Merrill Merchants generally, including:

•

an employment agreement with William C. Bullock, Jr., which provides for a lump sum payment of $48,000 payable upon the closing of the merger, the payment of an annual salary of $24,000 through April 2007, and a $24,000 annual payment thereafter for the remainder of Mr. Bullock’s life or the life of his spouse;

•	settlement agreements with each of Merrill Merchants’ executive officers, Edwin N. Clift, William P. Lucy and Deborah A. Jordan, and other Merrill Merchants Bank officers related to their existing employment agreements, which provide for a lump sum payment of $400,000 to Mr. Clift, $324,600 to Mr. Lucy, $265,200 to Ms. Jordan and $432,800 to the other Merrill Merchants Bank officers upon the closing of the merger, and insurance continuation for a maximum period of two years following the closing if their employment is terminated by Chittenden without cause; and

•

a supplemental executive retirement plan providing for full retirement benefits upon early retirement age in the event of a change of control of Merrill Merchants, which would result in an increased lump sum value of $177,899 for Mr. Lucy and $147,153 for Ms. Jordan.

The Merrill Merchants board of directors was aware of these interests and considered them in recommending that Merrill Merchants shareholders approve the merger agreement.

Limitations on Considering Other Acquisition Proposals (page 58)

The merger agreement restricts Merrill Merchants’ ability to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in Merrill Merchants. However, if Merrill Merchants receives a bona fide unsolicited written acquisition proposal from a third party that is, or is reasonably likely to be, more favorable to Merrill Merchants shareholders than the terms of the merger agreement, Merrill Merchants may furnish nonpublic information to that third party and engage in negotiations regarding an acquisition proposal with that third party, subject to specified conditions in the merger agreement. In addition, the Merrill Merchants board of directors may not modify, qualify, withhold or withdraw its approval or recommendation of the merger agreement, approve or recommend another acquisition proposal to its shareholders, or cause Merrill Merchants to enter into a letter of intent or definitive agreement with respect to an acquisition transaction or that requires Merrill Merchants to abandon, terminate or fail to consummate the merger, unless the Merrill Merchants board of directors determines in good faith, after consultation with counsel and its financial advisor, that an acquisition proposal is a superior proposal and that it is required to take such action to comply with its fiduciary duties to shareholders under applicable law, and Merrill Merchants provides Chittenden with notice of such determination and cooperates and negotiates in good faith with Chittenden to adjust or modify the terms and conditions of the merger agreement.

Conditions to the Merger (page 54)

Chittenden and Merrill Merchants will not complete the merger unless a number of conditions are satisfied or waived, including:

•	the shareholders of Merrill Merchants must approve the merger agreement;

•

Chittenden and Merrill Merchants must receive all required regulatory approvals, any waiting periods required by law must have passed, and none of the regulatory approvals must impose any burdensome condition upon Chittenden;

•	there must be no order, decree or injunction in effect, nor any law, statute or regulation enacted or adopted, preventing completion of the merger;

•	the New York Stock Exchange must authorize the listing of the shares of Chittenden common stock to be issued to Merrill Merchants shareholders in the merger;

•	Chittenden must receive all material third-party consents to the merger;

•	Chittenden and Merrill Merchants must each receive a legal opinion regarding treatment of the merger as a “reorganization” for federal income tax purposes;

•	the representations and warranties of each of Chittenden and Merrill Merchants in the merger agreement must be accurate, subject to exceptions that would not have a material adverse effect;

•	Chittenden and Merrill Merchants must each have performed in all material respects all obligations required to be performed by it; and

•	no event or development must have occurred with respect to Merrill Merchants or Chittenden that has had, or would reasonably be expected to have, a material adverse effect.

Termination of the Merger Agreement (page 56)

Chittenden and Merrill Merchants can mutually agree to terminate the merger agreement before the merger has been completed, and either company can terminate the merger agreement if:

•

the other party materially breaches any of its representations, warranties or covenants contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) and the breach cannot be or has not been cured within 30 days of written notice of the breach;

•	the merger is not completed by September 30, 2007, unless the failure to complete the merger is due to the failure by the terminating party to perform its obligations under the merger agreement;

•	a regulatory approval that is required in order to complete the merger is denied; or

•	the shareholders of Merrill Merchants do not approve the merger agreement.

In addition, Chittenden may terminate the merger agreement if:

•	the Merrill Merchants board of directors:

•

modifies, qualifies, withholds or withdraws its recommendation to Merrill Merchants shareholders to vote in favor of the merger agreement, or makes any statement, filing or release that is inconsistent with the recommendation;

•	breaches its obligations to call, give notice of and commence the special meeting; or

•	approves or recommends an alternative acquisition proposal; or

•	Merrill Merchants breaches in any material respect the provisions in the merger agreement prohibiting the solicitation of other acquisition proposals.

Merrill Merchants has the right to terminate the merger agreement in connection with entering into a definitive agreement to effect a superior proposal, subject to specified conditions in the merger agreement.

Termination Fee (page 57)

Under the terms of the merger agreement, Merrill Merchants must pay Chittenden a termination fee of $5.5 million if:

•

Chittenden terminates the merger agreement as a result of the Merrill Merchants board of directors modifying or withdrawing its recommendation to the Merrill Merchants shareholders to vote in favor of the merger agreement, or approving or recommending another acquisition proposal;

•	Chittenden terminates the merger agreement as a result of a material breach by Merrill Merchants of the provisions in the merger agreement prohibiting the solicitation of other offers;

•	Chittenden or Merrill Merchants terminates the merger agreement as a result of:

•	(1) the failure of the Merrill Merchants shareholders to approve the merger agreement; (2) the merger not having been consummated by September 30, 2007 due to the failure of the Merrill

Merchants shareholders to approve the merger agreement; or (3) a material breach by Merrill Merchants of any of its representations, warranties, covenants or agreements contained in the merger agreement; and both

•	an acquisition proposal with respect to Merrill Merchants has been publicly announced, disclosed or otherwise communicated to the Merrill Merchants board of directors prior to that time; and

•	within 12 months of termination of the merger agreement, Merrill Merchants enters into a definitive agreement with respect to, or has consummated, another acquisition proposal; or

•	Merrill Merchants terminates the merger agreement in connection with Merrill Merchants entering into a definitive agreement with respect to a superior proposal.

Effective Time of the Merger (page 48)

We expect that the merger will be completed as soon as practicable following the approval of the merger agreement by the shareholders of Merrill Merchants at the special meeting, if all other conditions have been satisfied or waived. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible. We currently expect to complete the merger during the second calendar quarter of 2007; however, because the merger is subject to these conditions, we cannot predict the actual timing.

Material Federal Income Tax Consequences (page 67)

Each of Chittenden and Merrill Merchants has received an opinion of counsel to the effect that, based on certain facts, representations and assumptions, the merger will be treated as a “reorganization” for federal income tax purposes. Accordingly, you generally will not recognize any gain or loss on the conversion of shares of Merrill Merchants common stock solely into shares of Chittenden common stock. However, you generally will be taxed if you receive cash in exchange for your shares of Merrill Merchants common stock or instead of any fractional share of Chittenden common stock that you would otherwise be entitled to receive. Chittenden’s and Merrill Merchants’ obligation to complete the merger is conditioned on its receipt of these opinions, dated as of the effective date of the merger, regarding the federal income tax treatment of the merger to them and shareholders of Merrill Merchants.

Tax matters are complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation and on whether you elect to receive stock, cash or a mix of stock and cash. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this document. Accordingly, we strongly urge you to consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

Required Regulatory Approvals (page 75)

To complete the merger, Chittenden and Merrill Merchants need the prior approval of the Federal Reserve Board and certain state regulatory authorities. The United States Department of Justice is able to provide input into the approval process of federal banking agencies to challenge the approval on antitrust grounds. Chittenden and Merrill Merchants have filed all necessary applications and notices with the applicable regulatory authorities. Chittenden and Merrill Merchants cannot predict, however, whether or when the required regulatory approvals will be obtained or whether any such approvals will impose any burdensome condition upon Chittenden.

Accounting Treatment (page 44)

The merger will be accounted for under the purchase method. The total purchase price will be allocated to the assets acquired and liabilities assumed, based on their fair values. To the extent that the purchase price exceeds the fair value of the net tangible assets acquired at the effective time of the merger, Chittenden will allocate the excess purchase price to intangible assets, including goodwill.

Chittenden Shares to be Listed on the New York Stock Exchange (page 61)

Chittenden will list the shares of Chittenden common stock to be issued to holders of shares of Merrill Merchants common stock in connection with the merger on the New York Stock Exchange. After the completion of the merger, there will be no further trading in shares of Merrill Merchants common stock, and Merrill Merchants will delist its common stock from the Nasdaq Global Market and deregister it for purposes of the Securities Exchange Act of 1934.

Comparisons of Rights of Shareholders (page 108)

The rights of Merrill Merchants shareholders currently are governed by Merrill Merchants’ articles of incorporation and bylaws, and by Maine law. After the merger is completed, Merrill Merchants shareholders who receive Chittenden common stock in the merger will become shareholders of Chittenden, and, therefore, their rights as shareholders of Chittenden will be governed by Chittenden’s articles of incorporation and bylaws, and by Vermont law. This means that, as a result of the merger, Merrill Merchants shareholders will have different rights when they become holders of Chittenden common stock than they currently have as holders of Merrill Merchants common stock.

Selected Historical Consolidated Financial Data

Chittenden

The following table provides summary historical consolidated financial data as of the end of and for each of the fiscal years in the five-year period ended December 31, 2006. The historical consolidated financial data as of the end of and for each of the fiscal years in the five-year period ended December 31, 2006 have been derived from Chittenden’s audited financial statements and related notes incorporated by reference into this document. For a discussion of certain factors that may materially affect the comparability of the consolidated historical financial data or cause the data reflected below not to be indicative of Chittenden’s future financial condition or results of operations, see the section in this document titled “Risk Factors” beginning on page 19.

	Years Ended December 31,
	2006	2005	2004	2003	2002
	(In thousands, except share and per share amounts)
Statements of income:
Interest income	$374,712	$320,242	$269,767	$271,442	$259,019
Interest expense	125,710	75,929	44,269	53,379	66,404

Net interest income	249,002	244,313	225,498	218,063	192,615
Provision for credit losses	6,920	5,154	4,377	7,175	8,331
Noninterest income	70,189	69,964	73,405	97,031	65,060
Noninterest expense	186,367	183,841	183,190	198,124	157,445

Income before income taxes	125,904	125,282	111,336	109,795	91,899
Income tax expense	40,436	43,243	38,656	37,542	30,297

Net income	$85,468	$82,039	$72,680	$72,253	$61,602

Total assets at year-end	$6,431,803	$6,473,536	$6,078,305	$5,900,644	$4,920,544
Common shares outstanding at year-end	45,360,125	46,829,048	46,341,819	45,795,688	39,924,338

Balance sheets—average daily balances:
Total assets	$6,449,556	$6,225,167	$5,903,245	$5,777,538	$4,551,879
Net loans	4,567,228	4,240,206	3,842,719	3,568,323	2,969,430
Investment securities	1,298,515	1,394,556	1,478,989	1,696,982	1,264,156
Deposits	5,413,033	5,204,051	4,956,450	4,758,388	3,896,968
Borrowings	306,006	317,777	293,583	413,339	194,118
Stockholders’ equity	667,753	644,929	599,218	544,522	399,896
Per common share:
Basic earnings	$1.85	$1.76	$1.58	$1.61	$1.53
Diluted earnings	1.83	1.74	1.56	1.60	1.52
Cash dividends declared	0.78	0.72	0.70	0.64	0.63
Book value	14.79	14.34	13.56	12.81	10.62
Tangible book value (1)	9.70	9.35	8.45	7.59	9.00
Weighted average common shares outstanding	46,235,151	46,502,983	46,106,057	44,719,710	40,132,330
Weighted average common and common equivalent shares outstanding	46,802,265	47,051,394	46,731,304	45,150,135	40,619,253

Selected financial ratios:
Return on average stockholders’ equity	12.80%	12.72%	12.13%	13.27%	15.45%
Return on average tangible stockholders’ equity (2)	19.83	20.22	20.32	21.75	18.37
Return on average total assets	1.33	1.32	1.23	1.25	1.36
Return on average tangible total assets (2)	1.40	1.40	1.32	1.33	1.39
Common stock dividend payout ratio (3)	42.35	40.78	43.88	39.17	41.20
Net yield on earning assets	4.24	4.31	4.21	4.12	4.53
Interest rate spread	3.72	3.99	4.02	3.90	4.16
Efficiency ratio (4)	55.98	56.67	58.67	61.82	59.56
Net charge-offs as a percent of average loans	0.12	0.05	0.07	0.16	0.28
Nonperforming assets ratio (5)	0.43	0.36	0.49	0.39	0.49
Allowance for credit losses as a percent of year-end loans	1.35	1.38	1.45	1.54	1.62
Leverage capital ratio	9.24	9.21	8.54	7.91	9.37
Risk-based capital ratios:
Tier 1	11.56	11.23	10.61	10.22	12.39
Total	12.78	12.40	11.82	11.47	13.64
Average equity / average assets	10.35	10.36	10.15	9.42	8.79
Tangible capital ratio (1)	7.10	7.01	6.71	6.14	7.40

	Years Ended December 31,
	2006	2005	2004	2003	2002
(1) Tangible capital / book value reconciliation
Total equity	$671,086	$671,390	$628,352	$586,652	$424,042
Goodwill	216,038	216,038	216,136	216,431	55,257
Identified intangible	14,996	17,655	20,422	22,733	9,480

Tangible equity (A)	$440,052	$437,697	$391,794	$347,488	$359,305
Total assets	$6,431,803	$6,473,536	$6,078,305	$5,900,644	$4,920,544
Goodwill	216,038	216,038	216,136	216,431	55,257
Identified intangible	14,996	17,655	20,422	22,733	9,480

Tangible assets (B)	$6,200,769	$6,239,843	$5,841,747	$5,661,480	$4,855,807
Tangible capital (A) /(B)	7.10%	7.01%	6.71%	6.14%	7.40%
Common shares outstanding at year-end (C)	45,360,125	46,829,048	46,341,819	45,795,688	39,924,338
Tangible book value (A) / (C)	$9.70	$9.35	$8.45	$7.59	$9.00
(2) Reconciliation of non-GAAP measurements to GAAP
Net income (GAAP)	$85,468	$82,039	$72,680	$72,253	$61,602
Amortization of identified intangibles, net of tax	1,728	1,799	2,000	1,786	831

Tangible net income (A)	$87,196	$83,838	$74,680	$74,039	$62,433
Average equity (GAAP)	$667,753	$644,929	$599,218	$544,522	$399,896
Average identified intangibles	16,320	19,056	21,741	22,493	9,108
Average deferred tax on identified intangibles	(4,430)	(4,785)	(6,392)	(5,763)	(2,280)
Average goodwill	216,038	216,127	216,519	187,369	53,293

Average tangible equity (B)	$439,825	$414,531	$367,550	$340,423	$339,775
Return on average tangible equity (A) / (B)	$19.83%	20.22%	20.32%	21.75%	18.37%
Average assets (GAAP)	$6,449,556	$6,225,167	$5,903,245	$5,777,538	$4,551,879
Average identified intangibles	16,320	19,056	21,741	22,493	9,108
Average deferred tax on identified intangibles	(4,430)	(4,785)	(6,392)	(5,763)	(2,280)
Average goodwill	216,038	216,127	216,519	187,369	53,293

Average tangible assets (C)	$6,221,628	$5,994,769	$5,671,377	$5,573,439	$4,491,758
Return on average tangible assets (A) / (C)	1.40%	1.40%	1.32%	1.33%	1.39%

(3)	Common stock cash dividends declared divided by net income.

(4)	Efficiency ratio is computed by dividing total noninterest expense (less other real estate owned expense, amortization expense, franchise tax and any nonrecurring items) by the sum of net interest income on a tax equivalent basis and total noninterest income (exclusive of gains and losses from bank investment securities, and nonrecurring items). Chittenden uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(5)	The sum of nonperforming assets (nonaccrual loans, restructured loans, and other real estate owned) divided by the sum of total loans and other real estate owned.

While Chittenden’s management uses non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results and financial condition, these measures should not be construed as a substitute for GAAP measures. Non-GAAP measures should be read and used in conjunction with Chittenden’s reported GAAP operating results and financial information. GAAP refers to generally accepted accounting principles in the United States.

Chittenden Recent Developments

On February 14, 2007, Chittenden issued $125,000,000 aggregate principal amount of its 5.80% Fixed Rate/Floating Rate Subordinated Notes due 2017.

Merrill Merchants

For the Year Ended	2006	2005	2004	2003	2002
	(Dollars in thousands, except per share amounts)
Net income	$6,295	$5,738	$4,907	$4,302	$3,845
Net interest income	17,089	15,770	13,773	12,479	12,463
Non-interest income	5,503	5,206	4,933	4,958	3,910
Non-interest expense	12,773	11,947	10,970	10,495	10,152

Per Common Share (adjusted for 3% stock dividend in 2006)
Basic earnings per share	$1.77	$1.62	$1.37	$1.19	$1.16
Diluted earnings per share	1.76	1.61	1.36	1.18	1.05
Dividends per share	0.72	0.62	0.53	0.44	0.36
Book value per share at year end	10.89	9.71	8.84	8.41	8.09
Stock price:
High	27.50	24.97	24.18	19.97	14.44
Low	22.35	19.52	18.95	13.39	9.75
Close	26.45	23.88	20.35	19.88	13.86

Key Performance Ratios
Return on average equity	17.32%	17.59%	16.06%	14.74%	13.93%
Return on average assets	1.45	1.47	1.36	1.34	1.33
Equity to assets at year end	8.61	8.24	8.50	8.93	9.24
Non-performing assets to total assets	0.32	0.10	0.44	0.18	0.25
Net charge-offs to average loans	0.06	0.06	0.05	0.04	0.07
Efficiency ratio	56.63	57.37	59.29	60.51	62.01
Dividend payout ratio	40.59	38.33	38.32	37.16	31.27

At Year End
Total assets	$449,099	$417,073	$368,690	$342,189	$307,316
Loans	338,880	318,965	282,988	246,512	214,729
Deposits	359,922	331,414	299,782	258,848	238,857
Borrowed funds	45,443	47,008	33,524	49,260	36,932
Shareholders’ equity	38,649	34,352	31,329	30,553	28,388

Unaudited Comparative Per Share Information

The following table presents the unaudited basic and diluted earnings per share and book value per share data for each of Chittenden and Merrill Merchants reflecting the merger of Chittenden and Merrill Merchants (which we refer to as “pro forma” information) and on a historical basis. This information is only a summary and should be read in conjunction with the historical financial data of Chittenden and Merrill Merchants and the separate historical financial statements of Chittenden and Merrill Merchants and related notes included in or incorporated by reference into this document. You should not rely on the pro forma information as being indicative of the results that Chittenden will achieve in the merger.

At and For The Year Ended December 31, 2006

Chittenden Corporation

Earnings Per Share:
Historical—diluted	$1.83
Pro Forma—diluted	1.83

Dividends:
Historical	0.78
Pro Forma (1)	0.80

Book Value:
Historical	14.79
Pro Forma	15.52

Merrill Merchants Bancshares, Inc.

Earnings Per Share:
Historical—diluted	$1.76
Pro Forma—diluted (2)	1.87

Dividends:
Historical	0.72
Pro Forma (2)	0.82

Book Value:
Historical	10.89
Pro Forma (2)	15.83

(1)	No change in dividend policy is expected as a result of the merger. Reflects quarterly dividend rate of $0.20 per share as of the last calendar quarter of 2006.
(2)	Pro forma amount for Chittenden multiplied by 1.02, the exchange ratio.

Comparative Stock Prices and Dividends

Chittenden common stock is listed on the New York Stock Exchange under the trading symbol “CHZ.” Merrill Merchants common stock is quoted on the Nasdaq Global Market under the trading symbol “MERB.” The following table sets forth, for the periods indicated, the high and low sale prices per share of Chittenden common stock as reported on the New York Stock Exchange and the high and low sales prices per share of Merrill Merchants common stock as reported on the Nasdaq Global Market. The table also provides information as to dividends declared per share of Chittenden common stock and Merrill Merchants common stock.

	Chittenden			Merrill Merchants
	High	Low	Dividend per Share	High	Low	Dividend per Share
Calendar Year 2005
First Quarter	$29.03	$25.54	$0.18	$24.97	$20.27	$0.15
Second Quarter	27.70	23.85	0.18	22.72	19.52	0.16
Third Quarter	29.55	25.77	0.18	23.84	20.49	0.16
Fourth Quarter	30.30	24.47	0.18	24.52	22.88	0.17
Calendar Year 2006
First Quarter	29.78	27.00	0.18	24.48	22.35	0.17
Second Quarter	29.44	25.01	0.20	27.50	22.60	0.18
Third Quarter	29.69	24.60	0.20	26.10	22.57	0.18
Fourth Quarter	31.40	28.16	0.20	26.45	23.24	0.19
Calendar Year 2007
First Quarter (through March 26, 2007)	31.96	29.28	0.20	32.41	25.33	0.20

The following table sets forth the high, low and closing sale prices per share of Chittenden common stock as reported on the New York Stock Exchange and Merrill Merchants common stock as reported on the Nasdaq Global Market, on January 18, 2007, the last trading day before the public announcement of the merger agreement, and on March 26, 2007, the last full trading day for which closing prices were available at the time of the printing of this document. The equivalent per share value reflects the value of the Chittenden common stock you would receive for each share of your Merrill Merchants common stock if the merger was completed on those dates, by multiplying the closing price of Chittenden common stock by the stock consideration conversion ratio of 1.02.

	Chittenden			Merrill Merchants			Equivalent Per Share Value of Merrill Merchants Common Stock
	High	Low	Closing	High	Low	Closing
January 18, 2007	$30.12	$29.57	$29.77	$26.92	$26.40	$26.92	$30.37
March 26, 2007	$31.16	$30.69	$31.08	$31.24	$30.97	$30.97	$31.70

The market price of Chittenden common stock is likely to fluctuate prior to the effective time of the merger. You should obtain current market quotations. We cannot predict the future prices for Chittenden common stock.

Chittenden expects that after the completion of the merger, subject to approval and declaration by the Chittenden board of directors, it will continue to declare quarterly cash dividends on shares of its common stock consistent with past practices. The current annualized rate of distributions on the shares of Chittenden common stock is $0.80 per share.

Merrill Merchants expects to continue to declare quarterly cash dividends on Merrill Merchants common stock until the merger is completed, subject to the terms of the merger agreement. On March 20, 2007, Merrill Merchants announced a cash dividend of $0.20 per share payable to shareholders of record on April 13, 2007. Holders of Merrill Merchants common stock will stop receiving cash dividends with respect to shares of Merrill Merchants common stock upon the completion of the merger, when the separate corporate existence of Merrill Merchants will cease. The merger agreement prohibits Merrill Merchants from declaring any stock dividends.

Number of Holders of Common Stock and Number of Shares Outstanding

As of March 23, 2007, there were 214 shareholders of record of Merrill Merchants common stock who held an aggregate of 3,574,602 shares of Merrill Merchants common stock.

As of March 23, 2007, there were 4,211 shareholders of record of Chittenden common stock who held an aggregate of 45,074,570 shares of Chittenden common stock.

Chittenden’s registrar and transfer agent is Computershare Trust Co., Inc. Copies of the governing corporate instruments of Chittenden and Merrill Merchants are available, without charge, by following the instructions listed under the section in this document titled “Where You Can Find More Information” beginning on page 116.

RISK FACTORS

In addition to the other information included in this document and incorporated by reference into this document, you should consider carefully the risk factors described below in deciding how to vote and in making a cash or stock election. An investment in shares of Chittenden common stock involves risk. You should keep these risk factors in mind when you read forward-looking statements in this document and in the documents incorporated by reference into this document. Please refer to the section in this document titled “Special Note Regarding Forward-Looking Statements” on page 26.

Risks Relating to the Merger

You may not receive the form of merger consideration that you elect.

If the merger is completed, each outstanding share of Merrill Merchants common stock will be converted into the right to receive either $31.00 in cash or 1.02 shares of Chittenden common stock, plus cash in lieu of any fractional share. You will have the opportunity to elect to receive all cash, all stock or a combination of cash and stock with respect to the shares of Merrill Merchants common stock that you hold. Your right as a Merrill Merchants shareholder to receive the consideration you elect for your shares is limited because of the allocation procedures set forth in the merger agreement, which are intended to ensure that 40% of the outstanding shares of Merrill Merchants common stock will be converted into the right to receive cash, and 60% of these shares of Merrill Merchants common stock will be converted into the right to receive Chittenden common stock. If the total cash elections by Merrill Merchants shareholders are greater, or less, than the aggregate cash consideration to be paid in the merger, or the total stock elections by Merrill Merchants shareholders are greater, or less, than the aggregate stock consideration to be paid in the merger, you may not receive exactly the form of consideration that you elect and you may receive a pro rata amount of cash and Chittenden common stock. A detailed discussion of the merger consideration provisions of the merger agreement is set forth under the sections titled “The Merger Agreement—Merger Consideration,” “—Election Procedures” and “—Allocation Procedures,” beginning on page 48. We recommend that you carefully read this discussion and the merger agreement attached to this document as Annex A.

The value of the stock consideration will vary with changes in Chittenden’s stock price.

Upon completion of the merger, 60% of the outstanding shares of Merrill Merchants common stock will be converted into shares of Chittenden common stock. The ratio at which the shares will be converted is fixed at 1.02 shares of Chittenden common stock for each share of Merrill Merchants common stock, and there will be no adjustment for changes in the market price of either Merrill Merchants common stock or Chittenden common stock. Any change in the price of Chittenden common stock will affect the aggregate value Merrill Merchants shareholders will receive in the merger. Stock price changes may result from a variety of factors that are beyond the control of Chittenden and Merrill Merchants, including changes in businesses, operations and prospects, regulatory considerations, and general market and economic conditions. Accordingly, at the time of the special meeting and at the time the elections are due, you will not know the exact value of the stock consideration to be received in the merger. In addition, there will be a time period between the completion of the merger and the time at which former Merrill Merchants shareholders receiving stock consideration actually receive stock certificates evidencing their shares of Chittenden common stock. Until stock certificates are received, former Merrill Merchants shareholders may not be able to sell their Chittenden shares in the open market and, therefore, will not be able to avoid losses resulting from any decrease, or secure gains resulting from any increase, in the trading price of Chittenden common stock during this period.

The tax consequences of the merger for Merrill Merchants shareholders will be dependent upon the merger consideration received.

The tax consequences of the merger to you will depend upon the merger consideration that you receive. You generally will not recognize any gain or loss on the conversion of shares of Merrill Merchants common stock solely into shares of Chittenden common stock. However, you generally will be taxed if you receive cash in exchange for your shares of Merrill Merchants common stock or instead of any fractional share of Chittenden common stock. For a detailed discussion of the tax consequences of the merger to Merrill Merchants shareholders generally, see the section in this document titled “Material Federal Income Tax Consequences” beginning on page 67. You should consult your own tax advisors as to the effect of the merger on your specific interests.

The need for regulatory approvals may delay the date of completion of the merger or may diminish the benefits of the merger.

Chittenden is required to obtain the approvals of several bank regulatory agencies prior to completing the merger. Satisfying any requirements of these regulatory agencies may delay the date of completion of the merger. In addition, you should be aware that, as in any transaction, it is possible that, among other things, restrictions on the combined operations of the two companies, including divestitures, may be sought by governmental agencies as a condition to obtaining the required regulatory approvals. This may diminish the benefits of the merger to Chittenden. Chittenden has the right to terminate the merger agreement if a governmental agency, as part of its authorization or approval, imposes any term, condition or restriction upon Chittenden that Chittenden reasonably determines would prohibit or materially limit the ownership or operation by Chittenden of any material portion of Merrill Merchants’ business or assets, or that would compel Chittenden to dispose or hold separate any material portion of Merrill Merchants’ assets.

Chittenden may be unable to successfully integrate Merrill Merchants’ operations and retain Merrill Merchants’ key employees.

The merger involves the integration of two companies that previously operated independently. The difficulties of combining the companies’ operations include:

•	integrating personnel with diverse business backgrounds;

•	integrating departments, systems, operating procedures and information technologies;

•	combining different corporate cultures;

•	retaining existing customers and attracting new customers; and

•	retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company’s businesses and the loss of key personnel. The integration of the two companies will require the experience and expertise of certain of Merrill Merchants’ key employees. We cannot assure you, however, that Chittenden will be successful in retaining these employees for the time period necessary to successfully integrate Merrill Merchants’ operations with those of Chittenden. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies’ operations could have a material adverse effect on the business and results of operations of the combined company.

Unanticipated costs relating to the merger could reduce Chittenden’s future earnings per share.

Chittenden believes that it has reasonably estimated the likely costs of integrating the operations of Chittenden and Merrill Merchants, and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of the combined company. If unexpected costs are incurred, the merger could have a significant dilutive effect on the combined company’s earnings per share. In other words, if the merger is completed, the earnings per share of Chittenden common stock could be less than they would have been if the merger had not been completed.

If the merger is not completed, Merrill Merchants will have incurred substantial expenses without its shareholders realizing the expected benefits.

Merrill Merchants has incurred substantial expenses in connection with the transactions described in this document. If the merger is not completed, Merrill Merchants expects that it will have incurred approximately $500,000 in merger-related expenses. These expenses would likely have a material adverse impact on the financial condition of Merrill Merchants because it would not have realized the expected benefits of the merger. There can be no assurance that the merger will be completed.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire Merrill Merchants.

Until the completion of the merger, Merrill Merchants is prohibited from soliciting, initiating, encouraging, or with some exceptions, considering any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than Chittenden. In addition, Merrill Merchants has agreed to pay a termination fee of $5.5 million to Chittenden in specified circumstances. These provisions could discourage other companies from trying to acquire Merrill Merchants even though those other companies might be willing to offer greater value to Merrill Merchants shareholders than Chittenden has offered in the merger. The payment of the termination fee also could have a material adverse effect on Merrill Merchants’ financial condition.

Former Merrill Merchants shareholders will have limited ability to influence Chittenden’s actions and decisions following the merger.

Following the merger, former Merrill Merchants shareholders will hold less than 5% of the outstanding shares of Chittenden common stock based on the exchange ratio of 1.02 Chittenden shares for each Merrill Merchants share converted into Chittenden common stock. As a result, former Merrill Merchants shareholders will have only limited ability to influence Chittenden’s business. Former Merrill Merchants shareholders will not have separate approval rights with respect to any actions or decisions of Chittenden or have separate representation on Chittenden’s board of directors.

Risks Relating to Chittenden’s Business

Chittenden operates in competitive banking markets and it may not be able to attract and retain banking customers.

Chittenden faces significant competition for banking services in New England, its primary market, and in the local markets, including Maine, in which it operates. Competition in local banking industries may limit its ability to attract and retain customers. Chittenden faces competition from the following:

•	other banking institutions, including larger New England and other commercial banking organizations;

•	savings banks;

•	credit unions;

•	other financial institutions; and

•	non-bank financial service companies serving New England and adjoining areas.

In particular, Chittenden’s competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns. Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits, which enables them to serve the credit needs of larger customers. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits, and range and quality of products and services provided, including new technology-driven products and services. Chittenden also faces competition from out-of-state financial intermediaries that have opened low-end production offices or that solicit deposits in its market areas. If Chittenden is unable to attract and retain banking customers, it may be unable to continue its loan growth and level of deposits and its results of operations and financial condition may otherwise be materially adversely affected.

Fluctuations in interest rates may negatively impact Chittenden’s operating income.

Chittenden’s main source of income from operations is net interest income, which is equal to the difference between the interest income received on loans, investment securities and other interest-bearing assets and the interest expense incurred in connection with deposits, borrowings and other interest-bearing liabilities. Chittenden’s net interest income can be affected by changes in market interest rates. These rates are highly sensitive to many factors beyond Chittenden’s control, including general economic conditions, both domestic and foreign, and the monetary and fiscal policies of various governmental and regulatory authorities. Chittenden has adopted asset and liability management policies to try to minimize the potential adverse effects of changes in interest rates on its net interest income, primarily by altering the mix and maturity of loans, investments and funding sources. However, even with these policies in place, Chittenden cannot assure you that changes in interest rates will not negatively impact its operating results.

An increase in interest rates could have a negative impact on Chittenden’s business by reducing the ability of borrowers to repay their current loan obligations, which could not only result in increased loan defaults, foreclosures and write-offs, but also necessitate further increases to Chittenden’s allowance for loan losses. Increases in interest rates also may reduce the demand for loans and, as a result, the amount of loan and commitment fees. A decrease in rates beyond current levels may also negatively impact Chittenden’s business by reducing net interest margins because Chittenden may be unable to reduce deposit or lending rates on deposit or loans any further. To the extent such a decrease in rates causes the average yield on assets to decrease, Chittenden’s net interest margin may also decrease. In addition, fluctuations in interest rates may result in disintermediation, which is the flow of funds away from depository institutions into direct investments that pay a higher rate of return, and may affect the value of Chittenden’s investment securities and other interest-earning assets.

Defaults in the repayment of loans could adversely affect Chittenden’s profitability.

If Chittenden’s customers default in the repayment of their loans, its profitability could be adversely affected. A borrower’s default on its obligations under one or more of Chittenden’s loans may result in lost principal and interest income and increased operating expenses as a result of the allocation of management time and resources to the collection and work-out of the loan. If collection efforts are unsuccessful or acceptable work-out arrangements cannot be reached, Chittenden may have to write off the loan in whole or in part. Although Chittenden may acquire any real estate or other assets that secure the defaulted loan through foreclosure or other similar remedies, the amount owed under the defaulted loan may exceed the value of the assets acquired.

Chittenden’s allowance for loan losses may be inadequate.

Chittenden’s management will periodically make a determination of its allowance for loan losses based on available information, including the quality of its loan portfolio, economic conditions, the value of the underlying collateral and the level of its non-accruing loans. Increases in this allowance will result in an expense for the period. If, as a result of general economic conditions or an increase in non-performing loans, management determines that an increase in Chittenden’s allowance for loan losses is necessary, Chittenden may incur additional expenses.

In addition, as an integral part of their examination process, bank regulatory agencies periodically review Chittenden’s allowance for loan losses and the value Chittenden attributes to real estate acquired through foreclosure or other similar remedies. These regulatory agencies may require Chittenden to adjust its determination of the value for these items. These adjustments could negatively impact Chittenden’s results of operations or financial condition.

A downturn in the local economies or real estate markets could negatively impact Chittenden’s business.

Because Chittenden serves primarily individuals and smaller businesses located in New England and adjoining areas, the ability of its customers to repay their loans is impacted by the economic conditions in these areas. In particular, because Chittenden will have an increased concentration in Maine following the merger, it will face a greater risk of a negative impact on its business in the event Maine is more severely impacted by negative economic conditions than other local areas. As of December 31, 2006, approximately 72% of Chittenden’s loan portfolio consisted of commercial loans, defined as commercial and industrial, municipal, multi-family, commercial real estate and construction loans. Thus, Chittenden’s results of operations, both in terms of the origination of new loans and the potential default of existing loans, is heavily dependent upon the strength of local businesses.

In addition, a substantial portion of Chittenden’s loans are secured by real estate located primarily in Vermont, Massachusetts, New Hampshire and Maine. Consequently, Chittenden’s ability to originate real estate loans may be impaired by adverse changes in local and regional economic conditions in these real estate markets or by acts of nature. These events could have an adverse effect on the value of Chittenden’s collateral and, due to the concentration of Chittenden’s collateral in real estate, on its financial condition.

Chittenden’s cost of funds may increase as a result of competitive pressures, interest rates or general economic conditions.

Chittenden has traditionally obtained funds principally through deposits and borrowings. As a general matter, deposits are a cheaper source of funds than borrowings, because interest rates paid for deposits are typically less than interest rates charged for borrowings. If, as a result of competitive pressures, market interest rates, general economic conditions or other events, the value of Chittenden’s deposits decreases relative to its overall banking operations, Chittenden may have to rely more heavily on borrowings as a source of funds in the future. Such increased reliance on borrowings could have a negative impact on Chittenden’s results of operations or financial condition.

Chittenden could incur losses due to environmental liabilities associated with its real estate collateral.

In the course of Chittenden’s business, it may in the future acquire through foreclosure properties securing loans that are in default. Particularly in commercial real estate lending, there is a risk that hazardous substances could be discovered on these properties. In this event, Chittenden might be required to remove these substances from the affected properties at its sole cost and expense. The cost of this removal could substantially exceed the value of the affected properties. Chittenden may not have adequate remedies against the prior owners or other responsible parties and could find it difficult or impossible to sell the affected properties, which could adversely affect its financial condition or operating results.

Regulation and legislation may adversely affect Chittenden’s banking operations.

Bank holding companies and state and federally chartered banks operate in a highly regulated environment and are subject to supervision and examination by federal and state regulatory agencies. Chittenden will be subject to the Bank Holding Company Act of 1956, and to regulation and supervision by the Federal Reserve Board, or the FRB. Chittenden’s state chartered banks will be subject to regulation and supervision by the Federal Deposit Insurance Corporation, or FDIC, the applicable state banking authorities, including the Vermont Commissioner of Banking, Insurance, Securities and Health Care Administration, the Maine Superintendent of the Bureau of Financial Institutions and the Massachusetts Commissioner of Banks, and after the merger, the FRB. Chittenden’s national bank subsidiary will be subject to regulation by the Office of the Comptroller of the Currency, or the OCC. The cost of compliance with regulatory requirements may adversely affect Chittenden’s results of operations or financial condition.

Federal and state laws and regulations govern numerous matters including:

•	changes in the ownership or control of banks and bank holding companies;

•	maintenance of adequate capital and the financial condition of a financial institution;

•	permissible types, amounts and terms of extensions of credit and investments;

•	permissible non-banking activities;

•	the level of reserves against deposits; and

•	restrictions on dividend payments.

The FDIC, the OCC, the FRB and state banking authorities possess cease and desist powers to prevent or remedy unsafe or unsound practices or violations of law by banks subject to their regulation, and the FRB possesses similar powers with respect to bank holding companies. These and other restrictions limit the manner in which Chittenden may conduct its business and obtain financing.

Furthermore, Chittenden’s banking business will be affected not only by general economic conditions, but also by the monetary policies of the FRB. Changes in monetary or legislative policies may affect the interest rates Chittenden must offer to attract deposits and the interest rates Chittenden can charge on its loans, as well as the manner in which Chittenden offers deposits and makes loans. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of depository institutions, including Chittenden’s banks.

Chittenden’s failure to qualify under regulatory capital adequacy guidelines could adversely affect its financial condition.

Under regulatory capital adequacy guidelines and other regulatory requirements, Chittenden and its banks must meet guidelines that include quantitative measures of assets, liabilities, and certain off-balance sheet items, subject to qualitative judgments by regulators about components, risk weightings and other factors. If they fail to meet these minimum capital guidelines and other regulatory requirements, their financial condition would be materially and adversely affected and the ability of Chittenden’s banks to pay dividends may be restricted. Their failure to maintain the status of “well capitalized” under their regulatory framework could also affect the confidence of their customers in them, thus compromising their competitive position. In addition, failure to maintain the status of “well capitalized” under their regulatory framework could compromise Chittenden’s eligibility for a streamlined FRB review process for acquisition proposals.

To the extent that Chittenden acquires other companies in the future, its business may be negatively impacted by risks related to those acquisitions.

Chittenden has in the past acquired, and will in the future consider the acquisition of, other banking and related businesses. If Chittenden acquires other companies in the future, its business may be negatively impacted by risks related to those acquisitions. These risks include the following:

•	the risk that the acquired business will not perform in accordance with management’s expectations;

•	the risk that difficulties will arise in connection with the integration of the operations of the acquired business with Chittenden’s operations;

•	the risk that management will divert its attention from other aspects of Chittenden’s business;

•	the risk that Chittenden may lose key employees of the acquired business;

•	the risks associated with entering into geographic and product markets in which Chittenden has limited or no direct prior experience; and

•	the risks of the acquired company that Chittenden may assume in connection with the acquisition.

As a result of these risks, any given acquisition, if and when consummated, may adversely affect Chittenden’s results of operations or financial condition. In addition, because the consideration for an acquisition may involve cash, debt or the issuance of shares of Chittenden common stock and may involve the payment of a premium over book and market values, existing holders of Chittenden common stock could experience dilution in connection with the acquisition.

In addition, Chittenden will record goodwill in connection with the acquisition of Merrill Merchants and is likely to record goodwill and other intangible assets in connection with any acquisitions of other companies. Under Financial Accounting Standards Board Statement No. 142, goodwill and identifiable intangible assets with indefinite lives will no longer be amortized, but will be reviewed at least annually for impairment. Impairment may result from, among other things, deterioration in performance of the acquired company, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of the acquired business, and a variety of other circumstances. Chittenden evaluated its recorded goodwill as of May 31, 2006, and concluded that there was no impairment as of that date. If goodwill is determined to be impaired, Chittenden would be required to record a loss equal to the amount of the impairment. Such a loss could have a material adverse effect on Chittenden’s consolidated financial results for the period in which such charge is taken.

Attractive acquisition opportunities may not be available to Chittenden.

Chittenden will continue to consider the acquisition of other businesses. However, it may not have the opportunity to make suitable acquisitions on favorable terms in the future, which could negatively impact the growth of its business. Chittenden expects that other banking and financial companies will compete with it to acquire compatible businesses. This competition could increase prices for acquisitions that Chittenden would likely pursue, and its competitors may have greater resources than Chittenden. Also, acquisitions of regulated businesses such as banks are subject to various regulatory approvals. If Chittenden fails to receive the appropriate regulatory approvals it will not be able to consummate an acquisition that it believes is in the best interests of the company.

Chittenden’s relative lack of experience and market presence with respect to its non-banking activities could negatively impact its future earnings.

In recent years, Chittenden has expanded its operations into non-banking activities such as insurance-related products and brokerage services. Chittenden may continue to expand its non-banking activities in the future as attractive opportunities arise. Chittenden may not be successful in these non-banking activities due to a lack of market and product knowledge or other industry specific matters or an inability to attract and retain qualified, experienced employees. In addition, Chittenden may have difficulty competing with more established providers of these products and services due to the intense competition in many of these industries and its relatively short history and limited record of performance. Chittenden’s failure to succeed in any of these non-banking activities could negatively impact its future earnings.

Any failure of Chittenden’s communications and information systems could result in a loss of customer business and have a material adverse effect on its results of operations and financial condition.

Chittenden relies heavily on communications and information systems to conduct its business. Any failure or interruptions or breach in security of these systems could result in failures or disruptions in its customer relationship management, general ledger, deposits, servicing or loan origination systems. The occurrence of any of these failures, interruptions or breaches could result in a loss of customer business and have a material adverse effect on Chittenden’s results of operations and financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document, including the information incorporated by reference, contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. Chittenden and Merrill Merchants intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with these safe harbor provisions. You should read statements that contain these words carefully because they discuss the relevant company’s future expectations, contain projections of the relevant company’s future results of operations or financial condition, or state other “forward-looking” information.

There may be events in the future that Chittenden and Merrill Merchants are not able to predict accurately or control and that may cause actual results to differ materially from the expectations described in these forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in this document, including the documents incorporated by reference into this document. These differences may be the result of various factors, including those factors described in the “Risk Factors” section in this document and other risk factors identified from time to time in Chittenden’s and Merrill Merchants’ periodic filings with the Securities and Exchange Commission.

The factors referred to above include many, but not all, of the factors that could impact the relevant company’s ability to achieve the results described in any forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference into this document. You should be aware that the occurrence of the events described above and elsewhere in this document, including the documents incorporated by reference, could harm each company’s business, prospects, operating results or financial condition. Neither Chittenden nor Merrill Merchants undertakes any obligation to update any forward-looking statements as a result of future events or developments.

THE COMPANIES

Chittenden Corporation

Chittenden is a Vermont corporation organized in 1971, and a registered bank holding company under the Bank Holding Company Act of 1956. Through its subsidiaries, Chittenden offers a broad range of financial products and services to individuals, businesses and the public sector, including:

•	commercial, consumer and public sector loans;

•	deposit accounts and services;

•	insurance;

•	brokerage services; and

•	investment and trust services.

Operating throughout New England and adjoining areas, Chittenden’s subsidiary banks include:

•	Chittenden Trust Company, operating under the name Chittenden Bank;

•	The Bank of Western Massachusetts;

•	Flagship Bank and Trust Company;

•	Maine Bank & Trust Company; and

•	Ocean National Bank.

Chittenden Trust Company also operates under the names Chittenden Services Group and Mortgage Service Center, and it owns The Chittenden Insurance Group, an insurance brokerage, and Chittenden Securities, LLC, a registered broker-dealer. At December 31, 2006, Chittenden had total consolidated assets of approximately $6.4 billion, loans of approximately $4.7 billion, deposits of approximately $5.5 billion, and shareholders’ equity of approximately $671.1 million.

Chittenden’s principal executive offices are located at Two Burlington Square, Burlington, Vermont 05402-0820, and its telephone number is (802) 658-4000.

You can find additional information about Chittenden in Chittenden’s filings with the Securities and Exchange Commission referenced in the section in this document titled “Where You Can Find More Information” beginning on page 116.

Merrill Merchants Bancshares, Inc.

Merrill Merchants is a Maine corporation organized in 1992, and a registered financial holding company under the Bank Holding Company Act, by virtue of its ownership of 100% of the outstanding common stock of Merrill Merchants Bank, a Maine-chartered commercial bank. Merrill Merchants Bank conducts a general commercial and retail banking business that includes the acceptance of deposits from the general public and the application of those funds to the origination of a variety of commercial loans, commercial and residential real estate loans, and consumer loans.

Merrill Merchants Bank is headquartered in Bangor, Maine, and maintains 11 banking offices in Bangor, Brewer, Orono, Pittsfield, Orrington, Milford, Holden and Newport, Maine and 14 ATM locations. At December 31, 2006, Merrill Merchants had total consolidated assets of approximately $449.1 million, loans of approximately $338.9 million, deposits of approximately $359.9 million, and shareholders’ equity of approximately $38.6 million. Merrill Merchants Bank also operates a Trust and Investment Services Department, which has grown since inception in April 1994 to $389.0 million in assets under management as of December 31, 2006.

You can find more information about Merrill Merchants in Merrill Merchants’ filings with the SEC referenced in the section in this document titled “Where You Can Find More Information” beginning on page 116.

THE SPECIAL MEETING OF MERRILL MERCHANTS SHAREHOLDERS

Date, Time and Place of the Special Meeting

The special meeting of shareholders of Merrill Merchants will be held at the Bangor Conference Center located at 701 Hogan Road, Bangor, Maine, on Tuesday, May 8, 2007 at 5:00 p.m., local time.

Purpose of the Special Meeting

At the special meeting, Merrill Merchants’ shareholders as of the record date will be asked to consider and vote on the following proposals:

1.	To approve the merger agreement, pursuant to which Merrill Merchants will merge with and into Chittenden, with Chittenden being the surviving corporation;

2.	To approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies, if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement; and

3.	To act upon such other matters as may properly come before the special meeting or any adjournment or postponement of that meeting.

Recommendation of the Merrill Merchants Board of Directors

THE MERRILL MERCHANTS BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT AND THE ADJOURNMENT PROPOSAL.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of Merrill Merchants common stock at the close of business on the record date of March 23, 2007, are entitled to notice of and to vote at the special meeting. As of the record date, there were 3,574,602 shares of Merrill Merchants common stock outstanding, held of record by approximately 214 shareholders. A list of Merrill Merchants shareholders as of the record date will be available for review by any Merrill Merchants shareholder, the shareholder’s agent or attorney at Merrill Merchants’ principal executive offices during regular business hours beginning two business days after notice of the special meeting is given and continuing through the special meeting. Each holder of Merrill Merchants common stock is entitled to one vote for each share of Merrill Merchants common stock he, she or it owned as of the record date.

Quorum; Vote Required

A quorum of Merrill Merchants shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of Merrill Merchants common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. Merrill Merchants will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the special meeting.

The affirmative vote of the holders of at least a majority of the outstanding shares of Merrill Merchants common stock is required to approve the merger agreement. If you do not vote, either in person or by proxy, it will have the same effect as voting against approval of the merger agreement.

Share Ownership of Management

As of the record date, the directors and executive officers of Merrill Merchants and their affiliates collectively owned 1,057,631 shares of Merrill Merchants common stock, or approximately 29.6% of Merrill Merchants’ outstanding shares. These directors and executive officers have executed voting agreements with Chittenden, under which they have agreed to vote their shares in favor of the merger agreement and have granted Chittenden an irrevocable proxy to so vote their shares.

Voting of Proxies

The Merrill Merchants board of directors requests that you return the proxy card accompanying this document for use at the special meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed pre-paid envelope. All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, if no instructions are given, the shares will be voted “FOR” approval of the merger agreement, “FOR” an adjournment of the special meeting to solicit additional proxies, if necessary, and in the proxies’ discretion with respect to such other matters as may properly come before the special meeting or any adjournment or postponement of that meeting.

We do not expect that any matters other than those set forth in the notice for the special meeting will be brought before the meeting. If other matters are properly presented and are within the purpose of the special meeting, however, the persons named as proxies will vote on such matters in such manner as shall be determined by a majority of the Merrill Merchants board of directors.

If you have questions or need assistance in completing or submitting your proxy card, please contact Deborah A. Jordan, Secretary, at the following address and telephone number:

Merrill Merchants Bancshares, Inc.

201 Main Street

Bangor, Maine 04401-0925

(207) 942-4800

How to Revoke Your Proxy

You may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

•	delivering a written notice bearing a date later than the date of your proxy card to the secretary of Merrill Merchants, stating that you revoke your proxy;

•	signing and delivering to the secretary of Merrill Merchants a new proxy card relating to the same shares and bearing a later date; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

You should send any notice of revocation or your completed new proxy card, as the case may be, to Deborah A. Jordan, Secretary, at the following address:

Merrill Merchants Bancshares, Inc.

201 Main Street

Bangor, Maine 04401-0925

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.

Voting in Person

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must bring additional documentation from the broker, bank or other nominee in order to vote your shares.

Abstentions and Broker Non-Votes

Only shares affirmatively voted for approval of the merger agreement, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the merger agreement.

Brokers who hold shares of Merrill Merchants common stock in street name for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer’s shares with respect to the actions proposed in this document without specific instructions from the customer. Proxies submitted by a broker that do not exercise this voting authority are referred to as broker non-votes. If your broker holds your shares of Merrill Merchants common stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this document.

Accordingly, you are urged to mark and return the enclosed proxy card to indicate your vote, or fill out the voter instruction form, if applicable.

Abstentions and broker non-votes will be included in determining the presence of a quorum at the special meeting, but will have the same effect as voting against approval of the merger agreement.

Proxy Solicitation

The enclosed proxy is solicited by and on behalf of the Merrill Merchants board of directors. Merrill Merchants will pay the expenses of soliciting proxies to be voted at the special meeting, except that Merrill Merchants and Chittenden have each agreed to share equally the costs of preparing, printing, filing and mailing this document, other than attorneys’ and accountants’ fees which will be paid by the party incurring the expense. Following the original mailing of the proxies and other soliciting materials, Merrill Merchants and its agents also may solicit proxies by mail, telephone, facsimile or in person. No additional compensation will be paid to directors, officers or other employees of Merrill Merchants for making these solicitations. Merrill Merchants intends to reimburse persons who hold Merrill Merchants common stock of record but not beneficially, such as brokers, custodians, nominees and fiduciaries, for their reasonable expenses in forwarding copies of proxies and other soliciting materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

Dissenters’ Rights

Merrill Merchants is organized as a corporation under Maine law. Under Maine corporate law, Merrill Merchants shareholders who object to the merger do not have any appraisal or dissenters’ rights.

Stock Certificates

You should not send in any certificates representing Merrill Merchants common stock at this time. It is expected that at least 15 business days prior to the anticipated closing date of the merger you will receive instructions for the exchange of certificates representing Merrill Merchants common stock. For more information regarding these instructions, please see the section in this document titled “The Merger Agreement—Election Procedures” beginning on page 48.

Proposal to Approve Adjournment of the Special Meeting

Merrill Merchants is also submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that Merrill Merchants may not have received sufficient votes to approve the merger agreement by the time of the special meeting. In that event, Merrill Merchants would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy card.

The proposal to approve one or more adjournments of the special meeting requires the affirmative vote of holders of a majority of the shares of Merrill Merchants common stock present or represented at the special meeting and entitled to vote on the proposal.

To allow the proxies that have been received by Merrill Merchants at the time of the special meeting to be voted for an adjournment, if necessary, Merrill Merchants is submitting a proposal to approve one or more adjournments, and only under those circumstances, to you for consideration. If the special meeting is adjourned for 30 days or less, Merrill Merchants is not required to give notice of the time and place of the adjourned meeting, unless the board of directors fixes a new record date for the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the merger agreement proposal in the event that there are insufficient votes to approve that proposal. The Merrill Merchants board of directors retains full authority to the extent set forth in its bylaws and Maine law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Merrill Merchants shareholders.

THE MERGER

General

Under the terms and conditions set forth in the merger agreement, Merrill Merchants will be merged with and into Chittenden, with Chittenden being the surviving corporation. At the effective time of the merger, each share of Merrill Merchants common stock outstanding immediately prior to the effective time will, by virtue of the merger and without any action on the part of the shareholder, be converted into the right to receive either:

•	$31.00 in cash (which is referred to as the cash consideration); or

•	1.02 shares of Chittenden common stock, plus cash in lieu of any fractional share (which is referred to as the stock consideration).

You will have the opportunity to elect the form of consideration to be received for all shares of Merrill Merchants common stock that you hold, subject to allocation procedures set forth in the merger agreement. You may elect to receive a portion of your merger consideration in cash and the remaining portion in shares of Chittenden common stock. The allocation procedures included in the merger agreement are intended to ensure that 40% of the outstanding shares of Merrill Merchants common stock immediately prior to the effective time of the merger will be converted into the right to receive cash, and 60% of these shares of Merrill Merchants common stock will be converted into the right to receive shares of Chittenden common stock. Shares of Merrill Merchants common stock held by Chittenden or Merrill Merchants, other than in a fiduciary capacity, will not be converted into the right to receive the merger consideration upon consummation of the merger.

Background of the Merger

The board of directors of Merrill Merchants and its senior management have regularly reviewed Merrill Merchants’ strategic alternatives and assessed various opportunities for increasing long-term shareholder value, including opportunities for enhancing earnings internally, opportunistic de novo branching, and acquiring and/or affiliating with other financial institutions. Since 1999, the Merrill Merchants board of directors considered, on seven occasions, entering into transactions as an acquirer or as a merger of equals. Included in the board of directors’ consideration of such potential transactions were periodic assessments by Keefe, Bruyette & Woods, Inc., or KBW, and other financial advisors, and by Merrill Merchants’ management of Merrill Merchants’ financial performance and return to shareholders, stock trading patterns and trends in the financial marketplace, including merger and acquisition activity, both local and nationwide. In addition, these reviews often included a discussion of the board’s fiduciary duties with Thacher Proffitt & Wood LLP, or Thacher Proffitt, Merrill Merchants’ special legal counsel.

On March 1, 2005, initial contact between Chittenden and Merrill Merchants occurred at an informal meeting that included Chittenden’s Chairman, President and Chief Executive Officer, Paul A. Perrault, Merrill Merchants’ Chairman and Chief Executive Officer, Edwin N. Clift, and William C. Bullock, Jr., a member of the Merrill Merchants board of directors and, until 2004, Merrill Merchants’ Chairman. No terms were proposed during the informal conversation and no formal next steps followed the conversation.

On April 12, 2006, Chittenden’s Chairman, President and Chief Executive Officer made a personal visit to Bangor and met with Merrill Merchants’ senior management.

On April 26, 2006, Chittenden’s Chairman, President and Chief Executive Officer submitted to Merrill Merchants’ Chairman and Chief Executive Officer a letter outlining the informal terms of a potential transaction with Merrill Merchants. The letter outlined a proposal to purchase Merrill Merchants at a per share price of $30.00. The Merrill Merchants board of directors met on May 18, 2006 and declined to pursue Chittenden’s offer, but indicated that it would be open to further discussions with Chittenden.

On October 23, 2006, Chittenden submitted a letter outlining the informal terms of a potential transaction to Merrill Merchants. On November 16, 2006, the Merrill Merchants board of directors met to discuss Chittenden’s letter and authorized Merrill Merchants’ Chairman and Chief Executive Officer to continue negotiations with Chittenden.

Merrill Merchants submitted a letter response to Chittenden’s letter on November 28, 2006. On December 4, 2006, Chittenden’s Chairman, President and Chief Executive Officer and Merrill Merchants’ Chairman and Chief Executive Officer met to discuss, on an informal basis, the terms proposed in Merrill Merchants’ letter response.

On December 8, 2006, Chittenden submitted a non-binding expression of interest to Merrill Merchants. On December 21, 2006, the Merrill Merchants board of directors responded by authorizing Merrill Merchants’ Chairman and Chief Executive Officer to continue negotiations with Chittenden.

On January 2, 2007, Chittenden submitted a revised non-binding expression of interest. Chittenden’s January 2, 2007 expression of interest outlined a proposal to purchase Merrill Merchants for 60% stock and 40% cash in an amount equivalent to a $31.00 per share price assuming that all vested options for Merrill Merchants stock would be cancelled for cash payment. On January 3, 2007, Chittenden’s Chairman, President and Chief Executive Officer was advised that Merrill Merchants might have a sincere interest in exploring a transaction. On January 4, 2007, Merrill Merchants executed a confidentiality agreement with Chittenden.

On January 5, 2007, Merrill Merchants’ board formally engaged KBW to serve as financial advisor, primarily for the purpose of providing Merrill Merchants with a fairness opinion in connection with a potential transaction with Chittenden.

Chittenden conducted due diligence at the offices of Berry, Dunn, McNeil & Parker, Merrill Merchants’ independent registered public accounting firm, on January 8, 9 and 10, 2007. On January 11, 2007, Merrill Merchants and their advisors conducted telephonic management interviews of Chittenden’s Chairman, President and Chief Executive Officer; Executive Vice President, Treasurer, and Chief Financial Officer; Senior Vice President and Chief Credit Policy Officer; and Senior Vice President and General Counsel. Merrill Merchants and their advisors conducted due diligence at the offices of Chittenden on January 12, 2007.

On January 8, 2007, Chittenden’s counsel circulated an initial draft of the merger agreement. Through January 18, 2007, the parties and their advisors negotiated the terms of the merger agreement.

On January 12, 2007, Merrill Merchants’ board of directors held a special meeting to discuss the terms of the transaction with Chittenden. Thacher Proffitt participated in the special meeting by telephone.

On January 18, 2007, at its regular meeting, the Merrill Merchants board of directors discussed the final terms of the transaction with Chittenden. At this meeting, KBW and Thacher Proffitt updated the Merrill Merchants board on the material terms that had been resolved and discussed the interests of certain persons in the proposed transaction. Thacher Proffitt reviewed for the Merrill Merchants board of directors the material terms of the merger agreement, as well as the voting agreement to be entered into by each of the directors and executive officers of Merrill Merchants, and the legal duties of the Merrill Merchants board of directors with respect to the Merrill Merchants shareholders. KBW delivered its oral opinion (subsequently confirmed in writing) that, as of the date of its opinion and based upon and subject to the considerations described in its opinion, the per share merger consideration offered by Chittenden was “fair” from a financial point of view to Merrill Merchants shareholders. Accordingly, the Merrill Merchants board of directors unanimously approved the merger agreement and the transactions contemplated by that agreement.

On the evening of January 18, 2007, the parties executed the merger agreement. On the morning of January 19, 2007, the parties issued a joint press release publicly announcing the transaction.

Merrill Merchants’ Reasons for the Merger

In reaching its decision to approve the merger agreement and the related transactions, the Merrill Merchants board of directors consulted with senior management, its financial advisor, KBW, and its legal counsel, Thacher Proffitt, and considered a number of factors, including, among others, the following, which are not presented in order of priority:

•

a review of the historical financial statements of Merrill Merchants and Chittenden and certain other internal information, primarily financial in nature, relating to the respective businesses, earnings and balance sheets of Merrill Merchants and Chittenden;

•

the respective business strategies of Merrill Merchants and Chittenden, prospects for the future, including expected financial results, and expectations relating to the proposed merger, based on discussions with management of Merrill Merchants and Chittenden;

•	the current and prospective regulatory and interest rate environment in which Merrill Merchants operates;

•

the merger consideration offered and the belief of the Merrill Merchants board of directors that the merger consideration is fair and that the mixture of stock and cash is favorable and will result in long-term value and increased liquidity for Merrill Merchants shareholders;

•

the fact that Merrill Merchants shareholders would have the opportunity to elect to receive shares of Chittenden common stock or cash (subject to the requirement that 40% of the outstanding Merrill Merchants common stock will be exchanged for cash and 60% will be exchanged for shares of Chittenden common stock);

•

the fact that the transaction is expected to be tax-free to Merrill Merchants shareholders to the extent that they receive Chittenden common stock in exchange for their shares of Merrill Merchants common stock;

•	the ability of Chittenden to pay the merger consideration;

•

the fact that Merrill Merchants Bank will retain its name, senior management team, board of directors (with one additional member of Chittenden’s choosing) and operate as an independent entity within its local community;

•

the business and future prospects of Chittenden and view of the Merrill Merchants board of directors of the quality of Chittenden common stock as a potential investment for Merrill Merchants shareholders;

•	the geographic fit of branch networks of Merrill Merchants and Chittenden;

•

the anticipated effect of the acquisition on Merrill Merchants’ employees (including the fact that Merrill Merchants’ employees who do not continue as employees of Chittenden will be entitled to receive severance benefits);

•	the effect on Merrill Merchants’ customers and the communities served by Merrill Merchants;

•

the terms of the merger agreement, including the representations and warranties of the parties, the covenants, the consideration, the benefits to Merrill Merchants’ employees, employee and executive termination benefits, and the circumstances under which the Merrill Merchants board of directors may consider a superior proposal;

•	the likelihood of obtaining the necessary regulatory approvals; and

•	a review of the prospects of Merrill Merchants remaining independent.

Based on the factors described above, the Merrill Merchants board of directors determined that the merger is advisable and in the best interests of Merrill Merchants shareholders and unanimously approved the merger agreement. In reaching its determination to approve and recommend the merger agreement, the Merrill

Merchants board of directors did not assign any specific or relative weights to any of the factors listed above. The Merrill Merchants board of directors weighed these factors against the potential risks of the merger. These risks are discussed in the section of this document titled “Risk Factors—Risks Relating to the Merger” beginning on page 19.

Recommendation of the Merrill Merchants Board of Directors

THE MERRILL MERCHANTS BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT.

Chittenden’s Reasons for the Merger

In reaching its decision to approve the merger agreement and related transactions, the Chittenden board of directors consulted with senior management and Chittenden’s advisors, and considered a number of factors, including, among others, the following, which are not presented in order of priority:

•	information concerning the business, operations, financial condition, earnings and prospects of each of Chittenden and Merrill Merchants as separate entities and on a combined basis;

•	its understanding of the current environment in the financial services industry, including continued consolidation, and current financial market conditions;

•	the compatibility of the businesses, operations and cultures of the two companies, particularly with respect to meeting local banking needs;

•	the increase in Chittenden’s market presence in Maine, especially the Greater Bangor market, that would result from the merger;

•	the pro forma financial effects of the proposed transaction, including the balanced loan portfolio and diversified sources of funding of the combined company on a pro forma basis;

•	the anticipated operational cost savings through shared overhead and services with Chittenden’s other banks;

•	the terms and conditions of the merger agreement, including the financial terms, and the structure of the merger;

•	the expected treatment of the merger as a “reorganization” for federal income tax purposes;

•	the ability to complete the merger, including the conditions to the merger requiring receipt of necessary regulatory approvals in accordance with the terms of the merger agreement;

•	the challenges of combining the businesses of two corporations, including Chittenden’s past experience in this regard; and

•	the potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger.

The foregoing discussion of the information and factors considered by the Chittenden board of directors is not intended to be exhaustive, but is believed to include all material factors considered by the Chittenden board. In view of the wide variety of factors considered by the Chittenden board, the Chittenden board did not find it practicable to assign any specific or relative weights to the factors considered. In addition, the Chittenden board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of the Chittenden board may have given different weight to different factors. However, after taking into account all of the factors set forth above, the Chittenden board unanimously approved the merger agreement.

There can be no assurance that the potential synergies or opportunities considered by the Chittenden board will be achieved through completion of the merger. See the section of this document titled “Risk Factors—Risks Relating to the Merger” beginning on page 19.

Fairness Opinion of Merrill Merchants’ Financial Advisor

On January 5, 2007, Merrill Merchants engaged Keefe, Bruyette & Woods, Inc., or KBW, to act as its financial advisor in connection with the transaction. KBW agreed to assist Merrill Merchants in analyzing, structuring, negotiating and effecting a transaction with Chittenden. Merrill Merchants selected KBW because KBW is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with Merrill Merchants and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

On January 18, 2007, the Merrill Merchants board of directors held a meeting to evaluate the proposed merger of Merrill Merchants with and into Chittenden. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered an oral opinion (subsequently confirmed in writing) to Merrill Merchants as to the fairness from a financial point of view of the consideration to be offered in the merger.

The text of KBW’s written opinion is attached as Annex C to this document and is incorporated in this document by reference. You are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by KBW.

KBW’s opinion is directed to the Merrill Merchants board of directors and addresses only the fairness, from a financial point of view, of the consideration offered in the merger. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Merrill Merchants shareholder as to how the shareholder should vote at the special meeting on the merger agreement or any related matter.

In arriving at its opinion, KBW has reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Merrill Merchants and Chittenden and the merger.

In the course of its engagement as financial advisor, KBW has, among other things:

•	reviewed the merger agreement;

•	reviewed the annual reports to shareholders and annual reports on Form 10-K for the three years ended December 31, 2003, 2004 and 2005 for Merrill Merchants;

•	reviewed the annual reports to shareholders and annual reports on Form 10-K for the three years ended December 31, 2003, 2004 and 2005 for Chittenden;

•	reviewed certain interim reports and quarterly reports on Form 10-Q and certain other communications from Merrill Merchants to its shareholders;

•	reviewed certain interim reports and quarterly reports on Form 10-Q and certain other communications from Chittenden to its shareholders;

•	reviewed other financial information concerning the businesses and operations of Merrill Merchants and Chittenden furnished to KBW by Merrill Merchants, Chittenden, and representatives of Chittenden;

•	held discussions with senior management of Merrill Merchants and Chittenden with respect to their past and current business operations, regulatory matters, financial condition and future prospects;

•	reviewed and studied the historical stock prices and trading volumes of the common stock of Merrill Merchants and Chittenden;

•

reviewed the pro forma financial impact of the merger on Chittenden, based on assumptions relating to transaction costs, purchase accounting adjustments, synergies and financing costs determined by the senior management of Merrill Merchants and Chittenden;

•

analyzed certain publicly-available information of other financial institutions that KBW deemed comparable or otherwise relevant to its inquiry, and compared Merrill Merchants and Chittenden from a financial point of view with certain of those institutions;

•	reviewed the financial terms of certain recent business combinations in the banking industry that KBW deemed comparable or otherwise relevant to its inquiry; and

•	conducted such other financial studies, analyses and investigations and reviewed such other information as KBW deemed appropriate to enable it to render its opinion.

In conducting its review and arriving at its opinion, KBW has relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available. KBW has not assumed any responsibility for independently verifying the accuracy or completeness of any such information. With respect to anticipated transaction costs, purchase accounting adjustments, expected synergies, financing costs and other information prepared by and/or reviewed with the management of Merrill Merchants and Chittenden and used by KBW in its analyses, Merrill Merchants’ and Chittenden’s management confirmed to KBW that they reflected the best currently available estimates and judgments of the respective management with respect thereto and KBW assumed that such performances would be achieved. KBW expresses no opinion as to such matters or the assumptions on which they are based. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW has assumed, with Merrill Merchants’ consent, that the aggregate allowances for loan and lease losses for Merrill Merchants and Chittenden are adequate to cover such losses. In rendering its opinion, KBW has not made or obtained any evaluations or appraisals of the property of Merrill Merchants or Chittenden, nor has KBW examined any individual credit files.

In connection with rendering its opinion, KBW also has assumed that there has been no change material to its analysis in Merrill Merchants’ or Chittenden’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to KBW. KBW also has assumed in all respects material to its analysis that Merrill Merchants and Chittenden will remain as going concerns for all periods relevant to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to the merger agreement will perform all of the covenants required to be performed by such party under the merger agreement, that the conditions precedent in the merger agreement are not waived and that the merger will qualify as a tax-free “reorganization” for federal income tax purposes. KBW also has assumed that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings and related expenses expected to result from the merger.

KBW has considered such financial and other factors as it has deemed appropriate under the circumstances, including, among others, the following: (1) the historical and current financial position and results of operations of Merrill Merchants and Chittenden; (2) the assets and liabilities of Merrill Merchants and Chittenden; and (3) the nature and terms of certain other merger transactions involving financial institutions. KBW also has taken into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the financial services industry generally. KBW’s opinion is necessarily based upon conditions as they exist and can be evaluated on the date of this document and the information made available to KBW through the date of this document. Events occurring after the date of this document could materially affect this opinion. KBW has not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date of this document.

KBW further assumed that the merger will be accounted for as a purchase under generally accepted accounting principles, and that the merger will qualify as a tax-free “reorganization” for U.S. federal income tax purposes. KBW’s opinion is not an expression of an opinion as to the prices at which shares of Merrill Merchants common stock or Chittenden common stock will trade following the announcement of the merger or the actual value of the Chittenden common shares when issued pursuant to the merger, or the prices at which the Chittenden common shares will trade following the completion of the merger.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of KBW, Merrill Merchants and Chittenden. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Merrill Merchants board of directors in making its determination to adopt the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Merrill Merchants board of directors or management of Merrill Merchants with respect to the fairness of the consideration offered in the merger.

Summary of Analyses by KBW. The following is a summary of the material analyses presented by KBW to the Merrill Merchants board of directors on January 18, 2007, in connection with its opinion. The summary is not a complete description of the analyses underlying the KBW opinion or the presentation made by KBW to the Merrill Merchants board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not provide a complete description of the financial analyses.

Transaction Overview. KBW presented a summary of transaction terms and pricing information. KBW noted that the consideration in the transaction was structured so that each outstanding share of Merrill Merchants common stock is to be converted into the right to receive $31.00 in cash or 1.02 shares of Chittenden common stock. Merrill Merchants shareholders have the right to elect either cash or stock with the constraint that the overall transaction must be consummated with 60% of the Merrill Merchants shares being exchanged for Chittenden common stock and 40% being exchanged for cash. The aggregate deal value to Merrill Merchants common shareholders was $110.2 million, based on Chittenden’s closing price of $30.02 on January 17, 2007.

Contribution Analysis. KBW analyzed the relative contributions of Chittenden and Merrill Merchants to the pro forma balance sheet and income statement items of the combined entity, including assets, gross loans, deposits, common equity, tangible common equity, 2006 net income, estimated 2007 net income, estimated 2008 net income, estimated 2008 net income with estimated cost savings added to Merrill Merchants’ net income total, and market capitalization. KBW compared the relative contribution of balance sheet and income statement items with the pro forma ownership for Chittenden and Merrill Merchants based on the 60% stock / 40% cash consideration and on the theoretical ownership Merrill Merchants would have received in a 100% stock transaction based on the 1.02 Chittenden common share per Merrill Merchants common share exchange ratio. Balance sheet data was as of December 31, 2006 and market capitalization data was based on January 17, 2007 closing prices. The results of KBW’s analysis are set forth in the following table.

Category	Chittenden	Merrill Merchants
Total Assets	93%	7%
Gross Loans Held for Investment	93%	7%
Total Deposits	94%	6%
Common Equity	95%	5%
Tangible Common Equity	92%	8%

2006 GAAP Net Income	93%	7%
2007 Estimated GAAP Net Income	93%	7%
2008 Estimated GAAP Net Income	94%	6%
2008 Estimated GAAP Net Income With Cost Saves	93%	7%

Market Capitalization	94%	6%

Pro Forma Ownership (60% stock / 40% cash)	96%	4%
Pro Forma Ownership (100%)	93%	7%

Forecasted Pro Forma Financial Analysis. KBW analyzed the estimated financial impact of the merger on Chittenden’s earnings per share and cash earnings per share for the years 2007 and 2008. Cash earnings per share is determined by adding per share amortization of acquisition-related intangible assets to earnings per share. In the course of this analysis, KBW used an average of nine nationally recognized research analysts’ estimates of 2007 and 2008 earnings per share for Chittenden and internal estimates for Merrill Merchants. KBW further assumed, based on management forecasts, that the merger will result in cost savings. The analysis indicated that the transaction is expected to be accretive to Chittenden’s GAAP earnings per share and cash earnings per share in both 2007 and 2008.

Furthermore, the analysis indicated that Chittenden’s leverage ratio, tier one risk based capital ratio and total capital ratio would all remain well above regulatory minimums for well capitalized institutions. This analysis was based on internal projections provided by Merrill Merchants’ and Chittenden’s senior management teams. For all of the above analysis, the actual results achieved by Chittenden following the merger may vary from the projected results, and the variations may be material.

Discounted Cash Flow Analysis. KBW performed an analysis of the discounted cash flow value of a share of Merrill Merchants based on a five-year projection of Merrill Merchants earnings per share. KBW assumed an estimated earnings per share value in 2007 for Merrill Merchants and assumed that earnings per share in future periods would grow at a range of growth rates. A constant dividend payout ratio based on the current $0.76 annualized dividends per share rate was applied. In 2011, it was assumed that a share of Merrill Merchants common stock would have value equal to that obtained by multiplying 2011 earnings per share by a range of terminal multiples. The dividends paid annually through 2011 and terminal value in 2011, collectively represented as cash flows, were discounted at a discount rate of 12.1%.

KBW presented a sensitivity table depicting discounted cash flow values based on post 2007 earnings per share growth rates of 4% to 10% and terminal multiples from 13.0 to 19.0 times. An estimated 2007 earnings per share for Merrill Merchants of $1.77 produced a range of values from $18.11 to $31.03.

KBW stated that the discounted cash flow analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Merrill Merchants common stock.

Selected Transaction Analysis. KBW reviewed publicly-available information related to other New England bank and thrift transactions.

The comparable transactions included acquisitions of New England banks announced after January 1, 2003, with announced transaction values between $20 and $300 million. The transactions included in the group were:

Acquirer	Acquiree

Merrimack Bancorp MHC

New Hampshire Thrift Bancshares, Inc.

New England Bancshares, Inc.

Gardiner Savings Institution, FSB

NewAlliance Bancshares, Inc.

UCBH Holdings, Inc.

NewAlliance Bancshares, Inc.

First National Lincoln Corporation

Webster Financial Corporation

Banknorth Group, Inc.

Banknorth Group, Inc.

Royal Bank of Scotland Group, Plc

South Shore Savings Bank

Webster Financial Corporation

Bow Mills Bank & Trust

First Brandon Financial Corporation

First Valley Bancorp, Inc.

First Citizens Bank

Westbank Corporation

Asian American Bank & Trust Company

Cornerstone Bancorp, Inc.

FNB Bankshares

First City Bank

CCBT Financial Companies Inc.

First & Ocean Bancorp

Community Bancorp, Inc.

Horizon Bank & Trust Company

North American Bank & Trust Company

The results of this comparison are set forth in the following table. The pricing multiples calculated for this transaction were based on the blended value per share of Merrill Merchants, assuming 60% of Merrill Merchants shares were exchanged for 1.02 Chittenden shares valued at $30.02 on January 17, 2007 and 40% received $31.00 in cash, of $30.77.

Pricing Measure	Chittenden / Merrill Merchants Transaction		Transaction Average		Transaction Median
Price / Last Twelve Months EPS	17.5	x	24.4	x	24.2	x
Price / Book	283%		221%		218%
Price / Tang. Book	286%		227%		218%
Core Deposits Premium	25.2%		14.8%		15.1%
1 Month Market Premium	18.2%		48.1%		35.1%
Target Return on Avg. Assets	1.6%		0.8%		0.8%

Merrill Merchants Peer Group Analysis. Using publicly available information, KBW compared the financial performance, financial condition, and market valuations of Merrill Merchants to banks based in New England with assets between $300 million and $3 billion.

Companies included in the Merrill Merchants peer group were:

Independent Bank Corp.

Washington Trust Bancorp, Inc.

Camden National Corporation

Century Bancorp, Inc.

Bancorp Rhode Island, Inc.

Merchant Bancshares, Inc.

First National Lincoln Corporation

Enterprise Bancorp, Inc.

Wainwright Bank & Trust Company

Bar Harbor Bankshares

Northway Financial, Inc.

Patriot National Bancorp, Inc.

Slade’s Ferry Bancorp

Northeast Bancorp

Beverly National Corporation

Salisbury Bancorp, Inc.

Union Bankshares, Inc.

To perform this analysis, KBW used financial information as of and for the quarter ended December 31, 2006 for Merrill Merchants and the quarter ended September 30, 2006 for the peer institutions. Market price information was as of January 17, 2006 and earnings estimates were taken from First Call, a nationally recognized earnings estimate consolidator for peer institutions.

KBW’s analysis showed the following concerning Merrill Merchants’ financial performance:

Performance Measure	Merrill Merchants	Bank Peer Group Average	Bank Peer Group Median
Core Return on Assets	1.57%	0.87%	0.90%
Core Return on Equity	18.56%	11.30%	10.60%
Net Interest Margin	4.16%	3.57%	3.69%
Fee Income / Total Revenue	24.7%	21.1%	20.2%
Efficiency Ratio	54.7%	67.4%	65.9%

KBW’s analysis showed the following concerning Merrill Merchants’ financial condition:

Performance Measure	Merrill Merchants	Bank Peer Group Average	Bank Peer Group Median
Equity / Assets	8.61%	8.25%	7.61%
Tangible Equity / Tangible Assets	8.52%	7.42%	6.89%
Loans / Deposits	94.2%	93.3%	97.3%
Loan Loss Reserve / Gross Loans	1.21%	1.15%	1.16%
Non Performing Assets / Loans + Other Real Estate Owned	0.42%	0.36%	0.30%
Net Charge Offs / Average Loans	0.14%	0.04%	0.00%

KBW’s analysis showed the following concerning Merrill Merchants’ market valuation:

Valuation Metric	Merrill Merchants		Bank Peer Group Average		Bank Peer Group Median
One Year Stock Performance	14.4%		8.4%		-2.9%
Stock Price / Book Value per Share	2.43	x	1.73	x	1.59	x
Stock Price / Tangible Book Value per Share	2.46	x	1.96	x	1.81	x
Stock Price / Last Twelve Months EPS	15.1	x	18.3	x	15.4	x
Stock Price / 2006 Est. EPS	15.1	x	19.8	x	15.8	x
Stock Price / 2007 Est. EPS	15.0	x	18.6	x	14.7	x
Dividend Yield	2.9%		2.6%		2.4%

Chittenden Peer Group Analysis. Using publicly-available information, KBW compared the financial performance, financial condition, and market valuations of Chittenden to banks based in the Northeast with assets between $5 billion and $10 billion.

Companies included in the Chittenden peer group were:

Susquehanna Bancshares, Inc.

Provident Bankshares Corporation

First Commonwealth Financial Corporation

F.N.B. Corporation

National Penn Bancshares, Inc.

NBT Bancorp, Inc.

To perform this analysis, KBW used financial information as of and for the quarter ended December 31, 2006 for Chittenden and the quarter ended September 30, 2006 for the peer institutions. Market price information was as of January 17, 2007 and earnings estimates were taken from First Call, a nationally recognized earnings estimate consolidator for peer institutions.

KBW’s analysis showed the following concerning Chittenden’s financial performance:

Performance Measure	Chittenden	Bank Peer Group Average	Bank Peer Group Median
Core Return on Assets	1.39%	1.18%	1.19%
Core Return on Equity	13.20%	12.68%	12.86%
Net Interest Margin	4.29%	3.60%	3.63%
Fee Income / Total Revenue	21.99%	30.0%	29.5%
Efficiency Ratio	54.6%	57.7%	56.8%

KBW’s analysis showed the following concerning Chittenden’s financial condition:

Performance Measure	Chittenden	Bank Peer Group Average	Bank Peer Group Median
Equity / Assets	10.43%	9.60%	9.61%
Tangible Equity / Tangible Assets	7.10%	5.93%	5.99%
Loans / Deposits	85.7%	91.8%	91.0%
Loan Loss Reserve / Gross Loans	1.35%	1.30%	1.22%
Non Performing Assets / Loans + Other Real Estate Owned	0.43%	0.51%	0.45%
Net Charge Offs / Average Loans	0.17%	0.15%	0.16%

KBW’s analysis showed the following concerning Chittenden’s market valuation:

Valuation Metric	Chittenden		Bank Peer Group Average		Bank Peer Group Median
One Year Stock Performance	2.4%		1.9%		2.2%
Stock Price / Book Value per Share	2.04	x	1.79	x	1.76	x
Stock Price / Tangible Book Value per Share	3.11	x	3.10	x	3.01	x
Stock Price / Last Twelve Months EPS	16.4	x	15.9	x	14.8	x
Stock Price / 2006 Est. EPS	16.4	x	15.8	x	15.6	x
Stock Price / 2007 Est. EPS	15.6	x	15.2	x	14.8	x
Dividend Yield	2.7%		4.1%		3.7%

The Merrill Merchants board of directors has retained KBW as an independent contractor to act as financial advisor to Merrill Merchants regarding the merger. As part of its investment banking business, KBW is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Merrill Merchants and Chittenden. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Merrill Merchants and Chittenden for KBW’s own account and for the accounts of its customers.

Merrill Merchants and KBW have entered into an agreement relating to the services to be provided by KBW in connection with the merger. For the services described above, Merrill Merchants agreed to pay KBW a cash fee of $50,000 concurrently with the execution of a definitive agreement contemplating the consummation of the transaction, and upon the mailing of this document, a cash fee of $50,000. Merrill Merchants will also pay to KBW at the time of closing a cash fee equal to $175,000. Under the KBW engagement agreement, Merrill Merchants also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws.

Accounting Treatment

The merger will be accounted for under the purchase method of accounting under accounting principles generally accepted in the United States. Under this method, Merrill Merchants’ assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of Chittenden. Any excess of the purchase price for Merrill Merchants over the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” issued in July 2001, the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by Chittenden in connection with the merger will be amortized to expense in accordance with these rules. The financial statements of Chittenden issued after the merger will reflect the results attributable to the acquired operations of Merrill Merchants beginning on the date of completion of the merger. The unaudited per share pro forma financial information contained in this document has been prepared using the purchase method of accounting. See “Summary—Unaudited Comparative Per Share Information” beginning on page 16.

Post-Closing Capitalization

Following the merger, Chittenden will have approximately 47.3 million shares of common stock outstanding. Shareholders of Chittenden before the merger will own approximately 95.3% of the total shares outstanding after the merger and Merrill Merchants’ current shareholders will own approximately 4.7%.

All of the numbers and percentages calculated above are based on the outstanding shares as of the record date and do not take into account the exercise of any outstanding stock options or warrants or the conversion of any convertible security that would result in the issuance of additional common stock of Chittenden.

Restrictions on Resale of Chittenden Common Stock by Affiliates

The shares of Chittenden common stock to be received by Merrill Merchants shareholders in the merger have been registered under the Securities Act of 1933 on the registration statement of which this document is a part and, except as described in this paragraph, may be freely traded without restriction. The shares of Chittenden common stock to be issued in the merger and received by persons who are considered to be “affiliates,” as that term is used in Rule 145 under the Securities Act, of Merrill Merchants before the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or pursuant to an exemption from the registration requirements of the Securities Act. Affiliates of Merrill Merchants for this purpose include individuals or entities that control, are controlled by, or are under common control with Merrill Merchants and are expected to include the directors and executive officers of Merrill Merchants and certain entities affiliated with these directors and executive officers. These affiliates or their brokers risk being characterized as “underwriters” when they sell shares of Chittenden common stock received in the merger. The U.S. securities laws require registration of shares sold by underwriters. An affiliate and its broker can avoid being characterized as an underwriter and, therefore, avoid the Securities Act registration requirements by selling shares in compliance with Rule 145. This document does not cover resales of Chittenden common stock received by any person upon the effectiveness of the merger, and no person is authorized to make any use of this document in connection with any such resale.

Merrill Merchants has agreed to use its reasonable best efforts to cause each person who may be deemed an affiliate of Merrill Merchants for purposes of Rule 145 to deliver to Chittenden a letter agreement intended to ensure compliance with the Securities Act with respect to the resale of the shares of Chittenden common stock received by such affiliates in the merger.

Delisting and Deregistration of Merrill Merchants Common Stock Following the Merger

If the merger is completed, Merrill Merchants’ common stock will be delisted from the Nasdaq Global Market and will be deregistered under the Securities Exchange Act of 1934.

Listing of Chittenden Common Stock to be Issued in the Merger

The listing on the New York Stock Exchange of the shares of Chittenden common stock to be issued in the merger is a condition to the closing of the merger.

INTERESTS OF MERRILL MERCHANTS’ DIRECTORS AND OFFICERS IN THE MERGER

Some of the members of Merrill Merchants’ management and board of directors may be deemed to have interests in the merger that are in addition to or different from their interests as shareholders of Merrill Merchants generally. The Merrill Merchants board of directors was aware of these interests and considered them in recommending that Merrill Merchants shareholders approve the merger agreement and the transactions contemplated by the merger agreement.

Employment Agreements and Settlement Agreements

Merrill Merchants currently has an employment agreement with William C. Bullock, Jr., a director of Merrill Merchants and the former chairman of Merrill Merchants and Merrill Merchants Bank since their inception. This agreement provides for a lump sum payment of $48,000 payable upon the closing of the transactions contemplated by the merger agreement. In addition, this agreement provides for the payment of an annual salary of $24,000 through April 2007 and a $24,000 annual payment thereafter for the remainder of Mr. Bullock’s life or his spouse, whichever survives. These payments are unrelated to the merger agreement and the transactions contemplated by the merger agreement.

Merrill Merchants Bank has also entered into employment agreements with each of its executive officers, Edwin N. Clift, William P. Lucy and Deborah A. Jordan, and other Merrill Merchants Bank officers to secure their services to Merrill Merchants Bank in their current positions. The employment agreements may be renewed annually after a review of each executive’s performance and provide for minimum salaries for each executive officer and employee. The employment agreements also provide for discretionary cash bonuses and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. Merrill Merchants Bank may terminate each executive’s employment, and each executive may resign, at any time with or without cause. However, in the event of termination during the term without cause, Merrill Merchants Bank will owe the executive severance benefits generally equal to the value of the salary that the executive would have received if he or she had continued working for the remaining unexpired term of the agreement plus continued insurance benefits for the remaining unexpired term of the agreement. The same severance benefits would be payable if an executive resigns during the term following a material breach of contract by Merrill Merchants Bank which is not cured within 30 days. For 90 days after a change in control, each executive may also resign for any reason and collect severance benefits as if he or she had been discharged without cause calculated as if the remaining unexpired term of the agreement is two years.

Each of Edwin N. Clift, William P. Lucy and Deborah A. Jordan and the other Merrill Merchants Bank officers has entered into a Settlement Agreement with Merrill Merchants, Merrill Merchants Bank and Chittenden to replace the employment agreements described above under which each individual will be paid the following amounts in a lump sum upon the closing of the transactions contemplated by the merger agreement if they have not terminated employment prior to such date: Mr. Clift—$400,000, Mr. Lucy—$324,600, Ms. Jordan —$265,200 and for the other Merrill Merchants Bank officers—$432,800. In addition, each such person may be entitled to insurance continuation for a maximum period of two years following the closing if their employment is terminated by Chittenden without cause. None of these payments and benefits will give rise to an “excess parachute payment” under current federal tax laws.

Other Benefits

Supplemental Executive Retirement Plans. Merrill Merchants provides a non-qualified supplemental executive retirement plan, or SERP, for the benefit of key employees. Life insurance policies were acquired for the purpose of serving as the primary funding source. The amount of each annual benefit is indexed to the financial performance of each insurance policy owned by Merrill Merchants Bank over Merrill Merchants Bank’s cost of funds expense. The first year’s projected retirement benefit for Mr. Clift is $35,000. Assuming 20 years of service, the projected maximum retirement benefits for each of Mr. Lucy and Ms. Jordan are $30,000 per year. The SERP provides that in the event of a change of control, the executive shall receive full retirement benefits upon early retirement age which would result in an increased lump sum value of $177,899 for Mr. Lucy and $147,153 for Ms. Jordan due to the change of control. There is no increased benefit to Mr. Clift or Mr. Bullock arising from the transactions contemplated by the merger agreement.

Stock Options. Merrill Merchants will pay to the holder of any unexercised stock option (not otherwise exercised or cancelled) a cash payment equal to the product of the number of shares of Merrill Merchants stock covered by the option and the excess of $31.00 over the exercise price of the option, subject to any applicable federal or state withholding tax. This payment will be made to each holder immediately prior to the effective time of the merger. Merrill Merchants will use its reasonable best efforts to obtain a written acknowledgement from the holders of such options concerning the cancellation of their options for this cash payment. Upon consummation of the merger and subject to the treatment of outstanding options as described above, all Merrill Merchants stock options will terminate. None of Merrill Merchants’ directors or executive officers hold any stock options. As of March 23, 2007, there were outstanding options to purchase 23,220 shares of Merrill Merchants common stock.

Severance Pay. If an eligible employee of Merrill Merchants or Merrill Merchants Bank whose employment is terminated by Chittenden for any reason other than “cause” (generally meaning gross negligence or dereliction in the performance of such employee’s duties, dishonesty, or commission of a crime) within one year following the merger, the eligible employee will be provided severance benefits as determined under the severance pay program established by the merger agreement based upon years of service. None of the directors or executive officers of Merrill Merchants are eligible for benefits under this plan.

Indemnification

Under the terms of the merger agreement, the directors and officers of Merrill Merchants will be entitled to indemnification in specified circumstances, as more fully described in the section of this document titled “The Merger Agreement—Indemnification and Insurance” on page 61.

THE MERGER AGREEMENT

The following is a brief summary of the significant provisions of the merger agreement between Chittenden and Merrill Merchants. The summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this document as Annex A and is incorporated into this document by reference. You should read the merger agreement carefully and in its entirety.

Structure of the Merger

The merger agreement provides for the merger of Merrill Merchants with and into Chittenden. The surviving corporation in the merger will be Chittenden.

Closing of the Merger

The closing of the merger will occur on a date that is no later than five business days after the satisfaction or waiver of all of the closing conditions described in the merger agreement, unless this date is extended by the mutual agreement of Chittenden and Merrill Merchants. The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Vermont and the Secretary of State of the State of Maine.

We currently expect that the merger will become effective during the second quarter of 2007; however, because the merger is subject to a number of conditions, we cannot predict the actual timing.

Merger Consideration

In the merger, each outstanding share of Merrill Merchants common stock will be converted into the right to receive, at the election of the holder, either:

•	$31.00 in cash (which is referred to as the cash consideration); or

•	1.02 shares of Chittenden common stock, plus cash in lieu of any fractional share (which is referred to as the stock consideration),

subject to the allocation and proration procedures described below. Also subject to these procedures, you may elect to receive a portion of your merger consideration in cash and the remaining portion in shares of Chittenden common stock.

No fractional shares of Chittenden common stock will be issued in connection with the merger. Instead, each Merrill Merchants shareholder will receive an amount of cash, in lieu of any fractional share, based on the average per share closing price of Chittenden common stock on the New York Stock Exchange over the five trading days immediately preceding the closing date of the merger, rounded to the nearest whole cent.

No interest will be paid with respect to any portion of the cash consideration payable in connection with the merger.

Election Procedures

No later than 15 business days prior to the anticipated election deadline, each holder of record of Merrill Merchants common stock will be sent an election form and other appropriate and customary transmittal materials which will permit each Merrill Merchants shareholder:

•	to elect to receive $31.00 per share in cash in exchange for all shares of Merrill Merchants common stock held by the shareholder;

•	to elect to receive 1.02 shares of Chittenden common stock, plus cash in lieu of any fractional share, in exchange for all shares of Merrill Merchants common stock held by the shareholder;

•

to elect to receive the cash consideration with respect to a portion of the shares of Merrill Merchants common stock held by the shareholder and the stock consideration with respect to the remaining shares of Merrill Merchants common stock held by the shareholder; or

•	to make no election with respect to the consideration to be received in exchange for the shareholder’s shares of Merrill Merchants common stock, which are referred to as non-election shares.

If your shares or a portion of your shares of Merrill Merchants common stock are held in “street name” by a broker, bank or other nominee, an election form will be mailed to the broker, bank or other nominee with respect to those shares.

If you hold a portion of your shares in an individual retirement account and the remaining portion of your shares is held directly in your name, you will receive two election forms: one for your shares held in the individual retirement account and one for the shares held directly in your name.

An election form must be either accompanied by the Merrill Merchants stock certificates as to which the election form is being made, or must be accompanied by an appropriate guarantee of delivery of those stock certificates.

In order to be effective, a properly completed election form must be submitted to the exchange agent on or before 5:00 p.m., New York City time, on the fifth business day prior to the closing date, unless Chittenden and Merrill Merchants have mutually agreed to another date and time as the election deadline.

If a Merrill Merchants shareholder either:

•	does not submit a properly completed election form in a timely fashion; or

•	revokes his, her or its election form prior to the deadline for the submission of the election form and does not resubmit a properly completed election form by the election form deadline,

the shares of Merrill Merchants common stock held by the shareholder will be designated non-election shares. The exchange agent will have reasonable discretion in determining whether any election revocation or change was properly or timely made and to disregard any immaterial defects in the election form.

If you have a preference for receiving either cash or Chittenden common stock for your shares of Merrill Merchants common stock, you should return the election form indicating your preference. Merrill Merchants shareholders who make an election will be accorded priority over those shareholders who make no election in instances where the cash consideration or stock consideration must be re-allocated in order to achieve the required ratio of Merrill Merchants shares being converted into the right to receive cash and Chittenden common stock. If you do not make an election, you will be allocated cash and/or Chittenden common stock depending on the elections made by other Merrill Merchants shareholders. However, even if you do make an election, the form of merger consideration you actually receive may differ from the form of merger consideration you elect to receive due to the allocation procedures described below.

The market price of Chittenden common stock will fluctuate between the date of this document, the date of your election and the effective time of the merger. Because the exchange ratio is fixed, such fluctuations will alter the value of the shares of Chittenden common stock that you may receive in the merger. In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving Chittenden common stock, you should carefully read the section in this document titled “Material Federal Income Tax Consequences” beginning on page 67.

All election forms will be automatically revoked, and all Merrill Merchants stock certificates returned, if the exchange agent is notified in writing by Chittenden and Merrill Merchants that the merger agreement has been terminated.

Allocation Procedures

A shareholder’s ability to elect to receive cash or shares of Chittenden common stock in exchange for shares of Merrill Merchants common stock in the merger is subject to allocation procedures set forth in the merger agreement. These allocation procedures are designed to ensure that 40% of the total number of shares of Merrill Merchants common stock outstanding immediately prior to the effective time of the merger will be converted into cash, and 60% of these shares will be converted into shares of Chittenden common stock. As a result, whether you receive the amount of cash and/or stock you request in your election form will depend in part on the elections of other Merrill Merchants shareholders. You may not receive exactly the form of consideration that you elect in the merger, and you may instead receive a pro rata amount of cash and Chittenden common stock.

Through the use of examples, we illustrate below the possible adjustments to elections in connection with these allocation procedures. The first of our three examples assumes you make an effective stock election with respect to all of your Merrill Merchants shares. The second example assumes you make no election with respect to your Merrill Merchants shares. Finally, the third example assumes that you make an effective cash election with respect to all of your Merrill Merchants shares. You should note, however, that you are not required to elect to receive only cash or only Chittenden common stock. You may instead elect to receive cash with respect to a portion of your Merrill Merchants shares and shares of Chittenden common stock with respect to the rest of your Merrill Merchants shares.

Allocation if Too Many Shares of Chittenden Common Stock are Elected. If Merrill Merchants shareholders elect to receive more Chittenden common stock than Chittenden has agreed to issue in the merger, then all Merrill Merchants shareholders who elected to receive cash or who have made no election would receive the cash consideration with respect to their Merrill Merchants shares, and all Merrill Merchants shareholders who elected to receive Chittenden common stock would receive a pro rata portion of the available shares of Chittenden common stock calculated in the manner described below.

EXAMPLE #1: Assume that (1) 3,500,000 shares of Merrill Merchants common stock are outstanding immediately prior to the merger, (2) holders of 2,500,000 shares of Merrill Merchants common stock have made effective stock elections, (3) holders of 800,000 shares of Merrill Merchants common stock have made effective cash elections and (4) holders of 200,000 shares of Merrill Merchants common stock have made no election with respect to their shares. You hold 1,000 Merrill Merchants shares and have made an effective election to receive the stock consideration for those shares. In this example, pro-ration would be required with respect to the Merrill Merchants shareholders who elected the stock consideration because holders of more than 60% of the outstanding Merrill Merchants shares have elected to receive Chittenden common stock in the merger.

EXPLANATION #1:

Step 1. Derive the stock conversion number: the stock conversion number is the number of shares of Merrill Merchants common stock that are to be converted into the right to receive the stock consideration in accordance with the terms of the merger agreement. The stock conversion number is equal to 60% of the number of shares of Merrill Merchants common stock outstanding immediately prior to the effective time of the merger. The stock conversion number for the example above is calculated as follows:

3,500,000 shares × 0.6 = 2,100,000 shares

Step 2. Derive the stock fraction: the stock fraction equals the stock conversion number divided by the aggregate number of Merrill Merchants shares for which an effective stock election was made, and represents the fraction to be used in pro-rating the stock consideration. The stock fraction for the example above is calculated as follows:

stock conversion number = 2,100,000 shares = 0.84

stock election shares           2,500,000 shares

Step 3. Derive the stock consideration: the pro-rated stock consideration is the product of the stock fraction multiplied by the number of Merrill Merchants shares as to which you have made an effective stock election. This amount is then multiplied by the exchange ratio of 1.02. The pro-rated stock consideration for the example above is calculated as follows:

0.84 × 1,000 = 840

840 × 1.02 = 856.8 shares of Chittenden common stock

Because no fractional shares of Chittenden common stock will be issued in the merger, you would receive 856 shares of Chittenden common stock and cash for the additional 0.8 fractional share.

Step 4. Derive the cash consideration: the cash consideration that you will receive for your Merrill Merchants shares is the product of $31.00, multiplied by the remaining number of Merrill Merchants shares as to which you made an effective stock election. The cash consideration for the example above is calculated as follows:

$31.00 × (1,000 - 840) = $31.00 × 160 = $4,960

Thus, in this example, if you own 1,000 shares of Merrill Merchants common stock and have made an effective stock election for all of those shares, you would receive (subject to rounding):

•	856 shares of Chittenden common stock;

•	cash for the 0.8 fractional share of Chittenden common stock; and

•	$4,960 in cash.

Allocation if Too Few Shares of Chittenden Common Stock are Elected. If Merrill Merchants shareholders elect less Chittenden common stock than the merger agreement provides for Chittenden to issue in the merger, then all shares with respect to which Merrill Merchants shareholders have elected to receive stock consideration would be converted into the right to receive Chittenden common stock, and the shares for which Merrill Merchants shareholders have elected to receive cash or with respect to which no election was made would be treated in the manner illustrated below.

EXAMPLE #2: Assume that (1) 3,500,000 shares of Merrill Merchants common stock are outstanding immediately prior to the merger, (2) holders of 2,000,000 shares of Merrill Merchants common stock have made effective stock elections, (3) holders of 1,200,000 shares of Merrill Merchants common stock have made effective cash elections and (4) holders of 300,000 shares of Merrill Merchants common stock have made no election with respect to their shares. You hold 1,000 Merrill Merchants shares and have made no election with respect to those shares. In this example, pro-ration would be required with respect to the shareholders who made no election with respect to their Merrill Merchants shares because holders of less than 60% of the outstanding Merrill Merchants shares have elected to receive Chittenden common stock in the merger, and the shortfall is less than the number of non-election shares.

EXPLANATION #2:

Step 1. Derive the stock conversion number: the stock conversion number is the number of shares of Merrill Merchants common stock that are to be converted into the right to receive the stock consideration in accordance with the terms of the merger agreement. The stock conversion number is equal to 60% of the number of shares of Merrill Merchants common stock outstanding immediately prior to the effective time of the merger. The stock conversion number for the example above is calculated as follows:

3,500,000 shares × 0.6 = 2,100,000 shares

Step 2. Derive the shortfall number: the shortfall number is the amount by which the stock conversion number exceeds the aggregate number of Merrill Merchants shares with respect to which the stock consideration was elected. The shortfall number for the example above is calculated as follows:

2,100,000 - 2,000,000 = 100,000 shares

Step 3. Determine whether the shortfall number is less than or equal to the number of non-election shares: In this example, the shortfall number (100,000 shares) is less than the number of non-election shares (300,000 shares). As a result, all Merrill Merchants shares with respect to which an effective cash election was made would be converted into the right to receive the cash consideration, and the holders of non-election shares would receive a mix of stock consideration and cash consideration.

Step 4. Derive the stock fraction: the stock fraction equals the shortfall number divided by the aggregate number of Merrill Merchants shares for which no election was made, and represents the fraction to be used in pro-rating the stock consideration. The stock fraction for the example above is calculated as follows:

shortfall number     = 100,000 shares = 0.33

non-election shares    300,000 shares

Step 5. Derive the stock consideration: the pro-rated stock consideration is the product of the stock fraction multiplied by the number of Merrill Merchants shares as to which you have made no election. This amount is then multiplied by the exchange ratio of 1.02. The pro-rated stock consideration for the example above is calculated as follows:

0.33 × 1,000 = 330

330 × 1.02 = 336.6 shares of Chittenden common stock

Because no fractional shares of Chittenden common stock will be issued in the merger, you would receive 336 shares of Chittenden common stock and cash for the additional 0.6 fractional share.

Step 6. Derive the cash consideration: the cash consideration that you will receive for your Merrill Merchants shares is the product of $31.00, multiplied by the remaining number of Merrill Merchants shares as to which you made no election. The cash consideration for the example above is calculated as follows:

$31.00 × (1,000 - 330) = $31.00 × 670 = $20,770

Thus, in this example, if you own 1,000 shares of Merrill Merchants common stock and made no election with respect to those shares, you would receive (subject to rounding):

•	336 shares of Chittenden common stock;

•	cash for the 0.6 fractional share of Chittenden common stock; and

•	$20,770 in cash.

EXAMPLE #3: Assume that (1) 3,500,000 shares of Merrill Merchants common stock are outstanding immediately prior to the merger, (2) holders of 1,500,000 shares of Merrill Merchants common stock have made effective stock elections, (3) holders of 1,800,000 shares of Merrill Merchants common stock have made effective cash elections and (4) holders of 200,000 shares of Merrill Merchants common stock have made no election with respect to their shares. You hold 1,000 Merrill Merchants shares and have made an effective election to receive the cash consideration for those shares. In this example, pro-ration would be required with respect to the shareholders who made cash elections with respect to their Merrill Merchants shares because holders of less than 60% of the outstanding Merrill Merchants shares have elected to receive stock in the merger, and the shortfall is more than the number of non-election shares.

EXPLANATION #3:

Step 1. Derive the stock conversion number: the stock conversion number is the number of shares of Merrill Merchants common stock that are to be converted into the right to receive the stock consideration in accordance with the terms of the merger agreement. The stock conversion number is equal to 60% of the number of shares of Merrill Merchants common stock outstanding immediately prior to the effective time of the merger. The stock conversion number for the example above is calculated as follows:

3,500,000 shares × 0.6 = 2,100,000 shares

Step 2. Derive the shortfall number: the shortfall number is the amount by which the stock conversion number exceeds the aggregate number of Merrill Merchants shares with respect to which the stock consideration was elected. The shortfall number for the example above is calculated as follows:

2,100,000 - 1,500,000 = 600,000 shares

Step 3. Determine whether the shortfall number is less than or equal to the number of non-election shares: In this example, the shortfall number (600,000 shares) is greater than the number of non-election shares (200,000 shares). As a result, all Merrill Merchants shares with respect to which no election was made would be converted into the right to receive the stock consideration, and the holders of shares with respect to which an effective cash election was made would receive a mix of stock consideration and cash consideration.

Step 4. Derive the stock fraction: the stock fraction equals the amount by which the shortfall number exceeds the total number of non-election shares, divided by the aggregate number of Merrill Merchants shares for which an effective cash election was made, and represents the fraction to be used in pro-rating the stock consideration. The stock fraction for the example above is calculated as follows:

shortfall number - non-election shares	=	(600,000 - 200,000)	=	400,000	=	0.22
cash election shares		1,800,000		1,800,000

Step 5. Derive the stock consideration: the pro-rated stock consideration is the product of the stock fraction multiplied by the number of Merrill Merchants shares as to which you have made an effective cash election. This amount is then multiplied by the exchange ratio of 1.02. The pro-rated stock consideration for the example above is calculated as follows:

0.22 × 1,000 = 220

220 × 1.02 = 224.4 shares of Chittenden common stock

Because no fractional shares of Chittenden common stock will be issued in the merger, you would receive 224 shares of Chittenden common stock and cash for the additional 0.4 fractional share.

Step 6. Derive the cash consideration: the cash consideration that you will receive for your Merrill Merchants shares is the product of $31.00, multiplied by the remaining number of Merrill Merchants shares as to which you made an effective cash election. The cash consideration for the example above is calculated as follows:

$31.00 × (1,000 - 220) = $31.00 × 780 = $24,180

Thus, in this example, if you own 1,000 shares of Merrill Merchants common stock and made an effective cash election for all of those shares, you would receive (subject to rounding):

•	224 shares of Chittenden common stock;

•	cash for the 0.4 fractional share of Chittenden common stock; and

•	$24,180 in cash.

Exchange of Merrill Merchants Stock Certificates for Chittenden Stock Certificates

On or before the closing date of the merger, Chittenden will cause to be delivered to the exchange agent certificates representing the shares of Chittenden common stock to be issued in the merger. In addition, Chittenden will deliver to the exchange agent an aggregate amount of cash sufficient to pay the aggregate amount of cash consideration payable in the merger, including an estimated amount of cash to be paid in lieu of fractional shares of Chittenden common stock. Chittenden has selected its transfer agent, Computershare Trust Co., Inc., to act as exchange agent in connection with the merger.

Merrill Merchants shareholders who surrender their stock certificates and complete transmittal and election forms prior to the election deadline, will automatically receive the merger consideration allocated to them promptly following completion of the allocation procedures.

No later than five business days following the effective time of the merger, the exchange agent will mail to each Merrill Merchants shareholder of record at the effective time of the merger who did not previously surrender Merrill Merchants stock certificates with an election form, a letter of transmittal and instructions for use in surrendering the shareholder’s Merrill Merchants stock certificates. When such Merrill Merchants shareholders deliver their Merrill Merchants stock certificates to the exchange agent along with a properly completed and duly executed letter of transmittal and any other required documents, their Merrill Merchants stock certificates will be cancelled and in exchange they will receive, as allocated to them:

•	a Chittenden stock certificate representing the number of whole shares of Chittenden common stock that they are entitled to receive under the merger agreement;

•	a check representing the amount of cash that they are entitled to receive under the merger agreement; and/or

•	a check representing the amount of cash that they are entitled to receive in lieu of any fractional shares.

The surrendered stock certificates will then be cancelled. No interest will be paid or accrued on any cash constituting merger consideration.

Merrill Merchants shareholders are not entitled to receive any dividends or other distributions on Chittenden common stock with a record date after the closing date of the merger until they have surrendered their Merrill Merchants stock certificates in exchange for a Chittenden stock certificate. After the surrender of their Merrill Merchants stock certificates, Merrill Merchants shareholders of record will be entitled to receive any dividend or other distribution, without interest, which had become payable with respect to their Chittenden common stock.

Chittenden will only issue a stock certificate for Chittenden common stock, a check for the cash consideration, or a check for cash in lieu of a fractional share in a name other than the name in which a surrendered Merrill Merchants stock certificate is registered if the exchange agent is presented with all documents required to show and effect the unrecorded transfer of ownership, together with evidence that any applicable stock transfer taxes have been paid.

Treatment of Merrill Merchants Stock Options

At the effective time of the merger, Merrill Merchants will terminate its stock option plan. Each option granted under Merrill Merchants’ stock option plan, whether vested or unvested, and which has not been previously exercised or cancelled, will be cancelled at the effective time of the merger. In exchange for the cancellation of an option, the holder of that option will be entitled to receive a cash payment from Merrill Merchants in an amount equal to the product of:

•	the number of Merrill Merchants shares provided for in the option; and

•	the excess, if any, of $31.00 over the exercise price per share provided in the option.

This cash payment will be made without interest and will be net of all applicable withholding taxes. Merrill Merchants has agreed to use its reasonable best efforts to obtain prior to the effective time of the merger, from each holder of a then-outstanding option, a written acknowledgment with respect to the termination of and payment for such option as described in this section. As of March 23, 2007, there were outstanding options to purchase 23,220 shares of Merrill Merchants common stock.

Conditions to the Merger

The obligations of Merrill Merchants and Chittenden to complete the merger are subject to the fulfillment or written waiver, where permissible, of the following conditions:

•	the merger agreement and the transactions contemplated by the merger agreement being approved by the requisite vote of the shareholders of Merrill Merchants;

•

Chittenden and Merrill Merchants having obtained all regulatory approvals required to consummate the transactions contemplated by the merger agreement and all related statutory waiting periods having expired, and none of the regulatory approvals having imposed any term, condition or restriction that Chittenden reasonably determines would prohibit or materially limit the ownership or operation by Merrill Merchants or Chittenden of any material portion of the business or assets of Merrill Merchants, or compel Chittenden to dispose of or hold separate any material portion of the business or assets of Merrill Merchants (a so-called “burdensome condition”);

•

the absence of any order, decree or injunction in effect, or any law, statute or regulation enacted or adopted, that enjoins, prohibits or makes illegal the consummation of the transactions contemplated by the merger agreement;

•

the registration statement of which this document is a part being declared effective and the absence of any proceeding or threatened proceeding to suspend, or stop order suspending, that effectiveness; and

•	the shares of Chittenden common stock issuable in the merger having been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

In addition, the obligation of Chittenden to complete the merger is subject to the fulfillment or written waiver, where permissible, of the following conditions:

•

each of the representations and warranties of Merrill Merchants contained in the merger agreement having been true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of those representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on Merrill Merchants;

•	since the date of the merger agreement, there not having occurred any material adverse effect with respect to Merrill Merchants;

•	Merrill Merchants having performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the closing date of the merger;

•	Chittenden having received a certificate from the chief executive officer or chief financial officer of Merrill Merchants with respect to compliance with the foregoing conditions;

•

there having been obtained all necessary consents or approvals of third parties required for the consummation of the merger, unless the failure to obtain these consents or approvals would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Merrill Merchants; and

•	Chittenden having received an opinion from its tax counsel that the merger will be treated for federal income tax purposes as a “reorganization” under Section 368(a) of the Internal Revenue Code.

The obligations of Merrill Merchants to complete the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:

•

each of the representations and warranties of Chittenden contained in the merger agreement having been true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of those representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be expected to have, a material adverse effect on Chittenden;

•	Chittenden having performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the closing date of the merger;

•	since the date of the merger agreement, there not having occurred any material adverse effect with respect to Chittenden;

•	Merrill Merchants having received a certificate from the chief executive officer or chief financial officer of Chittenden with respect to compliance with the foregoing conditions; and

•

Merrill Merchants having received an opinion from its tax counsel that the merger will be treated for federal income tax purposes as a “reorganization” under Section 368(a) of the Internal Revenue Code.

“Material adverse effect” when used in reference to Merrill Merchants or Chittenden, means any fact, change, event, development, effect or circumstance that, individually or in the aggregate, are, or would reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of Chittenden or Merrill Merchants and its respective subsidiaries, as the case may be, taken as a whole, or would reasonably be expected to prevent Chittenden or Merrill Merchants, as the case may be, from performing its obligations under the merger agreement or consummating the transactions contemplated by the merger agreement. However, material adverse effect does not include the impact of:

•

any fact, change, event, development, effect or circumstance generally affecting banks or their holding companies generally or arising from changes in general business or economic conditions (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (as the context may dictate) on Chittenden or Merrill Merchants and its respective subsidiaries, as the case may be, taken as a whole);

•

any fact, change, event, development, effect or circumstance resulting from any change in law, generally accepted accounting principles or regulatory accounting, which affects generally entities such as Chittenden or Merrill Merchants, as the case may be, and its respective subsidiaries, taken as a whole (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (as the context may dictate) on Chittenden or Merrill Merchants and its respective subsidiaries, as the case may be, taken as a whole);

•

actions and omissions of Chittenden or Merrill Merchants and its respective subsidiaries, as the case may be, taken with the prior written consent of the other party in furtherance of the transactions contemplated under the merger agreement or otherwise permitted to be taken by Chittenden or Merrill Merchants under the merger agreement; and

•	any fact, change, event, development, effect or circumstance resulting from the announcement or pendency of the transactions contemplated by the merger agreement.

Termination

The merger agreement may be terminated and the merger and the transactions contemplated by the merger agreement abandoned as follows:

•	by mutual written consent of the parties;

•

by Chittenden or Merrill Merchants if the other party materially breaches any of its representations, warranties, covenants or agreements contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be or has not been cured within 30 days of written notice of the breach;

•

by Chittenden or Merrill Merchants if the merger has not occurred on or before September 30, 2007, unless the terminating party’s failure to comply with the merger agreement was the cause of the failure of the merger to occur on or before this date;

•

by Chittenden or Merrill Merchants if any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final nonappealable action of any regulatory authority, or any governmental entity has issued a final nonappealable order, injunction or decree enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, provided that the terminating party has used its reasonable best efforts to have the order, injunction or decree lifted;

•	by Chittenden or Merrill Merchants if the required approval of the merger agreement by the Merrill Merchants shareholders is not obtained;

•	by Chittenden if the Merrill Merchants board of directors:

•

modifies, qualifies, withholds or withdraws its recommendation to the Merrill Merchants shareholders to vote in favor of the merger agreement or makes any statement, filing or release that is inconsistent with the recommendation;

•	breaches its obligations to call, give notice of and commence the special meeting;

•	approves or recommends another acquisition proposal;

•	fails to publicly recommend against a publicly announced acquisition proposal within five business days of being requested to do so by Chittenden;

•	fails to publicly reconfirm its recommendation to its shareholders to vote in favor of the merger agreement within five business days of being requested to do so by Chittenden; or

•	resolves or otherwise determines to take, or announces an intention to take, any of the actions listed above;

•	by Chittenden if Merrill Merchants breaches in any material respect the provisions in the merger agreement prohibiting the solicitation of other offers; or

•	by Merrill Merchants in connection with entering into a definitive agreement to effect a superior proposal.

Termination Fee

Under the terms of the merger agreement, Merrill Merchants must pay Chittenden a termination fee of $5.5 million if:

•	Chittenden terminates the merger agreement as a result of the Merrill Merchants board of directors:

•

modifying, qualifying, withholding or withdrawing its recommendation to the Merrill Merchants shareholders to vote in favor of the merger agreement or making any statement, filing or release that is inconsistent with that recommendation;

•	breaching its obligations to call, give notice of and commence the special meeting;

•	approving or recommending another acquisition proposal;

•	failing to publicly recommend against a publicly announced acquisition proposal within five business days of being requested to do so by Chittenden;

•	failing to publicly reconfirm its recommendation to its shareholders to vote in favor of the merger agreement within five business days of being requested to do so by Chittenden; or

•	resolving or otherwise determining to take, or announcing an intention to take, any of the actions listed above;

•	Chittenden terminates the merger agreement as a result of a material breach by Merrill Merchants of the provisions in the merger agreement prohibiting the solicitation of other offers;

•	Chittenden or Merrill Merchants terminates the merger agreement as a result of:

•

(1) the failure of the Merrill Merchants shareholders to approve the merger agreement; or (2) the merger not having been consummated by September 30, 2007 due to the failure of the Merrill Merchants shareholders to approve the merger agreement; and both

•

an acquisition proposal with respect to Merrill Merchants has been publicly announced, disclosed or otherwise communicated to the Merrill Merchants board of directors prior to September 30, 2007 or prior to the special meeting; and

•	within 12 months of termination of the merger agreement, Merrill Merchants enters into a definitive agreement with respect to, or has consummated, another acquisition proposal; or

•

Chittenden terminates the merger agreement as a result of a material breach by Merrill Merchants of any of its representations, warranties, covenants or agreements contained in the merger agreement, if both:

•

an acquisition proposal with respect to Merrill Merchants has been publicly announced, disclosed or otherwise communicated to the Merrill Merchants board of directors prior to such breach or during the related cure period; and

•	within 12 months of termination of the merger agreement, Merrill Merchants enters into a definitive agreement with respect to, or has consummated, another acquisition proposal.

In addition, under the terms of the merger agreement, Merrill Merchants must pay Chittenden a termination fee of $5.5 million payable immediately if Merrill Merchants terminates the merger agreement in connection with Merrill Merchants entering into a definitive agreement with respect to a superior proposal.

No Solicitation

Merrill Merchants has agreed that neither it nor its subsidiaries nor any of its respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, affiliates and other of its agents (which we refer to as Merrill Merchants’ representatives) will, directly or indirectly:

•

initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•

participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than Chittenden) any information or data with respect to Merrill Merchants or any of its subsidiaries or otherwise relating to an acquisition proposal;

•	release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Merrill Merchants is a party; or

•

enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.

An “acquisition proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from Chittenden), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an acquisition transaction. An “acquisition transaction” means:

•

any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Merrill Merchants or any of its subsidiaries;

•

any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Merrill Merchants or any of its subsidiaries representing, in the aggregate, 15% or more of the assets of Merrill Merchants and its subsidiaries on a consolidated basis;

•

any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of Merrill Merchants or any of its subsidiaries;

•

any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 15% or more of any class of equity securities of Merrill Merchants or any of its subsidiaries; or

•	any transaction which is similar in form, substance or purpose to any of the transactions listed above, or any combination of these types of transactions.

If Merrill Merchants receives a bona fide unsolicited written acquisition proposal that did not result from a breach by Merrill Merchants of any of the provisions in the merger agreement as discussed above, the Merrill Merchants board of directors may participate in discussions or negotiations regarding the unsolicited acquisition proposal or furnish the third party with, or otherwise afford access to the third party of, any information or data with respect to Merrill Merchants or any of its subsidiaries or otherwise relating to the acquisition proposal if:

•

the Merrill Merchants board of directors first determines in good faith, after consultation with and having considered the advice of its outside legal counsel and a nationally recognized, independent financial advisor, that:

•	such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal; and

•	it is required to take such actions to comply with its fiduciary duties to its shareholders under applicable law;

•	Merrill Merchants has provided Chittenden with at least three business days’ prior notice of such determination; and

•

prior to furnishing or affording access to any information or data with respect to Merrill Merchants or any of its subsidiaries or otherwise relating to an acquisition proposal, the third party enters into a confidentiality agreement with Merrill Merchants containing terms no less favorable to Merrill Merchants than those contained in its confidentiality agreement with Chittenden.

A “superior proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an acquisition transaction on terms that the Merrill Merchants board of directors determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor of nationally recognized reputation:

•

would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Merrill Merchants’ common stock or all, or substantially all, of the assets of Merrill Merchants and its subsidiaries on a consolidated basis;

•	would result in a transaction that:

•

involves consideration to the Merrill Merchants shareholders that is more favorable, from a financial point of view, than the consideration to be paid to Merrill Merchants shareholders pursuant to the merger agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated by the merger agreement, and which proposal is not conditioned upon obtaining additional financing; and

•	is, in light of the other terms of such proposal, more favorable to Merrill Merchants shareholders than the merger and the transactions contemplated by the merger agreement; and

•	is reasonably likely to be completed on the terms proposed,

in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

Merrill Merchants has agreed to promptly, and in any event within 24 hours, notify Chittenden in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Merrill Merchants or any of its representatives, in each case in connection with any acquisition proposal. Any such notice will indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request, the material terms and conditions of any proposals or offers and, in the case of written materials relating to such proposal, copies of these materials. Merrill Merchants is also required to keep Chittenden informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

Merrill Merchants also is required to promptly, and in any event within 24 hours, following determination by its board of directors that an acquisition proposal constitutes, or is reasonably likely to lead to, a superior proposal, and prior to providing any such person with any non-public information regarding Merrill Merchants or its subsidiaries, notify Chittenden of that determination. Merrill Merchants has also agreed to promptly provide Chittenden with any non-public information about Merrill Merchants or any of its subsidiaries provided to any other person that was not previously provided to Chittenden.

In addition, under the merger agreement, Merrill Merchants agreed that its board of directors would not:

•

modify, qualify, withhold or withdraw, or propose to modify, qualify, withhold or withdraw, in a manner adverse to Chittenden, its approval of the merger agreement and its recommendation to Merrill Merchants shareholders to vote to approve the merger agreement or make any statement, filing or release, in connection with the special meeting or otherwise, inconsistent with its recommendation to Merrill Merchants shareholders to vote to approve the merger agreement (including taking a neutral position or no position with respect to an acquisition proposal);

•	approve or recommend, or propose to approve or recommend, any acquisition proposal; or

•	enter into any letter of intent, agreement in principle, acquisition agreement or other agreement:

•	related to any acquisition transaction (other than a confidentiality agreement entered into in accordance with the no solicitation provisions of the merger agreement); or

•	requiring Merrill Merchants to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.

However, prior to the approval of the merger agreement by the Merrill Merchants shareholders, the Merrill Merchants board may approve or recommend to the shareholders a superior proposal and modify, qualify, withhold or withdraw its recommendation with respect to the merger agreement, if the Merrill Merchants board determines in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor of nationally recognized reputation, that it is required to take these actions to comply with its fiduciary duties to the Merrill Merchants shareholders under applicable law. In the event that the Merrill Merchants board makes this determination, Merrill Merchants must provide five business days prior written notice to Chittenden that its board has decided that a bona fide unsolicited written acquisition proposal that Merrill Merchants received (that did not result from a breach of the no solicitation provisions of the merger agreement) constitutes a superior proposal. During the five business days after Chittenden’s receipt of the notice of a superior proposal, Merrill Merchants and its board must cooperate and negotiate in good faith with Chittenden to make any adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable Merrill Merchants to proceed with its board’s original recommendation with respect to the merger agreement without requiring Merrill Merchants to approve or recommend to its shareholders a superior proposal and withdraw, qualify or modify its board’s recommendation with respect to the merger agreement. At the end of the five business day period, and after taking into account any such adjusted, modified or amended terms as may have been proposed by Chittenden during that period, the Merrill Merchants board must, again, determine in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor of nationally recognized reputation, that:

•

it is required to approve or recommend to its shareholders a superior proposal and modify, qualify, withhold or withdraw its recommendation with respect to the merger agreement to comply with its fiduciary duties to its shareholders under applicable law; and

•	the acquisition proposal is a superior proposal.

Merrill Merchants Shareholders Meeting

Merrill Merchants has agreed to call, hold and convene a meeting of its shareholders as promptly as practicable (and in any event within 45 days following the time when the registration statement becomes effective, subject to extension with the consent of Chittenden) to consider and vote upon the approval of the merger agreement and any other matter required to be approved by the shareholders of Merrill Merchants in order to complete the merger. Merrill Merchants also has agreed to ensure that the shareholders meeting is called, noticed and held in compliance with Maine law, Merrill Merchants’ articles of incorporation and bylaws, and all other applicable legal requirements.

New York Stock Exchange Listing

Under the terms of the merger agreement, Chittenden has agreed to use its reasonable best efforts to obtain approval for listing on the New York Stock Exchange the shares of Chittenden common stock to be issued to Merrill Merchants shareholders in the merger.

Indemnification and Insurance

Indemnification. Under the merger agreement, Chittenden has agreed that all rights to indemnification and all limitations existing in favor of any director or officer of Merrill Merchants and any subsidiary, as provided in the articles of incorporation and bylaws of Merrill Merchants or similar governing documents of a subsidiary with respect to matters occurring on or prior to the effective time of the merger will continue from and after the effective time through the sixth anniversary of the closing date. However, all rights to indemnification with respect to any claim asserted or made within such period will continue until the final disposition of this claim, and these indemnification rights will continue despite a liquidation, consolidation or merger of Merrill Merchants or any of its subsidiaries.

Directors’ and Officers’ Insurance. Chittenden has also agreed that Merrill Merchants may purchase an extended reporting period endorsement under its existing directors’ and officers’ liability insurance coverage for Merrill Merchants’ directors and officers in a form acceptable to Merrill Merchants which shall provide such directors and officers with coverage for six years following the effective time of the merger of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by Merrill Merchants, so long as the aggregate cost is less than $150,000.

Advice of Changes

Under the merger agreement, each of the parties has agreed to promptly advise the other of any fact, event or circumstance that:

•	is reasonably likely to result in a material adverse effect on Merrill Merchants or Chittenden; or

•	would cause a material breach of any of its representations, warranties, covenants or agreements under the merger agreement.

Conduct of Business Pending the Merger

Under the merger agreement, Merrill Merchants has agreed that, until the effective time of the merger or the termination of the merger agreement, Merrill Merchants and its subsidiaries will not, except as expressly permitted by the merger agreement or with the prior written consent of Chittenden:

•	conduct its business other than in the ordinary and usual course consistent with past practice;

•

fail to use reasonable best efforts to preserve intact its business organizations and assets, and maintain its rights, franchises, and existing relations with customers, suppliers, employees and business associates;

•

take any action that would adversely effect the ability of either Merrill Merchants or Chittenden to receive any regulatory approval required to complete the transactions contemplated by the merger agreement or adversely effect its ability to perform any of its material obligations under the merger agreement;

•	issue or sell any securities or equity equivalents, except with respect to stock options outstanding on the date of the merger agreement;

•	accelerate the vesting of any stock options or other equity rights;

•	effect a split, combination or reclassification of its capital stock;

•

declare or pay any dividend or other distribution on its capital stock other than regular quarterly cash dividends not to exceed $0.20 per share, or dividends paid by wholly-owned subsidiaries to Merrill Merchants or any wholly-owned subsidiary of Merrill Merchants;

•

increase the compensation or benefits of any director, officer, employee or consultant, except for normal increases of compensation to employees in the ordinary course of business consistent with past practice not to exceed 5% of the individual’s current annual compensation, and except for the hiring of at-will employees at an annual rate of salary not to exceed $75,000 to fill vacancies that may arise from time to time in the ordinary course of business;

•	enter into, establish, adopt, amend or terminate any benefit plans or any agreement, arrangement, plan or policy between Merrill Merchants and any of its directors, officers or employees;

•

sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of Merrill Merchants’ assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction, that, together with all other such transactions, is not material to Merrill Merchants and its subsidiaries taken as a whole;

•	amend its articles of incorporation or bylaws;

•

acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) assets, business, deposits or properties of any other entity;

•

except as provided in its budget, make any capital expenditures other than in the ordinary course of business consistent with past practice and in amounts not to exceed $50,000 individually or $500,000 in the aggregate;

•	enter into or terminate any material agreement or amend or modify in any material respect any existing material agreement;

•	settle any litigation;

•

enter into any new material line of business, change its material lending, investment, underwriting, risk and asset liability management or other material banking and operating policies, except as required by applicable law, regulation or policies imposed by a regulatory authority, or file any application or make any contract with respect to branching or site location;

•	enter into any derivative transactions;

•

incur indebtedness for borrowed money, other than deposits, federal funds purchased, federal home loan bank advances and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice;

•	assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business consistent with past practice;

•

acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course consistent with past practice) any debt security or equity investment of a type or in an amount that is not permissible for a national bank or any other debt security other than in the ordinary course of business consistent with past practice;

•	make any loan, loan commitment, letter of credit or other extension of credit other than in the ordinary course of business consistent with past practice;

•

invest in real estate or any real estate development project, other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case, in the ordinary course of business consistent with past practice;

•	change its accounting principles or practices other than as may be required by changes in laws or regulations or by generally accepted accounting principles;

•

make or change any tax election, file any amended tax return, fail to timely file any tax return, enter into any closing agreement, settle or compromise any liability with respect to taxes, agree to any adjustment of any tax attribute, file any claim for a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

•	change its loan policies or procedures except as required by a governmental authority;

•	knowingly take any action that would, or would be reasonably likely to, cause the merger to fail to qualify as a “reorganization” for federal income tax purposes;

•

knowingly take any action that is intended or is reasonably likely to result in any of its representations and warranties contained in the merger agreement being or becoming untrue in any material respect, or in any of the conditions to the merger not being satisfied or in a material violation of any of the provisions of the merger agreement; or

•	agree or commit to do any of these prohibited activities.

Chittenden has agreed that, except as permitted by the merger agreement or otherwise consented to by Merrill Merchants in writing, it will not knowingly take any action that is intended or is reasonably likely to result in any of its representations and warranties contained in the merger agreement being or becoming untrue in any material respect, or in any of the conditions to the merger not being satisfied or in a material violation of any of the provisions of the merger agreement.

The agreements relating to the conduct of Merrill Merchants’ and Chittenden’s business contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read Article V of the merger agreement attached to this document as Annex A.

Employee Benefits

Under the terms of the merger agreement, from and after the effective time of the merger, Chittenden will provide the employees of Merrill Merchants and any of its subsidiaries who remain employed after the effective time with the types and levels of comparable employee benefits as those provided to similarly-situated employees of Chittenden. Chittenden also has the right in its sole discretion to terminate, merge or continue any of Merrill Merchants’ employee benefit plans. To the extent that Merrill Merchants’ employees become eligible to participate in Chittenden’s employee benefit plans after the merger, Chittenden will:

•

provide each employee with eligibility and vesting credit, but not benefit accrual credit with respect to defined benefit plans, equal to the amount of service credited by Merrill Merchants prior to the merger;

•

subject to the terms of Chittenden’s plans, not treat any employee of Merrill Merchants or any of its subsidiaries as a “new” employee for purposes of any exclusions under any health or similar plan of Chittenden for any pre-existing medical condition, except to the extent such employee was treated as a “new” employee under the Merrill Merchants health plan; and

•

provide for any deductibles, co-payments or out-of-pocket expenses paid under Merrill Merchants’ health plans to be credited toward deductibles, co-payments or out-of-pocket expenses under Chittenden’s health plans upon delivery to Chittenden of appropriate documentation.

In addition, Chittenden has agreed to allocate an aggregate of up to $200,000 among certain of Merrill Merchants’ employees to be distributed by mutual agreement between Chittenden and Merrill Merchants according to the terms of individual letter agreements with these employees. Chittenden has also agreed to honor Merrill Merchants’ severance guidelines in connection with the termination of employment of any of Merrill Merchants’ employees for a specified period of time following the merger.

Other Covenants

The merger agreement also contains covenants relating to the preparation and distribution of this document and all requisite regulatory filings.

Representations and Warranties

The merger agreement contains representations and warranties that Chittenden and Merrill Merchants made solely to each other as of specific dates. Those representations and warranties were made only for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties, including the schedules referenced in the merger agreement that each party delivered to the other in connection with the execution of the merger agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specific date, may be subject to a standard of materiality provided for in the merger agreement, or may have been used for the purpose of allocating risk among Chittenden and Merrill Merchants rather than establishing matters as facts. Accordingly, they should not be relied upon as statements of factual information. Third parties are not entitled to the benefits of the representations and warranties in the merger agreement.

The merger agreement contains reciprocal representations and warranties of Chittenden and Merrill Merchants and its subsidiaries relating to:

•	due organization, corporate power, existence, good standing, due registration as a bank holding company and corporate authority;

•	capitalization;

•	subsidiaries;

•	corporate power;

•	corporate authority;

•	no violation or breach of certain organizational documents, agreements and governmental orders;

•	corporate records;

•	compliance with applicable laws;

•	litigation;

•	SEC documents and filings;

•	absence of certain changes;

•	tax treatment of the merger;

•	employee programs;

•	regulatory capitalization;

•	deposit insurance;

•	Community Reinvestment Act, anti-money laundering and customer information security;

•	brokers; and

•	disclosure.

The merger agreement contains additional representations and warranties by Merrill Merchants and its subsidiaries relating to:

•	labor matters;

•	insurance;

•	environmental matters;

•	intellectual property;

•	material agreements and defaults;

•	property and leases;

•	inapplicability of takeover laws;

•	loans and nonperforming and classified assets;

•	trust business and administration of fiduciary accounts;

•	investment management and related activities;

•	derivative transactions;

•	repurchase agreements; and

•	transactions with affiliates.

The merger agreement also contains additional representations and warranties by Chittenden and its subsidiaries relating to the sufficiency of funds to complete the merger.

None of the representations and warranties by either party survives the effective time of the merger. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles III and IV of the merger agreement attached to this document as Annex A.

Expenses

Each party will pay all fees and expenses it incurs in the merger, except that Merrill Merchants and Chittenden will share equally any printing costs and filing and registration fees.

Amendments

Chittenden and Merrill Merchants may amend the merger agreement by executing a written amendment approved by the boards of directors of Chittenden and Merrill Merchants. However, after approval of the merger agreement by the shareholders of Merrill Merchants, no amendment of the merger agreement may be made which by law requires further approval of the Merrill Merchants shareholders without obtaining that approval.

OTHER MATERIAL AGREEMENTS RELATING TO THE MERGER

Voting Agreements

The following summary of the voting agreements is qualified by reference to the complete text of the form of voting agreement, which is attached to this document as Annex B and incorporated into this document by reference.

In connection with the merger agreement, Chittenden entered into voting agreements with certain Merrill Merchants’ directors and officers and their affiliates, consisting of The Bullock Family Trust, Edwin N. Clift, Joseph H. Cyr, John R. Graham, Perry B. Hansen, Deborah A. Jordan, William P. Lucy, Frederick A. Oldenburg, Jr. and Dennis L. Shubert. In the voting agreements, each of these shareholders has agreed to vote, and granted Chittenden an irrevocable proxy and power of attorney to vote, all of his, her or its shares of Merrill Merchants common stock:

•	in favor of approval of the merger agreement and the transactions described in the merger agreement, including the merger;

•

against any action or agreement that would result in a breach of any covenant, representation or warranty, or any other obligation or agreement of Merrill Merchants contained in the merger agreement or of the shareholder contained in the voting agreement, or that would preclude fulfillment of a condition under the merger agreement to Merrill Merchants’ and Chittenden’s respective obligations to consummate the merger; and

•

against any acquisition proposal, or any agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger or any of the other transactions described in the merger agreement.

Under the voting agreements, each of the shareholders also agreed not to, and not to permit any of his, her or its affiliates, to:

•

initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, another acquisition proposal;

•	participate in any discussions or negotiations regarding another acquisition proposal;

•	enter into any agreement with respect to another acquisition proposal;

•	solicit proxies or take any action to facilitate a solicitation with respect to another acquisition proposal;

•	initiate a shareholders’ vote or action by consent of Merrill Merchants shareholders with respect to another acquisition proposal; or

•	except by reason of the voting agreement, become a member of a group with respect to any Merrill Merchants voting securities that takes any action in support of another acquisition proposal.

In addition, except under limited circumstances, these shareholders also agreed not to dispose of or encumber their shares of Merrill Merchants common stock while the voting agreements are in effect. The voting agreements terminate immediately upon the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

As of the record date, there were 1,057,631 shares of Merrill Merchants common stock subject to the voting agreements, which represent approximately 29.6% of the outstanding shares of Merrill Merchants common stock as of that date.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of material United States federal income tax consequences of the merger of Chittenden and Merrill Merchants. The federal income tax laws are complex and the tax consequences of the merger may vary depending upon each shareholder’s individual circumstances or tax status. The following discussion is based upon current provisions of the Internal Revenue Code, or the Code, existing temporary and final regulations under the Code and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. No attempt has been made to comment on all United States federal income tax consequences of the merger that may be relevant to shareholders of Merrill Merchants. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular shareholder of Merrill Merchants.

The following discussion may not apply to particular categories of holders of shares of Merrill Merchants common stock subject to special treatment under the Code, such as insurance companies, financial institutions, broker-dealers, tax-exempt organizations, individual retirement and other tax-deferred accounts, banks, persons subject to the alternative minimum tax, persons who hold Merrill Merchants capital stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is other than the United States dollar, persons eligible for tax treaty benefits, foreign corporations, foreign partnerships and other foreign entities, individuals who are not citizens or residents of the United States and holders whose shares were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. This discussion assumes that holders of shares of Merrill Merchants common stock hold their shares as capital assets. The following discussion does not address state, local or foreign tax consequences of the merger. You are urged to consult your tax advisors to determine the specific tax consequences of the merger, including any state, local or foreign tax consequences of the merger.

The Merger

Based on facts and representations and assumptions regarding factual matters that were provided by Chittenden and Merrill Merchants and that are consistent with the state of facts that Chittenden and Merrill Merchants believe will be existing as of the effective time of the merger, Goodwin Procter LLP and Thacher Proffitt & Wood LLP are each of the opinion that the merger, when consummated in accordance with the terms of the merger agreement, will constitute a “reorganization” within the meaning of Section 368(a) of the Code. If the merger is treated as a “reorganization,” neither Chittenden nor Merrill Merchants will recognize any taxable gain or loss as a result of the merger.

The federal income tax consequences of the merger to a Merrill Merchants shareholder generally will depend on whether the shareholder receives cash, Chittenden common stock or a combination of cash and stock in exchange for the shareholder’s shares of Merrill Merchants common stock.

Receipt of Solely Chittenden Common Stock

A Merrill Merchants shareholder who receives solely Chittenden common stock in exchange for all of that shareholder’s shares of Merrill Merchants common stock pursuant to the merger will not recognize gain or loss on the exchange, except to the extent the shareholder receives cash in lieu of a fractional share of Chittenden common stock. The shareholder’s tax basis in the Chittenden common stock received pursuant to the merger will equal that shareholder’s tax basis in the shares of Merrill Merchants common stock being exchanged, reduced by any amount allocable to a fractional share of Chittenden common stock for which cash is received. The holding period of Chittenden common stock received will include the holding period of the shares of Merrill Merchants common stock being exchanged.

Receipt of Solely Cash

A Merrill Merchants shareholder who receives solely cash in exchange for all of that shareholder’s shares of Merrill Merchants common stock pursuant to the merger generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the shareholder’s aggregate tax basis for such shares of Merrill Merchants common stock, which gain or loss will be long-term capital gain or loss if such shares of Merrill Merchants common stock were held for more than one year. If, however, any such Merrill Merchants shareholder constructively owns shares of Merrill Merchants common stock that are exchanged for shares of Chittenden common stock in the merger or owns shares of Chittenden common stock actually or constructively after the merger, such actual or constructive ownership of Chittenden common stock may prevent any gain recognized in the merger from qualifying for capital gain rates and instead result in any gain being treated as the distribution of a dividend. Under the constructive ownership rules of the Code, a shareholder may be treated as owning stock that is actually owned by another person or entity. You should consult your tax advisors as to the possibility that all or a portion of any cash received in exchange for your shares of Merrill Merchants common stock will be treated as a dividend.

Receipt of Chittenden Common Stock and Cash

A Merrill Merchants shareholder who receives both Chittenden common stock and cash consideration in exchange for all of his or her shares of Merrill Merchants common stock generally will recognize gain, but not loss, to the extent of the lesser of:

•

the excess, if any, of (a) the sum of the aggregate fair market value of the Chittenden common stock received (including any fractional share of Chittenden common stock deemed to be received and exchanged for cash) and the amount of cash received (excluding any cash received in lieu of a fractional share of common stock) over (b) the shareholder’s aggregate tax basis in the shares of Merrill Merchants common stock exchanged in the merger; and

•	the amount of cash received by the shareholder.

For this purpose, gain or loss must be calculated separately for each block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset gain realized on another block of shares. Any such gain will be long-term capital gain if the shares of Merrill Merchants common stock exchanged were held for more than one year, unless the receipt of cash has the effect of a distribution of a dividend under the provisions of the Code, in which case such gain will be treated as a dividend to the extent of the shareholder’s ratable share of the undistributed accumulated earnings and profits of Merrill Merchants. You should consult your tax advisors as to the possibility that all or a portion of any cash received in exchange for your Merrill Merchants common stock will be treated as a dividend.

The shareholder’s aggregate tax basis in the Chittenden common stock received pursuant to the merger will equal that shareholder’s aggregate tax basis in the shares of Merrill Merchants common stock being exchanged, reduced by any amount allocable to a fractional share of Chittenden common stock for which cash is received and by the amount of any cash consideration received, and increased by the amount of taxable gain, if any, recognized by that shareholder in the merger (including any portion of such gain that is treated as a dividend).

Cash in Lieu of Fractional Shares

No fractional shares of Chittenden common stock will be issued in the merger. A Merrill Merchants shareholder who receives cash in lieu of such a fractional share will be treated as having received that fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by Chittenden. A Merrill Merchants shareholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received and the shareholder’s tax basis in the fractional share. Any capital gain or loss will be long-term capital gain or loss if the Merrill Merchants common stock exchanged was held for more than one year.

Tax Opinions

Tax opinions of Goodwin Procter LLP and Thacher Proffitt & Wood LLP have been filed as Exhibits 8.1 and 8.2, respectively, to the registration statement of which this document is a part. Additionally, it is a condition to the obligation of Chittenden and Merrill Merchants to complete the merger that Chittenden receive an opinion of Goodwin Procter LLP, counsel to Chittenden, and that Merrill Merchants receive an opinion of Thacher Proffitt & Wood LLP, counsel to Merrill Merchants, each dated as of the closing date and each to the effect that, based on representations of Chittenden and Merrill Merchants and on certain customary assumptions and conditions, the merger will be treated for United States federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. The tax opinions in Exhibits 8.1 and 8.2 are not intended to satisfy this closing condition.

The tax opinions delivered or to be delivered to Chittenden and to Merrill Merchants in connection with the merger are not binding on the Internal Revenue Service or the courts, and neither Chittenden nor Merrill Merchants have sought or will seek any ruling from the IRS regarding any matters relating to the merger. Consequently, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions contained in the tax opinions delivered to Chittenden or Merrill Merchants, or the federal income tax consequences of the merger described in this document.

Backup Withholding

Non-corporate holders of Merrill Merchants common stock may be subject to information reporting and backup withholding on any cash payments they receive. Merrill Merchants shareholders will not be subject to backup withholding, however, if they:

•

furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the Form W-9 or successor form included in the election form/letter of transmittal you will receive; or

•	are otherwise exempt from backup withholding.

If withholding results in an overpayment of taxes, a refund or credit against a Merrill Merchants shareholder’s United States federal income tax liability may be obtained from the Internal Revenue Service, provided the shareholder furnishes the required information to the IRS. A holder that does not furnish their correct TIN may be subject to penalties imposed by the IRS.

Reporting Requirements

Merrill Merchants shareholders who receive Chittenden common stock as a result of the merger will be required to retain records pertaining to the merger and will be required to file with their United States federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

Other Tax Consequences

The state and local tax treatment of the merger may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the treatment of the merger under state and local tax laws.

SUPERVISION AND REGULATION

Chittenden and its banking subsidiaries are subject to extensive regulation under federal and state banking laws and regulations. The following discussion of the material elements of the regulatory framework applicable to bank holding companies and banks is not intended to be complete and is qualified in its entirety by the discussion included in Chittenden’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and any other subsequent reports filed by Chittenden with the Securities and Exchange Commission, as well as the text of the relevant federal and state laws and regulations. See the section in this document titled “Where You Can Find More Information” beginning on page 116.

A change in the applicable banking laws or regulations may have a material effect on Chittenden’s business. Because the federal and state banking laws and regulations discussed below are subject to change from time to time, the following discussion should be read together with the related discussion included in Chittenden’s SEC reports as described above.

For a discussion of the supervision and regulation of Merrill Merchants Bank under federal and state banking laws and regulations, see the section in this document titled “Merrill Merchants’ Business—Supervision and Regulation of Merrill Merchants” beginning on page 81.

Regulation of Chittenden

Bank Holding Company Act. As a bank holding company, Chittenden is subject to supervision and regulation by the Board of Governors of the Federal Reserve System, or FRB, under the Bank Holding Company Act of 1956, or BHCA. Under the BHCA, among other things:

•

bank holding companies generally may not acquire ownership or control of more than 5% of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the FRB;

•	bank holding companies that are not also financial holding companies are generally prohibited from engaging in non-banking activities, subject to certain exceptions; and

•

bank holding companies, like Chittenden, that have not elected to become financial holding companies are limited generally to the business of banking and activities determined by the FRB to be closely related to banking.

The FRB has authority to issue cease and desist orders to terminate or prevent unsafe or unsound banking practices or violations of laws or regulations and to assess civil money penalties against bank holding companies and their non-bank subsidiaries, officers, directors and other institution-affiliated parties, and to remove officers, directors and other institution-affiliated parties.

Riegle-Neal Interstate Banking and Branching Efficiency Act. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 permits adequately capitalized bank holding companies to acquire banks in any state subject to specified concentration limits and other conditions. The Interstate Act also authorizes the interstate merger of banks. In addition, among other things, the Interstate Act permits banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state.

Financial Services Modernization Legislation. The Gramm-Leach-Bliley Act, enacted in 1999, eliminates many of the restrictions placed on the activities of certain qualified bank holding companies. The general effect of the law is to establish a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms, and other financial services providers by revising and expanding the BHCA framework to permit a holding company system, such as Chittenden, to engage in a full range of financial activities through a new entity known as a “financial holding company.” Financial activities is broadly defined to include not only banking, insurance and securities activities, but also merchant banking and additional activities that the FRB, in consultation with the Secretary of the Treasury, determines to be financial in nature, incidental to such financial activities, or complementary activities that do not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.

In order to become a financial holding company and engage in financial activities, a bank holding company, such as Chittenden, must meet certain tests. Specifically, all of a bank holding company’s banks must be well-capitalized and well-managed, as measured by regulatory guidelines, and all of the bank holding company’s banks must have been rated “satisfactory” or better in the most recent evaluation of each bank under the Community Reinvestment Act of 1977. A bank holding company that elects to be treated as a financial holding company may face significant consequences if its banks fail to maintain the required capital and management ratings, including entering into an agreement with the FRB which imposes limitations on its operations and may even require divestitures. These possible ramifications may limit the ability of a bank subsidiary to significantly expand or acquire less than well-capitalized and well-managed institutions. As of the date of this document, Chittenden has not elected to become a financial holding company.

Dividends. The FRB has authority to prohibit bank holding companies from paying dividends if such payment is deemed to be an unsafe or unsound practice. The FRB has indicated generally that it may be an unsafe and an unsound practice for bank holding companies to pay dividends unless the bank holding company’s net income over the preceding year is sufficient to fund the dividends and the expected rate of earnings retention is consistent with the organization’s capital needs, asset quality, and overall financial condition. Chittenden’s ability to pay dividends is dependent upon the flow of dividend income to it from its banking subsidiaries, which may be affected or limited by regulatory restrictions imposed by federal or state bank regulatory agencies.

Transactions by Bank Holding Companies with their Affiliates. There are various legal restrictions on the extent to which bank holding companies and their non-bank subsidiaries may borrow, obtain credit from or otherwise engage in “covered transactions” with their insured depository institution subsidiaries. “Covered transactions” are defined by statute for these purposes to include:

•	extension of credit to an affiliate;

•	a purchase of or investment in securities issued by an affiliate;

•	a purchase of assets from an affiliate unless exempted by the FRB;

•	the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any person or company; or

•	the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate, including confirmation of a letter of credit issued by an affiliate and a cross-affiliate netting arrangement.

These borrowings and other covered transactions by an insured depository institution subsidiary with its non-depository institution affiliates are generally limited to the following amounts:

•

in the case of any one affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 10% of the capital stock and surplus of the insured depository institution; and

•

in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution.

Certain of these covered transactions are also subject to collateral security requirements.

Covered transactions and other types of transactions between a bank and a bank holding company must be on market terms and not otherwise unduly favorable to the bank holding company or an affiliate of the bank holding company. The FRB has adopted a regulation which implements these restrictions on transactions with affiliates. Among other matters, this regulation requires banks that engage in derivatives transactions with affiliates or that grant intra-day credit to affiliates to establish policies and procedures that address the credit risks associated with these types of transactions.

Anti-Tying Rules. Under federal banking law, a bank holding company and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with any extension of credit, lease or sale of property of any kind, or furnishing of any service.

Holding Company Support of Subsidiary Banks. Under FRB policy, Chittenden is expected to act as a source of financial strength to its subsidiary banks and to commit resources to support these subsidiaries. This support of its subsidiary banks may be required at times when, absent such FRB policy, Chittenden might not otherwise be inclined to provide it. In addition, any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and certain other indebtedness of its subsidiary banks. In the event of a bank holding company’s bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Liability of Commonly Controlled Depository Institutions. Under the Federal Deposit Insurance Act, a depository institution insured by the Federal Deposit Insurance Corporation, or FDIC, can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with:

•	the “default” of a commonly controlled FDIC-insured depository institution; or

•	any assistance provided by the FDIC to any commonly controlled depository institution in “danger of default.”

For these purposes, the term “default” is defined generally as the appointment of a conservator or receiver and “in danger of default” is defined generally as the existence of certain conditions indicating that a default is likely to occur without federal regulatory assistance.

Regulation of Chittenden’s Banks

General. Chittenden’s banks primarily consist of FDIC-insured state chartered banks that are not members of the Federal Reserve System and are therefore subject to supervision and regulation by the FDIC and, as applicable, the Commissioner of Banking, Insurance, Securities and Health Care Administration of the State of Vermont, the Superintendent of the Maine Bureau of Financial Institutions and the Commissioner of Banks of the Commonwealth of Massachusetts. In addition, Chittenden holds a national bank that is subject to supervision and regulation by the Office of the Comptroller of the Currency, or OCC. The prior approval of the FDIC and the relevant state banking authority, or the OCC, as applicable, is required for Chittenden’s banks to establish and relocate an additional branch office, assume deposits, or engage in any merger, consolidation or purchase or sale of all or substantially all of the assets of any bank or savings association.

Examinations and Supervision. The FDIC and state banking authorities, and the OCC, regularly examine the condition and operations of Chittenden’s banks, including, among other things, their capital adequacy, reserves, loans, investments, earnings, liquidity, compliance with laws and regulations, record of performance under the Community Reinvestment Act and management practices. In addition, Chittenden’s banks are required to furnish quarterly and annual reports of income and condition to the FDIC and OCC, as applicable, and, with the exception of the national bank, periodic reports to state banking authorities. The enforcement authority of each of the FDIC and the OCC includes the power to:

•	impose civil money penalties;

•	terminate insurance coverage (FDIC only);

•	remove officers and directors;

•	issue cease-and-desist orders to prevent unsafe or unsound practices or violations of laws or regulations; and

•	impose additional restrictions and requirements with respect to banks that do not satisfy applicable regulatory capital requirements.

Dividends. As noted above, the principal source of Chittenden’s revenue is dividends from its banking subsidiaries. Payments of dividends by Chittenden’s banks are subject to banking law restrictions such as:

•	the FDIC’s and OCC’s authority to prevent a bank from paying dividends if such payment would constitute an unsafe or unsound banking practice or reduce the bank’s capital below safe and sound levels;

•

federal legislation which prohibits FDIC-insured depository institutions from paying dividends or making capital distributions that would cause the institution to fail to meet minimum capital requirements;

•

Vermont banking law restrictions which require that a bank may not, without the Commissioner’s approval, authorize dividends that reduce its capital below certain standards established by the Commissioner;

•

Massachusetts banking law restrictions which require that (1) each bank’s capital not be impaired and (2) each bank maintain a capital structure with a surplus account amounting to at least 50% of its capital stock and, unless the bank’s surplus account is at least equal to its capital stock, transfer to its surplus account each year from net profits an amount equal to 0.25% of its deposit liabilities; and

•

Maine banking law restrictions which require that a bank may not, without the Superintendent’s approval, authorize dividends that reduce its capital below certain standards established by the Superintendent.

Affiliate Transactions. As noted above, banks are subject to restrictions imposed by federal law on extensions of credit to, purchases of assets from, and certain other transactions with affiliates and on investments in stock or other securities issued by affiliates. These restrictions prevent banks from making loans to affiliates unless the loans are secured by collateral in specified amounts and have terms at least as favorable to the bank as the terms of comparable transactions between the bank and non-affiliates. Further, federal and applicable state laws significantly restrict extensions of credit by banks to directors, executive officers and principal shareholders and other related parties.

Deposit Insurance. Deposits made in Chittenden’s banks are insured by the Deposit Insurance Fund, or DIF, of the FDIC to the legal maximum of $100,000 for each insured depositor ($250,000 for deposits held through certain self-directed retirement accounts). The Federal Deposit Insurance Act, as amended by the Federal Deposit Reform Act of 2005, provides that the FDIC shall set by regulation the Designated Reserve Ratio, or DRR, for the DIF within a proscribed range. In November 2006, the FDIC issued final rules that establish the DRR at 1.25% of estimated insured deposits. If the actual reserve ratio falls below the DRR, the FDIC is empowered to require increased assessments to increase the reserve ratio. In addition, the Federal Deposit Reform Act grants the FDIC discretion to set deposit insurance assessment rates according to a risk-based system even when the reserve ratio is above the DRR. Under the final rules, effective January 1, 2007, most well capitalized and well managed institutions will be assessed five to seven basis points per $100 of insured deposits annually. However, risked-based assessments could be as high as 43 basis points for undercapitalized institutions.

Federal Reserve Board Policies. The monetary policies and regulations of the FRB have had a significant effect on the operating results of banks in the past and are expected to continue to do so in the future. FRB policies affect the levels of bank earnings on loans and investments and the levels of interest paid on bank deposits through the Federal Reserve System’s open-market operations in United States government securities, regulation of the discount rate on bank borrowings from Federal Reserve Banks and regulation of non-earning reserve requirements applicable to bank deposit account balances.

Consumer Protection Regulation; Bank Secrecy Act; USA PATRIOT Act. Other aspects of the lending and deposit businesses of Chittenden’s banks that are subject to regulation by the FDIC, the OCC, and state banking authorities, as applicable, include disclosure requirements with respect to the payment of interest, payment and other terms of consumer and residential mortgage loans and disclosure of interest and fees and other terms of, and the availability of, funds for withdrawal from consumer deposit accounts. In addition, Chittenden’s banks are subject to federal and state laws prohibiting certain forms of discrimination in credit transactions, and imposing certain record keeping, reporting and disclosure requirements with respect to residential mortgage loan applications. Chittenden’s banks are also subject to federal laws establishing certain record keeping, customer identification and reporting requirements with respect to certain large cash transactions, sales and travelers checks or other monetary instruments, and international transportation of cash or monetary instruments. In addition, under the USA PATRIOT Act of 2001, financial institutions, such as Chittenden’s banks, are required to implement additional policies and procedures with respect to, or additional measures designed to address, any or all of the following matters, among others: money laundering; suspicious activities and currency transaction reporting; and currency crimes.

Community Reinvestment Act Regulations. The Community Reinvestment Act of 1977 requires a bank to identify the communities served by the bank’s offices and to identify the types of credit the bank is prepared to extend within these communities. Failure of a bank to receive at least a “satisfactory” rating could inhibit the bank or its holding company from undertaking certain activities, including engaging in activities permissible for a financial holding company under the Gramm-Leach-Bliley Act and acquisitions of other financial institutions, which require regulatory approval based, in part, on Community Reinvestment Act compliance considerations. The FRB must take into account the record of performance of banks in meeting the credit needs of the entire community served, including low and moderate-income neighborhoods.

Capital Requirements. The FDIC has established guidelines with respect to the maintenance of appropriate levels of capital by state chartered FDIC-insured banks that are not members of the Federal Reserve System, and the OCC and FRB have established substantially identical guidelines for national banks and bank holding companies respectively. If a banking organization’s capital levels fall below the minimum requirements established by these guidelines, a bank or bank holding company will be expected to develop and implement a plan acceptable to the FDIC, the OCC or the FRB, as applicable, to achieve adequate levels of capital within a reasonable period, and may be denied approval to acquire or establish additional banks or non-bank businesses, merge with other institutions or open branch facilities until those capital levels are achieved. Federal legislation requires federal bank regulators to take “prompt corrective action” with respect to insured depository institutions that fail to satisfy minimum capital requirements and imposes significant restrictions on those institutions.

In particular, FDIC guidelines and regulations and the Federal Deposit Insurance Corporation Improvement Act of 1991 include, among other things:

•	minimum leverage capital ratios or Tier 1 capital to total assets ratios and other required ratios;

•	minimum capital levels measured as a percentage of a bank’s risk-adjusted assets;

•

assignment of a bank by the FDIC to one of three capital categories consisting of (1) well capitalized, (2) adequately capitalized and (3) undercapitalized, and one of three supervisory categories, which category assignments determine the bank’s assessment rate;

•	restrictions on the ability of a bank to accept brokered deposits;

•

authorization of the FDIC to appoint itself as conservator or receiver for a state-chartered bank under certain circumstances and expansion of the grounds for appointment of a conservator or receiver for an insured depository institution;

•	adoption of uniform real estate lending standards;

•	standards for safety and soundness related to, among other things, internal controls and audit systems, loan documentation, credit underwritings and interest rate risk exposure;

•	restrictions on the activities and investments of state-chartered banks; and

•	consumer protection provisions.

The OCC has promulgated substantially similar guidelines and regulations with respect to national banks.

Status of Regulatory Approvals and Other Information

Before Chittenden and Merrill Merchants may complete the merger, they must obtain a number of regulatory approvals from, or give notices to, federal and state bank regulators, as summarized in the following paragraphs.

Federal Reserve Board. Chittenden must seek the prior approval of the FRB pursuant to Sections 3(a)(3) and 3(a)(5) of the BHCA, to merge with Merrill Merchants and thereby acquire control of Merrill Merchants’ wholly-owned subsidiary, Merrill Merchants Bank. Chittenden must also seek the prior approval of the FRB pursuant to Section 4(c)(8) of the BHCA to acquire control of certain of Merrill Merchants’ direct and indirect non-bank subsidiaries as part of the merger.

The FRB’s determination whether to approve the merger is subject to certain requirements. Because Chittenden is headquartered in Vermont, and because Merrill Merchants maintains its principal place of business in Maine, Section 3(d) of the BHCA requires that the FRB determine that Chittenden is at least adequately capitalized and adequately managed under criteria determined by the FRB. The FRB also may not approve the merger unless Merrill Merchants Bank has been in existence for the minimum amount of time, up to five years, required by state law. Maine law presently does not impose a minimum age requirement. In addition, the FRB may not approve the merger unless, following the merger, Chittenden’s subsidiary banks will not control deposits that exceed 10% of all deposits controlled by insured depository institutions in the United States or, because Chittenden’s bank subsidiaries presently operate in Maine, 30% of deposits controlled by insured depository institutions in Maine, unless state law imposes a lower deposit concentration limit. Maine law presently does not impose a lower limit.

In addition, the FRB generally will not approve any transaction that would result in a monopoly or that would further a combination or conspiracy to monopolize banking in the United States. The FRB also may not approve a transaction that could substantially lessen competition in any section of the country, that would tend to create a monopoly in any section of the country, or that would be in restraint of trade. However, the FRB may approve any such transaction if it determines that the public interest in meeting the convenience and needs of the community served clearly outweigh the anticompetitive effects of the proposed transaction. The FRB is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned, as well as the convenience and needs of the community to be served. The consideration of convenience and needs includes the parties’ performance under the Community Reinvestment Act of 1977. Consideration of financial resources generally focuses on capital adequacy.

Chittenden and Merrill Merchants may not complete the merger before 30 calendar days following the FRB’s approval of the merger or, if the FRB has not received any adverse comments from the Attorney General of the United States concerning the competitive effect of the merger, such shorter period of time as the FRB may permit that does not end sooner than 15 calendar days following the FRB’s approval. During this waiting period, the Attorney General may, but is not expected to, commence an action to stay the effectiveness of the FRB’s approval and prevent the merger. The FRB or the Attorney General may challenge the merger on competitive grounds, and may require Chittenden to divest certain of its banking subsidiaries’ branches in order to complete the merger. The level of divestitures that the FRB and the Attorney General may require might be unacceptable. In addition, the FRB may require Merrill Merchants to divest certain of its non-bank subsidiaries before Chittenden may acquire Merrill Merchants or require Chittenden to commit to divest such non-bank subsidiaries subsequent to the merger. Such divestures could delay the date of completion of the merger or may diminish the benefits of the merger.

State Regulatory Filings. Chittenden must give notice of the merger to the Vermont Department of Banking, Insurance, Securities and Health Care Administration. Chittenden must also seek the approval of the Massachusetts Board of Bank Incorporation, or BBI, pursuant to Massachusetts General Laws, Chapter 167A, Sections 2 and 4 and the Superintendent of the Maine Bureau of Financial Institutions pursuant to Maine Revised Statues, Title 9-B, Chapter 101, Section 1013 before it may acquire Merrill Merchants.

In determining whether to approve the merger, the BBI must consider whether the merger will unreasonably affect competition and whether public convenience and advantage will be promoted. The BBI must also consider whether the merger will result in “net new benefits” in Massachusetts, which include consideration of factors such as initial capital investments, job creation plans, consumer and business services, commitments to maintain and open branch offices within a bank’s delineated local community and such other matters as may be deemed to benefit the community. Before the BBI may approve the merger, the BBI must receive confirmation from the Massachusetts Housing Partnership Fund that Chittenden has made certain arrangements with the Massachusetts Housing Partnership Fund with respect to any assets to be acquired by Chittenden in connection with the merger that are located in Massachusetts.

In considering approval of the merger, the Maine Superintendent must consider whether the merger will contribute to the financial strength and success of the institutions involved and will promote the convenience and advantage of the public. In determining whether this standard has been met, the Maine Superintendent must consider, among other things, the effect of the merger on competition, the character, ability and overall sufficiency of the management of the institutions concerned, and the adequacy of capital and financial resources of the institutions.

Chittenden and Merrill Merchants have filed all applications and notices and have taken or will take all other appropriate action with respect to any requisite approvals or other action of any governmental authority. The merger agreement provides that the obligation of each of Chittenden and Merrill Merchants to complete the merger is conditioned upon the receipt of all requisite regulatory approvals, the giving of all required notices to regulatory agencies, and the expiration of all waiting periods. There can be no assurance that any governmental agency will approve or take any required action with respect to the merger, and, if such approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to mutually consent to abandon the merger or that no action will be brought challenging such approvals or action, including a challenge by the Attorney General or, if such a challenge is made, the result of that challenge. Chittenden and Merrill Merchants are not aware of any governmental approvals or actions that may be required for completion of the merger other than as described above. Should any other approval or action be required, Chittenden and Merrill Merchants currently contemplate that such approval or action would be sought.

MERRILL MERCHANTS’ BUSINESS

General

Merrill Merchants Bancshares, Inc., a Maine corporation organized in March 1992, is a registered bank holding company under the Bank Holding Company Act of 1956. Merrill Merchants is also a registered financial holding company under the Bank Holding Company Act. In October 1992, Merrill Merchants became the bank holding company for Merrill Merchants Bank and holds 100% of Merrill Merchants Bank’s outstanding common stock. Merrill Merchants, through its ownership of Merrill Merchants Bank, is engaged in a general commercial and retail banking business, along with trust and investment services.

Merrill Merchants’ sources of income and cash flow are derived from dividends paid on Merrill Merchants Bank stock, tax benefits received by Merrill Merchants and earnings from amounts deposited by Merrill Merchants in interest bearing accounts and investments.

Merrill Merchants Bank was established in 1992 to purchase assets and assume liabilities of certain branch banking offices formerly held by a large out of state bank. Merrill Merchants Bank is headquartered in Bangor, Maine, which is located 76 miles north of Augusta, Maine, the state capital. Presently, Merrill Merchants Bank maintains 11 banking offices in nine area communities. The three Bangor offices provide city-wide convenience and are complemented by:

•	an office in Brewer, Bangor’s sister city located on the eastern shore of the Penobscot River;

•	a branch in Orono, home of the University of Maine’s flagship campus;

•	a branch in Pittsfield, a small rural town of 4,000 people located about 30 miles southwest of Bangor;

•	a convenience store branch in Orrington which serves as a satellite office to the Brewer branch;

•	a convenience store branch in Milford which serves as a satellite office to the Orono Branch;

•	a branch in Holden, a small town located next to Brewer;

•	a banking office located in Waterville; and

•	a supermarket branch in Newport, a small town neighboring Pittsfield, approximately 25 miles southwest of Bangor.

The Newport branch is located at the juncture of Interstate 95 and Route 2, which is the main travel route to the winter and summer tourist area of the Moosehead Lake Region. In addition to its banking offices, Merrill Merchants Bank has 14 ATM locations in its primary market area.

Merrill Merchants Bank conducts a general commercial and retail banking business that includes the acceptance of deposits from the general public and the application of those funds to the origination of a variety of commercial loans, commercial and residential real estate loans and consumer loans. As of December 31, 2006, Merrill Merchants had total assets of $449.1 million, loans of $338.9 million, deposits of $359.9 million and shareholders’ equity of $38.6 million. Merrill Merchants Bank also established a Trust and Investment Services Department, which has grown since inception in April 1994 to $389.0 million in assets under management as of December 31, 2006.

Merrill Merchants Bank’s income is derived principally from interest and fees earned in connection with its lending activities, interest and dividends on investment securities, and service charges and fees on deposit and trust accounts. Its main expenses are the interest paid on deposits and operating expenses. Merrill Merchants Bank’s customer deposits are insured, up to the applicable limits, by the Federal Deposit Insurance Corporation.

Community Banking Strategy

Having identified the need for community banking services in its market area, Merrill Merchants Bank has worked to position itself as a service-oriented community bank. Merrill Merchants Bank is staffed by experienced management personnel, all of whom reside in the area and know Merrill Merchants Bank’s customers and are able to provide personalized service for these customers. Merrill Merchants Bank has focused on fostering banking relationships with customers that include multiple financial services ranging from basic checking to investment management accounts.

As a part of this strategy, Merrill Merchants and Merrill Merchants Bank have attracted local business people who actively promote Merrill Merchants Bank in the community to serve on their boards of directors. In an effort to broaden the community’s awareness of Merrill Merchants Bank and attract new business, Merrill Merchants has also obtained additional investments in and support for Merrill Merchants from local investors.

Merrill Merchants Bank is active in small business lending and has earned the designation “Preferred Lender” by the Small Business Administration. Merrill Merchants Bank is also active in residential mortgage lending, and a number of products, including government insured loan programs, are available to meet the demands of both the consumer and the commercial markets. Merrill Merchants’ affiliations with third party vendors have enabled Merrill Merchants Bank to deliver sophisticated products such as Internet banking, automated telephone banking, and check imaging while maintaining a local, friendly flavor in its branch banks. This same strategy has been implemented by the Trust and Investment Services Department, which also serves many clients who appreciate the personal attention and customer service provided locally. The depository custody services and investment advisory services provided by the Trust Department are supported through its affiliation with The Northern Trust Company.

Market Area and Competition

Merrill Merchants Bank’s primary market area, Greater Bangor, is at the center of commercial activity for the northeastern and central region of the State of Maine. Nearly 100,000 people live in Merrill Merchants Bank’s primary market area. Merrill Merchants Bank is part of a strategic link to Canada, as Bangor is the closest U.S. metropolitan area to Eastern Quebec and the Canadian Maritime provinces. Many regional and national companies site their operations in the Bangor area. Services, trades, manufacturing and government are the four largest fields of employment in the metropolitan Bangor region. Bangor is also a healthcare center for central, eastern and northern Maine. The city is a regional financial center and is also serviced by several statewide and regional accounting firms, law firms, insurance companies and security and investment firms. Bangor is a hub for government services, with many local, state and federal offices located within the city. Bangor is accessible by multiple exits from Interstate 95, a major interstate highway which transits the eastern seaboard of the United States. Major routes to all regions of the state bisect Bangor from various directions. Bangor International Airport provides domestic and international passenger and cargo service for a significant portion of the state.

Major competitors in Merrill Merchants’ market areas include local branches of large regional and national bank affiliates, as well as local independent banks, thrift institutions and credit unions. Other competitors for deposits and loans within Merrill Merchants’ market area include insurance companies, money market funds, consumer finance companies and financing affiliates of consumer durable goods manufacturers.

Merrill Merchants believes that there will continue to be a need for a bank in Merrill Merchants Bank’s primary market area with local management having decision-making power and emphasizing loans to small and medium sized businesses and to individuals. Merrill Merchants Bank has concentrated on extending business loans to such customers in Merrill Merchants Bank’s primary market area and to extending trust services to clients with accounts of all sizes. Merrill Merchants Bank’s management also makes decisions based upon, among other things, the knowledge of Merrill Merchants Bank’s employees regarding the communities and customers in Merrill Merchants Bank’s primary market area. The individuals employed by Merrill Merchants Bank, to a large extent, reside near the branch banks and thus are generally familiar with the branch banks’

communities and customers. This is important in local decision-making as it allows Merrill Merchants Bank to respond to customer questions and concerns on a timely basis and fosters quality customer service.

The Trust and Investment Services Department of Merrill Merchants Bank has taken advantage of opportunities created as the larger banks have altered their personal service commitment to clients not meeting established account criteria. Merrill Merchants Bank is able to offer a comprehensive array of trust and investment services to individuals, businesses, non-profit organizations and municipalities of varying asset size and to provide the highest level of personal service. The staff includes an attorney as well as investment and employee benefits professionals with trust and banking experience.

Merrill Merchants Bank has worked and will continue to work to position itself to be competitive in its market area. Merrill Merchants Bank’s ability to make decisions close to the marketplace, management’s commitment to providing quality banking products, the caliber of the professional staff, and the community involvement of Merrill Merchants Bank’s employees are all factors affecting Merrill Merchants Bank’s ability to be competitive. If Merrill Merchants and Merrill Merchants Bank are unable to compete successfully, however, the business and operations could be adversely affected.

Employees

Merrill Merchants employs approximately 144 people on a full-time equivalent basis. The employees are not represented by a collective bargaining unit, and Merrill Merchants believes that it enjoys good relations with all personnel.

Lending Activity

Merrill Merchants Bank has experienced loan growth since it was established in October 1992. One of the primary factors contributing to the growth has been an experienced local lending group. Many commercial lending relationships have been developed by Merrill Merchants Bank as a result of long-standing business associations over many years. Many of Merrill Merchants Bank’s officers have held lending positions with Bangor area banks for in excess of 20 years. Management believes that these relationships have not only been instrumental in loan growth but also in developing quality customers.

Merrill Merchants strives to provide a full range of financial products and services to small and medium sized businesses and consumers. Merrill Merchants Bank has an established Officer Loan Committee which meets weekly to review and approve credits and a Director Loan Committee which meets bi-monthly, or as necessary, to approve credits in excess of $500,000. Merrill Merchants Bank’s loan mix is subject to the discretion of its board of directors and the demands of the local marketplace. Management has established relationships with local area legal and accounting professionals to cultivate referrals. Asset quality is a top priority for Merrill Merchants Bank and a significant consideration in business development efforts.

Commercial and Commercial Real Estate Lending. Loans in this category principally include loans to service, retail, medical, construction, wholesale and light manufacturing businesses. Commercial loans are made based on the management, financial strength and repayment ability of the borrower. As of December 31, 2006, commercial and commercial real estate loans represented the largest class of loans at $185.4 million or 55% of total loans. Merrill Merchants Bank participates in government guaranteed lending including programs with the Finance Authority of Maine and Rural Development. Merrill Merchants Bank is the leading community bank lender in the State of Maine for the Small Business Administration.

Merrill Merchants Bank’s commercial real estate loans are made at variable and fixed rates of interest, and amortize up to 15 years. Loans originated at fixed interest rates typically reprice within a three- to five-year period. A broad range of short-to-medium term commercial loans, both collateralized and uncollateralized, are made available to businesses for working capital (including inventory and receivables), business expansion (including improvements of real estate) and the purchase of equipment and machinery. The purpose of a particular loan generally determines its structure. The commercial real estate loans are secured by a variety of properties, including buildings occupied by small-to-medium sized businesses, apartment complexes and non-owner/user office and retail business.

Merrill Merchants Bank’s commercial loans primarily are underwritten in Merrill Merchants Bank’s primary market area on the basis of the borrowers’ ability to service such debt from income. Many of these loans involve lines of credit written at variable rates of interest on a demand basis, or for terms not exceeding one year, while others are written on a term basis typically for up to five years, generally at variable rates of interest. As a general practice, Merrill Merchants Bank takes as collateral a security interest in any available real estate, equipment or other chattel. As additional security for commercial loans, Merrill Merchants Bank normally requires the personal guarantee of the principals and may require financial performance covenants.

Residential Mortgage Lending. Merrill Merchants Bank endeavors to meet the needs of its individual customers by making residential mortgage loans. Residential loans include the origination of conventional mortgages, residential lot loans and residential acquisition, development and construction loans for the purchase or construction of single-family housing or lots. Merrill Merchants Bank offers fixed and adjustable rate mortgages. With these loans, the real estate normally constitutes the primary collateral.

Loans in this category include both portfolio loans, which are held by Merrill Merchants Bank until maturity, and loans which are sold on the secondary market. In the case of secondary market loans, all servicing rights are retained by Merrill Merchants Bank, which maintains the service connection to the customer. Merrill Merchants Bank participates in government guaranteed programs and has also helped coordinate several innovative programs including a partnership with Penquis Community Action Program in its “Own Me” program, which assists low income women in the purchase of a home, and housing workshops for the hearing impaired.

As of December 31, 2006, residential loans accounted for a total of $63.7 million, representing 19% of total loans. Merrill Merchants Bank’s secondary market servicing portfolio totaled $154.8 million at December 31, 2006.

Construction Lending. Merrill Merchants originates construction loans to individuals for the construction of one- to four-family residences and to businesses for owner-occupancy. Residential and commercial construction loans generally provide for the payment of interest only during the construction phase, which is usually between six and twelve months. At the end of the construction phase, the loan converts to a permanent mortgage loan. At December 31, 2006, construction loans totaled $15.8 million, representing 5% of total loans.

Construction lending generally involves a higher degree of risk than single-family permanent mortgage lending or a commercial real estate loan because of the greater potential for disagreements between borrowers and builders and the failure of builders to pay subcontractors. Additional risk often exists because of the inherent difficulty in estimating both a property’s value and the estimated cost of the property.

Home Equity Lending. Merrill Merchants originates home equity loans on a fixed and variable interest rate basis. At December 31, 2006, fixed-rate loans totaled $26.8 million and variable-rate loans amounted to $20.6 million, representing 14% of total loans. These home equity loans are generally secured by a second mortgage on the principal residential property.

Consumer Lending. Consumer loans made by Merrill Merchants Bank include indirect automobile and recreational vehicle lending, as well as personal unsecured, boat and recreational vehicle loans, mobile home, home improvement and overdraft protection accounts. Merrill Merchants Bank’s consumer loan portfolio consists primarily of loans to individuals for various consumer purposes. A majority of these loans are for terms of less than 60 months. Consumer loans are generally collateralized by liens on various personal assets of the borrower; however, consumer loans may be made uncollateralized. Consumer loans are made at fixed and variable interest rates. Consumer loans totaled $26.7 million and represented 8% of Merrill Merchants’ loan portfolio at December 31, 2006.

Joint Venture

In 1996, Merrill Merchants Bank and MSB Leasing, Inc., a subsidiary of Machias Savings Bank, a state chartered mutual savings bank, formed M&M Consulting Limited Liability Company, a jointly owned subsidiary. M&M was established to provide a review of various internal bank risk control functions. M&M provides Merrill Merchants Bank, Machias Savings Bank and over 70 other financial institutions in northern New England access to experienced individuals who are highly trained in loan review, regulatory compliance, training and internal auditing in a cost-efficient and timely manner.

Supervision and Regulation of Merrill Merchants

General. Merrill Merchants Bank is a Maine-chartered commercial bank, the deposit accounts of which are insured up to applicable limits by the Federal Deposit Insurance Corporation, or FDIC. Merrill Merchants Bank is also a member of the Federal Reserve System. Merrill Merchants Bank is subject to extensive regulation, examination and supervision by the Maine Bureau of Financial Institutions as its chartering regulator, by the FDIC as its deposit insurer and by the Board of Governors of the Federal Reserve System, or the FRB, as its primary federal regulator. Merrill Merchants, as a financial holding company under the Bank Holding Company Act of 1956, or the BHCA, is subject to the rules and regulations of the FRB. In addition, Merrill Merchants is subject to the rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers. Both Merrill Merchants and Merrill Merchants Bank are subject to the provisions of the Maine Revised Statutes applicable to financial institutions, and the rules and regulations of the Maine Bureau of Financial Institutions.

The following references to the laws and regulations under which Merrill Merchants Bank and Merrill Merchants are regulated are brief summaries thereof, do not purport to be complete, and are qualified in their entirety by reference to such laws and regulations. These laws and regulations have been established primarily for the protection of depositors and the deposit insurance funds, not Merrill Merchants shareholders. Any change in such laws and regulations, whether by the Maine Bureau of Financial Institutions, the FDIC, the FRB or the Securities and Exchange Commission or through legislation, could have a material adverse impact on Merrill Merchants and Merrill Merchants Bank and their operations and shareholders.

Maine Banking Laws and Supervision. Merrill Merchants and Merrill Merchants Bank are subject to Maine law and the rules and regulations of the Maine Bureau of Financial Institutions. The approval of the Maine Bureau of Financial Institutions is required to establish or close branches, to merge with another bank, to form a bank holding company, to issue stock or to undertake many other activities. Any Maine bank that does not operate in accordance with the regulations, policies and directives of the Maine Bureau of Financial Institutions is subject to sanctions.

Loans-to-One-Borrower Limitations. With certain exceptions, the total obligations of a single borrower to Merrill Merchants Bank may not exceed 20% of Merrill Merchants Bank’s total capital. Total loans or other extensions of credit in excess of 10% of total capital must be approved by a majority of the governing body or the executive committee of the bank. Merrill Merchants Bank currently complies with applicable loans-to-one-borrower limitations.

Dividends. Under Maine law, Merrill Merchants may declare and pay a dividend on its capital stock provided that adequate levels of capital are maintained. The Maine Bureau of Financial Institutions’ minimum capital requirements are set by regulation, and must be at least as stringent as those set forth by federal banking regulations. See “—Federal Regulation of Merrill Merchants Bank—Capital Requirements” below. In addition, federal law also may limit the amount of dividends that may be paid by Merrill Merchants Bank.

Examination. The Maine Bureau of Financial Institutions is required to regularly examine each state-chartered bank at least once every 36 months.

Enforcement. The Maine Bureau of Financial Institutions is authorized to issue cease and desist orders to any state-chartered bank that is engaging in or has engaged in: an unsafe or unsound practice; a violation of a law, rule or regulation relating to the supervision of the institution; a violation of any condition, imposed in writing, in connection with the approval of any application by the superintendent; a violation of any written agreement entered into with the superintendent; or an anticompetitive or deceptive practice, or one that is otherwise injurious to the public interest.

The Maine Bureau of Financial Institutions may, under certain circumstances, suspend or remove directors or officers of a bank if: (1) the directors or officers have violated a law, rule, regulation or cease and desist order that has become final; engaged in or participated in any unsafe or unsound practice; or committed or engaged in any act, omission, or practice that constitutes a breach of the fiduciary duty of the officer or director; (2) by reason of the violation, practice or breach the bank has suffered or will probably suffer financial loss or other damage; the interests of the bank’s depositors or creditors or the public have been or could be prejudiced; or the officer or director has received financial gain or other benefit; and (3) the violation, practice or breach involves personal dishonesty or demonstrates willful or continuing disregard for the safety or soundness of the bank.

Federal Regulation of Merrill Merchants. As a financial holding company, Merrill Merchants is subject to the laws of the United States and the regulations of the FRB.

Capital Requirements. The FRB has adopted capital adequacy guidelines pursuant to which it assesses the adequacy of capital in examining and supervising a bank holding company and in analyzing applications to it under the BHCA. The FRB capital adequacy guidelines generally require bank holding companies to maintain total regulatory capital equal to 8% of total risk-adjusted assets, with at least one-half of that amount consisting of Tier 1, or core capital, and up to one-half of that amount consisting of Tier 2, or supplementary capital. Tier 1 capital for bank holding companies generally consists of the sum of common stockholders’ equity and perpetual preferred stock (subject in the case of the latter to limitations on the kind and amount of such stocks which may be included as Tier 1 capital), less goodwill and, with certain exceptions, intangibles. Tier 2 capital generally consists of hybrid capital instruments; perpetual preferred stock which is not eligible to be included as Tier 1 capital; term subordinated debt and intermediate-term preferred stock; and, subject to limitations, general allowances for loan losses. Assets are adjusted under the risk-based guidelines to take into account different risk characteristics, with the categories ranging from 0% (requiring no additional capital) for assets such as cash to 100% for the bulk of assets which are typically held by a bank holding company, including multi-family residential and commercial real estate loans, commercial business loans and consumer loans. Single-family residential first mortgage loans which are not past-due (90 days or more) or non-performing and which have been made in accordance with prudent underwriting standards are assigned a 50% level in the risk-weighing system, as are certain privately-issued mortgage-backed securities representing indirect ownership of such loans. Off-balance sheet items also are adjusted to take into account certain risk characteristics.

In addition to the risk-based capital requirements, the FRB requires bank holding companies to maintain a minimum leverage capital ratio of Tier 1 capital to total assets of 3.0%. Total assets for this purpose does not include goodwill and any other intangible assets and investments that the FRB determines should be deducted from Tier 1 capital. The FRB has announced that the 3.0% Tier 1 leverage capital ratio requirement is the minimum for the top-rated bank holding companies without any supervisory, financial or operational weaknesses or deficiencies or those that are not experiencing or anticipating significant growth. Other bank holding companies are expected to maintain Tier 1 leverage capital ratios of at least 4.0% to 5.0% or more, depending on their overall condition.

Merrill Merchants is in compliance with the above-described FRB regulatory capital requirements.

Activities. The BHCA prohibits a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares or substantially all of the assets of any bank, or merging or consolidating with another bank holding company, without the prior approval of the FRB.

The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring more than 5% of the voting shares of any company that is not a bank and from engaging in any business other than banking or managing or controlling banks. Under the BHCA, the FRB is authorized to approve the ownership of shares by a bank holding company in any company, the activities of which the FRB has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. In making such determinations, the FRB is required to weigh the expected benefit to the public, such as greater convenience, increased competition or gains in efficiency, against the possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

In addition, a bank holding company which does not qualify and elect to be treated as a financial holding company under the Gramm-Leach-Bliley Financial Services Modernization Act is generally prohibited from engaging in, or acquiring, direct or indirect control of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the FRB to be so closely related to banking or managing or controlling banks as to be permissible.

Bank holding companies may qualify to become financial holding companies if they meet certain criteria set forth by the FRB. In 2003, Merrill Merchants elected to be treated as a financial holding company under the BHCA. As a financial holding company, Merrill Merchants may conduct activities that are considered “financial in nature” under the BHCA. Such activities include:

•	activities permissible for bank holding companies prior to the enactment of the BHCA;

•	lending, exchanging, transferring, investing for others, or safeguarding money or securities;

•	underwriting and selling insurance;

•	providing financial, investment, or advisory services;

•	selling pools of assets;

•	underwriting, dealing in, or making a market in securities; and

•	merchant banking.

In order to commence a new activity, Merrill Merchants Bank must have received a “satisfactory” on its latest Community Reinvestment Act exam. See “—Federal Regulation of Merrill Merchants Bank—Community Reinvestment” below.

The Sarbanes-Oxley Act. As a public company, Merrill Merchants is subject to the Sarbanes-Oxley Act of 2002, which implements a broad range of corporate governance and accounting measures for public companies designed to promote honesty and transparency in corporate America and better protect investors from corporate wrongdoing. The Sarbanes-Oxley Act’s principal legislation and the derivative regulation and rule making promulgated by the Securities and Exchange Commission includes:

•	the creation of an independent accounting oversight board;

•	auditor independence provisions which restrict non-audit services that accountants may provide to their audit clients;

•	additional corporate governance and responsibility measures, including the requirement that the chief executive officer and chief financial officer certify financial statements;

•

a requirement that companies establish and maintain a system of internal control over financial reporting and that a company’s management provide an annual report regarding its assessment of the effectiveness of such internal control over financial reporting to the company’s independent accountants and that such accountants provide an attestation report with respect to management’s assessment of the effectiveness of the company’s internal control over financial reporting (Merrill Merchants, as a non-accelerated filer, is not subject to this provision until the year ending December 31, 2007);

•

the forfeiture of bonuses or other incentive-based compensation and profits from the sale of an issuer’s securities by directors and senior officers in the 12-month period following initial publication of any financial statements that later require restatement;

•	an increase in the oversight of, and enhancement of certain requirements relating to, audit committees of public companies and how they interact with Merrill Merchants’ independent auditors;

•	the requirement that audit committee members must be independent and are absolutely barred from accepting consulting, advisory or other compensatory fees from the issuer;

•	the requirement that companies disclose whether at least one member of the committee is a “financial expert” (as such term is defined by the Securities and Exchange Commission) and if not, why not;

•	expanded disclosure requirements for corporate insiders, including accelerated reporting of stock transactions by insiders and a prohibition on insider trading during pension blackout periods;

•	a prohibition on personal loans to directors and officers, except certain loans made by insured financial institutions;

•	disclosure of a code of ethics and filing a Form 8-K for a change or waiver of such code;

•	mandatory disclosure by analysts of potential conflicts of interest; and

•	a range of enhanced penalties for fraud and other violations.

Section 402 of the Sarbanes-Oxley Act prohibits the extension of personal loans to directors and executive officers of issuers. The prohibition, however, does not apply to mortgages advanced by an insured depository institution, such as Merrill Merchants Bank, that are subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act. See “—Federal Regulation of Merrill Merchants Bank—Loans to Insiders” below.

Although Merrill Merchants has and will continue to incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations, such compliance will not have a material impact on its results of operations or financial condition.

Federal Securities Law. Merrill Merchants’ common stock is registered with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, or the Exchange Act. Thus, Merrill Merchants is subject to information, proxy solicitation, insider trading restrictions, and other requirements under the Exchange Act.

Federal Regulation of Merrill Merchants Bank. Merrill Merchants Bank is subject to federal banking laws and the regulations of the FRB.

Capital Requirements. Under FRB regulations, Merrill Merchants Bank is required to maintain minimum levels of capital. The FRB regulations define two classes of capital known as Tier 1 and Tier 2 capital. For an institution with a rating of 1 (the highest examination rating for banks) under the Uniform Financial Institutions Rating System, the minimum capital leverage requirement is a ratio of Tier 1 capital to total assets of 3%. For all other banks, the minimum leverage capital requirement is 4%, unless the particular circumstances or risk profile of the depository institution warrants a higher leverage capital ratio.

The FRB regulations also require that banks meet a risk-based capital standard. The risk-based capital standard requires the maintenance of a ratio of total capital (which is defined as the sum of Tier 1 capital and Tier 2 capital, minus certain investments or holdings) to risk-weighted assets of at least 8% and a ratio of Tier 1 capital to risk-weighted assets of at least 4%. In determining the amount of risk-weighted assets, all assets, plus certain off balance sheet items, are multiplied by a risk-weight of 0% to 100%, based on the risks the FRB believes are inherent in the type of asset or item.

The federal banking agencies, including the FRB, also have adopted regulations to require an assessment of an institution’s exposure to declines in the economic value of a bank’s capital due to changes in interest rates when assessing Merrill Merchants Bank’s capital adequacy. Under such a risk assessment, examiners will evaluate a bank’s capital for interest rate risk on a case-by-case basis, with consideration of both quantitative and qualitative factors.

Institutions with significant interest rate risk may be required to hold additional capital. The agencies also issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies’ evaluation of interest rate risk in connection with capital adequacy. Merrill Merchants Bank was considered “well capitalized” under FRB guidelines at December 31, 2006.

Activity Restrictions on State-Chartered Banks. Section 24 of the Federal Deposit Insurance Act, or FDIA, which was added by the Federal Deposit Insurance Corporation Improvement Act of 1991, or FDICIA, generally limits the activities and investments of state-chartered FDIC-insured banks and their subsidiaries to those permissible for national banks and their subsidiaries, unless such activities and investments are specifically exempted by Section 24 or consented to by the FDIC.

Before making a new investment or engaging in a new activity not permissible for a national bank or not otherwise permissible under Section 24 or the related FDIC regulations thereunder, an insured bank must seek approval from the FDIC to make such investment or engage in such activity. The FDIC will not approve the activity unless Merrill Merchants Bank meets its minimum capital requirements and the FDIC determines that the activity does not present a significant risk to the FDIC insurance funds.

Enforcement. The FRB has extensive enforcement authority over state-chartered member banks, including Merrill Merchants Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders, and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and to unsafe or unsound practices.

Deposit Insurance. Merrill Merchants Bank is a member of the Deposit Insurance Fund, or DIF, maintained by the FDIC, and pays its deposit insurance assessments to the DIF. The DIF was formed on March 31, 2006 following the merger of the Bank Insurance Fund and the Savings Association Insurance Fund in accordance with the Federal Deposit Insurance Reform Act of 2005, or the DIF Act. In addition to merging the insurance funds, the DIF Act established a statutory minimum and maximum designated reserve ratio for the DIF and granted the FDIC greater flexibility in establishing the required reserve ratio. In its regulations implementing the DIF Act, the FDIC has set the current annual designated reserve ratio for the DIF at 1.25%.

In order to maintain the DIF, member institutions are assessed an insurance premium. The amount of each institution’s premium is currently based on the balance of insured deposits and the degree of risk the institution poses to the DIF. Under the assessment system, the FDIC assigns an institution to one of nine risk categories using a two-step process based first on capital ratios (the capital group assignment) and then on other relevant information (the supervisory subgroup assignment). Each risk category is assigned an assessment rate. Assessment rates currently range from 0% of deposits for an institution in the highest category (i.e., well-capitalized and financially sound, with no more than a few minor weaknesses) to 0.43% of deposits for an institution in the lowest category (i.e., undercapitalized and substantial supervisory concerns). The FDIC is authorized to raise the assessment rates as necessary to maintain the DIF. Merrill Merchants Bank’s assessment rate at December 31, 2006 was 0%. Any increase in insurance assessments could have an adverse effect on the earnings of insured institutions, including Merrill Merchants Bank.

In addition, all FDIC-insured institutions are required to pay a pro rata portion of the interest due on obligations issued by the Financing Corporation to fund the closing and disposal of failed thrift institutions by the Resolution Trust Corporation. At December 31, 2006, the FDIC assessed DIF-insured deposits 1.24 basis points per $100 of deposits to cover those obligations. The Financing Corporation rate is adjusted quarterly to reflect changes in assessment bases of the DIF. This obligation will continue until the Financing Corporation bonds mature in 2017.

Under the FDIA, the FDIC may terminate the insurance of an institution’s deposits upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. The management of Merrill Merchants Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Transactions with Affiliates of Merrill Merchants Bank. Merrill Merchants Bank’s authority to engage in transactions with its affiliates is limited by the FRB’s Regulation W and Sections 23A and 23B of the Federal Reserve Act. In general, these transactions must be on terms which are as favorable to Merrill Merchants Bank as comparable transactions with non-affiliates. In addition, certain types of these transactions referred to as “covered transactions” are subject to quantitative limits based on a percentage of Merrill Merchants Bank’s capital, thereby restricting the total dollar amount of transactions Merrill Merchants Bank may engage in with each individual affiliate and with all affiliates in the aggregate. The term “covered transaction” includes the making of loans, purchase of assets, issuance of guarantees and other similar types of transactions. Affiliates must pledge qualifying collateral in amounts between 100% and 130% of the covered transaction in order to receive loans from Merrill Merchants Bank. In addition, applicable regulations prohibit Merrill Merchants Bank from lending to any of its affiliates that engage in activities that are not permissible for bank holding companies and from purchasing low-quality (i.e., non-performing) assets from an affiliate or purchasing the securities of any affiliate, other than a subsidiary.

Loans to Insiders. Merrill Merchants Bank’s authority to extend credit to its directors, executive officers and principal shareholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the FRB. Among other things, these provisions require that extensions of credit to insiders:

•

be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with third parties and that do not involve more that the normal risk of repayment or present other features that are unfavorable to Merrill Merchants Bank; and

•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Merrill Merchants Bank’s capital.

The regulations allow small discounts on fees on residential mortgages for directors, officers and employees. In addition, extensions for credit in excess of certain limits must be approved by Merrill Merchants Bank’s board of directors.

Safety and Soundness Standards. Pursuant to the requirements of the FDIA, as amended by the Riegle Community Development and Regulatory Improvement Act of 1994, each federal banking agency, including the FRB, has adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal stockholder. In addition, the FRB adopted regulations to require a bank that is given notice by the FRB that it is not satisfying any of such safety and soundness standards to submit a compliance plan to the FRB. If, after being so notified, a bank fails to submit an acceptable compliance plan or fails in any material respect to implement an accepted compliance plan, the FRB may issue an order directing corrective and other actions of the types to which a significantly undercapitalized institution would be subject under the “prompt corrective action” provisions of the FDICIA. If a bank fails to comply with such an order, the FRB may seek to enforce such an order in judicial proceedings and to impose civil monetary penalties.

Prompt Corrective Action. The FDIA also established a system of prompt corrective action to resolve the problems of undercapitalized institutions. The FRB, as well as the other federal banking regulators, adopted regulations governing the supervisory actions that may be taken against undercapitalized institutions. The regulations establish five categories, consisting of “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized.” The severity of the action authorized or required to be taken under the prompt corrective action regulations increases as a bank’s capital decreases within the three undercapitalized categories. In addition, Merrill Merchants Bank is prohibited from paying dividends or other capital distributions or paying management fees to any controlling person if, following such distribution, Merrill Merchants Bank would be undercapitalized.

Community Reinvestment. Under the Community Reinvestment Act, all insured depository institutions, including Merrill Merchants Bank, have a continuing and affirmative obligation, consistent with its safe and sound operations, to help meet the credit needs of its entire community, including low and moderate-income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the FRB to assess the depository institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications for additional branches and acquisitions. The Community Reinvestment Act requires the FRB to provide a written evaluation of an institution’s Community Reinvestment Act performance utilizing a four-tiered descriptive rating system, and the institution is required to publicly disclose its Community Reinvestment Act rating. The four descriptive ratings are “outstanding,” “satisfactory,” “needs to improve” and “substantial noncompliance.” Merrill Merchants Bank received a “satisfactory” rating on its last Community Reinvestment Act exam dated January 16, 2006.

Community Reinvestment Act regulations rate an institution based on its actual performance in meeting community needs based on applicable performance criteria. As an “intermediate small bank” for Community Reinvestment Act purposes, Merrill Merchants Bank is assessed pursuant to the following tests:

•	a lending test, to evaluate the institution’s record of making loans in its assessment areas; and

•

a community development test, to evaluate the institution’s community development performance in terms of number and amount of community development loans and qualified investments as well as in terms of the extent of the institution’s community development services.

Federal Home Loan Bank System. Merrill Merchants Bank is a member of the Federal Home Loan Bank system, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Merrill Merchants Bank, as a member of the Federal Home Loan Bank of Boston, is required to acquire and hold shares of capital stock in the FHLB-Boston in an amount equal to at least 0.35% of Merrill Merchants Bank’s “Membership Stock Investment Base,” as defined by the FHLB-Boston, or $10,000, whichever is greater. Merrill Merchants Bank is also required to own activity based stock, which is based on 4.5% of Merrill Merchants Bank’s outstanding advances. However, the activity based stock investment requirement for overnight advances is 3%. These percentages are subject to change by the Federal Home Loan Bank of Boston. Merrill Merchants Bank was in compliance with this requirement with an investment in Federal Home Loan Bank of Boston stock at December 31, 2006 of $1.7 million. Any Federal Home Loan Bank advances must be secured by specified types of collateral, and all long-term advances may be obtained only for the purpose of providing funds for residential housing finance.

The Federal Home Loan Banks are required to provide funds for certain purposes, including contributing funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, Merrill Merchants Bank’s net interest income would be affected.

Federal Reserve System. Merrill Merchants Bank is subject to provisions of the Federal Reserve Act and the FRB’s regulations pursuant to which depository institutions may be required to maintain non-interest-earning reserves against their deposit accounts and certain other liabilities. Currently, reserves must be maintained against transaction accounts (primarily NOW and regular checking accounts). The FRB regulations exempt $8.5 million of otherwise reservable balances from the reserve requirements. A 3% reserve is required for transaction account balances over $8.5 million and up to $45.8 million. Transaction account balances over $45.8 million are subject to a reserve requirement of $1,119,000 plus 10% of any amount over $45.8 million. Merrill Merchants Bank is in compliance with the foregoing reserve requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank, or a pass-through account as defined by the FRB, the effect of this reserve requirement is to reduce Merrill Merchants Bank’s interest-earning assets. The balances maintained to meet the reserve requirements imposed by the FRB may be used to satisfy liquidity requirements imposed by the FRB. Federal Home Loan Bank System members also are authorized to borrow from the FRB discount window, but FRB regulations require such institutions to exhaust all Federal Home Loan Bank sources before borrowing from the FRB.

The Bank Secrecy Act. Merrill Merchants Bank and Merrill Merchants are subject to the Bank Secrecy Act, as amended by the USA PATRIOT Act, which gives the federal government powers to address money laundering and terrorist threats through enhanced domestic security measures, expanded surveillance powers, and mandatory transaction reporting obligations. By way of example, the Bank Secrecy Act imposes an affirmative obligation on Merrill Merchants Bank to report currency transactions that exceed certain thresholds and to report other transactions determined to be suspicious.

Title III of the USA PATRIOT Act takes measures intended to encourage information sharing among financial institutions, bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange Act. Among other requirements, the USA PATRIOT Act imposes the following obligations on financial institutions:

•

all financial institutions must establish anti-money laundering programs that include, at minimum: (1) internal policies, procedures, and controls; (2) specific designation of an anti-money laundering compliance officer; (3) ongoing employee training programs; and (4) an independent audit function to test the anti-money laundering program;

•	all financial institutions must establish and meet minimum standards for customer due diligence, identification and verification;

•

financial institutions that establish, maintain, administer, or manage private banking accounts or correspondent accounts in the United States for non-United States persons or their representatives (including foreign individuals visiting the United States) must establish appropriate, specific, and, where necessary, enhanced due diligence policies, procedures, and controls designed to detect and report money laundering through those accounts (Merrill Merchants, as a non-accelerated filer, is not subject to this provision until the year ending December 31, 2007);

•

financial institutions are prohibited from establishing, maintaining, administering or managing correspondent accounts for foreign shell banks (foreign banks that do not have a physical presence in any country), and are subject to certain recordkeeping obligations with respect to correspondent accounts of foreign banks; and

•	bank regulators are directed to consider a bank’s or holding company’s effectiveness in combating money laundering when ruling on Federal Reserve Act and Bank Merger Act applications.

Office of Foreign Asset Control. Merrill Merchants Bank and Merrill Merchants, like all United States companies and individuals, are prohibited from transacting business with certain individuals and entities named on the Office of Foreign Asset Control’s list of Specially Designated Nationals and Blocked Persons. Failure to comply may result in fines and other penalties. The Office of Foreign Asset Control has issued guidance directed at financial institutions in which it asserts that it may, in its discretion, examine institutions determined to be high-risk or to be lacking in their efforts to comply with these prohibitions.

Acquisition of Merrill Merchants or Merrill Merchants Bank. Under the federal Change in Bank Control Act, any person (including a company), or group acting in concert, seeking to acquire 10% or more of the outstanding shares of Merrill Merchants’ common stock will be required to submit prior notice to the FRB, unless the FRB has found that the acquisition of such shares will not result in a change in control of Merrill Merchants. Under the Change in Bank Control Act, the FRB has 60 days within which to act on such notices, taking into consideration factors, including the financial and managerial resources of the acquiror, the convenience and needs of the communities served by Merrill Merchants and Merrill Merchants Bank, and the anti-trust effects of the acquisition. Under the BHCA, any company would be required to obtain prior approval from the FRB before it may obtain “control,” within the meaning of the BHCA, of Merrill Merchants. The term “control” is defined generally under the BHCA to mean the ownership or power to vote 25% or more of any class of voting securities of an institution or the ability to control in any manner the election of a majority of the institution’s directors. An existing bank holding company would require FRB approval prior to acquiring more than 5% of any class of voting stock of Merrill Merchants.

Taxation

Merrill Merchants is subject to those rules of federal income taxation generally applicable to corporations under the Internal Revenue Code. Merrill Merchants and Merrill Merchants Bank, as members of an affiliated group of corporations within the meaning of Section 1504 of the Internal Revenue Code, file a consolidated federal income tax return, which has the effect of eliminating inter-company distributions, including dividends and inter-company interest income and expense, from the computation of consolidated taxable income.

Merrill Merchants, on a consolidated basis, is subject to a separate state franchise tax in lieu of state corporate income tax. The amount of the tax is the sum of 1% of Maine net income and $.08 per $1,000 of Maine assets as defined in Maine law. Maine assets are the corporation’s total end of the year assets as reported on the federal income tax return. Maine net income is the corporation’s net income or loss as reported on the federal income tax return which is apportioned to Maine under Maine law.

Properties

At December 31, 2006, Merrill Merchants Bank conducted its business from the headquarters office in Bangor, Maine, its operations center in Bangor, Maine, and its ten branch offices in Bangor, Brewer, Holden, Milford, Newport, Orono, Orrington, Pittsfield and Waterville, Maine.

The following table sets forth certain information regarding Merrill Merchants Bank’s properties at December 31, 2006.

Owned	Leased
Corporate Office 201 Main Street Bangor, Maine 04401	Operations Center 359 Perry Road Bangor, Maine 04401

183 Main Street Bangor, Maine 04401	920 Stillwater Avenue Bangor, Maine 04401

1007 Main Road Holden, Maine 04429	992 Union Street Bangor, Maine 04401

27 Main Street Pittsfield, Maine 04967	366 Wilson Street Brewer, Maine 04412

2 Main Street Milford, Maine 04461

44 Moosehead Trail Newport, Maine 04953

69 Main Street Orono, Maine 04473

191 River Road Orrington, Maine 04474

58 Elm Street Waterville, Maine 04901

Legal Proceedings

Although Merrill Merchants Bank and Merrill Merchants, from time to time, are involved in routine litigation incidental to the business, there are no material legal proceedings to which Merrill Merchants Bank or Merrill Merchants are a party or to which any of its property is subject, or, to Merrill Merchants’ knowledge, any such proceedings that any governmental authority is contemplating, as of the date of this document.

SELECTED FINANCIAL DATA OF MERRILL MERCHANTS

For the Year Ended	2006	2005	2004	2003	2002
	(Dollars in thousands, except per share amounts)
Net income	$6,295	$5,738	$4,907	$4,302	$3,845
Net interest income	17,089	15,770	13,773	12,479	12,463
Non-interest income	5,503	5,206	4,933	4,958	3,910
Non-interest expense	12,773	11,947	10,970	10,495	10,152

Per Common Share (adjusted for 3% stock dividend in 2006)
Basic earnings per share	$1.77	$1.62	$1.37	$1.19	$1.16
Diluted earnings per share	1.76	1.61	1.36	1.18	1.05
Dividends per share	0.72	0.62	0.53	0.44	0.36
Book value per share at year end	10.89	9.71	8.84	8.41	8.09
Stock price:
High	27.50	24.97	24.18	19.97	14.44
Low	22.35	19.52	18.95	13.39	9.75
Close	26.45	23.88	20.35	19.88	13.86

Key Performance Ratios
Return on average equity	17.32%	17.59%	16.06%	14.74%	13.93%
Return on average assets	1.45	1.47	1.36	1.34	1.33
Equity to assets at year end	8.61	8.24	8.50	8.93	9.24
Non-performing assets to total assets	0.32	0.10	0.44	0.18	0.25
Net charge-offs to average loans	0.06	0.06	0.05	0.04	0.07
Efficiency ratio	56.63	57.37	59.29	60.51	62.01
Dividend payout ratio	40.59	38.33	38.32	37.16	31.27

At Year End
Total assets	$449,099	$417,073	$368,690	$342,189	$307,316
Loans	338,880	318,965	282,988	246,512	214,729
Deposits	359,922	331,414	299,782	258,848	238,857
Borrowed funds	45,443	47,008	33,524	49,260	36,932
Shareholders’ equity	38,649	34,352	31,329	30,553	28,388

MERRILL MERCHANTS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(In thousands, except number of shares and per share data)

The discussion and analysis that follows focuses on the results of operations of Merrill Merchants during 2006, 2005 and 2004 and its financial condition at December 31, 2006 and 2005. This section should be read in conjunction with the consolidated financial statements of Merrill Merchants and related notes included in this document.

General

Merrill Merchants owns all of the common stock of Merrill Merchants Bank. Merrill Merchants Bank is a full-service community bank headquartered in Bangor, Maine, providing a wide range of consumer, commercial, and trust and investment services through its 11 locations in central and eastern Maine. In addition, Merrill Merchants Bank provides indirect auto and recreational vehicle lending through its consumer finance division.

Merrill Merchants Bank is committed to providing outstanding customer service and building long term banking relationships with customers. Delivery on this commitment through local decision-making and personal service has helped distinguish Merrill Merchants from its competitors. This will continue to be strategically significant as larger banks consolidate and their service delivery channels become more depersonalized.

Merrill Merchants’ goal is to sustain profitable, controlled growth by focusing on increased loan and deposit market share; managing yields on earning assets and rates on interest-bearing liabilities; increasing non-interest income; and being prepared for acquisitions and expansion opportunities within the financial services industry.

Executive Overview

Merrill Merchants’ net income increased 10% to $6,295 in 2006 and diluted earnings per share was $1.76 in 2006 compared to $1.61 in 2005, an increase of $0.15 per diluted share or 9%. The following were significant factors related to 2006 results as compared to 2005:

•

Total loans grew 6% in 2006. Loan growth occurred in all areas with growth in commercial business loans of $7.0 million, home equity balances increased $5.9 million, consumer loans grew $5.5 million and residential/construction balances increased $1.5 million.

•

Merrill Merchants continues to maintain strong asset quality with net charge-offs of $212 in 2006 representing 0.06% of average loans compared to 0.06% in 2005. Nonperforming assets as a percentage of total assets was 0.32% at year-end compared to 0.10% at the close of 2005.

•

Deposits grew 9% in 2006. Checking account balances increased $4.0 million or 4%. Savings and money market accounts declined $6.2 million or 6% compared to the prior year, as short-term interest rate increases and stock market volatility have spurred a migration of funds to certificate of deposit accounts (CDs). This movement, coupled with an influx of new funds to higher yielding CDs, contributed to CD growth of $30.8 million or 25% from a year ago.

•

Merrill Merchants’ net interest margin decreased to 4.13% for 2006, compared to 4.25% for 2005 as the cost of funds increased by 91 basis points while the yield on earning assets increased 65 basis points.

•	Non-interest income grew 6% in 2006 with increases in trust fees of 13%, other service charges of 4% and service fees on deposit accounts of 5%.

•

Merrill Merchants’ efficiency ratio improved to 56.6% compared to 57.4% in 2005. Operating expenses increased 7% in 2006 due to increases in salaries and employee benefits, occupancy costs, and other expenses. As Merrill Merchants has experienced growth in loans, deposits and trust assets under management, personnel costs have increased due to the additional employees required to deliver on its promise of “Where Service Matters.”

Critical Accounting Policies

Management’s discussion and analysis of Merrill Merchants’ financial condition are based on the consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States. The preparation of such financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates, including those related to the allowance for loan losses. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets that are not readily apparent from other sources. Actual results could differ from the amount derived from management’s estimates and assumptions under different assumptions or conditions.

Allowance for Loan Losses. Management believes the allowance for loan losses is a critical accounting policy that requires the most significant estimates and assumptions used in the preparation of the consolidated financial statements. The allowance for loan losses is based on management’s evaluation of the level of the allowance required in relation to the estimated loss exposure in the loan portfolio. Management believes the allowance for loan losses is a significant estimate and therefore regularly evaluates it for adequacy by taking into consideration factors such as prior loan loss experience, the character and size of the loan portfolio, business and economic conditions and management’s estimation of probable losses. The use of different estimates or assumptions could produce different provisions for loan losses.

Mortgage Servicing Rights. Servicing assets are recognized as separate assets when servicing rights are acquired through sale of residential mortgage assets. Capitalized servicing rights are reported in other assets and are amortized into non-interest expense in proportion to, and over the period of, the estimated future net servicing income of the underlying financial residential mortgage assets. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized costs. Fair value is determined based upon discounted cash flows using market-based assumptions. When the book value exceeds its fair value, an impairment allowance is recognized so that mortgage servicing rights are carried at the lower of amortized book value or fair value. In periods of falling market interest rates, accelerated loan prepayment speeds can adversely impact the fair value of these mortgage servicing rights relative to their book value. In the event that the fair value of these assets were to increase in the future, Merrill Merchants can recognize the increased fair value to the extent of the impairment allowance but cannot recognize an asset in excess of its amortized book value. Future changes in management’s assessment of the impairment of these servicing assets, as a result of changes in observable market data relating to market interest rates, loan prepayment speeds, and other factors, could impact Merrill Merchants’ financial condition and results of operations either positively or adversely. On a quarterly basis, an independent third party determines the valuation of Merrill Merchants’ mortgage servicing rights asset.

Review of Financial Statements

Merrill Merchants declared a 3% stock dividend in 2006 and 2005. All financial data included in this document has been restated to reflect the impact of the stock dividends.

Results of Operations

Comparison of 2006 and 2005

Summary. Merrill Merchants ended 2006 with consolidated assets of $449,099, representing growth of $32,026 or 8%. Asset growth was attributable to solid loan demand and purchase of investment securities. Merrill Merchants reported net income of $6,295 or $1.77 per basic share and $1.76 per diluted share in 2006, compared to $5,738 or $1.62 per basic share and $1.61 per diluted share in 2005. This represented earnings growth of $557 or 10%. Return on average assets was 1.45% in 2006 compared to 1.47% in 2005, and return on average equity was 17.32% in 2006 compared to 17.59% in 2005.

Net Interest Income. Merrill Merchants’ primary source of operating income is net interest income. Net interest income was $17,089 for 2006 and $15,770 for 2005. Net interest income is the difference between the income earned on earning assets and the interest paid on interest-bearing liabilities. Both net interest income and the net interest margin, which is net interest income expressed as a percentage of average earning assets, are affected by the volume and mix of earning assets and interest-bearing liabilities and the interest rates earned or paid on them.

The following table sets forth, for the years indicated, information regarding (1) the total dollar amount of interest income of Merrill Merchants from interest-earning assets and the resultant average yields; (2) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average costs; (3) net interest income; (4) net interest rate spread; and (5) net interest margin.

Table 1—Three-Year Average Balance Sheets

	2006			2005			2004
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Interest-earning assets:
Loans (1)	$329,350	$24,500	7.44%	$299,353	$20,368	6.80%	$269,091	$16,609	6.17%
Investment securities	79,634	3,427	4.30%	67,741	2,338	3.45%	70,259	2,071	2.95%
Other earning assets	4,832	253	5.24%	3,620	118	3.26%	1,595	28	1.76%

Total interest-earning assets	413,816	28,180	6.81%	370,714	22,824	6.16%	340,945	18,708	5.49%
Non-earning assets	21,083			19,886			18,727

Total assets	$434,899			$390,600			$359,672

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits and interest-bearing checking	$148,731	3,369	2.27%	$146,732	2,076	1.41%	$129,774	818	0.63%
Certificates of deposit	143,594	5,935	4.13%	111,612	3,719	3.33%	103,881	3,223	3.10%
Borrowings	48,796	1,787	3.66%	42,664	1,259	2.95%	41,588	894	2.15%

Total interest-bearing liabilities	341,121	11,091	3.25%	301,008	7,054	2.34%	275,243	4,935	1.79%

Other liabilities	57,420			56,973			53,881
Shareholders’ equity	36,358			32,619			30,548

Total liabilities and shareholders’ equity	$434,899			$390,600			$359,672

Net interest income		$17,089			$15,770			$13,773

Net interest rate spread			3.56%			3.82%			3.70%
Net interest margin			4.13%			4.25%			4.04%

(1)	Loans include portfolio loans, loans held for sale and nonperforming loans, but unpaid interest on nonperforming loans has not been included for purposes of determining interest income.

The following table presents the changes in interest income and expense attributable to changes in interest rates (change in rate multiplied by prior year volume), changes in volume (change in volume multiplied by prior year rate) and changes in rate/volume (change in rate multiplied by change in volume) for interest-earning assets and interest-bearing liabilities.

Table 2—Changes in Net Interest Income

	December 31, 2006 vs. 2005 Increase (Decrease) Due to Change in:				December 31, 2005 vs. 2004 Increase (Decrease) Due to Change in:
	Volume	Rate	Rate/ Volume	Total	Volume	Rate	Rate/ Volume	Total
Interest-earning assets:
Loans	$2,041	$1,901	$190	$4,132	$1,868	$1,700	$191	$3,759
Investment securities	410	577	102	1,089	(74)	354	(13)	267
Other earning assets	40	72	23	135	36	24	30	90

Total interest income	2,491	2,550	315	5,356	1,830	2,078	208	4,116

Interest-bearing liabilities:
Savings deposits and interest-bearing checking	28	1,248	17	1,293	107	1,018	133	1,258
Certificates of deposit	1,066	894	256	2,216	240	238	18	496
Borrowings	181	303	44	528	23	333	9	365

Total interest expense	1,275	2,445	317	4,037	370	1,589	160	2,119

Net interest income	$1,216	$105	$(2)	$1,319	$1,460	$489	$48	$1,997

Net interest income increased by $1,319 in 2006 compared to 2005. The increase was driven by $43.1 million of growth in average earning assets for 2006 compared to the same period in 2005. Merrill Merchants’ net interest margin decreased to 4.13% for 2006, compared to 4.25% for 2005 as the cost of funds increased by 91 basis points while the yield on earning assets increased 65 basis points.

Interest income was $28,180 in 2006, a 23% increase from 2005. The increase was driven by growth in the average earning assets of $43,102 or 12% and an increase in the yield on average earning assets to 6.81% in 2006 from 6.16% in 2005.

Interest expense increased to $11,091 in 2006 from $7,054 in 2005, representing a 57% increase. This increase was a result of growth in average interest-bearing liabilities of $40,113 or 13% and an increase in the cost of funds to 3.25% in 2006 from 2.34% in 2005.

Management currently anticipates that net interest income will continue to increase in 2007 primarily due to expected loan growth.

Provision and Allowance for Loan Losses. The provision for loan losses is a result of management’s periodic analysis of the adequacy of the allowance for loan losses. The provision for loan losses was $358 for 2006 and $397 for 2005, a decline of $39 or 10%. The allowance for loan losses represented 1.21% of loans outstanding at December 31, 2006, compared to 1.28% at December 31, 2005. Net charge-offs were $212 during 2006 or 0.06% of average loans outstanding, compared to $177 in 2005 or 0.06%. The low level of net loan charge-offs is indicative of Merrill Merchants’ loan quality and credit administration standards and the generally stable economic environment existing in Merrill Merchants’ primary market area.

The allowance for loan losses is maintained at a level determined to be adequate by management to absorb future charge-offs of loans deemed uncollectible. This allowance is increased by provisions charged to operating expense and by recoveries on loans previously charged off. A high degree of judgment is necessary to determine the appropriate level of allowance for loan losses and requires management’s ongoing evaluation of adequacy. The adequacy of the loan loss allowance is determined by use of a risk rating system. The evaluation process includes, among other things, industry standards, management’s experience, Merrill Merchants Bank’s historical loan loss experience, evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ from the economic conditions in the assumptions used in making the final determinations.

Future provisions for loan losses depend on such factors as asset quality, net loan charge-offs, loan growth and other criteria discussed above. The appropriate level of the allowance for loan losses and the corresponding provision will continue to be determined quarterly. Management anticipates that there will be a provision for loan losses in 2007; however, the specific amount cannot be determined at this time. Changes in circumstances affecting the various factors of Merrill Merchants’ methodology will determine the provision amount in 2007.

Non-Interest Income. Non-interest income was $5,503 for 2006 compared to $5,206 for 2005, an increase of $297. Merrill Merchants experienced growth in trust fees of 13%, service fees on deposit accounts increased 5% and other service charges and fees increased 4%.

Trust fees increased $196 to $1,763 in 2006. The market value of client assets under administration increased $23,036 to $388,986 at December 31, 2006 compared with trust assets of $365,950 at December 31, 2005. The increase in trust assets was achieved through new business development combined with market appreciation.

Service fees on deposit accounts increased $73 to $1,569 in 2006. The increase was attributable to an increase in overdraft fee income of 12% which was offset by a decline in business service fees of 23%. The increase in overdraft fees is the result of new account activity and the decline in business service fees is related to accounts transitioning to a “totally free business checking account” combined with an increase in the earnings credit rate that offsets business service fees. Other service charges and fees increased $37 to $873 in 2006 due to an increase in debit card interchange income.

Mortgage banking income increased $100 to $745 in 2006, excluding a one-time gain on the sale of the credit card portfolio of $106 in 2005. Merrill Merchants’ portfolio of residential mortgages serviced for secondary market investors at December 31, 2006 of $154,817 increased by $13,692 or 10% from December 31, 2005.

The generation of mortgage banking income and trust fees is dependent on the market and economic conditions and, as a result, there can be no assurance that income levels reported in prior periods can be achieved in the future.

Non-Interest Expense. Non-interest expense was $12,773 for 2006 compared to $11,947 in 2005. The $826 or 7% increase was related to the increase in salaries and employee benefits of $633, occupancy expense of $63 and other expenses of $113. Merrill Merchants’ efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income adjusted for non-recurring items) improved to 56.6% for 2006 compared to 57.4% for 2005.

Salaries and employee benefits expense increased 9% to $7,468 for 2006. The 2006 increase was a result of normal annual salary increases and additional staffing required as a result of loan, deposit and trust growth. Occupancy expense increased 7% primarily from moving into the recently renovated Merrill Financial Center, a 9,000 square foot historic building. Other expenses increased in several areas including: postage cost, debit card interchange expense, education costs and trust expenses.

Annual operating expenses are also expected to increase in future periods due to future branching and product expansion.

Comparison of 2005 and 2004

Summary. Merrill Merchants ended 2005 with consolidated assets of $417,073, representing growth of $48,383 or 13%. Asset growth was attributable to strong loan demand. Merrill Merchants reported net income of $5,738 or $1.62 per basic share and $1.61 per diluted share in 2005, compared to $4,907 or $1.37 per basic share and $1.36 per diluted share in 2004. This represented earnings growth of $831 or 17%. Return on average assets increased to 1.47% in 2005 compared to 1.36% in 2004, and return on average equity increased to 17.59% in 2005 from 16.06% in 2004.

Net Interest Income. Net interest income was $15,770 for 2005 and $13,773 for 2004. The increase was due to growth in the loan portfolio combined with an increase in Merrill Merchants’ net interest margin to 4.25% for 2005 compared to 4.04% for 2004.

Non-Interest Income. Non-interest income was $5,206 for 2005 compared to $4,933 for 2004, an increase of $273. Merrill Merchants experienced growth in most fee categories with service fees on deposit accounts increasing 7%, trust fees growing 13% and other fees increasing 41%. Gains on investment securities declined $136 and mortgage banking income and gain on credit card loans declined $74 from 2004.

Mortgage refinance activity slowed considerably in 2005 resulting in a decline in mortgage gains to $645 in 2005 from $825 in 2004. Merrill Merchants’ portfolio of residential mortgages serviced for secondary market investors at December 31, 2005 of $141,125 increased by $19,000, or 16%, from December 31, 2004.

Service fees on deposit accounts increased 7% to $1,496 in 2005. Overdraft fee income increased to $1,088 in 2005, a 15% increase over 2004 due to new account activity combined with a centralized approach to the overdraft process. Other fees increased $155 due to increases in financial service income of $62, income on cash surrender value of life insurance of $38 and income from M&M Consulting Limited Liability Company, or M&M, of $30.

Trust fees increased 13% to $1,567 in 2005. The market value of client assets under administration increased $9,514 to $365,950 at December 31, 2005 compared with trust assets of $356,436 at December 31, 2004. The increase in trust assets was achieved through new business development combined with market appreciation.

Non-Interest Expense. Non-interest expense was $11,947 for 2005 compared to $10,970 in 2004. The $977 or 9% increase was related to the increase in salaries and employee benefits of $525, occupancy expense of $101 and other expenses of $196. Merrill Merchants’ efficiency ratio (non-interest expense divided by the sum of net interest income and other income) improved to 57.4% for 2005 compared to 59.3% for 2004.

Salaries and employee benefits expense increased 8% to $6,835 for 2005. The 2005 increase was a result of normal annual salary increases and additional staffing required as a result of loan and deposit growth. Occupancy expense increased 12% as maintenance and repairs increased 45% and heat and utilities costs grew 23% between years. Professional fees increased $125 or 33% due to an increase in directors fees and the use of consultants for technology, compliance and collection projects.

Financial Condition

Merrill Merchants’ consolidated total assets at December 31, 2006 were $449,099, an increase of $32,026, or 8% from December 31, 2005. The change in assets consisted primarily of an increase in net loans of $19,892, an increase in investment securities of $14,015 and a decrease in cash and cash equivalents of $3,380. The asset growth was primarily funded by an increase in total deposits of $28,508, driven by an increase in certificates of deposit of $30,772. In addition, total shareholders’ equity increased $4,297 as a result of current year earnings less common stock repurchases and shareholder dividends paid.

Investment Securities. Merrill Merchants’ investment portfolio is utilized for several purposes. It serves as a vehicle to manage interest rate and prepayment risk, generates interest and dividend income from the investment of excess funds, provides liquidity to meet liquidity requirements and is used as collateral for public deposits and other borrowing sources.

The average balance of the securities portfolio, which consists of securities available for sale, was $79,634 in 2006 and $67,741 in 2005, an increase of $11,893. The securities portfolio consists primarily of collateralized mortgage obligations and U.S. Government sponsored enterprises securities. The majority of securities are rated AAA or equivalently rated. Collateralized mortgage obligations and mortgage-backed securities comprised 63% of the securities portfolio at December 31, 2006 compared to 60% at December 31, 2005. The average yield on securities was 4.30% during 2006, compared to 3.45% during 2005, which is due to the reinvestment of maturing securities into higher yielding investments related to the increase in market rates.

The following table sets forth Merrill Merchants’ investment securities at the dates indicated:

Table 3—Investment Securities

	December 31,
	2006		2005		2004
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Collateralized mortgage obligations	$47,379	55%	$39,386	54%	$43,553	66%
U.S. Government sponsored enterprises	16,738	19%	16,417	23%	10,297	16%
Mortgage-backed securities	7,097	8%	4,354	6%	3,982	6%
U.S. Government sponsored enterprises money market funds	—	—	1,050	1%	480	1%
Certificates of deposit	8,255	10%	4,827	7%	1,346	2%
State and local government debt securities	3,386	4%	2,933	4%	2,311	3%

Total debt securities	82,855	96%	68,967	95%	61,969	94%
Equity securities	3,332	4%	3,774	5%	3,825	6%

Total securities available for sale	86,187	100%	72,741	100%	65,794	100%

Net unrealized gains (losses)	317		(252)		305

Fair value of securities available for sale	$86,504		$72,489		$66,099

The following table sets forth the contractual maturities and the weighted average yields (based on amortized cost) of Merrill Merchants’ debt securities at December 31, 2006. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Table 4—Maturities of Debt Securities

	Amortized Cost Maturing in
	Less than One year		1 to 5 years		More than 5 to 10 years		More than 10 years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Collateralized mortgage obligations	$—	—	$3,801	4.28%	$20,078	4.57%	$23,500	5.02%	$47,379	4.77%
U.S. Government sponsored enterprises	3,249	3.86%	6,606	4.56%	5,919	5.50%	964	5.40%	16,738	4.80%
Mortgage-backed securities	—	—	2,155	4.42%	2,409	4.28%	2,533	5.32%	7,097	4.70%
Certificates of deposit	1,758	4.77%	6,497	5.26%	—	—	—	—	8,255	5.15%
State and local government debt securities	515	3.96%	1,127	4.20%	1,613	2.80%	131	4.74%	3,386	3.52%

Total	$5,522	4.16%	$20,186	4.70%	$30,019	4.64%	$27,128	5.06%	$82,855	4.76%

Loans. Merrill Merchants Bank offers a broad range of personal and business loan products. Total loans (which includes loans held for sale) averaged $329,350 during 2006 compared to $299,353 during 2005, an increase of $29,997, or 10%. Total loans grew 6% in 2006 to $338,880 at December 31, 2006. Loan growth occurred in all areas with growth in commercial business loans and commercial real estate loans of 4% each, home equity balances increased 14%, consumer loans grew 26% and residential/construction balances increased 2%.

The average yield on loans increased to 7.44% in 2006 from 6.80% in 2005. The prime rate average was 7.96% for 2006 and 6.19% for 2005. Management anticipates a decrease on loan yields for 2007 due to a flat prime rate combined with strong competition from banks and non-traditional credit providers.

The following table summarizes the composition of Merrill Merchants Bank’s loan portfolio by type of loan at the dates indicated:

Table 5—Composition of Loan Portfolio

	At December 31,
	2006		2005		2004		2003		2002
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Real Estate
Commercial	$112,852	33%	$108,553	34%	$96,956	34%	$80,212	32%	$70,247	33%
Construction	15,758	5%	15,345	5%	12,854	5%	9,669	4%	13,379	6%
Residential	63,691	19%	62,568	19%	60,314	21%	55,380	22%	40,362	19%
Home equity	47,370	14%	41,469	13%	34,139	12%	28,496	12%	19,889	9%

Total real estate	239,671	71%	227,935	71%	204,263	72%	173,757	70%	143,877	67%
Commercial	72,518	21%	69,799	22%	60,010	21%	55,486	23%	54,920	26%
Consumer	26,691	8%	21,231	7%	18,715	7%	17,269	7%	15,932	7%

Total loans	338,880	100%	318,965	100%	282,988	100%	246,512	100%	214,729	100%

Less allowance for loan losses	(4,109)		(4,086)		(3,866)		(3,652)		(3,295)

Total	$334,771		$314,879		$279,122		$242,860		$211,434

The following table sets forth the scheduled contractual amortization of construction loans and commercial business loans at December 31, 2006, as well as the amount of such loans which are scheduled to mature after one year which have fixed or adjustable interest rates.

Table 6—Scheduled Contractual Amortization of Certain Loans at December 31, 2006

	Commercial Business Loans	Construction Loans	Total
Amounts due:
Within one year	$38,364	$15,758	$54,122
After one year through five years	22,299	—	22,299
Beyond five years	11,855	—	11,855

Total	$72,518	$15,758	$88,276

Interest rate terms on amounts due after one year:
Fixed	$9,697	$—	$9,697
Adjustable	24,457	—	24,457

Management seeks to maintain a high quality of assets through prudent underwriting and sound lending practices. Approximately 27% of Merrill Merchants’ loan portfolio is collateralized by first liens on primarily owner-occupied residential homes which have historically carried a relatively low credit risk. Merrill Merchants Bank also maintains a commercial real estate portfolio comprised primarily of owner-occupied commercial businesses.

Merrill Merchants Bank participates in government guaranteed loan programs including the Small Business Administration, Rural Development and the Finance Authority of Maine. At December 31, 2006, loans under these programs totaled $21,157 of which $15,565, or 5% of the total loan portfolio outstanding, is guaranteed by the various federal and state government entities.

Merrill Merchants Bank continues to focus on asset quality issues and emphasizes loan review and underwriting procedures. Merrill Merchants Bank utilizes the services of M&M to perform periodic loan and documentation review. Management has established a risk rating and review process with the objective of quickly identifying, evaluating and initiating necessary corrective action for all commercial and commercial real estate loans. The goal of the risk rating process is to address the watch list, substandard and non-performing loans, as early as possible. These components of risk management are integral elements of Merrill Merchants Bank’s loan program which have contributed to the loan portfolio performance to date. Nonetheless, management maintains a cautious outlook in attempting to anticipate the potential effects of uncertain economic conditions (both locally and nationally).

Non-Performing Assets. Non-performing assets consist of non-accrual loans, other loans past due over 90 days, foreclosed assets and other real estate owned. Total non-performing assets as a percentage of total assets was 0.32% or $1,417 at December 31, 2006 compared to 0.10% or $420 at December 31, 2005.

Loans are placed on non-accrual status when, in the judgment of management, principal repayment is doubtful, whether current or past due. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income. As a matter of policy, interest is generally not accrued on loans past due 90 days or more. Merrill Merchants Bank does not return a loan to accrual status until it is brought current with respect to both principal and interest, future payments are no longer in doubt, and the loan has been performing for at least six consecutive months.

The following table presents a summary of non-performing assets at the dates indicated.

Table 7—Five-Year Schedule of Non-Performing Assets

	At December 31,
	2006	2005	2004	2003	2002
Loans:
Non-accrual loans	$1,226	$378	$1,571	$598	$432
Loans 90 days or more past due but still accruing	115	—	4	8	37
Restructured loans	—	—	4	8	132

Non-performing loans	1,341	378	1,579	614	601
OREO and repossessed assets	76	42	30	3	165

Non-performing assets	$1,417	$420	$1,609	$617	$766

Non-performing loans as a percentage of total loans	0.40%	0.12%	0.56%	0.25%	0.28%
Non-performing assets as a percentage of total assets	0.32%	0.10%	0.44%	0.18%	0.25%
Non-performing assets as a percentage of total loans and OREO/repossessed assets	0.42%	0.13%	0.57%	0.25%	0.36%

At December 31, 2006, loans on non-accrual status totaled $1,226. Interest income not recognized on non-accrual loans was $72 in 2006. There was no interest income recognized on non-accrual loans in 2006.

Adversely Classified Assets. Merrill Merchants Bank’s management adversely classifies certain assets as “substandard,” “doubtful” or “loss” based on criteria established under banking regulations. An asset is considered substandard if inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if existing deficiencies are not corrected. Assets classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as loss are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

At December 31, 2006 and 2005, loans classified as substandard amounted to $2,665 and $11,252, respectively, and loans classified as doubtful totaled $481 and $397, respectively. Performing loans represent 68% and 79% of the adversely classified balances as of December 31, 2006 and 2005, respectively. Merrill Merchants Bank had no loans which were classified as loss at either date. Total classified loans as a percentage of total loans declined to 0.9% at December 31, 2006 from 3.7% at December 31, 2005. Classified loans represent loans that, in the opinion of management, could potentially migrate to non-performing or loss status. Delinquent loans may or may not be adversely classified depending upon management’s judgment with respect to each individual loan. As of December 31, 2006 and 2005, the portion of loans guaranteed by either the Small Business Administration, Rural Development or Finance Authority of Maine for each year amounted to 25% and 10%, respectively, of the total loan balances adversely classified. At December 31, 2006, related party loans totaling $197 were classified as substandard and over 30 days past due.

The following table presents net charge-offs by loan type and the activity in the allowance for credit losses during the periods indicated.

Table 8—Five-Year Table of Activity in the Allowance for Credit Losses and Net Charge-offs as a Percent of Average Loans Outstanding

	Year Ended December 31,
	2006	2005	2004	2003	2002
Allowance for loan losses, at beginning of year	$4,086	$3,866	$3,652	$3,295	$2,986

Loans charged off:
Commercial real estate	—	—	—	—	—
Residential real estate	(14)	—	—	—	—
Home equity loans	(12)	—	(10)	—	—
Commercial business loans	(73)	(72)	(24)	(7)	(28)
Overdrafts on deposit accounts	(61)	(58)	—	—	—
Consumer	(106)	(96)	(144)	(113)	(161)

Total loans charged off	(266)	(226)	(178)	(120)	(189)

Recoveries:
Commercial real estate	—	—	—	—	—
Residential real estate	—	—	—	—	27
Home equity loans	—	1	—	—	—
Commercial business loans	10	—	12	4	5
Overdrafts on deposit accounts	23	18	—	—	—
Consumer	21	30	32	29	13

Total loans recovered	54	49	44	33	45

Net loans charged off	(212)	(177)	(134)	(87)	(144)

Provisions for loan losses	358	397	348	444	453
Transfer to liability for unfunded commitments	(123)	—	—	—	—

Allowance for loan losses, at year-end	$4,109	$4,086	$3,866	$3,652	$3,295

Components of allowance for credit losses
Allowance for loan losses	$4,109	$4,086	$3,866	$3,652	$3,295
Liability for unfunded credit commitments	123	—	—	—	—

Balance of allowance for credit losses at year-end	$4,232	$4,086	$3,866	$3,652	$3,295

Total net loans outstanding at the end of year (1)	$334,771	$314,879	$279,122	$242,860	$211,434
Average net loans outstanding during the year (1)	$324,567	$294,571	$264,616	$229,392	$198,120
Net charge-offs to average loans outstanding	0.06%	0.06%	0.05%	0.04%	0.07%
Net charge-offs to loans, end of period	0.06%	0.06%	0.05%	0.04%	0.07%
Allowance for credit losses to average loans outstanding	1.29%	1.37%	1.44%	1.57%	1.64%
Allowance for credit losses to loans, end of year	1.25%	1.28%	1.37%	1.48%	1.53%
Allowance for credit losses to non-performing loans	315.59%	1080.95%	244.84%	594.79%	548.25%

(1)	Excludes loans held for sale.

The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of an allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

Table 9—Allocation of the Allowance for Loan Losses—Five-Year Schedule

	At December 31,
	2006		2005		2004		2003		2002
	Amount	% of Loans to Total Loans	Amount	% of Loans to Total Loans	Amount	% of Loans to Total Loans	Amount	% of Loans to Total Loans	Amount	% of Loans to Total Loans
Commercial and commercial real estate (1)	$2,895	54%	$3,115	56%	$2,818	56%	$2,774	55%	$1,881	58%
Construction	79	5%	77	5%	64	4%	48	4%	67	6%
Residential	147	19%	198	20%	214	21%	181	22%	361	19%
Home equity	137	14%	114	12%	91	12%	74	12%	248	9%
Consumer	367	8%	340	7%	354	7%	277	7%	460	8%
Other	484	—	242	—	325	—	298	—	278	—

Total allowance for loan losses	$4,109	100%	$4,086	100%	$3,866	100%	$3,652	100%	$3,295	100%

(1)	Commercial and commercial real estate loans have been combined in allocating the allowance for loan losses as Merrill Merchants utilizes an internal risk rating system for these loans on a consolidated basis.

The allowance for loan losses represents the amount available for credit losses inherent in Merrill Merchants’ loan portfolio. Loans are charged off when they are deemed uncollectible, after giving consideration to factors such as the customer’s financial condition, underlying collateral and guarantees, as well as general and industry economic conditions.

In general, Merrill Merchants determines the appropriate overall allowance for loan losses based upon periodic, systematic reviews of its portfolio to identify inherent losses based on management’s judgment about various qualitative factors. These reviews result in the identification and quantification of loss factors, which are used in determining the amount of the allowance for loan losses. Merrill Merchants periodically evaluates prevailing economic and business conditions, industry concentrations, changes in the size and characteristics of the portfolio and other pertinent factors. Portions of the allowance for loan losses are quantified to cover the estimated losses inherent in each loan category based on the results of this detailed review process.

Commercial loans are individually reviewed and assigned a credit risk rating from “1” (low risk of loss) to “8” (high risk of loss). For non-impaired loans with a credit risk rating of “1” to “6,” estimated loss factors based on historical loss experience (ranging from two to five years) are used to calculate a loan loss reserve for each credit risk rating classification. Qualitative adjustments are also made based upon management’s assessment of prevailing economic conditions, trends in volumes and terms of loans, levels and trends in delinquencies and non-accruals, and the effect of changes in lending policies. A specific allocation is made for impaired loans, or loans no longer accruing interest as a result of the deemed uncollectibility of interest due, which are measured at the net present value of future cash flows, discounted at the loan’s effective interest rate, or at fair market value of collateral if the loan is collateral dependent. The combination of these analyses is the basis for the determination of the commercial loan portion of the allowance for loan losses.

Consumer loans, which include residential mortgages, home equity loans, and direct/indirect loans, are generally evaluated as a group based on product type. The determination of the consumer loan portion of the allowance for loan losses is based on a five-year average of annual historical losses, adjusted for the qualitative factors noted above.

At December 31, 2006, the reserve allocated to the commercial and commercial real estate category constitutes 70% of the total allowance for loan losses compared to 76% at December 31, 2005. The change is due to a decrease in adversely classified loans. The allocation of the allowance for loan losses for construction, residential, home equity, consumer and off-balance sheet remains consistent between years.

The results of all analyses are reviewed and discussed by the board of directors on a quarterly basis. An integral component of Merrill Merchants’ risk management process is to ensure the proper quantification of the reserve for loan losses based upon an analysis of risk characteristics, demonstrated losses, loan segmentations, and other factors. Reserve methodology is reviewed on a periodic basis and modified as appropriate. Based on this analysis, including the aforementioned assumptions, Merrill Merchants believes that the allowance for loan losses is appropriate as of December 31, 2006. Although management utilizes its best judgment in providing for possible losses, there can be no assurance Merrill Merchants Bank will not have to increase its provision for possible losses in the future due to increases in non-performing assets or otherwise, which would adversely affect the results of operations.

The other category is the allowance considered necessary by management based on its assessment of historical loss experience, industry trends, and the impact of the local and regional economy on Merrill Merchants’ borrowers that have not been captured in the specific risk classifications. Due to the imprecise nature of the loan loss estimation process and the effects of changing environmental conditions, these risk attributes may not be adequately captured in the data related to the formula-based loan loss components used to determine allocations in Merrill Merchants’ analysis of the adequacy of the allowance for loan losses.

Prior to Merrill Merchants’ recognition in 2006 of a separate reserve for unfunded commitments, a portion of the other category was reserved for inherent losses in the off-balance sheet exposures, which are now recognized in the separate liability.

Funding and Liquidity. Merrill Merchants’ principal sources of funding are deposits and borrowed funds. Merrill Merchants has a comprehensive liquidity management program in place. It maintains adequate funding for its assets by monitoring anticipated sources and uses of funding. Deposits are attracted principally from within Merrill Merchants’ primary market area through the offering of a broad variety of deposit products, including checking accounts, money market accounts, savings accounts, certificates of deposit (including jumbo certificates in denominations of $100 or more) and retirement savings plans. In addition to traditional in-market deposit sources, Merrill Merchants has other sources of liquidity, including proceeds from maturing investment securities and loans, the sale of investment securities, Federal Funds through correspondent bank relationships, brokered deposits and Federal Home Loan Bank borrowings. Additional liquidity is available in the loan portfolio through sale of residential mortgages and the guaranteed portion of Small Business Administration loans. Merrill Merchants also maintains a $5,000 credit line with a correspondent bank. Management believes that the current level of liquidity is sufficient to meet current and future funding requirements.

Deposits. In 2006, total deposits increased by $28,508 to $359,922, a 9% increase over 2005. The combination of rising short-term interest rates and special deposit promotions resulted in certificates of deposit growth of 25%, while savings and money market accounts declined 6%. The direct mail marketing campaign to businesses and individuals under the High Performance Checking program continues to spur core deposit growth with checking account balances increasing 4% in 2006.

Merrill Merchants’ focus on quality customer service combined with the marketing of the High Performance Checking program contributed to the deposit growth in 2006. The program includes free checking accounts for businesses and individuals, direct mail advertising, Tell-A-Friend referrals and an attractive selection of premium gifts. Merrill Merchants continues to develop consumer and commercial deposit relationships through referrals and additional contacts within its market area.

Merrill Merchants Bank’s average cost of deposits (including non-interest checking) was 2.70% for the year 2006, compared to 1.86% during 2005. The increase was due to rising short-term interest rates.

The following table sets forth the average balances and weighted average rates for Merrill Merchants Bank’s categories of deposits for the periods indicated:

Table 10—Average Deposit Balances and Rates

	Year Ended December 31,
	2006			2005			2004
	Average Balance	Average Rate	% of Total Deposits	Average Balance	Average Rate	% of Total Deposits	Average Balance	Average Rate	% of Total Deposits
Non-interest checking	$52,439	—	15%	$52,869	—	17%	$50,331	—	18%
Interest checking	43,788	1.29%	13%	42,886	0.69%	14%	40,693	0.36%	14%
Money market	52,200	3.62%	15%	53,087	2.26%	17%	45,852	1.12%	16%
Savings	52,742	1.73%	15%	50,759	1.14%	16%	43,229	0.37%	15%
Brokered deposits	56,856	4.40%	17%	44,271	3.89%	14%	37,937	3.88%	14%
Certificates of deposit	86,738	3.96%	25%	67,341	2.96%	22%	65,944	2.65%	23%

Total	$344,763	2.70%	100%	$311,213	1.86%	100%	$283,986	1.42%	100%

Merrill Merchants Bank does not have a concentration of deposits from any one source, the loss of which would have a material adverse effect on the business of Merrill Merchants Bank. Management believes that substantially all Merrill Merchants Bank’s depositors are residents in its primary market area except for $59,805 in brokered deposits at December 31, 2006.

The following table summarizes at December 31, 2006 Merrill Merchants Bank’s certificates of deposit (CD) of $100 or more and by time remaining until maturity:

Maturity Period:
Less than three months	$13,532
Over three months through six months	9,335
Over six months through twelve months	15,609
Over twelve months	35,367

Total	$73,843

Borrowings. Borrowings supplement deposits as a source of liquidity. Borrowed funds consist mainly of securities sold under agreement to repurchase and advances from the Federal Home Loan Bank. Total borrowings were $45,443 at December 31, 2006 compared to $47,008 at December 31, 2005, a decrease of $1,565. Short-term borrowings include federal funds purchased, commercial lines of credit, Federal Home Loan Bank overnight, Treasury, tax and loan deposits and interest-bearing demand notes due to the U.S. Treasury. The following table sets forth certain information regarding short-term borrowed funds for the years ended December 31, 2006, 2005 and 2004.

	2006	2005	2004
Balance outstanding at end of year	$25,690	$24,074	$17,854
Average balance during the year	27,658	19,851	22,820
Maximum outstanding at any month-end during the year	36,888	24,074	35,932
Average interest rate during the year	3.54%	1.87%	0.89%
Average interest rate at end of the year	3.64%	2.49%	1.12%

Off-Balance Sheet Financial Instruments. In the ordinary course of business, Merrill Merchants Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, letters of credit, unadvanced commitments under commercial and home equity lines of credit, credit cards, and overdraft protection accounts. Such financial instruments are recorded in the consolidated financial statements when funded.

Contractual Obligations and Commitments. The following tables summarize Merrill Merchants’ contractual cash obligations and other commitments at December 31, 2006.

Table 11—Contractual Obligations and Commitments

		Payments Due by Period:
Contractual Obligations	Total Amount of Obligation	Less than 1 Year	1 - 3 years	4 - 5 years	After 5 years
Operating leases	$2,221	$351	$525	$250	$1,095
Long-term debt (FHLB borrowings)	19,753	4,795	7,274	6,463	1,221

Total contractual obligations	$21,974	$5,146	$7,799	$6,713	$2,316

		Commitment Expires in:
Other Commitments	Total Amount Committed	Less than 1 Year	1 - 3 years	4 - 5 years	After 5 years
Letters of credit	$1,676	$1,272	$254	$150	$—
Commitments to investment securities	1,350	1,350	—	—	—
Other commitments to extend credit	92,160	49,351	6,852	1,256	34,701

Total commitments	$95,186	$51,973	$7,106	$1,406	$34,701

Capital Resources. At December 31, 2006, shareholders’ equity totaled $38,649 or 8.6% of total assets, as compared to $34,352 or 8.2% at December 31, 2005. The net increase in shareholders’ equity was attributable to: net income of $6,295, proceeds from stock option exercises and the related tax benefit of $224 and changes in the unrealized gain or loss on securities and derivatives of $428. This was offset by cash dividends of $2,561 and common stock repurchases of $89.

During 2006, Merrill Merchants repurchased 3,757 shares of common stock at an average price of $23.58 and in 2005 Merrill Merchants repurchased 5,500 shares of common stock at an average price of $21.70. The board of directors approved a fourth stock repurchase program in June 2004 authorizing Merrill Merchants to repurchase up to 169,995, or 5%, of its outstanding shares of common stock. As of December 31, 2006, 25,894 shares had been repurchased under this program. No shares were repurchased during the fourth quarter of 2006. Future repurchases will be made from time to time at the discretion of Merrill Merchants management.

Capital guidelines issued by the Federal Reserve Board require Merrill Merchants to maintain certain ratios. Merrill Merchants’ risk-based capital ratios for Tier 1 and Tier 2 Capital (as defined by federal banking agency regulations) at December 31, 2006 of 11.23% and 12.58%, respectively, exceed regulatory guidelines for capital adequacy. Merrill Merchants’ Tier 1 and Tier 2 risk-based capital ratios at December 31, 2005 were 11.06% and 12.40%, respectively. Merrill Merchants Bank is also subject to federal regulatory capital requirements. At December 31, 2006, Merrill Merchants Bank was deemed to be “well capitalized” under the applicable regulations. See Note 17 to the consolidated financial statements of Merrill Merchants included in this document.

Equity Ratios. The following table summarizes Merrill Merchants’ key equity ratios at December 31, 2006, 2005 and 2004.

Table 12—Equity Ratios

	2006	2005	2004
Return on average assets	1.45%	1.47%	1.36%
Return on average equity	17.32%	17.59%	16.06%
Dividend payout ratio	40.59%	38.33%	38.32%
Average equity to average assets	8.36%	8.35%	8.49%

Impact of New Accounting Standards. For information on the impact of new accounting standards, see Note 1 to the consolidated financial statements of Merrill Merchants included in this document.

Quantitative and Qualitative Disclosure About Market Risk

Market Risk. Market risk is the risk of loss in a financial instrument arising from adverse changes in market rates/prices, such as interest rates, foreign currency exchange rates, commodity prices and equity prices. Merrill Merchants’ primary market risk exposure is interest rate risk. The ongoing monitoring and management of this risk is an important component of Merrill Merchants’ asset/liability management process, which is governed by policies established by the board of directors that are reviewed and approved annually.

The board of directors delegates responsibility for carrying out the asset/liability management policies to its Asset/Liability Committee (ALCO). In this capacity, ALCO develops guidelines and strategies impacting Merrill Merchants’ asset/liability management activities based upon estimated market risk sensitivity, policy limits and overall market interest rate levels/trends.

Interest Rate Risk. Interest rate risk represents the sensitivity of earnings to changes in market interest rates. As interest rates change, the interest income and expense streams associated with Merrill Merchants’ financial instruments also change, thereby impacting net interest income (NII), the primary component of Merrill Merchants’ earnings. ALCO utilizes the results of a detailed and dynamic simulation model to quantify the estimated exposure of NII to sustained interest rate changes. While ALCO routinely monitors simulated NII sensitivity over a rolling two-year horizon, it also utilizes additional tools to monitor potential longer-term interest rate risk.

The simulation model captures the impact of changing interest rates on the interest income earned and interest expense incurred on all interest-earning assets and interest-bearing liabilities reflected in Merrill Merchants’ statement of financial condition. This sensitivity analysis is compared to ALCO policy limits which specify a maximum tolerance level for NII exposure over a one-year horizon, assuming no asset growth, given a 200 basis point (bp) upward and downward shift in interest rates. A parallel and pro rata shift in rates over a 12-month period is assumed. The following reflects Merrill Merchants’ NII sensitivity analysis as measured during the 4th quarter of 2006.

Estimated

Rate Change	Change in NII
+200bp	0.2%
-200bp	(2.3)%

The preceding sensitivity analysis does not represent a Merrill Merchants forecast and should not be relied upon as being indicative of expected operating results. These hypothetical estimates are based upon numerous assumptions including, among others, the nature and timing of interest rate levels, yield curve shape, prepayments on loans and securities, deposit decay rates, pricing decisions on loans and deposits, and reinvestment/replacement of asset and liability cash flows. While assumptions are developed based upon current economic and local market conditions, Merrill Merchants cannot make any assurances as to the predictive nature of these assumptions, including how customer preferences or competitor influences might change.

When appropriate, Merrill Merchants may utilize derivative financial instruments, such as interest rate floors, caps and swaps to hedge its interest rate risk position. The board of directors’ approved hedging policy statements govern the use of these instruments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of Merrill Merchants common stock beneficially owned by each person or entity (or group of affiliated persons or entities) known by management to beneficially own more than 5% of the outstanding common stock of Merrill Merchants, Merrill Merchants’ directors, named executive officers and the directors and executive officers as a group. For purposes of the table below, in accordance with Rule 13(d)(3) of the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of any shares of common stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power; or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after December 31, 2006. As used in this document, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares.

	Shares Beneficially Owned As of December 31, 2006(1)
Name of Beneficial Owner	Amount		Percent
Directors and Executive Officers:
The Bullock Family Trust	214,055	(2)	6.03%
William C. Bullock, Jr.	—	(2)	6.03%
Edwin N. Clift	71,966		2.03%
Joseph H. Cyr	175,753	(3)	4.95%
John R. Graham	64,599	(4)	1.82%
Perry B. Hansen	367,054	(5)	10.34%
Deborah A. Jordan	20,919	(6)	0.59%
William P. Lucy	20,031	(7)	0.56%
Frederick A. Oldenburg, Jr., M.D.	55,828	(8)	1.57%
Michael Shea	—		0.00%
Dennis L. Shubert, M.D., Ph.D.	67,426	(9)	1.90%
All current directors and executive officers as a group (10 persons)	1,057,631		29.79%

(1)	Except as otherwise noted, each individual in the table above has sole voting and investment power over the shares listed. Each of the directors and executive officers listed in this table (other than Mr. Shea) executed a voting agreement with Chittenden in connection with the merger agreement. As a result, Chittenden may be deemed to beneficially own the shares listed in the table. See the section in this document titled “Other Material Agreements Relating to the Merger—Voting Agreements” on page 66 for further information.
(2)	Mr. Bullock is the trustee of The Bullock Family Trust and as such, has voting and investment power over the shares held in the Trust. Mr. Bullock holds no other shares of common stock. Mr. Bullock’s mailing address is 44 Bald Hill Reach Road, Orrington, Maine 04474.
(3)	Includes 146,644 shares of common stock held jointly with spouse.
(4)	Includes 2,948 shares of common stock held by spouse and 5,870 shares of common stock held by Automatic Distributors, Inc.
(5)	Mr. Hansen’s mailing address is P.O. Box 280, Rapids City, Illinois 61278-0280.
(6)	Includes 449 shares of common stock held by spouse.
(7)	Includes 1,288 shares of common stock held by spouse.
(8)	Includes 25,006 shares of common stock held under the name Penobscot Respiratory PA FBO Frederick A. Oldenburg, Jr. and 20,793 shares of common stock held by spouse.
(9)	Includes 34,262 shares of common stock held by spouse. Also includes 4,223 shares of common stock held in the name of Dr. Shubert’s children, over which his spouse serves as trustee.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF

MERRILL MERCHANTS AND CHITTENDEN

This section describes some differences between the rights of holders of Merrill Merchants common stock and the rights of holders of Chittenden common stock. While we believe that the description covers the material differences between the rights of the holders, this summary may not contain all of the information that is important to you. You should carefully read this entire document and refer to the other documents discussed below for a more complete understanding of the differences between your rights as a holder of Merrill Merchants common stock and your rights as a holder of Chittenden common stock.

As a shareholder of Merrill Merchants, a Maine corporation, your rights are governed by Maine law, Merrill Merchants’ articles of incorporation, as currently in effect, and Merrill Merchants’ bylaws, as currently in effect. When the merger becomes effective, you will become a shareholder of Chittenden, a Vermont corporation, if you receive the stock consideration for any portion of your Merrill Merchants shares. Chittenden’s common stock is listed on the New York Stock Exchange under the symbol “CHZ.” As a Chittenden shareholder, your rights will be governed by Vermont law, Chittenden’s articles of incorporation, as in effect from time to time, and Chittenden’s bylaws, as in effect from time to time. The rights and privileges of shareholders of a Vermont corporation are in many instances comparable to those of shareholders of a Maine corporation, although there are also differences.

The following discussion of the similarities and material differences between the rights of Merrill Merchants shareholders under Maine law and the articles of incorporation and bylaws of Merrill Merchants and the rights of Chittenden shareholders under Vermont law and the articles of incorporation and bylaws of Chittenden is only a summary of some provisions and is not a complete description of these similarities and differences. This discussion is qualified in its entirety by reference to Maine law and Vermont law and the full texts of the articles of incorporation and bylaws of Chittenden and the articles of incorporation and bylaws of Merrill Merchants.

Capitalization

Chittenden. The total authorized capital stock of Chittenden consists of 120,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $100.00 per share. As of March 23, 2007, there were 45,074,570 shares of common stock and no shares of preferred stock issued and outstanding. All shares of Chittenden common stock are generally non-assessable.

Merrill Merchants. The total authorized capital stock of Merrill Merchants consists of 4,000,000 shares of common stock, par value $1.00 per share, 50,000 shares of Series A preferred stock, par value $1.00 per share, and 950,000 shares of Serial Preferred Stock, $.01 par value per share. As of March 23, 2007, there were 3,574,602 shares of common stock issued and outstanding and no shares of Series A preferred stock or Serial preferred stock issued and outstanding. All shares of Merrill Merchants common stock are generally non-assessable.

Both Chittenden and Merrill Merchants can issue preferred stock without shareholder approval.

Notice of Shareholder Meetings

Chittenden. In accordance with Vermont law, Chittenden’s bylaws provide that written notice of any shareholders’ meeting must be given to each shareholder entitled to vote not less than 10 nor more than 60 days before the meeting.

Merrill Merchants. In accordance with Maine law, Merrill Merchants’ bylaws provide that written notice of any shareholders’ meeting must be given to each shareholder not less than 10 nor more than 60 days before the meeting date.

Chittenden and Merrill Merchants must generally provide the same amount of notice for shareholders’ meetings.

Right to Call Special Meetings

Chittenden. Under Vermont law, a special meeting of shareholders may be called:

•	by the board of directors;

•	by the person or persons authorized to do so by the articles of incorporation or bylaws; or

•

if the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver a demand for the meeting to the corporation’s secretary.

Chittenden’s bylaws authorize the calling of a special meeting of shareholders by the president, the board of directors, or the secretary upon the written request of not less than 10% of all the shares entitled to vote at the meeting.

Merrill Merchants. Under Maine law, a special meeting of shareholders may be called by:

•	the board of directors;

•	by the person or persons authorized to do so by the articles of incorporation or the bylaws; or

•	if the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver a demand for the meeting to the corporation.

Merrill Merchants’ bylaws authorize the calling of a special meeting of shareholders by the chairman of the board, the president, the clerk, a majority of the board of directors, or the holders of at least 30% of all the shares entitled to vote at the meeting.

Accordingly, it may be easier for Chittenden shareholders to call a special meeting.

Actions by Written Consent of Shareholders

Chittenden. Under Vermont law, unless otherwise precluded in the articles of incorporation, shareholders may act by a written consent in lieu of a meeting, provided the written consent is signed by all holders of outstanding stock entitled to vote at a meeting. If the articles of incorporation contain specific authority to do so, action may be taken by shareholders without a meeting if the holders of at least a majority of all the shares entitled to vote deliver signed written consents to the corporation. Chittenden’s articles of incorporation do not preclude or provide for action by written consent of the shareholders. Chittenden’s bylaws provide that action by written consent of the shareholders must be signed by all of the shareholders entitled to vote.

Merrill Merchants. Under Maine law, shareholders may take action by written consent in lieu of a meeting, provided that the written consent is signed by all holders of shares entitled to vote at a meeting. Merrill Merchants’ bylaws also authorize shareholder action by written consent.

Each of Chittenden and Merrill Merchants requires all holders of shares entitled to vote at a meeting to sign an action by written consent.

Rights of Dissenting Shareholders

Chittenden. Under Vermont law, shareholders may, under certain circumstances, exercise a right of dissent from certain limited corporate actions and obtain payment for the fair value of their shares. Dissenters’ rights are available under Vermont law with respect to the shares of any class of stock of a constituent corporation in the event of a merger if shareholder approval is required or if the corporation is a subsidiary that is merged with its parent.

Dissenters’ rights are also available under Vermont law, in connection with certain amendments to the articles of incorporation, any share exchange if the shareholder is entitled to vote on the action, or sales of all or substantially all of the assets of a corporation. Chittenden’s articles of incorporation and bylaws do not grant any dissenters’ rights in addition to the statutorily prescribed rights. Shareholders who desire to exercise their dissenters’ rights must satisfy all of the conditions and requirements set forth in the Vermont Business Corporation Act, or VBCA, in order to maintain these rights and obtain any payment due in respect of the exercise of these rights.

Merrill Merchants. Under Maine law, a shareholder is entitled to dissent from, and obtain the fair value of his or her shares in connection with, certain corporate actions, including some mergers, share exchanges, dispositions of assets and certain conversions. These rights are not available for:

•

the holders of shares of stock listed on the New York Stock Exchange, the American Stock Exchange, or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers; or

•

the corporation has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $20.0 million exclusive of the value of such shares held by a corporation’s subsidiaries, senior executives, directors and beneficial shareholders owning more than 10% of such shares, unless:

•	the holders of shares of stock, under the terms of a merger, are required to accept anything other than cash or shares of any other corporation, or

•	the transaction involves certain interested shareholders.

Merrill Merchants common stock is listed on the Nasdaq Global Market.

Chittenden shareholders generally have dissenters’ rights in all applicable contexts while Merrill Merchants shareholders do not have dissenters’ rights in all cases.

Board of Directors—Number, Removal and Classification

Chittenden. Vermont law states that the board of directors must consist of three or more members with the number of directors to be fixed as provided in the articles of incorporation or bylaws. If the number of shareholders of the corporation is less than three then the number of directors may be as few as the number of shareholders. Chittenden’s articles of incorporation and bylaws provide that the number of directors to constitute the whole board of directors shall be fixed from time to time by resolution of the board of directors. Chittenden’s board of directors currently consists of 11 directors.

Vermont law also states that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless the articles of incorporation provide that directors can only be removed for cause. Chittenden’s articles of incorporation provide that a director may only be removed for cause. Chittenden’s articles of incorporation also provide for a classified board of directors in which the board of directors is divided into three classes as nearly equal in number as reasonably possible, with the term of office of one class expiring each year. Neither Chittenden’s articles of incorporation nor its bylaws provide for cumulative voting of directors.

Merrill Merchants. Maine law provides that the board of directors of a Maine corporation must consist of one or more directors. The articles of incorporation or bylaws of a corporation may fix the number of directors. Merrill Merchants’ bylaws provide that the Merrill Merchants board of directors shall consist of nine directors, except that the number may be increased or decreased by a vote of at least two-thirds of the directors to any number that is not less than three nor more than 25. Merrill Merchants currently has nine directors. Merrill Merchants’ articles of incorporation and bylaws provide that the board of directors shall be divided into three classes as nearly equal as practicable, and one class shall be elected annually.

Maine law provides that shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors can only be removed for cause. Merrill Merchants’ articles of incorporation are silent on the removal of directors. Under Maine law, a director may be removed by the shareholders only at a special meeting called for the purpose of removing such director and the affirmative vote of the holders of at least 67% of the shares entitled to vote at the meeting.

Both Chittenden and Merrill Merchants have classified boards. Each board of directors can alter the number of directors, though Merrill Merchants requires a two-thirds vote instead of a simple majority. No director can be removed without cause. Merrill Merchants requires a 67% vote at a special meeting of shareholders to remove a director for cause. Chittenden requires a majority of votes cast at a meeting called for the purpose of removing the director to do the same.

Filling Vacancies on the Board of Directors

Chittenden. Vermont law provides that, unless otherwise provided in the articles of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled with directors elected by the shareholders having the right to vote as a class or by a majority of the directors then in office, although less than a quorum.

Chittenden’s articles of incorporation do not address filling vacancies on the board of directors. Chittenden’s bylaws provide that in the case of any vacancies all the directors then in office, although less than a quorum, may by majority vote choose a successor or, the shareholders, with a quorum, may by a majority vote, choose a successor. If the vacancy was held by a director elected by a voting group of shareholders, only holders of shares of that voting group are entitled to vote to fill a vacancy if it is filled by the shareholders. If the corporation has allocated the right to select certain directors to holders of any series of preferred stock, only the shareholders of those series may fill the vacant board seat.

Merrill Merchants. Under Maine law, unless a corporation’s articles of incorporation provide otherwise, a vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, by the board of directors or, if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office. Merrill Merchants’ articles of incorporation are silent on the filling of vacancies on the board of directors. Merrill Merchants’ bylaws provide that any vacancy on the board of directors may be filled by a majority of the remaining directors.

Accordingly, both Chittenden’s and Merrill Merchants’ boards of directors may generally fill vacancies.

Preemptive Rights

A preemptive right allows a shareholder to maintain its proportionate share of ownership of that corporation by permitting the shareholder to purchase a proportionate share of any new stock issuances. Preemptive rights protect the shareholders from dilution of value and control upon new stock issuances.

Chittenden. Unless the articles of incorporation of a Vermont corporation provide otherwise, shareholders have no preemptive rights. Chittenden’s articles of incorporation do not address preemptive rights.

Merrill Merchants. Unless the articles of incorporation of a Maine corporation state otherwise, shareholders have no preemptive rights. Merrill Merchants’ articles of incorporation state that holders of Merrill Merchants common stock do not have preemptive rights.

Accordingly, neither Chittenden shareholders nor Merrill Merchants shareholders have preemptive rights.

Dividends

Chittenden. Neither the Chittenden articles of incorporation nor the Chittenden bylaws address dividends.

Merrill Merchants. The Merrill Merchants articles of incorporation provide that holders of Merrill Merchants common stock shall be entitled to such dividends as may be declared by the board of directors.

Under Vermont law and Maine law, a corporation may make a distribution to its shareholders upon the authorization of its board of directors and subject to its articles of incorporation unless, after giving effect to that distribution:

•	the corporation would be unable to pay its debts as they become due in the usual course of business; or

•

the corporation’s total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy, upon dissolution, the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution.

The Federal Reserve Board has authority to prohibit Chittenden and Merrill Merchants from paying dividends if such payment is deemed to be an unsafe or unsound practice.

Thus, Chittenden and Merrill Merchants are both subject to substantially the same restrictions on declaring dividends.

Advance Notice Requirement of Shareholder Proposals and Director Nominations

Chittenden. Chittenden’s bylaws require the advance notice of shareholder proposals. In order to be properly brought before a meeting, a shareholder proposal must be received by the corporation no less than 75 days nor more than 120 days prior to the anniversary of the preceding annual meeting. In addition, the shareholder must be present at the meeting, either in person or by a representative.

Merrill Merchants. Merrill Merchants’ bylaws include advance notice and informational requirements for any proposal that a shareholder wishes to bring before the annual meeting. A shareholder’s notice of a proposal will be timely if delivered to Merrill Merchants’ corporate secretary not later than 90 days prior to the date set for the annual meeting.

Thus, both Merrill Merchants and Chittenden shareholders have the ability to make proposals subject to certain procedural requirements. Merrill Merchants shareholders may submit proposals earlier than Chittenden shareholders but Chittenden accepts such proposals closer to the meeting date.

Amendments to Articles of Incorporation

Chittenden. Chittenden’s articles of incorporation provide that any amendment, alteration or repeal of Article VIII of the articles of incorporation, which relates to business combinations, requires the approval of at least two-thirds of the continuing directors and the holders of at least two-thirds of the outstanding shares entitled to vote, as well as the approval of the holders of at least two-thirds of the shares of any class or series of shares entitled to vote as a class.

Merrill Merchants. Merrill Merchants’ articles of incorporation provide that the shareholders must approve all amendments to the articles of incorporation by a majority of all the votes entitled to be cast at a meeting, and further requires the approval of 80% of all the votes entitled to be cast at a meeting for amendments to the provisions of the articles of incorporation regarding the classified board of directors.

Under Vermont law and Maine law, a board of directors may adopt one or more amendments to the articles of incorporation to make certain ministerial changes without shareholder action, including certain changes to the corporate name and, if the corporation has only one class of shares outstanding, changes to the number of shares in order to effectuate a stock split or stock dividend. Other amendments to the articles of incorporation must be recommended to the shareholders by the board of directors and the holders of a majority of the outstanding shares of stock entitled to vote on the amendment must approve the amendment unless another percentage is specified in the articles of incorporation, by the board of directors as a condition to its recommendation or by the provisions of the VBCA.

Accordingly, amendments to both Chittenden’s and Merrill Merchants’ charters may be approved by a majority of all the votes entitled to be cast at a meeting, except that amendments to provisions concerning Merrill Merchants’ classified board of directors require an 80% vote and amendments to provisions concerning business combinations involving Chittenden require a two-thirds vote.

Amendments to Bylaws

Chittenden. Chittenden’s bylaws provide that its board of directors may amend or repeal the bylaws, and that the shareholders may amend or repeal the bylaws at a meeting called for that purpose by the vote of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

Merrill Merchants. Merrill Merchants’ bylaws provide that the board of directors may vote to amend the bylaws at any time with the affirmative vote of at least 67% of the directors in office. Merrill Merchants’ bylaws further provide that the shareholders may amend or repeal a bylaw provision adopted by the board of directors, and in such case the board of directors may not, for two years, amend or re-adopt the bylaw provision.

Under Vermont law and Maine law, a corporation’s board of directors can amend or repeal the bylaws unless the articles of incorporation or the applicable corporate statute of the state reserves this power exclusively to the shareholders in whole or in part, or if the shareholders, in amending or repealing a particular bylaw, provide that the board of directors may not amend or repeal that bylaw. A Vermont or Maine corporation’s shareholders may amend or repeal the bylaws.

Both Merrill Merchants and Chittenden permit their directors to amend their bylaws. Merrill Merchants requires at least a 67% vote of the directors. Chittenden requires only a majority vote to do the same. Their shareholders may also amend the bylaws by a majority vote. Merrill Merchants provides that if the shareholders amend the bylaws, the board of directors may not amend or re-adopt the provision for two years.

Indemnification of Directors, Officers and Employees

Maine law and Vermont law both contain provisions setting forth conditions under which a corporation may indemnify its directors, officers and employees. Specifically, the person to be indemnified must have acted in good faith, in a manner the person reasonably believed to be in the best interests of the corporation (or, if the director was acting outside his or her official capacity with the corporation, the director reasonably believed his or her conduct was at least not opposed to the corporation’s best interests). Indemnification is permissive under Vermont law and Maine law, except that corporations of both states must indemnify a present or former director or officer who is successful on the merits or otherwise in the defense of any proceeding to which the director was a party for reasonable expenses, including attorney’s fees, incurred in connection with that proceeding.

Chittenden. Although indemnification is generally permissive in Vermont, Chittenden’s bylaws provide that the corporation shall indemnify its directors if the director conducted himself or herself in good faith, the director reasonably believed the conduct was in the best interests of the corporation (or, if the director was acting outside his or her official capacity with Chittenden, the director reasonably believed his or her conduct was at least not opposed to Chittenden’s best interests) and the director had no reason to believe that his or her conduct was unlawful and the director was not found to have engaged in a reckless or intentional unlawful act. In accordance with Vermont law, the Chittenden bylaws provide that a director will not be indemnified in connection with a proceeding in which the director was adjudged liable to the corporation or in connection with a proceeding in which the director was found to have received an improper personal benefit.

Chittenden’s bylaws provide that officers of the corporation are entitled to mandatory indemnification if the officer is successful on the merits or otherwise in the defense of any proceeding, and the officer is entitled to apply for court ordered indemnification under the VBCA. The bylaws also state that Chittenden’s officers and agents are entitled to the same indemnifications as Chittenden’s directors.

The bylaws provide that the corporation may not indemnify any director prior to the final resolution of a proceeding and unless the indemnification is authorized by a determination that the director has met the standard of conduct required. The determination must be made by disinterested members of the board of directors, a written opinion of special legal counsel or a vote of disinterested shareholders.

Merrill Merchants. Merrill Merchants’ articles of incorporation and bylaws provide that the corporation shall indemnify any director or officer who was or is a party to any action by reason of the fact that such person is or was a director or officer of the corporation, unless the person is found not to have acted honestly, or with respect to any criminal action or proceeding, to have had reasonable cause to believe that such person’s conduct was unlawful. Indemnification of employees, agents and other persons shall be made upon a determination by

•	a majority vote of a quorum consisting of directors who are not parties to the action;

•	if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•	by the shareholders.

Thus, the indemnification provisions for the directors, officers and employees of Chittenden and Merrill Merchants are substantially the same.

Shareholder Approval of a Merger

Chittenden. In order to effect a merger under Vermont law, a corporation’s board of directors must adopt a plan of merger and recommend it to the shareholders. The agreement must be approved by the holders of a majority of all the votes entitled to be cast on the plan of merger, unless the articles of incorporation or the board of directors require a greater vote. Chittenden’s articles of incorporation provide for a greater vote only in the case of a business combination involving a related person or its affiliate.

Merrill Merchants. Maine law also provides that a corporation’s board of directors must adopt a plan of merger and recommend it to the shareholders. The agreement must be approved by the holders of a majority of all the votes entitled to be cast on the plan of merger, unless the articles of incorporation or the board of directors require a greater vote. Merrill Merchants’ articles of incorporation provide for a greater vote only in the case of a business combination involving an interested shareholder.

Accordingly, Chittenden and Merrill Merchants have substantially similar voting requirements for merger approvals.

Business Combinations and Anti-Takeover Provisions

Chittenden. Chittenden’s articles of incorporation provide that the affirmative vote of at least two-thirds of the members of the board of directors who were elected prior to a “related person” becoming a “related person,” together with the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon, shall be required for any of the following business combinations:

•

any merger or consolidation of the corporation or any subsidiary into or with a “related person” or its affiliate, or any other corporation which, after such merger or consolidation, would be an affiliate of a “related person”;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the corporation, in one or a series of transactions, to or with any “related person” or its affiliate of all, or substantially all, of the assets of Chittenden or any subsidiary;

•	the issuance or transfer by Chittenden or any subsidiary, in one or a series of transactions, of a majority of its voting shares to a “related person” or its affiliate;

•	the adoption of any plan or proposal for the liquidation or dissolution of Chittenden; or

•

any reclassification of securities, recapitalization, reorganization, merger or consolidation of Chittenden with any of its subsidiaries or any transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Chittenden or any subsidiary that is directly or indirectly owned by any “related person.”

A “related person” is (1) a person, which, together with its affiliates or associates, owns of record or beneficially, directly or indirectly, more than 15% of the outstanding voting stock of Chittenden or (2) an affiliate of Chittenden and at any time within the two-year period immediately prior to the date in question was the owner, of record or beneficially, directly or indirectly, of more than 15% of the outstanding voting stock of Chittenden. In addition, Chittenden’s articles of incorporation provide that the corporation cannot enter into any of these business combinations without the approval of 80% of the outstanding shares entitled to vote, excluding those shares held by a “related person,” unless the fair market value test described in the articles of incorporation is satisfied.

Merrill Merchants. Merrill Merchants’ articles of incorporation provide that the affirmative vote of 80% of the outstanding voting stock, excluding those shares held by an “interested shareholder,” is required for any of the following business combinations:

•	any merger or consolidation of the corporation or any subsidiary with an “interested shareholder,” or any other corporation which is, or after the merger, would be an “interested shareholder”;

•

any sale, lease, exchange, mortgage, pledge or transfer or other disposition of 10% or more of the combined assets of the corporation to an “interested shareholder” or any affiliate of an “interested shareholder”;

•

the issuance or transfer of securities of the corporation or its subsidiaries to an “interested shareholder” or an affiliate of an “interested shareholder” having an aggregate fair market value equaling or exceeding 5% of the outstanding stock of the corporation or its subsidiaries, subject to certain exceptions;

•	the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an “interested shareholder” or an affiliate of an “interested shareholder”;

•

any reclassification of securities, recapitalization of the corporation, reorganization, or any merger or consolidation of the corporation with any of its subsidiaries or any transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any subsidiary that is directly or indirectly owned by an “interested shareholder” or an affiliate of an “interested shareholder”; or

•

any receipt by an “interested shareholder” or any affiliate or associate of that “interested shareholder” of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the corporation.

An “interested shareholder” is a person who is the beneficial owner of more than 25% of the outstanding voting stock of the corporation or who is an affiliate or associate of Merrill Merchants who, at any time during the five-year period preceding the proposed business combination was the beneficial owner of 25% or more of the outstanding voting stock of Merrill Merchants.

Both Merrill Merchants and Chittenden have higher voting and approval requirements for business combinations and similar transactions constituting related party transactions, although Merrill Merchants has a higher threshold of 80% as compared to Chittenden’s two-thirds vote requirement.

Shareholder Rights Plan

Neither Chittenden nor Merrill Merchants has a shareholder rights plan.

LEGAL MATTERS

F. Sheldon Prentice, General Counsel to Chittenden, will pass upon the validity of the shares of Chittenden common stock to be issued in connection with the merger. Thacher Proffitt & Wood LLP, on behalf of Merrill Merchants, and Goodwin Procter LLP, on behalf of Chittenden, will pass upon certain legal matters to the effect that the merger will constitute a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

EXPERTS

The consolidated financial statements of Chittenden and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) incorporated in this document by reference to Chittenden’s annual report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Merrill Merchants as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, included in this document, were audited by Berry, Dunn, McNeil & Parker, independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

Chittenden and Merrill Merchants file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Chittenden and Merrill Merchants file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC filings of Chittenden and Merrill Merchants are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Chittenden also may be inspected at the offices of the New York Stock Exchange, located at 20 Broad Street, New York, New York 10005 and for Merrill Merchants, at the Nasdaq Global Market, located at 1735 K Street, N.W., Washington, D.C. 20006. Chittenden’s SEC file number is 0-7974, and Merrill Merchants’ SEC file number is 0-24715.

Chittenden has filed a registration statement on Form S-4 to register with the SEC the Chittenden common stock to be issued to Merrill Merchants shareholders in the merger. This document is a part of that registration statement and constitutes a prospectus of Chittenden in addition to being a proxy statement of Merrill Merchants. As allowed by SEC rules, this document does not contain all the information you can find in Chittenden’s registration statement or the exhibits to the registration statement. Statements made in this document as to the content of any contract, agreement or other document referenced are not necessarily complete. With respect to each of those contracts, agreements or other documents to be filed or incorporated by reference as an exhibit to the registration statement, you should refer to the corresponding exhibit, when it is filed, for a more complete description of the matter involved and read all statements in this document in light of that exhibit.

The SEC allows Chittenden to incorporate by reference the information that it files with the SEC. Incorporation by reference means that Chittenden can disclose important information to you by referring you to other documents filed separately with the SEC that are legally considered to be part of this document, and later information that is filed by Chittenden with the SEC will automatically update and supersede the information in this document and the documents listed below. Chittenden incorporates by reference the specific documents listed below and any future filings that Chittenden makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this document and prior to the later of the date of Merrill Merchants’ special meeting or the date on which the offering of shares of Chittenden common stock under this document is completed or terminated.

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Current Reports on Form 8-K filed on January 19, 2007, February 14, 2007 and March 27, 2007; and

•	the description of Chittenden’s common stock, par value $1.00 per share, contained in Chittenden’s Registration Statement on Form 8-A filed on January 9, 1998 (file number 001-13769).

You can obtain any of the documents incorporated by reference into this document, and any exhibits specifically incorporated by reference as an exhibit in this document, at no cost, by contacting Chittenden at:

Chittenden Corporation

Two Burlington Square

Burlington, Vermont 05402-0820

Telephone: (802) 658-4000

Attn: F. Sheldon Prentice, Secretary

You should rely only on the information contained or incorporated by reference into this document. Chittenden has supplied all information contained or incorporated by reference into this document relating to Chittenden, and Merrill Merchants has supplied all information contained in this document relating to Merrill Merchants. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated March 27, 2007. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this document to Merrill Merchants shareholders nor the issuance of Chittenden common stock in the merger creates any implication to the contrary.

FUTURE SHAREHOLDER PROPOSALS

Merrill Merchants will hold an annual meeting in the year 2007 only if the merger is not completed. If this meeting is held before June 4, 2007, to be considered for inclusion in the proxy statement and proxy relating to the annual meeting of shareholders to be held in the year 2007, a shareholder proposal must have been received by the secretary of Merrill Merchants at 201 Main Street, Bangor, Maine 04401-0925, not later than November 11, 2006. If the meeting is held on or after June 4, 2007, a shareholder proposal must be received by the secretary of Merrill Merchants at 201 Main Street, Bangor, Maine 04401-0925 in a reasonable time before Merrill Merchants begins to print and mail its proxy materials. Any such proposal also will be subject to Rule 14a-8 under the Securities Exchange Act of 1934.

In addition, under Merrill Merchants’ bylaws, if you wish to nominate a director or bring other business before the annual meeting, you must be a shareholder of Merrill Merchants and give timely notice in writing to Merrill Merchants as specified in the bylaws.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Merrill Merchants Bancshares, Inc.

We have audited the accompanying consolidated statements of financial condition of Merrill Merchants Bancshares, Inc. and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Merrill Merchants Bancshares, Inc. and Subsidiary as of December 31, 2006 and 2005, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/    BERRY, DUNN, MCNEIL & PARKER

BERRY DUNN MCNEIL & PARKER

Bangor, Maine

February 15, 2007

MERRILL MERCHANTS BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Financial Condition

	December 31,
(In thousands, except number of shares and per share data)	2006	2005
ASSETS
Cash and due from banks	$10,358	$13,785
Interest-bearing deposits with banks	90	43

Total cash and cash equivalents	10,448	13,828
Investment securities – available for sale	86,504	72,489
Loans held for sale	925	925
Loans receivable	338,880	318,965
Less allowance for loan losses	4,109	4,086

Net loans receivable	334,771	314,879
Properties and equipment, net	5,181	4,863
Cash surrender value of life insurance	4,168	4,018
Deferred income tax benefit	1,438	1,372
Accrued income and other assets	5,664	4,699

Total assets	$449,099	$417,073

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand deposits	$56,372	$56,204
Savings, money market and interest checking deposits	149,366	151,798
Certificates of deposit	154,184	123,412

Total deposits	359,922	331,414
Securities sold under agreements to repurchase (term and demand)	23,851	18,534
Other borrowed funds	21,592	28,474
Accrued expenses and other liabilities	5,085	4,299

Total liabilities	410,450	382,721

Commitments (Notes 8, 10, 14, 17 and 18)
Shareholders’ equity
Common stock, par value $1; authorized 4,000,000 shares, issued and outstanding 3,550,410 shares in 2006 and 3,435,851 shares in 2005	3,550	3,436
Capital surplus	26,681	24,188
Retained earnings	8,209	6,947
Accumulated other comprehensive income (loss)
Unrealized gain (loss) on securities available for sale, net of tax	209	(167)
Net unrealized depreciation on derivative instruments marked to market, net of tax	—	(52)

Total shareholders’ equity	38,649	34,352

Total liabilities and shareholders’ equity	$449,099	$417,073

The accompanying notes are an integral part of these consolidated financial statements.

MERRILL MERCHANTS BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Income

	Years Ended December 31,
(In thousands, except number of shares and per share data)	2006	2005	2004
Interest and dividend income
Interest and fees on loans	$24,500	$20,368	$16,609
Interest on investment securities	3,238	2,192	1,953
Dividends on investment securities	189	146	118
Interest on federal funds sold	253	118	28

Total interest and dividend income	28,180	22,824	18,708

Interest expense
Interest on deposits	9,304	5,795	4,041
Interest on borrowed funds	1,787	1,259	894

Total interest expense	11,091	7,054	4,935

Net interest income	17,089	15,770	13,773
Provision for loan losses	358	397	348

Net interest income after provision for loan losses	16,731	15,373	13,425

Non-interest income
Service charges on deposit accounts	1,569	1,496	1,399
Other service charges and fees	873	836	790
Trust fees	1,763	1,567	1,382
Mortgage banking income and gain on credit card loans	745	751	825
Net gain on investment securities	37	19	155
Other	516	537	382

Total non-interest income	5,503	5,206	4,933

Non-interest expense
Salaries and employee benefits	7,468	6,835	6,310
Occupancy expense	1,022	959	858
Equipment expense	674	655	606
Advertising and promotion	587	634	578
Data processing	625	611	686
Professional fees	531	500	375
Other	1,866	1,753	1,557

Total non-interest expense	12,773	11,947	10,970

Income before income taxes	9,461	8,632	7,388
Income tax expense	3,166	2,894	2,481

Net income	$6,295	$5,738	$4,907

Per share data
Basic earnings per common share	$1.77	$1.62	$1.37
Diluted earnings per common share	$1.76	$1.61	$1.36

The accompanying notes are an integral part of these consolidated financial statements.

MERRILL MERCHANTS BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Shareholders’ Equity

(In thousands, except number of shares and per share data)	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance at December 31, 2003	$3,335	$21,762	$5,305	$366	$(215)	$30,553

Net income	—	—	4,907	—	—	4,907
Unrealized loss on derivative instruments, net of deferred taxes of $7	—	—	—	(13)	—	(13)
Change in unrealized gain on securities available for sale, net of deferred income taxes of $85	—	—	—	(164)	—	(164)

Comprehensive income	—	—	4,907	(177)	—	4,730
Common stock options exercised, 7,628 shares	2	9	(42)	—	97	66
Tax benefit related to exercise of stock options	—	21	—	—	—	21
3% common stock dividend declared	100	2,422	(2,526)	—	—	(4)
Treasury stock purchased (72,592 shares at an average price of $24.80)	—	—	—	—	(1,801)	(1,801)
Treasury stock retirement	(80)	(1,839)	—	—	1,919	—
Common stock repurchased (17,000 shares at an average price of $20.88)	(17)	(338)	—	—	—	(355)
Common stock cash dividends declared, $.56 per share	—	—	(1,881)	—	—	(1,881)

Balance at December 31, 2004	$3,340	$22,037	$5,763	$189	$—	$31,329

Net income	—	—	5,738	—	—	5,738
Unrealized loss on derivative instruments, net of deferred taxes of $20	—	—	—	(38)	—	(38)
Change in unrealized gain on securities available for sale, net of deferred income taxes of $189	—	—	—	(370)	—	(370)

Comprehensive income	—	—	5,738	(408)	—	5,330
Common stock options exercised, 1,005 shares	1	11	—	—	—	12
Tax benefit related to exercise of stock options	—	2	—	—	—	2
3% common stock dividend declared	100	2,251	(2,355)	—	—	(4)
Common stock repurchased (5,500 shares at an average price of $21.70)	(5)	(113)	—	—	—	(118)
Common stock cash dividends declared, $.64 per share	—	—	(2,199)	—	—	(2,199)

Balance at December 31, 2005	$3,436	$24,188	$6,947	$(219)	$—	$34,352

Net income	—	—	6,295	—	—	6,295
Change in unrealized loss on derivative instruments, net of deferred taxes of $27	—	—	—	52	—	52
Change in unrealized gain on securities available for sale, net of deferred income taxes of $194	—	—	—	376	—	376

Comprehensive income	—	—	6,295	428	—	6,723
Common stock options exercised, 15,287 shares	15	167	—	—	—	182
Tax benefit related to exercise of stock options	—	42	—	—	—	42
3% common stock dividend declared	103	2,369	(2,478)	—	—	(6)
Common stock repurchased (3,757 shares at an average price of $23.58)	(4)	(85)	—	—	—	(89)
Common stock cash dividends declared, $.72 per share	—	—	(2,555)	—	—	(2,555)

Balance at December 31, 2006	$3,550	$26,681	$8,209	$209	$—	$38,649

The accompanying notes are an integral part of these consolidated financial statements.

MERRILL MERCHANTS BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

	Years Ended December 31,
(In thousands)	2006	2005	2004
Cash flows from operating activities
Net income	$6,295	$5,738	$4,907
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	444	388	392
Amortization	524	256	523
Net amortization on investment securities	42	423	800
Deferred income taxes	(287)	(83)	(129)
Provision for loan losses	358	397	348
Net gain on sale of loans, credit card portfolio, investment securities and property and equipment	(664)	(124)	(150)
Net change in:
Loans held for sale	—	(308)	172
Deferred loan fees, net	(62)	(103)	(29)
Accrued income and other assets	(626)	(1,341)	(712)
Accrued expenses and other liabilities	621	244	527

Net cash provided by operating activities	6,645	5,487	6,649

Cash flows from investing activities
Net loans made to customers	(20,096)	(36,808)	(36,581)
Proceeds from sale of credit card portfolio	—	863	—
Acquisition of premises and equipment and computer software	(1,079)	(1,478)	(1,033)
Purchase of investment securities available for sale	(63,656)	(53,993)	(56,511)
Proceeds from sales and maturities of investment securities available for sale	50,205	46,642	65,658

Net cash used by investing activities	(34,626)	(44,774)	(28,467)

Cash flows from financing activities
Net increase (decrease) in demand, savings and NOW deposits	(2,264)	13,443	28,728
Net increase in certificates of deposit	30,772	18,189	12,206
Net increase (decrease) in securities sold under agreements to repurchase	5,317	2,048	(3,876)
Net increase (decrease) in other borrowed funds	(3,701)	4,172	(9,553)
Long-term advances from the Federal Home Loan Bank	—	10,000	3,290
Payments on long-term advances	(3,181)	(2,736)	(5,597)
Dividends paid on common stock	(2,477)	(2,115)	(1,816)
Repurchase of common stock	(89)	(118)	(2,156)
Proceeds from stock issuance	224	12	66

Net cash provided by financing activities	24,601	42,895	21,292

Net increase (decrease) in cash and cash equivalents	(3,380)	3,608	(526)
Cash and cash equivalents, beginning of year	13,828	10,220	10,746

Cash and cash equivalents, end of year	$10,448	$13,828	$10,220

Supplemental disclosures of cash flow information
Cash paid for interest	$10,872	$6,935	$4,710
Transfers to other real estate owned	31	—	—
Income tax paid	3,277	3,028	2,668

The accompanying notes are an integral part of these consolidated financial statements.

MERRILL MERCHANTS BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Presented in thousands, except number of shares and per share data)

1. Summary of Significant Accounting Policies

The accounting and reporting policies conform with U.S. generally accepted accounting principles and to general practice within the banking industry. Merrill Merchants Bancshares, Inc. (the “Company”) is a financial holding company that owns all of the common stock of Merrill Merchants Bank (the “Bank”). The Company’s principal business activity is retail and commercial banking and trust and investment services which are provided through its eleven branch locations in eastern and central Maine. The Bank is under the supervision of the Board of Governors of the Federal Reserve System and the State of Maine Bureau of Financial Institutions, and its deposits are insured by the Federal Deposit Insurance Corporation (FDIC) to the fullest extent permitted by law. The following is a description of the more significant accounting and reporting policies.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, mortgage servicing rights and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the carrying value of other real estate owned, management obtains independent appraisals for significant properties. In connection with the valuation of mortgage servicing rights, management obtains an independent third party valuation.

Financial Statement Presentation

The accompanying consolidated financial statements include the accounts of Merrill Merchants Bancshares, Inc. and its wholly-owned subsidiary, Merrill Merchants Bank, a state-chartered bank. All intercompany accounts and transactions have been eliminated in the consolidated financial statements. The Company accounts for its unconsolidated partially-owned entity on the equity method of accounting.

Statement of Financial Accounting Standards (SFAS) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” requires a company to disclose certain income statement and balance sheet information by operating segment. Since the Company’s operations include only its banking and financing activities, no additional disclosure standards are required by the Statement.

Investment Securities

Investment debt securities are classified as available for sale and are carried at fair value. Unrealized gains and losses on securities available for sale, net of income taxes, are recognized as direct increases or decreases in shareholders’ equity. Market values of securities are obtained from independent market sources. Cost of securities sold is recognized using the specific identification method.

Premiums are amortized and discounts are accreted using methods approximating the interest method.

Loans Held for Sale

Residential mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or estimated market value. Gains or losses on sales of loans are recognized at the time of sale and are based upon the difference between the selling price and the carrying amount of loans sold.

Other Real Estate Owned

Other real estate owned (OREO) includes real estate and repossessed personal property held for sale which have been acquired principally through foreclosure or a similar conveyance of title. Real estate may be considered to be in-substance foreclosed and included in OREO prior to the conveyance of title when specific criteria are met. Both foreclosed and in-substance foreclosed real estate, as well as repossessed personal property, are carried at the lower of their recorded amounts or fair value less estimated costs of disposal. Any write-downs at, or prior to, the dates of acquisition are charged to the allowance for loan losses. Subsequent write-downs are recorded in other expense. Expenses incurred in connection with holding such assets and gains and losses upon sale are included in other expense or other income.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs.

Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due or the loan becomes past due 90 days or more unless the credit is well-secured and in process of collection. Upon such discontinuance, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. Loans 30 days or more past due are considered delinquent.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loan.

The Company’s provision for loan losses charged to operations is based upon management’s evaluation of the loan portfolio. Loans deemed uncollectible are charged to the allowance. The allowance for loan losses is maintained at a level that management believes, to the best of its knowledge, is at a level at each reporting date to cover known and inherent losses in the loan portfolio that are both probable and reasonably estimable. The ongoing evaluation process includes a formal analysis of the allowance each quarter, which considers, among other factors, the character and size of the loan portfolio, business and economic conditions, loan growth, delinquency trends, charge-off experience and other asset quality factors. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize adjustments to the allowance based on their judgments about information available to them at the time of their examinations.

Commercial real estate and commercial business loans are considered impaired when it is probable that the Company will not be able to collect all amounts due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status and collateral value. Loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral. Management takes into consideration impaired loans in determining the appropriate level of allowance for loan losses.

Loan Servicing

The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on loan type, investor type, and interest rate. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.

Properties and Equipment

Properties and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed on the straight-line method and by accelerated methods over the estimated useful lives of the assets.

Goodwill

Effective January 1, 2002, the Company discontinued amortization of goodwill in accordance with SFAS Nos. 142, “Goodwill and Other Intangible Assets,” and 147, “Acquisitions of Certain Financial Institutions.” Prior to 2002, goodwill was amortized using the straight-line method over seven and fifteen years. In accordance with SFAS No. 142, goodwill is reviewed for impairment on an annual basis and if certain conditions occur.

Income Taxes

The Company records deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, letters of credit, unadvanced commitments under commercial and home equity lines of credit, credit cards, and overdraft protection accounts. Such financial instruments are recorded in the consolidated financial statements when funded.

Derivative Financial Instruments

The Company recognizes all derivatives in the statement of financial condition at fair value. On the date the derivative is entered into, the Company designates whether the derivative is part of a hedging relationship (cash flow or fair value hedge). The Company formally documents relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking hedge transactions. The Company also assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives used in hedging transactions are highly effective in offsetting changes in cash flows or fair values of hedged items.

Changes in fair value of a derivative that is highly effective and that qualifies as a cash flow hedge are recorded in other comprehensive income and are reclassified into earnings when the related forecasted transaction affects earnings. For fair value hedges that are fully effective, the gain or loss on the hedge would exactly offset the loss or gain on the hedged item attributable to the hedged risk. Any difference that does arise would be the result of hedge ineffectiveness, which is recognized in earnings. The Company discontinues hedge accounting when it is determined that the derivative is no longer highly effective in offsetting changes in the hedged risk of the hedge item, because it is unlikely that the forecasted transaction will occur, or management determines that the designation of the derivative as a hedging instrument is no longer appropriate.

Cash and Cash Equivalents

For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as cash and due from banks and interest-bearing deposits with banks.

Advertising

Advertising is expensed as incurred.

Earnings Per Share

The basic earnings per share computation is based upon the weighted-average number of shares of stock outstanding during the period. Potential common stock is considered in the calculation of weighted-average shares outstanding for diluted earnings per share.

The Company declared a 3% stock dividend in 2006, 2005 and 2004. Earnings and cash dividends per share and weighted-average shares outstanding have been retroactively restated to reflect the stock dividends.

Impact of Recently Issued Accounting Standards

SFAS No. 156, “Accounting for Servicing of Financial Assets-an Amendment to FASB Statement No. 140,” requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. Servicing assets and servicing liabilities will subsequently be reported using the amortization method or the fair value measurement method. An entity should adopt SFAS No. 156 as of the beginning of its first fiscal year that begins after September 15, 2006 with earlier application permitted with certain restrictions. The initial application of the fair value measurement method would be reported as a cumulative effect adjustment to beginning retained earnings. SFAS No. 156 requires certain disclosures about the basis for measurement and regarding risks, activity, and fair value of servicing assets and of servicing liabilities. Management does not expect SFAS No. 156 to have a material impact on the Company’s financial statements.

The Financial Accounting Standards Board (“FASB”) has issued SFAS No. 123 (revised 2004) (SFAS No. 123(R)), “Share-Based Payment.” SFAS No. 123(R), with certain exceptions, requires entities that grant stock options and shares to employees to recognize the fair value of those options and shares as compensation cost over the service (vesting) period in their financial statements. The measurement of that cost is based on the fair value of the equity or liability instruments issued. The Securities and Exchange Commission (“SEC”) has issued Staff Accounting Bulletin (SAB) No. 107, which provides guidance regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations. The adoption of SFAS No. 123(R) did not have a material effect on the Company’s financial statements for the year ended December 31, 2006.

In July 2006, FASB issued Financial Accounting Standards Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect FIN 48 to have a material effect on the financial condition and results of operations of the Company.

In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 requires registrants to evaluate the materiality of unadjusted financial statement misstatements using both the rollover and iron curtain methods. The rollover method quantifies a misstatement based on the amount of the error originating in the current period statement of income. The iron curtain method quantifies a misstatement based on the effects of correcting the misstatement existing in the statement of financial condition at the end of the current period, irrespective of the misstatement’s year(s) of origination. SAB No. 108 is effective for years ending after November 15, 2006. The cumulative effect of the initial application on prior years is required to be reported as an adjustment to retained earnings at the beginning of the year of initial application. The adoption of SAB No. 108 did not have a material effect on the Company’s financial statements for the year ended December 31, 2006.

Reclassifications

Certain amounts in previously issued financial statements have been reclassified in the currently presented financial statements.

2. Cash and Cash Equivalents

The Federal Reserve Board requires the Bank to maintain a rolling average compensating balance of $400 in amounts on deposit. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risk with respect to these accounts.

3. Investment Securities Available for Sale

The amortized cost of investment securities as shown in the consolidated statements of financial condition and their approximate fair values at December 31, 2006 and 2005 follow:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
December 31, 2006
Collateralized mortgage obligations	$47,379	$109	$(429)	$47,059
U.S. Government sponsored enterprises	16,738	22	(64)	16,696
Mortgage-backed securities	7,097	3	(80)	7,020
Certificates of deposit	8,255	—	—	8,255
State and local government debt securities	3,386	11	—	3,397

Total debt securities	82,855	145	(573)	82,427
Equity securities	3,332	745	—	4,077

Total securities available for sale	$86,187	$890	$(573)	$86,504

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
December 31, 2005
Collateralized mortgage obligations	$39,386	$—	$(628)	$38,758
U.S. Government sponsored enterprises	16,417	—	(168)	16,249
Mortgage-backed securities	4,354	5	(104)	4,255
U.S. Government and agency money market funds	1,050	—	—	1,050
Certificates of deposit	4,827	—	—	4,827
State and local government debt securities	2,933	—	—	2,933

Total debt securities	68,967	5	(900)	68,072
Equity securities	3,774	643	—	4,417

Total securities available for sale	$72,741	$648	$(900)	$72,489

Included in equity securities are the Company’s investments in Federal Home Loan Bank and Federal Reserve Bank stock, carried at their cost basis of $2,061 and $2,493 at December 31, 2006 and 2005, respectively. Management has determined that these investments are not impaired at December 31, 2006 and 2005.

During 2006, 2005 and 2004, the Company sold investment securities available for sale for total proceeds of $2,309, $70 and $352, respectively. The sales resulted in gross realized gains of $67, $19 and $155 for 2006, 2005 and 2004, respectively, and gross realized losses of $30 for 2006.

The amortized cost and fair value of debt securities at December 31, 2006 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities and collateralized mortgage obligations are allocated among the above maturity groupings based on their final maturity dates.

	Amortized Cost	Fair Value
Due in one year or less	$5,522	$5,507
Due from one to five years	20,186	20,095
Due from five to ten years	30,019	29,796
Due after ten years	27,128	27,029

Total debt securities	$82,855	$82,427

Management reviews securities with unrealized losses for other than temporary impairment. At the present time, there have been no material changes in the credit quality of these securities. The unrealized losses on the Company’s investments were caused by interest rate increases. Because the Company has the ability and intent to hold these investments until a recovery of their amortized cost, which may be at maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2006. Information regarding securities temporarily impaired is summarized below:

	Less than 1 year		More than 1 year		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2006
Collateralized mortgage obligations.	$4,914	$(13)	$25,328	$(416)	$30,242	$(429)
U.S. Government sponsored enterprises	2,418	(7)	8,334	(57)	10,752	(64)
Mortgage-backed securities	1,135	(14)	2,569	(66)	3,704	(80)

	$8,467	$(34)	$36,231	$(539)	$44,698	$(573)

	Less than 1 year		More than 1 year		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2005
Collateralized mortgage obligations.	$17,715	$(236)	$20,317	$(392)	$38,032	$(628)
U.S. Government sponsored enterprises	10,263	(95)	5,985	(73)	16,248	(168)
Mortgage-backed securities	1,448	(28)	1,726	(76)	3,174	(104)

	$29,426	$(359)	$28,028	$(541)	$57,454	$(900)

4. Derivative Financial Instruments

The Company had interest rate swap agreements with notional amounts of $10,000 at December 31, 2005. The interest rate swap agreements matured in June 2006. Under these agreements, the Company exchanged a variable rate asset for a fixed rate asset, thus protecting certain asset yields from falling interest rates. In accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and related pronouncements, management designated these swaps as cash flow hedges and determined the hedging transaction to be 100% effective. Therefore, the changes in fair value of the swap agreements were recorded in other comprehensive income. As of December 31, 2005, the swaps represented a liability of $79, less tax of $27, which has been recorded as other comprehensive loss in the consolidated statements of changes in shareholders’ equity.

The Company uses derivative instruments as partial hedges against large fluctuations in interest rates. The Company uses interest rate swap instruments to hedge against potentially lower yields on the variable prime rate loan category in a declining rate environment. If rates were to decline, resulting in reduced income on the adjustable rate loans, there would be an increased income flow from the interest rate swap.

On a quarterly basis, derivative instruments are reviewed as part of the asset/liability management process. Any derivatives are factored into the Company’s overall interest rate risk position. The Company regularly reviews the credit quality of the counterparty from which the instruments have been purchased. At December 31, 2005, the Company had $10,000 (notional principal amount) in swap contracts in which the Company was hedging prime-based variable commercial loans to a fixed rate of 5.93%.

5. Loans Receivable

The components of loans receivable follow:

	2006	2005
Real estate:
Commercial real estate	$112,852	$108,553
Residential real estate	63,691	62,568
Construction	15,758	15,345
Home equity	47,370	41,469

Total real estate	239,671	227,935
Commercial	72,454	69,797
Consumer	26,691	21,231
Plus deferred loan costs	64	2

Total	$338,880	$318,965

The Bank’s lending activities are conducted principally in eastern and central Maine. The Bank grants single family and multi-family residential loans, commercial real estate loans, commercial loans, and a variety of consumer loans. The Bank grants loans for the construction of residential homes, multi-family properties and commercial real estate properties. In addition, the Bank provides indirect auto and recreational vehicle lending, as well as other types of loans, including personal unsecured, recreational vehicle, automobile, mobile home, and home equity loans. Most loans granted by the Bank are either collateralized by real estate and/or business assets or guaranteed by federal and local governmental authorities. The ability and willingness of the single family residential and consumer borrowers to honor their repayment commitments is generally dependent on the level of overall economic activity within the borrowers’ geographic areas and real estate values. The ability and willingness of commercial real estate, commercial and construction loan borrowers to honor their repayment commitments is generally dependent on the health of the real estate economic sector in the borrowers’ geographic areas and the general economy.

As of December 31, 2006 and 2005, non-accrual loans were $1,226 and $378, respectively. Interest foregone was $72, $11, and $47 for 2006, 2005 and 2004, respectively. Accruing loans which are 90 days past due or more totaled $115 at December 31, 2006. There were no accruing loans 90 days past due or more at December 31, 2005.

Impaired loans are commercial and commercial real estate loans which the Company believes will probably not result in the collection of all amounts due according to the contractual terms of the loan agreement. The definition of “impaired loans” is not the same as the definition of “non-accrual loans,” although the two categories overlap. All commercial and commercial real estate impaired loans are non-accrual loans, but not all non-accrual loans are considered impaired loans.

The following table sets forth information on impaired loans:

	2006	2005	2004
Impaired loans
Valuation allowance required	$466	$208	$—
No valuation allowance required	—	—	5

Total impaired loans	$466	$208	$5

Average balance of impaired loans during the year	$298	$89	$256
Portion of allowance for loan losses allocated to the impaired loan balance	$211	$112	$1

Interest income recognized for cash payments on impaired loans during 2006, 2005 and 2004 was not material to the consolidated financial statements.

The Bank has entered into loan transactions with its directors, executive officers, significant shareholders of the Company and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Loans to related parties follows:

	2006	2005	2004
Balance, January 1	$12,614	$15,852	$14,500
Loans made/advanced and additions	9,212	5,769	6,533
Repayments and reductions	(4,570)	(9,007)	(5,181)

Balance, December 31	$17,256	$12,614	$15,852

Commitments, as described in Note 14, to related parties totaled $2,111 and $3,256 at December 31, 2006 and 2005, respectively.

6. Allowance for Loan Losses

A summary of changes in the allowance for loan losses follows:

		2006	2005	2004
Balance at beginning of year		$4,086	$3,866	$3,652
Add:	Provision for loan losses	358	397	348
	Recoveries of previous charge-offs	54	49	44
Less:	Loans charged off	(266)	(226)	(178)
	Transfer to liability for unfunded commitments	(123)	—	—

Balance at end of year		$4,109	$4,086	$3,866

7. Mortgage Servicing

Residential real estate mortgages are originated by the Company both for portfolio and for sale into the secondary market. The sale of loans is to institutional investors such as the Federal National Mortgage Association. Under loan sale and servicing agreements with the investor, the Company generally continues to service the residential real estate mortgages. The Company pays the investor an agreed-upon rate on the loan, which is less than the interest rate the Company receives from the borrower. The Company retains the difference as a fee for servicing the residential real estate mortgages. As required by SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” the Company capitalizes the mortgage servicing rights at their fair value upon sale of the related loans.

The following summarizes mortgage servicing rights capitalized and amortized, along with the activity in the related valuation allowance:

	2006	2005	2004
Balance of loans serviced for others	$154,817	$141,125	$122,125

Mortgage servicing rights
Balance at beginning of year	$1,013	$938	$792
Mortgage servicing rights capitalized	630	422	494
Amortization charged against mortgage servicing income	(459)	(360)	(355)

Valuation adjustment	2	13	7

Balance at end of year	$1,186	$1,013	$938

Valuation allowance
Balance at beginning of year	$(4)	$(17)	$(24)
Increase in impairment reserve	(3)	(48)	(15)
Reduction of impairment reserve	5	61	22

Balance at end of year	$(2)	$(4)	$(17)

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition of the Company.

8. Properties and Equipment

A summary of properties and equipment follows:

	2006	2005
Land and land improvements	$677	$559
Bank premises	4,214	2,893
Construction in progress	126	1,267
Furniture and equipment	3,162	2,982
Leasehold improvements	455	409

Total cost	8,634	8,110
Less accumulated depreciation	3,453	3,247

Net properties and equipment	$5,181	$4,863

Depreciation expense amounted to $444, $388 and $392 in 2006, 2005 and 2004, respectively.

Construction is in progress for a full-service branch facility in Waterville, Maine and the $1,500 project is targeted for completion in June 2007.

Certain Bank facilities and equipment are leased under various operating leases. Rental expense was $328, $334 and $348 for 2006, 2005 and 2004, respectively. Future minimum rental commitments under non-cancelable leases at December 31, 2006 follow:

2007	$351
2008	273
2009	252
2010	147
2011	103
Thereafter	1,095

$2,221

9. Investment in Partially-Owned Entity

Merrill Merchants Bank has a 50% ownership interest in M&M Consulting Limited Liability Company (“M&M”). M&M provides loan review, regulatory compliance, training and internal auditing to financial institutions. The Company’s investment in M&M as of December 31, 2006 and 2005 totaled $732 and $502, respectively. Income recognized from such investment for the years ended 2006, 2005 and 2004 totaled $230, $187 and $158, respectively, and is included in other income.

10. Employee Benefit Plans

The Company has established a defined contribution pension plan under Section 401(k) of the Internal Revenue Code. Plan participants, who consist of all employees meeting minimum age and service requirements who elect to participate, are permitted to contribute a percentage of their wages to the plan on a pre-tax basis. The Company matches a portion of each employee’s contribution, resulting in an expense of $107, $149 and $134 for 2006, 2005 and 2004, respectively.

The Company adopted a nonqualified supplemental executive retirement plan for the benefit of key employees. Life insurance policies were acquired to generate income to offset the cost of the plan. The amount of each annual benefit is indexed to the financial performance of each insurance policy owned by the Bank over the Bank’s cost of funds expense. The present value of these benefits is being expensed over the employment service period which amounted to $307, $277 and $247 for 2006, 2005 and 2004, respectively. The cash value of these policies was $4,168 and $4,018 at December 31, 2006 and 2005, respectively.

11. Deposits

The aggregate amount of certificates of deposit with a minimum denomination of $100 was $73,843 and $62,310 at December 31, 2006 and 2005, respectively. Certificates of deposit included brokered deposits in the amount of $59,805 and $47,762 at December 31, 2006 and 2005, respectively.

At December 31, 2006, the scheduled maturities of certificates of deposit follow:

2007	$103,471
2008	25,975
2009	17,844
2010	5,782
2011	1,037
Thereafter	75

$154,184

12. Borrowed Funds

Borrowed funds consists of advances from the Federal Home Loan Bank (FHLB), commercial bank line of credit advances, Treasury, tax and loan notes and securities sold under agreements to repurchase with municipal, nonprofit and commercial customers.

Short- and long-term borrowings from the FHLB consist of fixed rate borrowings and are collateralized by all stock in the FHLB and a blanket lien on qualified collateral consisting primarily of loans with first mortgages secured by one-to-four family properties and other qualified assets. The Company, through its banking subsidiary, has an available line of credit with the FHLB of $3,509.

A summary of long-term borrowings from the Federal Home Loan Bank follows:

	December 31, 2006			December 31, 2005
Maturity Dates	Principal Amounts	Interest Rates	Maturity Dates	Principal Amounts	Interest Rates
2007	$4,795	2.31%–6.47%	2006	$3,181	3.38%–6.47%
2008	6,218	3.38%–4.37%	2007	4,795	2.31%–6.47%
2009	1,056	3.38%–4.37%	2008	6,218	3.02%–4.37%
2010	6,095	3.38%–4.37%	2009	1,056	3.38%–4.37%
2011	368	3.38%–4.37%	2010	6,095	3.38%–4.37%
Thereafter	1,221	4.37%	Thereafter	1,589	3.38%–4.37%

	$19,753			$22,934

At December 31, 2006 and 2005, investment securities with amortized cost of $64,542 and $62,651 and fair value of $64,116 and $61,755, respectively, were pledged to secure public deposits, Treasury, tax and loan deposits, securities sold under agreements to repurchase and borrowings and for other purposes required or permitted by law. Balances outstanding at December 31 are shown in the table below:

	2006	2005
Securities sold under agreements to repurchase	$23,851	$18,534
FHLB overnight borrowings	—	3,500
Treasury, tax and loan deposits	1,439	2,040
Federal funds purchased	400	—

	$25,690	$24,074

Average balance outstanding	$27,658	$19,851
Weighted average interest rate at end of the year	3.64%	2.49%

At December 31, 2006, the Company had a $5,000 commercial bank line of credit that expires in 2007. The floating rate note is based on the one month London Interbank Offer Rate (5.35% at December 31, 2006) plus 1.75%.

13. Income Taxes

The current and deferred components of income tax expense follow:

	2006	2005	2004
Current
Federal	$3,347	$2,892	$2,530
State	106	85	80

	3,453	2,977	2,610

Deferred
Federal	(287)	(83)	(129)

	$3,166	$2,894	$2,481

The following table reconciles the expected federal income tax expense (computed by applying the federal statutory tax rate to income before taxes) to recorded income tax expense:

	2006	2005	2004
Computed federal tax expense	$3,217	$2,935	$2,512
State franchise tax, net of federal benefits	70	56	53
Benefit of tax-exempt income	(41)	(34)	(36)
Increase in cash surrender value of life insurance	(51)	(56)	(43)
Other, net	(29)	(7)	(5)

Recorded income tax expense	$3,166	$2,894	$2,481

The tax effects of temporary differences that give rise to deferred income tax assets and liabilities follow:

	2006	2005
Deferred income tax assets
Allowance for loan losses	$1,205	$1,165
Accrued post-retirement benefits	467	369
Unrealized loss on securities available for sale	—	86
Other	386	237

Total gross deferred income tax assets	2,058	1,857

Deferred income tax liabilities
Mortgage servicing rights	403	344
Depreciation and amortization	109	141
Unrealized gain on securities available for sale	108	—

Total gross deferred income tax liabilities	620	485

Net deferred income tax asset	$1,438	$1,372

Management expects the Company will realize all deferred income tax benefits to offset the income tax liabilities arising from the reversal of taxable temporary differences and taxable income generated in future years. Accordingly, the Company has not established a valuation allowance for deferred income tax benefits.

14. Financial Instruments With Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers which involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated statements of financial condition. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments.

The Bank follows the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments, including requiring collateral or other security to support financial instruments with credit risk. Since many of the commitments are expected to expire without being drawn upon, the total amount does not necessarily represent future cash requirements. The Company has not incurred any losses on its commitments in 2006, 2005 or 2004.

A summary of financial instruments with off-balance sheet risk at December 31, 2006 and 2005 follows:

	2006	2005
Commitments to extend credit	$18,177	$9,293
Letters of credit	1,676	1,392
Unadvanced commitments
Secured by real estate	41,123	38,680
Commercial lines of credit	31,155	23,483
Consumer lines of credit	1,705	1,700
Commitments to purchase investment securities	1,350	—
Interest rate swaps (notional)	—	10,000

15. Shareholders’ Equity

The Company distributed a 3% stock dividend in April of 2006 and 2005. Earnings per share for 2005 and 2004 have been restated to reflect these stock dividends.

In June 2004, the board of directors approved a fourth stock repurchase program authorizing the Company to repurchase up to 169,995, or 5%, of its outstanding shares of common stock. During 2006, the Company repurchased 3,757 shares at a total cost of $89. A total of 144,101 shares remain under this program at December 31, 2006.

16. Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share (in thousands, except for number of shares and per share data):

	2006	2005	2004
Basic earnings per share
Net income, as reported	$6,295	$5,738	$4,907
Weighted-average shares outstanding	3,547,299	3,540,365	3,576,450

Basic earnings per share	$1.77	$1.62	$1.37

Diluted earnings per share
Net income, as reported	$6,295	$5,738	$4,907
Weighted-average shares outstanding	3,547,299	3,540,365	3,576,450
Effect of stock options, net of assumed stock purchases	23,695	29,459	30,298

Adjusted weighted-average shares outstanding	3,570,994	3,569,824	3,606,748

Diluted earnings per share	$1.76	$1.61	$1.36

17. Regulatory Matters

The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Company and Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s and Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum amounts and ratios (set forth in the table on the next page) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes as of December 31, 2006 that the Company and Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2006, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized “well capitalized,” the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed this category.

The following table summarizes the Company’s and Bank’s actual and minimum capital amounts and ratios at December 31, 2006 and 2005. No deduction was made from capital for interest-rate risk in 2006 and 2005.

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2006
Total capital (to risk-weighted assets)
Consolidated	$42,453	12.58%	$27,003	8.00%	N/A
Bank	39,623	11.79	26,897	8.00	$33,621	10.00%
Tier 1 capital (to risk-weighted assets)
Consolidated	37,899	11.23	13,502	4.00	N/A
Bank	35,420	10.54	13,448	4.00	20,173	6.00
Tier 1 capital (to average assets)
Consolidated	37,899	8.43	17,976	4.00	N/A
Bank	35,420	7.90	13,448	3.00	22,413	5.00

As of December 31, 2005
Total capital (to risk-weighted assets)
Consolidated	$38,188	12.40%	$24,629	8.00%	N/A
Bank	36,008	11.76	24,486	8.00	$30,608	10.00%
Tier 1 capital (to risk-weighted assets)
Consolidated	34,048	11.06	12,314	4.00	N/A
Bank	32,179	10.51	12,243	4.00	18,365	6.00
Tier 1 capital (to average assets)
Consolidated	34,048	8.31	16,396	4.00	N/A
Bank	32,179	7.88	12,257	3.00	20,429	5.00

18. Stock Options

Under the Employee and Director Stock Option Plan, the incentive stock option plan for officers and employees and the nonstatutory stock option plan for directors provide for the issuance of up to 786,213 shares of common stock. The purchase price of the stock covered by each option shall be its fair market value, which must be equal to at least 100% of the book value of common stock, on the date such option is granted. Options granted are subject to an initial vesting period of one, two or three years, after which options become exercisable until ten years from the grant date.

In 2006, the Company adopted SFAS 123(R). As substantially all options were vested prior to 2006, adoption of SFAS 123(R) had no material effect on the financial statements. Prior to 2006, the Company accounted for these options in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” As the exercise price of each option equals the market price of the Company’s stock on the date of grant, no compensation cost has been recognized for the plan. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method described in SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company’s 2005 and 2004 net income and earnings per share would have been reduced to the proforma amounts indicated below.

	Year Ended December 31,
	2005	2004
Net income, as reported	$5,738	$4,907
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of deferred income taxes	(21)	(23)

Proforma net income	$5,717	$4,884

Earnings per share:
Basic – as reported	$1.62	$1.37
Basic – proforma	$1.61	$1.37

Diluted – as reported	$1.61	$1.36
Diluted – proforma	$1.60	$1.36

There were no options granted in 2006, 2005 and 2004.

A summary of the status of the stock option plan as of December 31, 2006, 2005 and 2004, and changes during the years then ended, is presented below.

	2006		2005		2004
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Outstanding at beginning of year	57,816	$11.67	60,086	$12.13	75,107	$12.60
Exercised	(15,287)	11.90	(1,005)	12.22	(7,277)	9.86
Forfeited	(225)	14.04	(3,064)	13.88	(9,859)	15.08
Additional shares for which options are exercisable due to stock dividends	1,534	—	1,799	—	2,115	—

Outstanding at end of year	43,838	$11.17	57,816	$11.67	60,086	$12.13

Options exercisable at year end	43,838	$11.17	54,539	$11.52	29,441	$9.29

The following information applies to options outstanding at December 31, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Wtd. Avg. Remaining Contractual Life	Wtd. Avg. Exercise Price	Number of Shares	Wtd. Avg. Exercise Price
$ 7.33 – $ 9.06	20,246	3.5	$8.16	20,246	$8.16
$12.15 – $14.04	23,592	5.9	13.75	23,592	13.75

19. Fair Value of Financial Instruments

Fair value estimates, methods and assumptions are set forth below for the Company’s financial instruments.

Cash and Cash Equivalents. The fair value of cash and due from banks and interest-bearing deposits with banks approximates their relative book values, as these financial instruments have short maturities.

Investment Securities. The fair values of investment securities are estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers.

Loans Held for Sale. The fair values of loans held for sale are based on quoted market prices from the Federal National Mortgage Association.

Loans Receivable. Fair values are estimated for portfolios of loans receivable with similar financial characteristics. The fair values approximate carrying value for all loans with variable interest rates.

The fair values of fixed rate loans are calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the risk inherent in the loan. The estimates of maturity are based on the Bank’s historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions, and the effects of estimated prepayments.

Management has made estimates of fair value using discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented below would be indicative of the value negotiated in the actual sale.

Cash Surrender Value of Life Insurance. The fair value is based on the actual cash surrender value of life insurance policies.

Accrued Interest Receivable. The fair value approximates the carrying value as this financial instrument has a short maturity. It is the Bank’s policy to stop accruing interest on loans for which it is probable that the interest is not collectible. Therefore, the fair value of this financial instrument has been adjusted to reflect credit risk.

Capitalized Mortgage Servicing Rights. The fair value of mortgage servicing rights is based on the expected present value of future mortgage servicing income, net of estimated servicing costs, considering market consensus loan prepayment predictions.

Deposits. The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings, NOW accounts and money market accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

The fair value estimates do not include the benefit that results from the low-cost funding provided by the deposits compared to the cost of borrowing funds in the market. If that value were considered, the fair value of the Bank’s net assets could increase.

Borrowed Funds. The fair value of borrowed funds is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently available for borrowings of similar remaining maturities.

Accrued Interest Payable. The fair value approximates the book value as this financial instrument has a short maturity.

Off-Balance Sheet Instruments. The Company’s off-balance sheet instruments consist of loan commitments and derivative financial instruments. Fair values for loan commitments have not been presented as the future revenue derived from such financial instruments is not significant. The fair values of interest rate swap contracts are based on quoted market prices.

Limitations. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These values do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial instruments include properties and equipment and other real estate owned. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

A summary of the estimated fair values for the Company’s significant financial instruments at December 31, 2006 and 2005 follows:

	2006		2005
	Carrying Value	Estimate of Fair Value	Carrying Value	Estimate of Fair Value
Financial Assets
Cash and cash equivalents	$10,448	$10,448	$13,828	$13,828
Investment securities	86,504	86,504	72,489	72,489
Loans held for sale	925	927	925	931
Loans receivable, net	334,771	331,378	314,879	310,243
Cash surrender value of life insurance	4,168	4,168	4,018	4,018
Accrued interest receivable	1,846	1,846	1,605	1,605
Capitalized mortgage servicing rights	1,186	2,090	1,013	1,463
Financial Liabilities
Deposits (with no stated maturity)	205,738	205,738	208,002	208,002
Certificates of deposit	154,184	153,388	123,412	121,743
Accrued interest payable	975	975	756	756
Borrowed funds	45,443	44,973	47,008	46,080
Interest rate swaps	—	—	79	79

20. Parent Company Financial Information

Condensed financial information for Merrill Merchants Bancshares, Inc. exclusive of its subsidiary follows:

Balance Sheet

	December 31,
	2006	2005
Assets
Cash	$1,643	$21
Investment securities at fair value	2,015	2,974
Investment in subsidiary	35,679	32,059
Other assets	42	7

Total assets	$39,379	$35,061

Liabilities and shareholders’ equity
Dividend payable and accrued expenses	$730	$709
Shareholders’ equity	38,649	34,352

Total liabilities and shareholders’ equity	$39,379	$35,061

Statements of Income

	Years Ended December 31,
	2006	2005	2004
Operating income:
Dividends from bank subsidiary	$3,069	$2,834	$1,755
Interest and dividend income on investments	26	25	28
Net gains on sales of securities	67	19	155

Total income	3,162	2,878	1,938

Operating expenses:
Interest on borrowed funds	—	1	1
Other expenses	136	125	132

Total operating expenses	136	126	133

Income before income tax expense (benefit) and equity in undistributed net income of subsidiary.	3,026	2,752	1,805
Income tax expense (benefit)	(10)	(22)	17

Income before equity in undistributed net income of subsidiary	3,036	2,774	1,788
Equity in undistributed net income of subsidiary	3,259	2,964	3,119

Net income	$6,295	$5,738	$4,907

Statements of Cash Flows

	Years Ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net income	$6,295	$5,738	$4,907
Adjustments to reconcile net income to net cash provided by operating activities:
Undistributed net income from subsidiary	(3,259)	(2,964)	(3,119)
Net gain on sale of investment securities	(67)	(19)	(155)
(Increase) decrease in other assets	(27)	(6)	231
Increase (decrease) in other liabilities	(106)	(19)	69

Net cash provided by operating activities	2,836	2,730	1,933

Cash flows from investing activities:
Proceeds from sales and maturities of investment securities	2,230	2,225	3,802
Purchase of investment securities	(1,102)	(2,725)	(1,825)

Net cash (used) provided by investing activities	1,128	(500)	1,977

Cash flows from financing activities:
Proceeds from issuance of common stock	224	12	66
Dividends paid	(2,477)	(2,115)	(1,816)
Repurchase of common stock	(89)	(118)	(2,156)

Net cash used by financing activities	(2,342)	(2,221)	(3,906)

Net increase in cash	1,622	9	4
Cash, beginning of year	21	12	8

Cash, end of year	$1,643	$21	$12

21. Selected Quarterly Data (unaudited)

	2006				2005
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Interest and dividend income	$7,501	$7,349	$6,909	$6,421	$6,311	$5,951	$5,503	$5,059
Interest expense	3,064	2,947	2,721	2,359	2,092	1,890	1,635	1,437

Net interest income	4,437	4,402	4,188	4,062	4,219	4,061	3,868	3,622
Provision for loan losses	12	87	131	128	97	106	100	94

Net interest income after provision for loan losses	4,425	4,315	4,057	3,934	4,122	3,955	3,768	3,528
Non-interest income	1,483	1,335	1,382	1,266	1,426	1,202	1,281	1,278
Net gain (loss) on securities	(31)	1	36	31	—	—	—	19
Non-interest expense	3,240	3,169	3,194	3,170	3,086	2,950	2,992	2,919

Income before income taxes	2,637	2,482	2,281	2,061	2,462	2,207	2,057	1,906
Income tax expense	855	835	781	695	808	745	692	649

Net income	$1,782	$1,647	$1,500	$1,366	$1,654	$1,462	$1,365	$1,257

Basic earnings per share	$0.50	$0.46	$0.42	$0.39	$0.47	$0.41	$0.39	$0.35
Diluted earnings per share	$0.50	$0.46	$0.42	$0.38	$0.46	$0.41	$0.38	$0.35

22. Subsequent Event

On January 19, 2007, Chittenden Corporation (“Chittenden”) and the Company jointly announced the execution of a definitive agreement pursuant to which Chittenden will acquire the Company in an exchange of cash and stock. The Bank will operate as a separate unit of Chittenden, maintaining its name and senior management team. The merger, which was unanimously approved by the boards of directors of Chittenden and the Company, is expected to close in the second quarter of 2007, subject to regulatory and the Company’s shareholder approval.

Under the terms of the agreement, stockholders of the Company will be entitled to receive either cash or shares of Chittenden common stock, subject to election and allocation procedures which are intended to ensure that, in aggregate, 40% of the shares of the Company are converted into the right to receive cash of $31.00 per share, and that 60% are converted into the right to receive a fixed exchange of 1.02 shares of Chittenden common stock for each share of the Company.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and between

CHITTENDEN CORPORATION

and

MERRILL MERCHANTS BANCSHARES, INC.

Dated as of January 18, 2007

ARTICLE I - THE MERGER		A-1
1.1	The Merger	A-1
1.2	Effective Time	A-1
1.3	Effects of the Merger	A-1
1.4	Closing.	A-1
1.5	Articles of Incorporation and Bylaws	A-2
1.6	Directors of the Surviving Corporation	A-2
1.7	Officers of the Surviving Corporation	A-2
1.8	Company Bank Board Representation	A-2
1.9	Tax Consequences	A-2

ARTICLE II - MERGER CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES		A-2
2.1	Merger Consideration	A-2
2.2	Rights as Shareholders; Stock Transfers	A-2
2.3	Fractional Shares	A-3
2.4	Election Procedures	A-3
2.5	Exchange Procedures	A-5
2.6	Anti-Dilution Provisions	A-6
2.7	Options	A-6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-7
3.1	Making of Representations and Warranties	A-7
3.2	Organization, Standing and Authority	A-7
3.3	Capitalization	A-7
3.4	Subsidiaries	A-8
3.5	Corporate Power	A-8
3.6	Corporate Authority	A-8
3.7	Non-Contravention	A-9
3.8	Articles of Incorporation; Bylaws; Corporate Records	A-9
3.9	Compliance with Laws	A-9
3.10	Litigation; Regulatory Action	A-10
3.11	SEC Documents; Financial Reports; and Regulatory Reports	A-10
3.12	Absence of Certain Changes or Events	A-11
3.13	Taxes and Tax Returns	A-12
3.14	Employee Benefit Plans	A-13
3.15	Labor Matters	A-16
3.16	Insurance	A-16
3.17	Environmental Matters	A-16
3.18	Intellectual Property	A-17
3.19	Material Agreements; Defaults	A-18
3.20	Property and Leases	A-18
3.21	Inapplicability of Takeover Laws	A-19
3.22	Regulatory Capitalization	A-19
3.23	Loans; Nonperforming and Classified Assets	A-19

A-i

3.24	Trust Business; Administration of Fiduciary Accounts	A-20
3.25	Investment Management and Related Activities	A-20
3.26	Derivative Transactions	A-20
3.27	Repurchase Agreements	A-20
3.28	Deposit Insurance	A-21
3.29	CRA, Anti-money Laundering and Customer Information Security	A-21
3.30	Transactions with Affiliates	A-21
3.31	Brokers; Fairness Opinion	A-21
3.32	Disclosure	A-22

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER		A-22
4.1	Making of Representations and Warranties	A-22
4.2	Organization, Standing and Authority	A-22
4.3	Capitalization	A-22
4.4	Subsidiaries	A-22
4.5	Corporate Power	A-23
4.6	Corporate Authority	A-23
4.7	Non-Contravention	A-23
4.8	Articles of Incorporation; Bylaws	A-23
4.9	Compliance with Laws	A-24
4.10	Litigation	A-24
4.11	SEC Documents; Financial Reports; and Regulatory Reports	A-25
4.12	Absence of Certain Changes or Events	A-25
4.13	Tax Treatment	A-26
4.14	Employee Benefit Plans	A-26
4.15	Regulatory Capitalization	A-26
4.16	CRA, Anti-money Laundering and Customer Information Security	A-26
4.17	Brokers	A-26
4.18	Deposit Insurance	A-26
4.19	Sufficient Funds	A-26
4.20	Disclosure	A-26

ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS		A-27
5.1	Company Forbearances	A-27
5.2	Buyer Forbearances	A-29

ARTICLE VI - ADDITIONAL AGREEMENTS		A-29
6.1	Reasonable Best Efforts	A-29
6.2	Shareholder Approval	A-29
6.3	Registration Statement	A-30
6.4	Press Releases	A-31
6.5	Access; Information	A-31
6.6	No Solicitation	A-31
6.7	Affiliate Agreements	A-34
6.8	Takeover Laws	A-34
6.9	Shares Listed	A-34
6.10	Regulatory Applications; Filings; Consents	A-34

A-ii

6.11	Indemnification; Directors’ and Officers’ Insurance	A-35
6.12	Employees and Benefit Plans	A-35
6.13	Notification of Certain Matters	A-36
6.14	Confidentiality Agreement	A-36
6.15	Section 16 Votes	A-36

ARTICLE VII - CONDITIONS TO CONSUMMATION OF THE MERGER		A-36
7.1	Conditions to Each Party’s Obligations to Effect the Merger	A-36
7.2	Conditions to the Obligations of Buyer	A-37
7.3	Conditions to the Obligations of the Company	A-37

ARTICLE VIII - TERMINATION		A-38
8.1	Termination	A-38
8.2	Effect of Termination and Abandonment	A-39

ARTICLE IX - MISCELLANEOUS		A-40
9.1	Survival	A-40
9.2	Certain Definitions	A-40
9.3	Waiver; Amendment	A-44
9.4	Expenses	A-45
9.5	Notices	A-45
9.6	Understanding; No Third Party Beneficiaries	A-45
9.7	Assignability; Binding Effect	A-46
9.8	Headings; Interpretation	A-46
9.9	Counterparts	A-46
9.10	Governing Law	A-46

EXHIBIT A - Form of Affiliate Letter Addressed to Buyer

A-iii

AGREEMENT AND PLAN OF MERGER, dated as of January 18, 2007 (this “Agreement”), by and between Chittenden Corporation, a Vermont corporation (“Buyer”), and Merrill Merchants Bancshares, Inc., a Maine corporation (the “Company”).

RECITALS

WHEREAS, the respective Boards of Directors of Buyer and the Company have determined that it is in the best interests of their respective corporations and shareholders to enter into this Agreement and to consummate the strategic business combination provided for herein, pursuant to which, subject to the terms and conditions set forth herein, the Company will merge with and into Buyer, with Buyer being the surviving corporation and continuing its corporate existence under the laws of the State of Vermont (the “Merger”);

WHEREAS, as a condition to the willingness of Buyer to enter into this Agreement, each of the directors and executive officers of the Company (the “Voting Agreement Shareholders”) has entered into a Voting Agreement, dated as of the date hereof, with Buyer (each a “Voting Agreement”), pursuant to which each Voting Agreement Shareholder has agreed, among other things, to vote such Voting Agreement Shareholder’s shares of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreement;

WHEREAS, the parties intend the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I - THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Vermont Business Corporation Act (“VBCA”) and the Maine Business Corporation Act (the “MBCA”), and in reliance upon the representations, warranties and covenants set forth herein, at the Effective Time, the Company shall merge with and into Buyer, the separate corporate existence of the Company shall cease and Buyer shall survive and continue its corporate existence under the laws of the State of Vermont (Buyer, as the surviving corporation in the Merger, being sometimes referred to herein as the “Surviving Corporation”).

1.2 Effective Time. On the Closing Date, as promptly as practicable after all of the conditions set forth in Article VII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Buyer and the Company shall (a) execute and file with the Secretary of State of the State of Vermont, articles of merger in a form reasonably satisfactory to Buyer and the Company, in accordance with the VBCA and (b) execute and file with the Secretary of State of the State of Maine, articles of merger in a form reasonably satisfactory to Buyer and the Company, in accordance with the MBCA. The Merger shall become effective at the time and on the date of such filings or at the time and on the date specified therein (the “Effective Time”).

1.3 Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided herein and as provided in the applicable provisions of the VBCA and the MBCA.

1.4 Closing. The transactions contemplated by this Agreement shall be consummated at a closing (the “Closing”) that will take place at the offices of Goodwin Procter LLP, Exchange Place, Boston,

Massachusetts 02109 on a date to be specified by the parties, which shall be no later than five (5) Business Days (as defined in Section 9.2(a)) after all of the conditions to the Closing set forth in Article VII (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof, such day being referred to herein as the “Closing Date.” Notwithstanding the foregoing, the Closing may take place at such other place, time or date as may be mutually agreed upon in writing by Buyer and the Company.

1.5 Articles of Incorporation and Bylaws. The Articles of Incorporation of Buyer, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law. The Bylaws of Buyer, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law.

1.6 Directors of the Surviving Corporation. The directors of Buyer immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each of whom shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

1.7 Officers of the Surviving Corporation. The officers of Buyer immediately prior to the Effective Time shall become the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

1.8 Company Bank Board Representation. The Board of Directors of Merrill Merchants Bank (the “Company Bank”) immediately prior to the Effective Time shall continue as the directors of the Company Bank, together with one additional director designated by Buyer and reasonably acceptable to the Company, each of whom shall serve in accordance with the organizational documents of the Company Bank.

1.9 Tax Consequences. It is intended that the Merger shall qualify as a “reorganization” under Section 368(a) of the Code, and that the Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

ARTICLE II - MERGER CONSIDERATION;

ELECTION AND EXCHANGE PROCEDURES

2.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of Buyer, the Company or any shareholder of the Company:

(a) Each share of common stock, par value $1.00 per share, of Buyer (“Buyer Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

(b) Each share of Company Common Stock held as Treasury Stock (as defined in Section 9.2(a)) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.

(c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 2.4 either: (i) $31.00 in cash (the “Cash Consideration”); or (ii) 1.02 shares (the “Exchange Ratio”) of Buyer Common Stock (the “Stock Consideration”). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration.”

2.2 Rights as Shareholders; Stock Transfers. All shares of Company Common Stock, when converted as provided in Section 2.1(c), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate (a “Certificate”) previously evidencing such shares shall thereafter represent only the right to receive for each such share of Company Common Stock, the Merger Consideration and any cash in lieu of fractional shares of Buyer Common Stock in accordance with Sections 2.1(c) and 2.3. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company, other than the right to receive the Merger Consideration and cash in lieu of fractional shares of Buyer Common Stock as provided under this Article II and the right to receive any unpaid dividend with respect to the Company Common Stock with a record date occurring prior to the Effective Time. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of Company Common Stock, other than transfers of Company Common Stock that have occurred prior to the Effective Time.

2.3 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Buyer Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, Buyer shall pay to each holder of a fractional share of Buyer Common Stock an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the last sale prices of Buyer Common Stock, as reported on The New York Stock Exchange, Inc. (“NYSE”) (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five (5) NYSE trading days immediately preceding the Closing Date, rounded to the nearest whole cent.

2.4 Election Procedures.

(a) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to a bank or trust company designated by Buyer and reasonably satisfactory to the Company (the “Exchange Agent”)) in such form as the Company and Buyer shall mutually agree (the “Election Form”), shall be mailed no later than fifteen (15) Business Days prior to the anticipated Election Deadline (the “Mailing Date”) to each holder of record of Company Common Stock. Each Election Form shall permit the holder of record of Company Common Stock (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to (i) elect to receive the Cash Consideration for all or a portion of such holder’s shares (a “Cash Election”), (ii) elect to receive the Stock Consideration for all or a portion of such holder’s shares (a “Stock Election”), or (iii) make no election with respect to the receipt of the Cash Consideration or the Stock Consideration (a “Non-Election”); provided that, notwithstanding any other provision of this Agreement, sixty percent (60%) of the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, excluding any Treasury Stock (the “Stock Conversion Number”), shall be converted into the Stock Consideration and forty percent (40%) of such shares of Company Common Stock shall be converted into the Cash Consideration. A record holder acting in different capacities or acting on behalf of other Persons (as defined in Section 9.2(a)) in any way will be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each Person for which it so acts. Shares of Company Common Stock as to which a Cash Election has been made are referred to herein as “Cash Election Shares.” Shares of Company Common Stock as to which a Stock Election has been made are referred to herein as “Stock Election Shares.” Shares of Company Common Stock as to which no election has been made (or as to which an Election Form is not properly completed and returned in a timely fashion) are referred to herein as “Non-Election Shares.” The aggregate number of shares of Company Common Stock with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.”

(b) To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on a date no later than the 5th Business Day prior to the Closing Date to be mutually agreed upon by the parties (which date shall be publicly announced by Buyer as soon as practicable prior to such date) (the “Election Deadline”), accompanied by the Certificates as to which such Election Form is being made or by an appropriate guarantee of delivery of such Certificates, as set forth in the Election Form, from a member of any registered national securities exchange or a commercial bank or trust company in the United States (provided that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery; failure to deliver shares of Company Common Stock covered by such guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made election, unless otherwise determined by Buyer, in its sole discretion). For shares of Company Common Stock held in book entry form, Buyer shall establish procedures for delivery of such shares, which procedures shall be reasonably acceptable to the Company. If a holder of Company Common Stock either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes the holder’s Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of Company Common Stock held by such holder shall be designated Non-Election Shares. In addition, all Election Forms shall automatically be revoked, and all Certificates returned, if the Exchange Agent is notified in writing by Buyer and the Company that this Agreement has been terminated. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

(c) The allocation among the holders of shares of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration will be made as follows:

(i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 2.3 hereof, each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration;

(ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and the Cash Election Shares shall be treated in the following manner:

(A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 2.3 hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

(B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 2.3 hereof, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

2.5 Exchange Procedures.

(a) On or before the Closing Date, for the benefit of the holders of Certificates, (i) Buyer shall cause to be delivered to the Exchange Agent, for exchange in accordance with this Article II, certificates representing the shares of Buyer Common Stock issuable pursuant to this Article II (“New Certificates”) and (ii) Buyer shall deliver, or shall cause to be delivered, to the Exchange Agent an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article II (including the estimated amount of cash to be paid in lieu of fractional shares of Buyer Common Stock) (such cash and New Certificates, being hereinafter referred to as the “Exchange Fund”).

(b) No later than five (5) Business Days following the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates who has not previously surrendered such Certificate or Certificates with an Election Form, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to Sections 2.1, 2.3 and 2.4 of this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing that number of shares of Buyer Common Stock (if any) to which such former holder of Company Common Stock shall have become entitled pursuant to this Agreement, (ii) a check representing that amount of cash (if any) to which such former holder of Company Common Stock shall have become entitled pursuant to this Agreement and/or (iii) a check representing the amount of cash (if any) payable in lieu of a fractional share of Buyer Common Stock which such former holder has the right to receive in respect of the Certificate surrendered pursuant to this Agreement, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.5(b), each Certificate (other than Certificates representing Treasury Stock) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration provided in Sections 2.1, 2.3 and 2.4 and any unpaid dividends and distributions thereon as provided in paragraph (c) of this Section 2.5. No interest shall be paid or accrued on any cash constituting Merger Consideration (including any cash in lieu of fractional shares) and any unpaid dividends and distributions payable to holders of Certificates.

(c) No dividends or other distributions with a record date after the Effective Time with respect to Buyer Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 2.5. After the surrender of a Certificate in accordance with this Section 2.5, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Buyer Common Stock represented by such Certificate.

(d) The Exchange Agent and Buyer, as the case may be, shall not be obligated to deliver cash and/or a New Certificate or New Certificates representing shares of Buyer Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Company Common Stock for exchange as provided in this Section 2.5, or, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be required in each case by Buyer. If any New Certificates evidencing shares of Buyer Common Stock are to be issued in a name other than that in which the Certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer, and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a New Certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for six (6) months after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to Buyer. Any shareholders of the Company who have not theretofore complied with Section 2.5(b) shall thereafter look only to the Surviving Corporation for the Merger Consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Buyer Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of shares of Company Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of Company Common Stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(f) Buyer (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Buyer is required to deduct and withhold under applicable law. Any amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by Buyer.

2.6 Anti-Dilution Provisions. In the event Buyer or the Company changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Buyer Common Stock or Company Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Buyer Common Stock or Company Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio and/or the Cash Consideration shall be proportionately and appropriately adjusted; provided that, for the avoidance of doubt, no such adjustment shall be made with regard to the Buyer Common Stock if (i) Buyer issues additional shares of Buyer Common Stock and receives consideration for such shares in a bona fide third party transaction or (ii) Buyer issues employee or director stock grants or similar equity awards.

2.7 Options. Each option to purchase Company Common Stock (collectively, the “Options”) granted under the Company’s 1993 Stock Option Plan (the “Company Option Plan”), whether vested or unvested, which is outstanding immediately prior to the Effective Time and which has not been exercised or canceled prior thereto shall, at the Effective Time, be canceled and, on the Closing Date, the Company or the Company Bank shall pay to the holder thereof cash in an amount equal to the product of (i) the number of shares of Company Common Stock provided for in such Option and (ii) the excess, if any, of the Cash Consideration over the exercise price per share of Company Common Stock provided for in such Option, which cash payment shall be made without interest and shall be net of all applicable withholding taxes. Prior to the Closing Date, the Company shall use its reasonable best efforts to obtain the written acknowledgment of each holder of a then-outstanding Option with respect to the termination of the Option and the payment for such Option in accordance with the terms of this Section 2.7. At the Effective Time, the Company Option Plan shall terminate and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be of no further force and effect and shall be deemed to be deleted.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 Making of Representations and Warranties.

(a) As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby makes to Buyer the representations and warranties contained in this Article III.

(b) On or prior to the date hereof, the Company has delivered to Buyer a schedule (the “Company Disclosure Schedule) listing, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of the Company’s representations and warranties contained in this Article III; provided, however, that no such item is required to be set forth on the Company Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being untrue or incorrect under the standards established by Section 3.1(c).

(c) No representation or warranty of the Company contained in this Article III shall be deemed untrue or incorrect, and the Company shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any section of this Article III, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in Section 9.2(a)); provided, however, that the foregoing standard shall not apply to the representations and warranties contained in Sections 3.3, 3.4(a), 3.4(b), 3.5 and 3.6, Section 3.13(f), the first two sentences of Section 3.2, and the last sentence of Section 3.14(f), which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

3.2 Organization, Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine. The Company is duly registered as a bank holding company which has elected financial holding company status under the Bank Holding Company Act of 1956, as amended (“BHCA”), and the regulations of the Board of Governors of the Federal Reserve System (the “FRB”) promulgated thereunder. The Company is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. A complete and accurate list of all such jurisdictions is set forth on Schedule 3.2 of the Company Disclosure Schedule.

3.3 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists solely of 4,000,000 shares of Company Common Stock, of which 3,550,410 shares were issued and outstanding. In addition, as of the date hereof, there are 43,838 shares of Company Common Stock reserved for issuance upon exercise of outstanding Company Stock Options. The outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and subject to no preemptive or similar rights (and were not issued in violation of any preemptive or similar rights). Except as set forth on Schedule 3.3 of the Company Disclosure Schedule, there are no additional shares of the Company’s capital stock authorized or reserved for issuance, the Company does not have any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any stock appreciation rights, or any other rights to subscribe for or acquire shares of its capital stock issued and outstanding, and the Company does not have, and is not bound by, any commitment to authorize, issue or sell any such shares or other rights.

(b) Except as set forth on Schedule 3.3 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary (as defined in Section 9.2(a)) of the Company.

(c) Schedule 3.3 of the Company Disclosure Schedule sets forth, as of the date hereof, for each Option, the name of the grantee, the date of grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each Option, the vesting schedule of each Option, the number of shares of Company Common Stock that are currently exercisable with respect to such Option, the expiration date of each Option, and the exercise price per share.

3.4 Subsidiaries.

(a) (i) Schedule 3.4 of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Company’s Subsidiaries, including the jurisdiction of organization of each such Subsidiary, (ii) except as set forth on Schedule 3.4 of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding equity securities of each Subsidiary, (iii) no equity securities of any of the Company’s Subsidiaries are or may become required to be issued (other than to the Company) by reason of any contractual right or otherwise, (iv) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or a wholly-owned Subsidiary of the Company), (v) there are no contracts, commitments, understandings or arrangements relating to the Company’s rights to vote or to dispose of such securities and (vi) all of the equity securities of each such Subsidiary held by the Company, directly or indirectly, are validly issued, fully paid and nonassessable, not subject to preemptive or similar rights and are owned by the Company free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, “Liens”).

(b) Except as set forth on Schedule 3.4 of the Company Disclosure Schedule, the Company does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

(c) Each of the Company’s Subsidiaries has been duly organized and qualified under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. A complete and accurate list of all such jurisdictions is set forth on Schedule 3.4 of the Company Disclosure Schedule.

3.5 Corporate Power. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and the Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

3.6 Corporate Authority. This Agreement and the transactions contemplated hereby, subject to approval by the holders of a majority of the shares of Company Common Stock outstanding and entitled to vote thereon, have been authorized by all necessary corporate action of the Company and the Board of Directors of the Company (the “Company Board”). The Company Board (i) unanimously approved this Agreement and determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of the holders of Company Common Stock and (ii) unanimously resolved to recommend that the holders of Company Common Stock vote for the approval of this Agreement and the transactions contemplated hereby at a meeting of the shareholders of the Company. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Buyer, this Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity). The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of any class of capital stock of the Company required by the MBCA, the Articles of Incorporation of the Company or the Bylaws of the Company to approve this Agreement and the transactions contemplated hereby. In accordance with the applicable provisions of the MBCA, the shareholders of the Company are not entitled to appraisal or dissenters’ rights in connection with any of the transactions contemplated hereby.

3.7 Non-Contravention.

(a) Subject to the receipt of the Regulatory Approvals (as defined in Section 9.2(a)), and the required filings under federal and state securities laws, and except as set forth on Schedule 3.7 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) by the Company do not and will not (i) constitute a breach or violation of, or a default under, result in a right of termination or the acceleration of any right or obligation under, any law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries, properties or assets is subject or bound, (ii) constitute a breach or violation of, or a default under, the Company’s Articles of Incorporation or Bylaws, or (iii) require the consent or approval of any third party or Governmental Authority (as defined in Section 9.2(a)) under any such law, rule, regulation, judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement.

(b) As of the date hereof, the Company is not aware of any reasons relating to the Company or the Company Bank (including, without limitation, Community Reinvestment Act compliance or the USA Patriot Act) (i) why all of the Regulatory Approvals shall not be procured from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition(s) (as defined in Section 6.10) would be imposed.

3.8 Articles of Incorporation; Bylaws; Corporate Records. The Company has made available to Buyer a complete and correct copy of its Articles of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries. The Company is not in violation of any of the terms of its Articles of Incorporation or Bylaws. The minute books of the Company and each of its Subsidiaries contain complete and accurate records of all meetings held, and complete and accurate records of all other corporate actions of their respective shareholders and boards of directors (including committees of their respective boards of directors).

3.9 Compliance with Laws. Each of the Company and its Subsidiaries:

(a) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting their businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

(b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened;

(c) has received, since December 31, 2001, no notification or communication from any Governmental Authority (i) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, (ii) threatening to revoke any license, franchise, permit, or governmental authorization, (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to the knowledge of the Company, do any grounds for any of the foregoing exist) or (iv) failing to approve any proposed acquisition, or stating its intention not to approve acquisitions, proposed to be effected by the Company within a certain time period or indefinitely; and

(d) has conducted any finance activities (including, without limitation, mortgage banking and mortgage lending activities and consumer finance activities) in compliance with all applicable statutes and regulations regulating the business of consumer lending, including, without limitation, state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collections Act and other federal, state, local and foreign laws regulating lending (“Finance Laws”), and with all applicable collection practices in seeking payment under any loan or credit extension of such entity. In addition, there is no pending or, to the knowledge of the Company, threatened charge by any Governmental Authority that any of the Company and its Subsidiaries has violated, nor any pending or, to the knowledge of the Company, threatened investigation by any Governmental Authority with respect to possible violations of, any applicable Finance Laws.

3.10 Litigation; Regulatory Action.

(a) Except as set forth on Schedule 3.10 of the Company Disclosure Schedule, no litigation, claim, suit, investigation or other proceeding before any court, governmental agency or arbitrator is pending against the Company or any of its Subsidiaries, and, to the knowledge of the Company, no such litigation, claim, suit, investigation or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim, suit, investigation or other proceeding.

(b) Neither the Company nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any assistance agreement, board resolution, order, decree, supervisory agreement, memorandum of understanding, condition or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FRB, the Federal Deposit Insurance Corporation (“FDIC”), and the Maine Superintendent of Banks) or the supervision or regulation of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.10 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has been subject to any order or directive by, or been ordered to pay any civil money penalty by, or has been since January 1, 2003, a recipient of any supervisory letter from, or since January 1, 2003, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority that currently regulates in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated bank or financial holding companies or their subsidiaries.

(c) Neither the Company nor any of its Subsidiaries, has been advised by a Governmental Authority that it will issue, or is aware of any facts which could give rise to the issuance by any Governmental Authority or is aware that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, board resolution, memorandum of understanding, supervisory letter, commitment letter, condition or similar submission.

3.11 SEC Documents; Financial Reports; and Regulatory Reports.

(a) Except as set forth on Schedule 3.11 of the Company Disclosure Schedule, the Company’s Annual Report on Form 10-K, as amended through the date hereof, for the fiscal year ended December 31, 2005 (the “Company 2005 Form 10-K”), and all other reports, registration statements, definitive proxy statements or information statements required to be filed by the Company or any of its Subsidiaries subsequent to December 31, 2000 under the Securities Act (as defined in Section 9.2(a)), or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (as defined in Section 9.2(a)) (collectively, the “Company SEC Documents”), with the Securities and Exchange Commission (“SEC”), and all of the Company SEC Documents filed with the SEC after the date hereof, in the form filed or to be filed, (i) complied or will comply in all respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which such balance sheet relates as of its date, and each of the statements of income and changes in shareholders’ equity and cash flows or equivalent statements in such Company SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which such statement relates for the periods to which it relates, in each case in accordance with GAAP (as defined in Section 9.2(a)) consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Except for those liabilities that are fully reflected or reserved against in the most recent consolidated balance sheet of the Company and its Subsidiaries (the “Company Balance Sheet”) contained in the Company 2005 Form 10-K and, except for liabilities reflected in Company SEC Documents filed prior to the date hereof or incurred in the ordinary course of business consistent with past practices or in connection with this Agreement, since December 31, 2005, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto.

(b) Except as set forth on Schedule 3.11 of the Company Disclosure Schedule, the Company and each of its Subsidiaries, officers and directors are in compliance with, and have complied, with (1) the applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the related rules and regulations promulgated under such act and the Exchange Act and (2) the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Market. The Company (i) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (3) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(c) Since December 31, 2001, the Company and its Subsidiaries have duly filed with the FRB, the FDIC, the Maine Superintendent of Banks and any other applicable Governmental Authority, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all respects complete and accurate in compliance with the requirements of applicable laws and regulations.

3.12 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date hereof or in Schedule 3.12 of the Company Disclosure Schedule, or as otherwise expressly permitted or expressly contemplated by this Agreement, since December 31, 2005, there has not been (i) any change or development in the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of the Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and to the knowledge of the Company, no fact or condition exists which is reasonably likely to cause a Company Material Adverse Effect in the future, (ii) any change by the Company or any of its Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Company’s independent accountants, (iii) any entry by the Company or any of its Subsidiaries into any contract or commitment of (A) more than $250,000 or (B) $100,000 per annum with a term of more than one year, other than loans and loan commitments in the ordinary course of business, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its Subsidiaries or any redemption, purchase or other acquisition of any of its securities, other than in the ordinary course of business consistent with past practice, (v) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of the Company or any of its Subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of the Company or any of its Subsidiaries, (vi) any material election made by the Company or any of its Subsidiaries for federal or state income tax purposes, (vii) any material change in the credit policies or procedures of the Company or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any respect, (viii) any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, or (ix) any material lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

3.13 Taxes and Tax Returns. Except as set forth on Schedule 3.13 of the Company Disclosure Schedule:

(a) The Company and each of its Subsidiaries have timely filed in correct form all Tax Returns (as defined in Section 9.2(a)) that were required to be filed by any of them, and have paid all Taxes (as defined in Section 9.2(a)) owed by them (whether or not shown as due on any Tax Returns).

(b) No assessment that has not been settled or otherwise resolved has been made with respect to Taxes, other than such additional Taxes as are being contested in good faith and which are described on Schedule 3.13 of the Company Disclosure Schedule. The Tax Returns of the Company and its Subsidiaries have been examined by the Internal Revenue Service (“IRS”) or other taxing authority, as applicable, for all years through December 31, 2002 (or the statute of limitations has closed without examination) and any liability with respect thereto has been satisfied. There are no disputes pending or written claims asserted for Taxes or assessments upon either the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries been requested to give, or has given, any currently effective waivers extending the statutory period of limitation applicable to any Tax assessment or deficiency. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No deficiency in Taxes or other proposed adjustment that has not been settled or otherwise resolved has been asserted in writing by any taxing authority against the Company or any of its Subsidiaries. To the knowledge of the Company, no Tax Return of the Company or any of its Subsidiaries is now under examination by any applicable taxing authority. There are no Liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries.

(c) Adequate provision has been made on the Company Balance Sheet for all Taxes of the Company and its Subsidiaries in respect of all periods through the date hereof. In addition, (A) proper and accurate amounts have been withheld by each of the Company and its Subsidiaries from its respective employees for all prior periods in compliance in all respects with the tax withholding provisions of applicable federal, state, county and local laws; (B) federal, state, county and local returns which are complete and accurate in all respects have been filed by the Company and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes; and (C) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by the Company in its consolidated financial statements included in the Company 2005

Form 10-K, or, with respect to returns filed after the date hereof, will be so paid or provided for in the consolidated financial statements of the Company for the period covered by such returns. Since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past practice. The Company has made available to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company, or any of its Subsidiaries filed or received since December 31, 2002.

(d) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any Person or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes.

(e) Neither the Company nor any of its Subsidiaries has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which the Company was the parent.

(f) Neither the Company nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that will not be deductible under Code Section 162(m) or Code Section 280G.

(g) No property of the Company or any of its Subsidiaries is property that is or will be required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is “tax exempt use property” within the meaning of Section 168(h) of the Code. Neither the Company nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method.

(h) None of the Company or its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) closing agreement as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or prior to the Closing Date; (B) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or foreign income Tax law); (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date.

(i) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Section 361.

(j) As of the date hereof, the Company is aware of no reason why the Merger will fail to qualify as a “reorganization” under Section 368(a) of the Code.

3.14 Employee Benefit Plans.

(a) Schedule 3.14(a) of the Company Disclosure Schedule sets forth a list of every Employee Program (as defined below) that has been maintained by the Company or an ERISA Affiliate (as defined below) at any time during the six-year period ending on the Closing Date.

(b) Each Employee Program which has ever been maintained by the Company or an ERISA Affiliate and which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee

Program’s assets were distributed). No event or omission has occurred which would cause any Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including, without limitation, Code Sections 105, 125, 401(a) and 501(c)(9)). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program.

(c) Neither the Company nor any ERISA Affiliate knows, nor should any of them reasonably know, of any failure of any party to comply with any laws applicable with respect to the Employee Programs that have ever been maintained by the Company or any ERISA Affiliate. With respect to any Employee Program ever maintained by the Company or any ERISA Affiliate, there has been no (i) “prohibited transaction,” as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Code Section 4975, (ii) failure to comply with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of (i), (ii), or (iii), could subject the Company or any ERISA Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or Taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Company’s knowledge, threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by the Company or any ERISA Affiliate, for all periods prior to the Closing Date, either have been made or have been properly accrued.

(d) Neither the Company nor any ERISA Affiliate has ever maintained any Employee Program which has been subject to Title IV of ERISA or Code Section 412 or ERISA Section 302, including, but not limited to, any Multiemployer Plan (as defined below). Except as described in Schedule 3.14(d) of the Company Disclosure Schedule, no Employee Program maintained by the Company or any ERISA Affiliate and subject to Title IV of ERISA (other than a Multiemployer Plan) has any “unfunded benefit liabilities” within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. Except as described in Schedule 3.14(d) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate has ever maintained a Multiemployer Plan. Except as described in Schedule 3.14(d) of the Company Disclosure Schedule, none of the Employee Programs ever maintained by the Company or any ERISA Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

(e) With respect to each Employee Program maintained by the Company within the six (6) years preceding the Closing Date, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been made available to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the six (6) most recently filed IRS Forms 5500, with all applicable schedules and accountants’ opinions attached thereto; (iv) the six (6) most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law; and (viii) all correspondence to and from any state or federal agency within the last six (6) years with respect to such Employee Program.

(f) Except as described in Schedule 3.14(f) of the Company Disclosure Schedule, each Employee Program required to be listed on Schedule 3.14(a) of the Company Disclosure Schedule may be amended,

terminated, or otherwise modified by the Company to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program and no employee communications or provision of any Employee Program document has failed to effectively reserve the right of the Company or the ERISA Affiliate to so amend, terminate or otherwise modify such Employee Program. Except as described in Schedule 3.14(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer or director of the Company or any of its Subsidiaries.

(g) Each Employee Program ever maintained by the Company (including each non-qualified deferred compensation arrangement) has been maintained in compliance with all applicable requirements of federal and state securities laws including (without limitation, if applicable) the requirements that the offering of interests in such Employee Program be registered under the Securities Act and/or state “blue sky” laws.

(h) Each Employee Program ever maintained by the Company or an ERISA Affiliate has complied with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns’ and Mothers’ Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women’s Health and Cancer Rights Act of 1998.

(i) Except as set forth on Schedule 3.14(i) of the Company Disclosure Schedule, no Employee Program is a nonqualified deferred compensation plan, as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder (a “409A Plan”). Each 409A Plan has been operated in compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of Section 409A of the Code, the proposed regulations issued thereunder and IRS Notices 2005-1 and 2006-79. Each 409A Plan complies in all respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. No payment to be made under any 409A Plan is, or to the knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. No Options provide for a deferral of compensation subject to Section 409A of the Code and all Options were granted with an exercise price equal to at least 100% of the fair market value of the underlying Company Common Stock on the date the Option was granted based upon a reasonable valuation method.

(j) For purposes of this Agreement:

(i) “Employee Program” means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including, without limitation, any arrangement intended to comply with Code Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors, including, without limitation, any employment agreements, severance agreements, change in control agreements or similar agreements. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

(ii) An entity “maintains” an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

(iii) An entity is an “ERISA Affiliate” of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same “controlled group” as the Company for purposes of ERISA Section 302(d)(8)(C).

(iv) “Multiemployer Plan” means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

3.15 Labor Matters. The Company and its Subsidiaries are in compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and other than normal accruals of wages during regular payroll cycles, there are no arrearages in the payment of wages. Neither the Company nor any of its Subsidiaries is a party to, or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment. No work stoppage involving the Company or any of its Subsidiaries is pending, or to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries is involved in, or, to the knowledge of the Company, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters that would reasonably be expected to interfere in any respect with the respective business activities represented by any labor union, and to the knowledge of the Company, no labor union is attempting to organize employees of the Company or any of its Subsidiaries.

3.16 Insurance. The Company and each of its Subsidiaries is insured, and during each of the past three (3) calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice customarily be insured, and has maintained all insurance required by applicable laws and regulations. Schedule 3.16 of the Company Disclosure Schedule lists all insurance policies maintained by the Company and each of its Subsidiaries as of the date hereof. All of the policies and bonds maintained by the Company or any of its Subsidiaries are in full force and effect and all claims thereunder have been filed in a due and timely manner and, to the knowledge of the Company, no such claim has been denied. Neither the Company nor any of its Subsidiaries is in breach of or default under any insurance policy, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default.

3.17 Environmental Matters.

(a) Except as disclosed on Schedule 3.17 of the Company Disclosure Schedule, each of the Company and its Subsidiaries and each property owned, leased or operated by any of them (the “Company Property”) and, to the knowledge of the Company, the Loan Properties (as defined below), are, and have been, in compliance with all Environmental Laws (as defined below).

(b) There is no suit, claim, action or proceeding pending or, to the knowledge of the Company, threatened, before any Governmental Authority in which the Company or any of its Subsidiaries has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (A) for alleged noncompliance (including by any predecessor) with any Environmental Law or (B) relating to the release into or presence of any Hazardous Materials (as defined below) or Oil (as defined below) at, on or from a Company Property or any previously owned, operated or leased property.

(c) There is no suit, claim, action or proceeding pending or, to the knowledge of the Company, threatened, before any Governmental Authority or other forum in which the Company or any of its Subsidiaries has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (A) for alleged noncompliance (including by any predecessor) with any Environmental Law or (B) relating to the release into or presence of any Hazardous Material or Oil at, on or from a Loan Property.

(d) Except as set forth on Schedule 3.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any Loan Property, has received or been named in any written notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 3.17 could reasonably be based.

(e) During the period of (i) the Company’s or any of its Subsidiaries’ ownership or operation of any Company Property or (ii) the Company’s or any of its Subsidiaries’ holding of a security interest in a Loan Property, to the knowledge of the Company, there has been no release of Hazardous Material or Oil in, on, under or affecting such property or Loan Property, and no Hazardous Material is present in, on, under or affecting any such property or Loan Property that would result in any liabilities or obligation pursuant to Environmental Law. To the knowledge of the Company, prior to the period of the Company’s or any of its Subsidiaries’ ownership or operation of any Company Properties or any previously owned, operated or leased properties, there was no release or presence of Hazardous Material in, on, under or affecting any such property that would result in any liabilities or obligation pursuant to Environmental Law.

(f) Neither the Company nor any of its Subsidiaries is an owner or operator of any Loan Property and there are no Participation Facilities (as defined below).

(g) The following definitions apply for purposes of this Agreement: (A) “Loan Property” means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context (as a result of foreclosure), said term means the owner or operator of such property; (B) “Participation Facility” means any facility in which the Company or any of its Subsidiaries participates or has participated in the management and, where required by the context, said term means the owner or operator of such property, pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.; (C) “Hazardous Material” means any compound, chemical, pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, as any of the foregoing may be defined, identified or regulated under or pursuant to any Environmental Laws, and including without limitation, asbestos, asbestos-containing materials, polychlorinated biphenyls, toxic mold, or fungi, or any other material that may pose a threat to the Environment or to human health and safety but excludes substances in kind and amounts used or stored for cleaning purposes or other maintenance or operation of motor vehicles used by tenants (if applicable) or guests and otherwise in compliance with Environmental Laws; (D) “Oil” means oil or petroleum of any kind or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. Section 1251 et seq., or any other Environmental Law; (E) “Environment” means any air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, sediment, surface or subsurface strata, plant and animal life, and any other environmental medium or natural resource; and (F) “Environmental Laws” means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the Environment, and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq.; and all comparable state and local laws, and (b) any common law (including, without limitation, common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Hazardous Material as in effect on or prior to the date of this Agreement.

3.18 Intellectual Property. The Company or its Subsidiaries owns or possesses valid and binding licenses and other rights to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their businesses (the “Company Intellectual Property”), each without payment, and neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with respect thereto that asserts the rights of others, nor does the Company have knowledge of any such infringement or conflict. The Company and its Subsidiaries have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to the Company Intellectual Property.

3.19 Material Agreements; Defaults.

(a) Except as set forth on Schedule 3.19 of the Company Disclosure Schedule or the index of exhibits in the Company 2005 Form 10-K, and except for this Agreement and the transactions contemplated hereby, neither the Company nor any of its Subsidiaries is a party to or is bound by (i) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of the Company; (ii) any written (or oral) agreement, arrangement, or commitment relating to the employment, including, without limitation, engagement as a consultant of any Person, or the election or retention in office or severance of any present or former director or officer of the Company or any of its Subsidiaries; (iii) any contract, agreement, or understanding with any labor union; (iv) any agreement by and among the Company or any of its Subsidiaries, and/or any Affiliate thereof; (v) any contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Company as of the date hereof that has not been filed as an exhibit to the Company 2005 Form 10-K; (vi) any agreement, arrangement, or commitment (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement would result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any officer or employee thereof; (vii) any agreement, arrangement or commitment (whether written or oral) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice involving the payment of in excess of $100,000 per annum individually or $250,000 in the aggregate; (viii) any agreement, arrangement or commitment (whether written or oral) which restricts the conduct of any line of business by the Company or any of its Subsidiaries; or (ix) any agreement, arrangement or commitment (whether written or oral) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.19(a), whether or not set forth on Schedule 3.19 of the Company Disclosure Schedule, is referred to herein as a “Company Material Contract.” The Company has previously made available to Buyer complete and correct copies of all of the Company Material Contracts, including any and all amendments and modifications thereto.

(b) Each Company Material Contract is legal, valid and binding upon the Company or its Subsidiaries, as the case may be, and to the knowledge of the Company, all other parties thereto, and is in full force and effect. Neither the Company nor any of its Subsidiaries is in breach of or default under any Company Material Contract, or any other agreement or instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under such Company Material Contract, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default.

3.20 Property and Leases.

(a) Each of the Company and its Subsidiaries has good and marketable title to all the real property and all other property owned by it and included in the most recent balance sheet in the Company SEC Documents, free and clear of all Liens, other than (i) Liens that secure liabilities that are reflected in the Company Balance Sheet or incurred in the ordinary course of business after the date of the Company

Balance Sheet, (ii) Liens for current taxes and assessments not yet past due or which are being contested in good faith, (iii) inchoate mechanics’ and materialmen’s Liens for construction in progress, (iv) workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of the Company or any of its Subsidiaries consistent with past practice, and (v) those items that secure public or statutory obligations or any discount with, borrowing from, or obligations to any FRB or Federal Home Loan Bank, interbank credit facilities, or any transaction by the Company’s Subsidiaries acting in a fiduciary capacity.

(b) Each lease of real property to which the Company or any of its Subsidiaries is a party requiring rental payments in excess of $50,000 during the period of the lease, and all amendments and modifications thereto, is in full force and effect, and there exists no default under any such lease by the Company or any of its Subsidiaries, nor any event which with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any of its Subsidiaries, except for such breaches and defaults which, individually or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease.

3.21 Inapplicability of Takeover Laws. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby from, and this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby are exempt from, the requirements of any “moratorium,” “business combination,” “control share,” “fair price” or other takeover defense laws and regulations (collectively, “Takeover Laws”), if any, of the State of Maine.

3.22 Regulatory Capitalization. The Company Bank is, and immediately after the Effective Time will be, “well capitalized,” as such term is defined in the rules and regulations promulgated by the FDIC. The Company is, and immediately prior to the Effective Time will be, “well capitalized” as such term is defined in the rules and regulations promulgated by the FRB.

3.23 Loans; Nonperforming and Classified Assets.

(a) Each loan agreement, note or borrowing arrangement, including, without limitation, portions of outstanding lines of credit and loan commitments (collectively, “Loans”), on the Company’s or any of its Subsidiaries’ books and records, was made and has been serviced in accordance with the Company’s lending standards in the ordinary course of business; is evidenced by appropriate and sufficient documentation; to the extent secured, has been secured by valid liens and security interests which have been perfected; and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor’s rights and to general equity principles. The Company has previously made available to Buyer complete and correct copies of its lending policies. The deposit and loan agreements of the Company and its Subsidiaries comply with all applicable laws, rules and regulations. The allowance for loan losses reflected in the Company SEC Documents and financial statements filed therewith, as of their respective dates, is adequate under GAAP and all regulatory requirements applicable to financial institutions.

(b) Schedule 3.23 of the Company Disclosure Schedule discloses as of December 31, 2006: (A) any Loan under the terms of which the obligor is sixty (60) or more days delinquent in payment of principal or interest, or to the knowledge of the Company, in default of any other provision thereof; (B) each Loan which has been classified as “other loans specially maintained,” “classified,” “criticized,” “substandard,” “doubtful,” “credit risk assets,” “watch list assets,” “loss” or “special mention” (or words of similar import) by the Company, its Subsidiaries or a Governmental Authority (the “Classified Loans”); (C) a listing of the real estate owned, acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent (5%) or greater shareholder of the Company, or to the knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing. All Loans which are classified as “Insider Transactions” by Regulation O of the FRB have been made by the Company or any of its Subsidiaries in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons and do not involve more than normal risk of collectibility or present other unfavorable features.

(c) The Company shall promptly after the end of each quarter after the date hereof and upon Closing inform Buyer of the amount of Loans subject to each type of classification of the Classified Loans.

3.24 Trust Business; Administration of Fiduciary Accounts. The Company Bank (i) has been duly appointed to all fiduciary or representative capacities it holds with respect to the Trust Business (as defined below) and all such appointments are currently in effect, and (ii) has all authorizations, approvals, licenses and permits necessary for the conduct of its Trust Business. The Company Bank has properly administered the accounts for which it acts as a fiduciary, including, without limitation, to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. To the knowledge of the Company, neither the Company nor any of its Subsidiaries and none of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account. For purposes of this Section 3.24, “Trust Business” shall mean the trusts, executorships, administrations, guardianships, conservatorships, and other representative capacities at the Company Bank’s banking and trust offices.

3.25 Investment Management and Related Activities. Except as set forth on Schedule 3.25 of the Company Disclosure Schedule, none of the Company, any of its Subsidiaries or the Company’s or its Subsidiaries’ directors, officers or employees is required to be registered, licensed or authorized under the laws or regulations issued by any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

3.26 Derivative Transactions. All Derivative Transactions (as defined below) entered into by the Company or any of its Subsidiaries were entered into in accordance with applicable rules, regulations and policies of any Governmental Authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. The Company and its Subsidiaries have duly performed all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the knowledge of the Company, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder. The Company and its Subsidiaries have adopted policies and procedures consistent with the publications of Governmental Authorities with respect to their derivatives program. For purposes of this Agreement, “Derivative Transactions” shall mean any swap transaction, option, warrant, forward purchase or forward sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

3.27 Repurchase Agreements. With respect to all agreements pursuant to which the Company or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, the Company or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and, as of the date hereof, the value of such collateral equals or exceeds the amount of the debt secured thereby.

3.28 Deposit Insurance. The deposits of the Company Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by law, and each Subsidiary has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to the knowledge of the Company, threatened.

3.29 CRA, Anti-money Laundering and Customer Information Security. Neither the Company nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters and the Company is not aware of, and none of the Company and its Subsidiaries has been advised of, or has any reason to believe (because the Company Bank’s Home Mortgage Disclosure Act data for the year ended December 31, 2005, filed with the FDIC, or otherwise) that any facts or circumstances exist, which would cause the Company Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA Patriot Act of 2001, Public Law 107-56, and the regulations promulgated thereunder (the “USA Patriot Act”), any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Company Bank pursuant to 12 C.F.R. Part 364. Furthermore, the Board of Directors of the Company Bank has adopted and the Company Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA Patriot Act.

3.30 Transactions with Affiliates. Except as set forth in Schedule 3.30 of the Company Disclosure Schedule, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor or debtor to, any shareholder, director, employee or Affiliate (as defined in Section 9.2(a)) of the Company or any of its Subsidiaries, other than as part of the normal and customary terms of such persons’ employment or service as a director with the Company or any of its Subsidiaries. Except as set forth in Schedule 3.30 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective Affiliates, shareholders, directors or executive officers or any material transaction or agreement with any employee other than executive officers. All agreements between the Company and any of its Affiliates comply, to the extent applicable, with Regulation W of the FRB.

3.31 Brokers; Fairness Opinion. No action has been taken by the Company or any of its Subsidiaries that would give rise to any valid claim against the Company for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, except in connection with the engagement of Keefe, Bruyette & Woods (the “Financial Advisor”) by the Company. The fee payable to the Financial Advisor in connection with the transactions contemplated by this Agreement is described in an engagement letter between the Company and the Financial Advisor, a complete and correct copy of which has been previously provided to Buyer. The Company has received the opinion of the Financial Advisor, to the effect that, as of the date hereof, the Merger Consideration to be received by the shareholders of the Company pursuant to the Merger is fair from a financial point of view to such shareholders, and such opinion has not been amended or rescinded, and remains in full force and effect. The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion in its entirety in the Proxy Statement/Prospectus (as defined in Section 6.3(a)).

3.32 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Company Disclosure Schedule and, including, without limitation, the Company SEC Documents as the same may be updated as of the date hereof, furnished to Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER

4.1 Making of Representations and Warranties.

(a) As a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby makes to the Company the representations and warranties contained in this Article IV.

(b) On or prior to the date hereof, Buyer has delivered to the Company a schedule (the “Buyer Disclosure Schedule”) listing, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties; provided, however, that no such item is required to be set forth on the Buyer Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being untrue or incorrect under the standards established by Section 4.1(c).

(c) No representation or warranty of Buyer contained in this Article IV shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any section of this Article IV, has had or would reasonably be expected to have a Buyer Material Adverse Effect (as defined in Section 9.2(a)); provided, however, that the foregoing standard shall not apply to the representations and warranties contained in Sections 4.3, 4.4(a) (as it relates to the Buyer Banks (as defined in Section 9.2(a)), 4.5 and 4.6 and the first two sentences of Section 4.2, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

4.2 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont. Buyer is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. Buyer is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

4.3 Capitalization. As of the date hereof, the authorized capital stock of Buyer consists solely of 120,000,000 shares of Buyer Common Stock, of which 45,384,610 shares were issued and outstanding, and 4,871,786 shares were held, directly or indirectly, by Buyer as treasury stock; and 1,000,000 shares of preferred stock, par value $100.00 per share, none of which were issued and outstanding. The outstanding shares of Buyer’s capital stock are validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and subject to no preemptive rights or similar rights (and were not issued in violation of any preemptive or similar rights). The shares of Buyer Common Stock to be issued in the Merger have been duly and validly reserved for issuance, and when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

4.4 Subsidiaries.

(a) (i) Schedule 4.4 of the Buyer Disclosure Schedule sets forth a complete and accurate list of all of Buyer’s Subsidiaries, including the jurisdiction of organization of each such Subsidiary, (ii) Buyer owns, directly or indirectly, all of the issued and outstanding equity securities of each Subsidiary, (iii) no equity securities of any of Buyer’s Subsidiaries are or may become required to be issued (other than to Buyer) by reason of any contractual right or otherwise, (iv) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to Buyer or a wholly-owned Subsidiary of Buyer), (v) there are no contracts, commitments, understandings or arrangements relating to Buyer’s rights to vote or to dispose of such securities and (vi) all of the equity securities of each such Subsidiary held by Buyer, directly or indirectly, are validly issued, fully paid and nonassessable, not subject to preemptive or similar rights and are owned by Buyer free and clear of all Liens.

(b) Except as set forth on Schedule 4.4 of the Buyer Disclosure Schedule, Buyer does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

(c) Each of Buyer’s Subsidiaries has been duly organized and qualified under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

4.5 Corporate Power. Each of Buyer and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and Buyer has the corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

4.6 Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Buyer and the Board of Directors of Buyer (“Buyer Board”). Buyer has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement is a legal, valid and binding agreement of Buyer, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity).

4.7 Non-Contravention.

(a) Subject to the receipt of the Regulatory Approvals, and the required filings under federal and state securities laws, and except as set forth on Schedule 4.7 of the Buyer Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) by Buyer do not and will not (i) constitute a breach or violation of, or a default under, result in a right of termination, or the acceleration of any right or obligation under, any law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement of Buyer or of any of its Subsidiaries or to which Buyer or any of its Subsidiaries, properties or assets is subject or bound, (ii) constitute a breach or violation of, or a default under, Buyer’s Articles of Organization or Bylaws, or (iii) require the consent or approval of any third party or Governmental Authority under any such law, rule, regulation, judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement.

(b) As of the date hereof, Buyer is not aware of any reasons relating to Buyer or its Subsidiaries (including, without limitation, Community Reinvestment Act compliance or the USA Patriot Act) (i) why all of the Regulatory Approvals shall not be procured from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition(s) would be imposed.

4.8 Articles of Incorporation; Bylaws. Buyer has made available to the Company a complete and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, of Buyer and each of its Subsidiaries.

Buyer is not in violation of any of the terms of its Articles of Incorporation or Bylaws. The minute books of Buyer and each of its Subsidiaries contain complete and accurate records of all meetings held, and complete and accurate records of all other corporate actions of their respective shareholders and boards of directors (including committees of their respective boards of directors).

4.9 Compliance with Laws. Each of Buyer and its Subsidiaries:

(a) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting their businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

(b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the knowledge of Buyer, no suspension or cancellation of any of them is threatened;

(c) has received, since December 31, 2001, no notification or communication from any Governmental Authority (i) asserting that Buyer or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, (ii) threatening to revoke any license, franchise, permit, or governmental authorization, (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to the knowledge of the Buyer, do any grounds for any of the foregoing exist) or (iv) failing to approve any proposed acquisition, or stating its intention not to approve acquisitions, proposed to be effected by the Buyer within a certain time period or indefinitely; and

(d) has conducted any finance activities (including, without limitation, mortgage banking and mortgage lending activities and consumer finance activities) in compliance with all Finance Laws, and with all applicable collection practices in seeking payment under any loan or credit extension of such entity. In addition, there is no pending or, to the knowledge of Buyer, threatened charge by any Governmental Authority that any of Buyer and its Subsidiaries has violated, nor any pending or, to the knowledge of Buyer, threatened investigation by any Governmental Authority with respect to possible violations of, any applicable Finance Laws.

4.10 Litigation.

(a) No litigation, claim, suit, investigation or other proceeding before any court, governmental agency or arbitrator is pending against Buyer or any of its Subsidiaries, and, to the knowledge of Buyer, no litigation, claim, suit, investigation or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim, suit, investigation or other proceeding.

(b) Neither Buyer nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any assistance agreement, board resolution, order, decree, supervisory agreement, memorandum of understanding, condition or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of Buyer or any of its Subsidiaries.

(c) Neither Buyer nor any of its Subsidiaries, has been advised by a Governmental Authority that it will issue, or is aware of any facts which could give rise to the issuance by any Governmental Authority or is aware that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, board resolution, memorandum of understanding, supervisory letter, commitment letter, condition or similar submission.

4.11 SEC Documents; Financial Reports; and Regulatory Reports.

(a) Buyer’s Annual Report on Form 10-K, as amended through the date hereof, for the fiscal year ended December 31, 2005 (the “Buyer 2005 Form 10-K”), and all other reports, registration statements, definitive proxy statements or information statements required to be filed by Buyer or any of its Subsidiaries subsequent to December 31, 2000 under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the “Buyer SEC Documents”), with the SEC, and all of the Buyer SEC Documents filed with the SEC after the date hereof, in the form filed or to be filed, (i) complied or will comply in all respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Buyer SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which such balance sheet relates as of its date, and each of the statements of income and changes in shareholders’ equity and cash flows or equivalent statements in such Buyer SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which such statement relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Except for those liabilities that are fully reflected or reserved against in the most recent consolidated balance sheet of Buyer and its Subsidiaries contained in the Buyer 2005 Form 10-K and, except for liabilities reflected in Buyer SEC Documents filed prior to the date hereof or incurred in the ordinary course of business consistent with past practices or in connection with this Agreement, since December 31, 2005, neither Buyer nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto.

(b) Buyer and each of its Subsidiaries, officers and directors are in compliance with, and have complied, with (1) the applicable provisions of Sarbanes-Oxley and the related rules and regulations promulgated under such act and the Exchange Act and (2) the applicable listing and corporate governance rules and regulations of the NYSE. Buyer (i) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (3) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of the Buyer Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer’s internal control over financial reporting.

(c) Since December 31, 2001, Buyer and its Subsidiaries have duly filed with the FRB, the FDIC and any other applicable Governmental Authority, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all respects complete and accurate in compliance with the requirements of applicable laws and regulations.

4.12 Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Documents filed prior to the date hereof, or as otherwise expressly permitted or expressly contemplated by this Agreement, since December 31, 2005, there has been no change or development in the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of Buyer or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, and to the knowledge of Buyer, no fact or condition exists which is reasonably likely to cause a Buyer Material Adverse Effect in the future.

4.13 Tax Treatment. As of the date hereof, Buyer is aware of no reason why the Merger will fail to qualify as a “reorganization” under Section 368(a) of the Code.

4.14 Employee Benefit Plans. Schedule 4.14 of the Buyer Disclosure Schedule sets forth a list of every Employee Program currently maintained by Buyer or an ERISA Affiliate. Each such Employee Program has been administered in accordance with the terms thereof and applicable law. Such Employee Programs which are “employee benefit plans” within the meaning of Section 3(3) of ERISA are in compliance with ERISA, the Code and all other applicable laws. No outstanding stock options of Buyer provide for a deferral of compensation subject to Section 409A of the Code and all outstanding stock options of Buyer were granted with an exercise price equal to at least 100% of the fair market value of the underlying Buyer Common Stock on the date such option was granted based upon a reasonable valuation method.

4.15 Regulatory Capitalization. The Buyer Banks are, and immediately after the Effective Time will be, “well capitalized,” as such term is defined in the rules and regulations promulgated by the FDIC. Buyer is, and immediately after the Effective Time will be, “well capitalized” as such term is defined in the rules and regulations promulgated by the FRB.

4.16 CRA, Anti-money Laundering and Customer Information Security. Neither Buyer nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters and Buyer is not aware of, and none of Buyer and its Subsidiaries has been advised of, or has any reason to believe (because the Buyer Banks’ Home Mortgage Disclosure Act data for the year ended December 31, 2005, filed with the FDIC, or otherwise) that any facts or circumstances exist, which would cause a Buyer Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation of the USA Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Buyer Banks pursuant to 12 C.F.R. Part 364. Furthermore, the Board of Directors of each of the Buyer Banks has adopted and each such bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA Patriot Act.

4.17 Brokers. No action has been taken by Buyer or any of its Subsidiaries that would give rise to any valid claim against Buyer for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

4.18 Deposit Insurance. The deposits of the Buyer Banks are insured by the FDIC in accordance with the FDIA to the fullest extent permitted by law, and each Buyer Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to the knowledge of Buyer, threatened.

4.19 Sufficient Funds. Buyer has, and will have at the Effective Time, sufficient funds to consummate the transactions contemplated by this Agreement, including the payment of the aggregate Cash Consideration and the consideration to be paid to the holders of Options in accordance with Section 2.7, subject to the terms and conditions of this Agreement.

4.20 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Buyer Disclosure Schedule and, including, without limitation, the Buyer SEC Documents as the same may be updated as of the date hereof, furnished to the Company pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Company Forbearances. From the date hereof until the Effective Time, except as set forth in the Company Disclosure Schedule or as expressly contemplated by this Agreement, without the prior written consent of Buyer, the Company will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or, fail to use reasonable best efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would (i) adversely affect the ability of any party to obtain any necessary approval of any Governmental Authority required for the transactions contemplated hereby or (ii) adversely affect its ability to perform any of its material obligations under this Agreement.

(b) Stock. (i) Other than pursuant to stock options or stock-based awards outstanding as of the date hereof and listed on the Company Disclosure Schedule, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock, any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any stock appreciation rights, or any other rights to subscribe for or acquire shares of stock, or take any action related to such issuance or sale, (ii) enter into any agreement with respect to the foregoing, (iii) accelerate the vesting of any existing stock options, stock appreciation rights or other rights to subscribe for or acquire shares of stock, or (iv) change (or establish a record date for changing) the number of, or provide for the exchange of, shares of its stock, any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any stock appreciation rights, or any other rights to subscribe for or acquire shares of stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to its outstanding stock or any other such securities.

(c) Dividends, Etc. (i) Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, any shares of Company Common Stock other than (A) regular quarterly cash dividends on Company Common Stock of no more than $0.20 per share consistent with past practice, and (B) dividends from wholly-owned Subsidiaries to the Company or any wholly-owned Subsidiary of the Company, as applicable or (ii) directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock. After the date hereof, the Company shall coordinate with Buyer regarding the declaration of any dividends in respect of the Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of the Company Common Stock shall not receive two dividends for any single calendar quarter with respect to their shares of Company Common Stock and any shares of Buyer Common Stock that such holders receive in exchange therefor in the Merger.

(d) Compensation; Employment Agreements; Etc. Enter into or amend any employment, severance or similar agreements or arrangements with any of its directors, officers, employees or consultants, or grant any salary or wage increase, or increase any employee benefit (including incentive or bonus payments), except for (i) normal increases in compensation to employees in the ordinary course of business consistent with past practice; provided that no such increase shall exceed five percent (5%) of an individual’s current annual compensation, (ii) as may be required by law, (iii) to satisfy contractual obligations existing as of the date hereof and disclosed on Schedule 3.19 of the Company Disclosure Schedule, or (iv) the hiring of at-will employees at an annual rate of salary not to exceed $75,000 to fill vacancies that may arise from time to time in the ordinary course of business.

(e) Benefit Plans. Except as may be required by (i) applicable law or (ii) to satisfy contractual obligations existing as of the date hereof and disclosed on Schedule 3.14 of the Company Disclosure Schedule, enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any director, officer or other employee of the Company or any of its Subsidiaries, including, without limitation, taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

(f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the Company and its Subsidiaries taken as a whole.

(g) Governing Documents. Amend its Articles of Incorporation or Bylaws (or equivalent documents).

(h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

(i) Capital Expenditures. Except as set forth on Schedule 5.1(i) of the Company Disclosure Schedule, make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $500,000 in the aggregate.

(j) Contracts. Enter into or terminate any Company Material Contract or amend or modify in any material respect any of its existing Company Material Contracts.

(k) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is a party as of the date hereof or becomes a party after the date of this Agreement.

(l) Banking Operations. Enter into any new material line of business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.

(m) Derivative Transactions. Enter into any Derivative Transactions.

(n) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, federal home loan bank advances, and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

(o) Investment Securities. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or equity investment of a type or in an amount that is not permissible for a national bank or (ii) any other debt security other than in the ordinary course of business consistent with past practice.

(p) Loans. Make any loan, loan commitment, letter of credit or other extension of credit other than in the ordinary course of business consistent with past practice.

(q) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(r) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or by GAAP.

(s) Tax Matters. Make or change any Tax election, file any amended Tax Return, fail to timely file any Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment.

(t) Loan Policies. Change its loan policies or procedures in effect as of the date hereof, except as required by any Governmental Authority.

(u) Adverse Actions. (i) Knowingly take any action that would, or would be reasonably likely to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied, or (z) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

(v) Agreements. Agree or commit to do anything prohibited by this Section 5.1.

5.2 Buyer Forbearances. From the date hereof until the Effective Time, except as set forth in the Buyer Disclosure Schedule or as expressly contemplated by this Agreement, without the prior written consent of the Company, Buyer will not, and will cause each of its Subsidiaries not to knowingly take any action that would, or would be reasonably likely to, (i) prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied, or (z) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

ARTICLE VI - ADDITIONAL AGREEMENTS

6.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the Company and Buyer agree to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, including, without limitation, effecting all filings and obtaining (and cooperating with the other party hereto to obtain) any permit, consent, authorization, order or approval of, or any exemption by, any Governmental Authority (including, but not limited to, the Regulatory Approvals) and any other third party that is required to be obtained by the Company or Buyer or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and using reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger and the transactions contemplated hereby, and using reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the Merger and the transactions contemplated hereby or seeking material damages, and each shall cooperate fully with the other party hereto to that end.

6.2 Shareholder Approval.

(a) Following the execution of this Agreement, the Company shall take, in accordance with applicable law, applicable rules of the National Association of Securities Dealers, Inc. and its Articles of Incorporation and Bylaws, all action necessary to convene a meeting of its shareholders as promptly as practicable (and in any event within forty-five (45) days following the time when the Registration Statement becomes effective, subject to extension with the consent of Buyer) to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (including the Merger) and any other matter required to be approved by the shareholders of the Company in order to consummate the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “Company Meeting”).

(b) Subject to Section 6.6 hereof, the Company shall ensure that the Company Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Meeting are solicited in compliance with the MBCA, the Articles of Incorporation and Bylaws of the Company, and all other applicable legal requirements.

(c) Subject to Section 6.6 hereof, (i) the Company Board shall recommend that the Company’s shareholders vote to approve this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by the Company’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “Company Recommendation”), and (ii) the Proxy Statement/Prospectus shall include the Company Recommendation.

6.3 Registration Statement.

(a) Buyer and the Company agree to cooperate in the preparation of a registration statement on Form S-4 (the “Registration Statement”) to be filed by Buyer with the SEC in connection with the issuance of the Buyer Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the “Proxy Statement/Prospectus”) and all related documents). Each of Buyer and the Company agree to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof. Buyer also agrees to use reasonable best efforts to obtain any necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to cooperate with Buyer and Buyer’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from the Financial Advisor and the Company’s independent auditors in connection with the Registration Statement and the Proxy Statement/Prospectus. After the Registration Statement is declared effective under the Securities Act, the Company, at its expense, shall promptly mail the Proxy Statement/Prospectus to its shareholders.

(b) Each of Buyer and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Proxy Statement/Prospectus or any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Governmental Authority in connection with the transactions contemplated hereby. Each of Buyer and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto, at the date of mailing to shareholders and at the time of the Company Meeting, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Each of Buyer and the Company further agrees that if it shall become aware prior to the Effective Time of any information that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it shall promptly inform the other party thereof and shall take the necessary steps to correct the Proxy Statement/Prospectus.

(c) Buyer will advise the Company, promptly after Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Buyer Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

6.4 Press Releases. Buyer and the Company will consult with each other before issuing any press release with respect to this Agreement and the transactions contemplated hereby and will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby or make any such public statements without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after consultation with the other party, to the extent practicable), issue such press release or public statements as may be required by applicable law or the rules and regulations of any stock exchange.

6.5 Access; Information.

(a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause its Subsidiaries to, afford Buyer and its officers, employees, counsel, accountants, advisors and other authorized representatives (collectively, “Buyer Representatives”), access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, without limitation, work papers of independent auditors), and to its officers, employees, accountants, counsel or other representatives, and, during such period, it shall, and shall cause its Subsidiaries to, furnish promptly to such Buyer and the Buyer Representatives (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws (other than reports or documents that the Company, or its Subsidiaries, as the case may be, are not permitted to disclose under applicable law), and (ii) all other information concerning the business, properties and personnel of the Company and its Subsidiaries as Buyer or any Buyer Representative may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access jeopardizes the attorney-client privilege of the institution in possession or control of such information or contravenes any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.

(b) Buyer agrees to hold all information and documents obtained pursuant to this Section 6.5 in confidence (as provided in, and subject to the provisions of, the Confidentiality Agreement (as defined in Section 9.2(a)), as if it were the party receiving the confidential information as described therein). No investigation by Buyer of the business and affairs of the Company shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to Buyer’s obligation to consummate the transactions contemplated by this Agreement.

6.6 No Solicitation.

(a) The Company shall not and shall cause its Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents of the Company and its Subsidiaries (collectively, the “Company Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Buyer) any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which the Company is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the Company Representatives, whether or not such Company Representative is so authorized and whether or not such Company Representative is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Agreement by the Company. The Company and its Subsidiaries shall, and shall cause each of the Company Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Buyer), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of the Company or any of its Subsidiaries representing, in the aggregate, fifteen percent (15%) or more of the assets of the Company and its Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing fifteen percent (15%) or more of the votes attached to the outstanding securities of the Company or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

(b) Notwithstanding Section 6.6(a), the Company may take any of the actions described in clause (ii) of Section 6.6(a) if, but only if, (i) the Company has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 6.6; (ii) the Company Board determines in good faith, after consultation with and having considered the advice of its outside legal counsel and a nationally recognized, independent financial advisor, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) it is required to take such actions to comply with its fiduciary duties to the Company’s shareholders under applicable law; (iii) the Company has provided Buyer with at least three (3) Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, the Company receives from such Person a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement. The Company shall promptly provide to Buyer any non-public information regarding the Company or its Subsidiaries provided to any other Person which was not previously provided to Buyer, such additional information to be provided no later than the date of provision of such information to such other party.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Company Board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor of nationally recognized reputation (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Company Common Stock or all, or substantially all, of the assets of the Company and its Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the shares of Company Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to the Company’s shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and (B) is, in light of the other terms of such proposal, more favorable to the Company’s shareholders than the Merger and the transactions contemplated by this Agreement; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

(c) The Company shall promptly (and in any event within twenty-four (24) hours) notify Buyer in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or the Company Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) unless (i) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (ii) disclosure of such materials jeopardizes the attorney-client privilege or (iii) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree. The Company agrees that it shall keep Buyer informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d) Neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Buyer in connection with the transactions contemplated by this Agreement (including the Merger), the Company Recommendation, or make any statement, filing or release, in connection with the Company Meeting or otherwise, inconsistent with the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause the Company or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 6.6(b)) or (B) requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

(e) Notwithstanding Section 6.6(d), prior to the date of the Company Meeting, the Company Board may approve or recommend to the shareholders of the Company a Superior Proposal and withdraw, qualify or modify the Company Recommendation in connection therewith (a “Company Subsequent Determination”) after the fifth (5th) Business Day following Buyer’s receipt of a notice (the “Notice of Superior Proposal”) from the Company advising Buyer that the Company Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 6.6) constitutes a Superior Proposal (it being understood that the Company shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that the Company proposes to accept) if, but only if, (i) the Company Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor of nationally recognized reputation, that it is required to take such actions to comply with its fiduciary duties to the Company’s shareholders under applicable law, (ii) during the five (5) Business Day Period after receipt of the Notice of Superior Proposal by Buyer, the Company and the Company Board shall have cooperated and negotiated in good faith with Buyer to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable the Company to proceed with the Company Recommendation without a Company Subsequent Determination; provided, however, that Buyer shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of such five (5) Business Day period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Buyer since its receipt of such Notice of Superior Proposal, the Company Board has again in good faith made the determination (A) in clause (i) of this Section 6.6(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the Company Recommendation or the making of a Company Subsequent Determination by the Company Board shall not change the approval of the Company Board for purposes of causing any Takeover Laws to be inapplicable to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

(f) Nothing contained in this Section 6.6 shall prohibit the Company or the Company Board from complying with the Company’s obligations required under Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed a change in the Company Recommendation unless the Company Board reaffirms the Company Recommendation in such disclosure.

6.7 Affiliate Agreements. Not later than the 15th calendar day prior to the mailing of the Proxy Statement, the Company shall deliver to Buyer, a schedule of each Person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an “affiliate” of the Company within the meaning of Rule 145 promulgated under the Securities Act. The Company shall use its reasonable best efforts to cause each such person who may be deemed to be an “affiliate” of the Company within the meaning of Rule 145 to execute and deliver to Buyer on or before the date of mailing of the Proxy Statement a written agreement to comply with the requirements of Rule 145 in connection with the sale or other transfer of Buyer Common Stock received in the Merger, in the form attached hereto as Exhibit A.

6.8 Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Laws, as applicable, and each party shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws, as now or hereafter in effect, that purports to apply to this Agreement or the transactions contemplated hereby.

6.9 Shares Listed. Prior to the Effective Time, Buyer shall use its reasonable best efforts to obtain approval for listing on the NYSE the shares of Buyer Common Stock to be issued to the holders of the Company Common Stock in the Merger.

6.10 Regulatory Applications; Filings; Consents. Buyer and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (a) to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, including, without limitation, the Regulatory Approvals, (b) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (c) to cause the Merger to be consummated as expeditiously as practicable (including by avoiding or setting aside any preliminary or permanent injunction or other order of any United States federal or state court of competent jurisdiction or any other Governmental Authority); provided, however, that in no event shall Buyer be required to agree to any prohibition, limitation, or other requirement which would prohibit or materially limit the ownership or operation by the Company or any of its Subsidiaries, or by Buyer or any of its Subsidiaries, of all or any material portion of the business or assets of the Company or any of its Subsidiaries or Buyer or its Subsidiaries, or compel Buyer or any of its Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its Subsidiaries or Buyer or any of its Subsidiaries (together, the “Burdensome Conditions”). Provided the Company has cooperated as required above, Buyer agrees to file the requisite applications to be filed by it with the FRB, FDIC, the Maine Superintendent of Banks and the Governmental Authorities of the states in which Buyer, the Company and their respective Subsidiaries operate. Each of Buyer and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other parties hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

6.11 Indemnification; Directors’ and Officers’ Insurance.

(a) Buyer agrees that all rights to indemnification and all limitations of liability existing in favor of any director or officer of the Company or its Subsidiaries (the “Indemnified Parties”) as provided in the Company’s Articles of Incorporation or Bylaws or in the similar governing documents of the Company’s Subsidiaries as in effect as of the date hereof (including, without limitation, the right to the advancement of expenses) with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

(b) Prior to the Effective Time, the Company shall purchase an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage for the Company’s directors and officers in a form acceptable to the Company which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company, so long as the aggregate cost is less than $150,000 (the “Premium Limit”). In the event that the Premium Limit is insufficient for such coverage, the Company may enter into an agreement to spend up to that amount to purchase such lesser coverage as may be obtained with such amount.

(c) In the event Buyer or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer shall assume the obligations set forth in this Section 6.11.

(d) The provisions of this Section 6.11 are intended to be for the benefit of, and to grant third party rights to, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.12 Employees and Benefit Plans.

(a) From and after the Effective Time, Buyer agrees to provide the employees of the Company and any of its Subsidiaries who remain employed after the Effective Time (collectively, the “Company Employees”) with at least the types and levels of employee benefits (including employee contribution levels) comparable to those maintained by Buyer for similarly-situated employees of Buyer. Buyer will treat, and cause its applicable benefit plans to treat, the service of the Company Employees with the Company or any of its Subsidiaries as service rendered to Buyer or any of its Subsidiaries for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation, but not for benefit accrual under any defined benefit plan (including minimum pension amount) attributable to any period before the Effective Time. Without limiting the foregoing, but subject to the terms and conditions of Buyer’s health and similar plans, Buyer shall not treat any employee of the Company or any of its Subsidiaries as a “new” employee for purposes of any exclusions under any health or similar plan of Buyer for a pre-existing medical condition to the extent that any such exclusion did not apply under a health or similar plan of the Company or its Subsidiaries, and any deductibles, co-payments or out-of-pocket expenses paid under any of the Company’s or any of its Subsidiaries’ health plans shall be credited towards deductibles, co-payments or out-of-pocket expenses under Buyer’s health plans upon delivery to Buyer of appropriate documentation. Buyer will make appropriate arrangements with its insurance carrier(s) to ensure such result.

(b) Notwithstanding anything to the contrary contained herein, Buyer shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of the Company.

(c) Prior to the Effective Time, Buyer will allocate an aggregate of up to $200,000 (the “Employee Retention Amount”) among certain Company Employees, and subject to such additional terms and conditions, as Buyer and the Company shall mutually agree. Each portion of the Employee Retention Amount that is allocated to a Company Employee will be paid in such amounts, at such times and upon such conditions as shall be set forth in letter agreements with each such Company Employee.

(d) At and following the Effective Time, Buyer agrees to honor the severance guidelines attached as Schedule 6.12(d) in connection with the termination of employment of any Company Employee, in such amounts, at such times and upon such conditions as set forth on said Schedule.

(e) The Company shall use its best efforts to obtain from each of the individuals named in Schedule 6.12(e), an agreement (a “Settlement Agreement”) to accept in full settlement of his or her rights under the specified programs the amounts and benefits determined under his or her Settlement Agreement (the aggregate amount of such payment to be specified in Schedule 6.12(e)) and pay such amounts to such individuals who are employed at the Effective Time. Each officer or employee of the Company who is a party to a Settlement Agreement shall be entitled to receive the benefits payable or to be otherwise provided under such Settlement Agreement on the Closing Date, and Buyer agrees to provide the non-cash benefits provided in the Settlement Agreement, if any. In the case of any employee who has executed and delivered a Settlement Agreement, payment of the monetary amounts specified for such person in Schedule 6.12(e) shall be made by the Company or the Company Bank on the Closing Date.

(f) Notwithstanding anything else contained herein to the contrary, nothing in this Section 6.12 shall be construed to create any third party beneficiary rights in any Person who is not a party to this Agreement.

6.13 Notification of Certain Matters. Each of Buyer and the Company shall give prompt notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Buyer Material Adverse Effect or Company Material Adverse Effect, respectively, or (b) notwithstanding the standards set forth in Section 3.1(c) or 4.1(c), as applicable, would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein. No such notice by Buyer or the Company shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to Buyer’s or the Company’s obligations to consummate the transactions contemplated by this Agreement

6.14 Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect after the date hereof in accordance with its terms.

6.15 Section 16 Votes. Prior to the Effective Time, the Company shall approve in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any disposition of equity securities of the Company (including derivative securities) resulting from the transactions contemplated by this Agreement by each officer and director of the Company who is subject to Section 16 of the Exchange Act.

ARTICLE VII - CONDITIONS TO CONSUMMATION OF THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The obligations of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following conditions:

(a) Shareholder Vote. This Agreement and the transactions contemplated hereby shall have been approved by the requisite affirmative vote of the shareholders of the Company present and voting at the Company Meeting.

(b) Regulatory Approvals; No Burdensome Condition. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired. None of such regulatory approvals shall impose any term, condition or restriction upon Buyer or any of its Subsidiaries that Buyer reasonably determines is a Burdensome Condition.

(c) No Injunction, Etc. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits, materially restricts or makes illegal consummation of any of the transactions contemplated hereby.

(d) Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.

(e) NYSE Listing. The shares of Buyer Common Stock issuable pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

7.2 Conditions to the Obligations of Buyer. The obligation of Buyer to consummate the Merger is also conditioned upon the satisfaction or waiver by Buyer, at or prior to the Effective Time, of each of the following conditions:

(a) Representations, Warranties and Covenants of the Company. (i) Each of the representations and warranties of the Company contained herein shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standard set forth in Section 3.1(c), and (ii) each and all of the agreements and covenants of the Company to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects.

(b) Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

(c) Officer’s Certificate. Buyer shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

(d) Third Party Consents. All consents or approvals of all Persons (other than Governmental Authorities) required for the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Tax Opinion Relating to the Merger. Buyer shall have received an opinion from Goodwin Procter LLP, dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, Goodwin Procter LLP may require and rely upon representations contained in certificates of officers of each of Buyer and the Company.

7.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is also conditioned upon the satisfaction or waiver by the Company, at or prior to the Effective Time, of each of the following conditions:

(a) Representations, Warranties and Covenants of Buyer. (i) Each of the representations and warranties of Buyer contained herein shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standard set forth in Section 4.1(c), and (ii) each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects.

(b) Buyer Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Buyer Material Adverse Effect.

(c) Officer’s Certificate. The Company shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer or Chief Financial Officer of Buyer, to the effect that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

(d) Tax Opinion Relating to the Merger. The Company shall have received an opinion from Thacher Proffitt & Wood LLP, dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, Thacher Proffitt & Wood LLP may require and rely upon representations contained in certificates of officers of each of Buyer and the Company.

ARTICLE VIII - TERMINATION

8.1 Termination. This Agreement may be terminated, and the Merger and the transactions contemplated hereby may be abandoned:

(a) by the mutual consent of Buyer and the Company in a written instrument;

(b) by Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standards set forth in Section 3.1(c) or 4.1(c), as applicable), which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach;

(c) by Buyer or the Company, in the event that the Merger is not consummated by September 30, 2007, except to the extent that the failure of the Merger to be consummated shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d) by Buyer or the Company, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority, or any governmental entity of competent jurisdiction shall have issued a final nonappealable order, injunction or decree enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts to have such order, injunction or decree lifted;

(e) by Buyer or the Company, if the approval of the Company’s shareholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company’s shareholders or at any adjournment or postponement thereof;

(f) by Buyer, if (i) the Company Board (A) modifies, qualifies, withholds or withdraws the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation), or makes any statement, filing or release, in connection with the Company Meeting or otherwise, inconsistent with the Company Recommendation, (B) breaches its obligations to call, give notice of and commence the

Company Meeting under Section 6.2(a), (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within five (5) Business Days of being requested to do so by Buyer, (E) fails to publicly reconfirm the Company Recommendation within five (5) Business Days of being requested to do so by Buyer, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions or (ii) there shall have been a material breach by the Company of Section 6.6; or

(g) by the Company, in connection with entering into a definitive agreement to effect a Superior Proposal after making a Company Subsequent Determination in accordance with Section 6.6(e).

8.2 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement by either Buyer or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Buyer, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that Sections 6.4, 6.14 and 9.4 and this Section 8.2 and all other obligations of the parties specifically intended to be performed after the termination of this Agreement shall survive any termination of this Agreement; provided, however, that, notwithstanding anything to the contrary herein, neither Buyer nor the Company shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

(b) In the event this Agreement is terminated by Buyer pursuant to Section 8.1(f) or by the Company pursuant to Section 8.1(g), the Company shall pay to Buyer an amount equal to $5,500,000 (the “Termination Fee”).

(c) In the event that this Agreement is terminated by Buyer or the Company pursuant to Section 8.1(e) or Section 8.1(c) due to the failure to obtain the approval of the Company’s shareholders required for the consummation of the Merger, and (i) an Acquisition Proposal with respect to the Company shall have been publicly announced, disclosed or otherwise communicated to the Company Board prior to the date specified in Section 8.1(c) or prior to the Company Meeting, and (ii) within twelve (12) months of such termination, the Company shall have entered into a definitive agreement with respect to, or the Company shall have consummated, an Acquisition Transaction, then the Company shall pay to Buyer an amount equal to the Termination Fee.

(d) In the event that this Agreement is terminated by Buyer pursuant to Section 8.1(b) and (i) an Acquisition Proposal with respect to the Company shall have been publicly announced, disclosed or otherwise communicated to the Company Board prior to any breach by the Company of any representation, warranty, covenant or other agreement giving rise to such termination by Buyer or during the cure period therefor provided in Section 8.1(b) and (ii) within twelve (12) months of such termination, the Company shall have entered into a definitive agreement with respect to, or the Company shall have consummated, an Acquisition Transaction, then the Company shall pay to Buyer an amount equal to the Termination Fee.

(e) Any payment of the Termination Fee required to be made pursuant to this Section 8.2 shall be made not more than two (2) Business Days after the date of the event giving rise to the obligation to make such payment, unless the Termination Fee is payable as a result of the termination of this Agreement by the Company pursuant to Section 8.1(g), in which case, the Termination Fee shall be payable concurrently with such termination. All payments under this Section 8.2 shall be made by wire transfer of immediately available funds to an account designated by Buyer. No payment of the Termination Fee under this Section 8.2 shall limit in any respect any rights or remedies available to Buyer relating to any breach or failure of the Company to perform any representation, warranty, covenant or agreement set forth in this Agreement resulting, directly or indirectly, in the right to receive the Termination Fee under this Section 8.2.

(f) Buyer and the Company acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 8.2 and, in order to obtain such payment, Buyer commences a suit which results in a judgment against the Company for the amount set forth in this Section 8.2, the Company shall pay to Buyer its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

ARTICLE IX - MISCELLANEOUS

9.1 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties set forth herein relating to the delivery of the Exchange Fund.

9.2 Certain Definitions.

(a) As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means Monday through Friday of each week, except any legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Vermont or the State of Maine are authorized or obligated to close.

“Buyer Banks” shall mean Chittenden Trust Company, Ocean National Bank, Flagship Bank and Trust Company, The Bank of Western Massachusetts and Maine Bank & Trust Company.

“Buyer Material Adverse Effect” shall mean any fact, change, event, development, effect or circumstance that, individually or in the aggregate, (a) are, or would reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of Buyer and its Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent Buyer from performing its obligations under this Agreement or consummating the transactions contemplated by this Agreement; provided, however, that notwithstanding the foregoing, the term Buyer Material Adverse Effect shall not include (i) any fact, change, event, development, effect or circumstance generally affecting banks or their holding companies generally or arising from changes in general business or economic conditions (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (as the context may dictate) on Buyer and its Subsidiaries, taken as a whole); (ii) any fact, change, event, development, effect or circumstance resulting from any change in law, GAAP or regulatory accounting, which affects generally entities such as Buyer and its Subsidiaries, taken as a whole (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (as the context may dictate) on Buyer and its Subsidiaries taken as a whole); (iii) actions and omissions of Buyer and its Subsidiaries taken with the prior written consent of the Company in furtherance of the transactions contemplated hereby or otherwise permitted to be taken by Buyer under this Agreement; and (iv) any fact, change, event, development, effect or circumstance resulting from the announcement or pendency of the transactions contemplated by this Agreement.

“Company Material Adverse Effect” shall mean any fact, change, event, development, effect or circumstance that, individually or in the aggregate, (a) are, or would reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of the Company and its Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent the Company from performing its obligations under this

Agreement or consummating the transactions contemplated by this Agreement; provided, however, that notwithstanding the foregoing, the term Company Material Adverse Effect shall not include (i) any fact, change, event, development, effect or circumstance generally affecting banks or their holding companies generally or arising from changes in general business or economic conditions (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (as the context may dictate) on the Company and its Subsidiaries, taken as a whole); (ii) any fact, change, event, development, effect or circumstance resulting from any change in law, GAAP or regulatory accounting, which affects generally entities such as the Company and its Subsidiaries, taken as a whole (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (as the context may dictate) on the Company and its Subsidiaries taken as a whole); (iii) actions and omissions of the Company and its Subsidiaries taken with the prior written consent of Buyer in furtherance of the transactions contemplated hereby or otherwise permitted to be taken by the Company under this Agreement; and (iv) any fact, change, event, development, effect or circumstance resulting from the announcement or pendency of the transactions contemplated by this Agreement.

“Confidentiality Agreement” shall mean the Confidentiality Agreement, dated as of January 5, 2007, by and between Buyer and the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, applicable state securities authorities, the SEC, or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.

“Person” or “person” shall mean any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

“Regulatory Approvals” shall mean (a) the approval (or waiver) of the FRB, (b) the approval of the Maine Superintendent of Banks, (c) notification to the Vermont Department of Banking, Insurance, Securities and Healthcare Administration, and (d) the approval of the Massachusetts Board of Bank Incorporation.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiary” shall mean, when used with reference to a party, any corporation or organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or with respect to such corporation or other organization, at least twenty percent (20%) of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one of more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax Returns” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” shall mean (i) all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority; and (ii) any liability for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Treasury Stock” shall mean shares of Company Common Stock held (i) in the Company’s treasury or (ii) by the Company or any of its Subsidiaries or by Buyer or any of its Subsidiaries, in each case other than in a fiduciary capacity (including custodial or agency).

(b) The following terms are defined elsewhere in this Agreement, as indicated below:

“409A Plan” shall have the meaning set forth in Section 3.14(i).

“Acquisition Proposal” shall have the meaning set forth in Section 6.6(a).

“Acquisition Transaction” shall have the meaning set forth in Section 6.6(a).

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“BHCA” shall have the meaning set forth in Section 3.2.

“Burdensome Conditions” shall have the meaning set forth in Section 6.10.

“Buyer” shall have the meaning set forth in the preamble to this Agreement.

“Buyer 2005 Form 10-K” shall have the meaning set forth in Section 4.11(a).

“Buyer Board” shall have the meaning set forth in Section 4.5.

“Buyer Common Stock” shall have the meaning set forth in Section 2.1(a).

“Buyer Disclosure Schedule” shall have the meaning set forth in Section 4.1(b).

“Buyer Representatives” shall have the meaning set forth in Section 6.5(a).

“Buyer SEC Documents” shall have the meaning set forth in Section 4.11(a).

“Cash Consideration” shall have the meaning set forth in Section 2.1(c).

“Cash Election” shall have the meaning set forth in Section 2.4(a).

“Cash Election Shares” shall have the meaning set forth in Section 2.4(a).

“Certificate” shall have the meaning set forth in Section 2.2.

“Classified Loans” shall have the meaning set forth in Section 3.23(b).

“Closing” shall have the meaning set forth in Section 1.4.

“Closing Date” shall have the meaning set forth in Section 1.4.

“Code” shall have the meaning set forth in the recitals to this Agreement.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Company 2005 Form 10-K” shall have the meaning set forth in Section 3.11(a).

“Company Balance Sheet” shall have the meaning set forth in Section 3.11(a).

“Company Bank” shall have the meaning set forth in Section 1.8.

“Company Board” shall have the meaning set forth in Section 3.6.

“Company Common Stock” shall have the meaning set forth in the recitals to this Agreement.

“Company Disclosure Schedule” shall have the meaning set forth in Section 3.1(b).

“Company Employees” shall have the meaning set forth in Section 6.12(a).

“Company Intellectual Property” shall have the meaning set forth in Section 3.18.

“Company Material Contract” shall have the meaning set forth in Section 3.19(a).

“Company Meeting” shall have the meaning set forth in Section 6.2(a).

“Company Option Plan” shall have the meaning set forth in Section 2.7.

“Company Property” shall have the meaning set forth in Section 3.17(a).

“Company Recommendation” shall have the meaning set forth in Section 6.2(c).

“Company Representatives” shall have the meaning set forth in Section 6.6(a).

“Company SEC Documents” shall have the meaning set forth in Section 3.11(a).

“Company Subsequent Determination” shall have the meaning set forth in Section 6.6(e).

“Derivative Transactions” shall have the meaning set forth in Section 3.26.

“Effective Time” shall have the meaning set forth in Section 1.2.

“Election Deadline” shall have the meaning set forth in Section 2.4(b).

“Election Form” shall have the meaning set forth in Section 2.4(a).

“Employee Program” shall have the meaning set forth in Section 3.14(j)(i).

“Employee Retention Amount” shall have the meaning set forth in Section 6.12(c).

“Environment” shall have the meaning set forth in Section 3.17(g).

“ERISA” shall have the meaning set forth in Section 3.14(c).

“ERISA Affiliate” shall have the meaning set forth in Section 3.14(j)(iii).

“Exchange Agent” shall have the meaning set forth in Section 2.4(a).

“Exchange Fund” shall have the meaning set forth in Section 2.5(a).

“Exchange Ratio” shall have the meaning set forth in Section 2.1(c).

“FDIA” shall have the meaning set forth in Section 3.28.

“FDIC” shall have the meaning set forth in Section 3.10(b).

“Finance Laws” shall have the meaning set forth in Section 3.9(d).

“Financial Advisor” shall have the meaning set forth in Section 3.31.

“FRB” shall have the meaning set forth in Section 3.2.

“Hazardous Material” shall have the meaning set forth in Section 3.17(g).

“Indemnified Parties” shall have the meaning set forth in Section 6.11(a).

“IRS” shall have the meaning set forth in Section 3.13(b).

“Liens” shall have the meaning set forth in Section 3.4(a).

“Loan Property” shall have the meaning set forth in Section 3.17(g).

“Loans” shall have the meaning set forth in Section 3.23(a).

“Mailing Date” shall have the meaning set forth in Section 2.4(a).

“maintains” shall have the meaning set forth in Section 3.14(j)(ii).

“MBCA” shall have the meaning set forth in Section 1.1.

“Merger” shall have the meaning set forth in the recitals to this Agreement.

“Merger Consideration” shall have the meaning set forth in Section 2.1(c).

“Multiemployer Plan” shall have the meaning set forth in Section 3.14(j)(iv).

“New Certificates” shall have the meaning set forth in Section 2.5(a).

“Non-Election” shall have the meaning set forth in Section 2.4(a).

“Non-Election Shares” shall have the meaning set forth in Section 2.4(a).

“Notice of Superior Proposal” shall have the meaning set forth in Section 6.6(e).

“NYSE” shall have the meaning set forth in Section 2.3.

“Oil” shall have the meaning set forth in Section 3.17(g).

“Options” shall have the meaning set forth in Section 2.7.

“Participation Facility” shall have the meaning set forth in Section 3.17(g).

“Premium Limit” shall have the meaning set forth in Section 6.11(b).

“Proxy Statement/Prospectus” shall have the meaning set forth in Section 6.3(a).

“Registration Statement” shall have the meaning set forth in Section 6.3(a).

“Sarbanes-Oxley” shall have the meaning set forth in Section 3.11(b).

“SEC” shall have the meaning set forth in Section 3.11(a).

“Settlement Agreement” shall have the meaning set forth in Secion 6.2(e).

“Shortfall Number” shall have the meaning set forth in Section 2.4(c)(ii).

“Stock Consideration” shall have the meaning set forth in Section 2.1(c).

“Stock Conversion Number” shall have the meaning set forth in Section 2.4(a).

“Stock Election” shall have the meaning set forth in Section 2.4(a).

“Stock Election Number” shall have the meaning set forth in Section 2.4(a).

“Stock Election Shares” shall have the meaning set forth in Section 2.4(a).

“Superior Proposal” shall have the meaning set forth in Section 6.6(b).

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Takeover Laws” shall have the meaning set forth in Section 3.21.

“Termination Fee” shall have the meaning set forth in Section 8.2(b).

“Trust Business” shall have the meaning set forth in Section 3.24.

“USA Patriot Act” shall have the meaning set forth in Section 3.29.

“VBCA” shall have the meaning set forth in Section 1.1.

“Voting Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Voting Agreement Shareholders” shall have the meaning set forth in the recitals to this Agreement.

9.3 Waiver; Amendment. Subject to compliance with applicable law, prior to the Effective Time, any provision of this Agreement may be (a) waived by the party intended to benefit by the provision, or (b) amended or modified at any time, by an agreement in writing between the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of the Company, no amendment of this Agreement shall be made which by law requires further approval of the shareholders of the Company without obtaining such approval.

9.4 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC filing and registration fees shall be shared equally between Buyer and the Company.

9.5 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

If to Buyer:

Chittenden Corporation

Two Burlington Square

Burlington, Vermont 05401

Attention:  Chief Executive Officer

Facsimile: (802) 660-1577

With copies to:

Chittenden Corporation

Two Burlington Square

Burlington, Vermont 05401

Attention:  General Counsel

Facsimile: (802) 660-1505

and

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Attention: William P. Mayer, Esq.

Lisa R. Haddad, Esq.

Facsimile: (617) 523-1231

If to the Company, to:

Merrill Merchants Bancshares, Inc.

201 Main Street

Bangor, Maine 04401

Attention: Chief Executive Officer

Facsimile: (207) 990-4070

With a copy to:

Thacher Proffitt & Wood LLP

1700 Pennsylvania Avenue, N.W.

Washington, D.C. 20006

Attention: Richard A. Schaberg, Esq.

Facsimile: (202) 347-8400

9.6 Understanding; No Third Party Beneficiaries. Except for the Confidentiality Agreement, which shall remain in effect, this Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersedes any and all other oral or written agreements heretofore made. Except for Section 6.11, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.7 Assignability; Binding Effect. Prior to the Closing, this Agreement may not be assigned by Buyer without the written consent of the Company and no such assignment shall release Buyer of its obligations hereunder. After the Closing, Buyer’s rights and obligations hereunder shall be freely assignable. This Agreement may not be assigned by the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, and except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder.

9.8 Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. Words of number may be read as singular or plural, as required by context.

9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

9.10 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Vermont, without regard to the conflict of law principles thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

CHITTENDEN CORPORATION

By:	/s/ PAUL A. PERRAULT
Name:	Paul A. Perrault
Title:	President, Chief Executive Officer and Chairman of the Board

MERRILL MERCHANTS BANCSHARES, INC.

By:	/s/ EDWIN N. CLIFT
Name:	Edwin N. Clift
Title:	Chairman and Chief Executive Officer

EXHIBIT A

January 18, 2007

Chittenden Corporation

Two Burlington Square

Burlington, Vermont 05401

Ladies and Gentlemen:

I have been advised that as of the date of this letter, I may be deemed to be an “affiliate” of Merrill Merchants Bancshares, Inc., a Maine corporation (the “Company”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Pursuant to the terms of the Agreement and Plan of Merger dated as of January 18, 2007 (the “Merger Agreement”), by and between the Company and Chittenden Corporation, a Vermont corporation (“Buyer”), the Company will be merged with and into Buyer (the “Merger”). As a result of the Merger, I may receive shares of common stock, par value $1.00 per share, of Buyer (“Buyer Common Stock”) in exchange for shares of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) owned by me.

Accordingly, I hereby represent, warrant and covenant to Buyer that in the event I receive any shares of Buyer Common Stock as a result of the Merger:

A.	I shall not make any sale, transfer or other disposition of any shares of Buyer Common Stock in violation of the Act or the Rules and Regulations.

B.	I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of shares of Buyer Common Stock to the extent I believe necessary with my counsel or counsel for the Company.

C.	I have been advised that the issuance of the shares of Buyer Common Stock to me pursuant to the Merger will be registered with the Commission under the Act pursuant to a registration statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of the Company, I may be deemed to be an affiliate of the Company and the resale by me of the shares of Buyer Common Stock will not be registered under the Act, I may not sell, transfer or otherwise dispose of any shares of Buyer Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is subject to an effective registration statement and to the availability of a prospectus under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated under the Act, (iii) a “no action” letter has been obtained on my behalf from the staff of the Commission indicating that it will not recommend enforcement action to the Commission if such sale, transfer or other disposition is not subject to an effective registration statement and to the availability of a prospectus under the Act, or (iv) Buyer has received the written opinion of counsel, which opinion and counsel shall be reasonably acceptable to Buyer, that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

D.	I understand that Buyer is under no obligation to register any sale, transfer or other disposition of shares of Buyer Common Stock received in the Merger by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

E.

I also understand that stop transfer instructions will be given to Buyer’s transfer agent with respect to all shares of Buyer Common Stock issued to me in the Merger and that there will be placed on the certificates for such shares of Buyer Common Stock issued to me, or any substitutions therefor, a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION.”

F.	I further understand that unless the transfer by me of my shares of Buyer Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 promulgated under the Act, Buyer reserves the right to place a legend on the certificates issued to my transferee in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER SAID ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.”

G.	I have set forth below the exact numbers of shares of Company Common Stock which I own of record only, beneficially only and of record and beneficially. I represent and warrant to Buyer that I am the record holder of all shares of Company Common Stock that I beneficially own, except for shares of Company Common Stock that are held in “street name” for my benefit.

H.	My ownership of the shares of Company Common Stock indicated below is free and clear of any security interest, lien, encumbrance, charge, equity, claim or restriction whatsoever, except as set forth below and as may be imposed by reason of the Act or the Rules and Regulations.

It is understood and agreed that the legends and stop orders referred to above will be removed upon my request and compliance with such procedures as Buyer or its transfer agent may require, if Buyer has received (i) reasonably satisfactory written evidence that the shares of Buyer Common Stock represented by any such certificate have been sold in compliance with Rule 145(d) promulgated under the Act, or (ii) a written opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Buyer, or a “no action” letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 promulgated under the Act no longer apply to me.

Execution of this letter should not be considered an admission on my part that I am an “affiliate” of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

This letter shall terminate upon such date and time, if any, as the Merger Agreement shall be terminated pursuant to Article VIII thereof.

Very truly yours,

[Name of the Company Shareholder]

Company Common Stock Owned of Record Only:

Company Common Stock Owned
Beneficially Only:

Company Common Stock Owned
Beneficially and of Record:

Accepted this day of , 2007:

CHITTENDEN CORPORATION

By:
Name:
Title:

ANNEX B

FORM OF VOTING AGREEMENT

VOTING AGREEMENT (“Agreement”), dated as of January 18, 2007, by and between CHITTENDEN CORPORATION, a Vermont corporation (“Buyer”), and the undersigned holder (“Shareholder”) of common stock, par value $1.00 per share (“Common Stock”), of MERRILL MERCHANTS BANCSHARES, INC., a Maine corporation (the “Company”).

WHEREAS, concurrently with the execution of this Agreement, Buyer and the Company have entered into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), providing for the merger of the Company with and into Buyer (the “Merger”);

WHEREAS, the Shareholder beneficially owns and has sole voting power with respect to the number of shares of Common Stock, and holds stock options or other rights to acquire the number of shares of Common Stock indicated opposite the Shareholder’s name on Schedule 1 attached hereto (as used herein, the term “Shares” means all shares of Common Stock, whether such shares of Common Stock are held by the Shareholder on the date of this Agreement or are subsequently acquired prior to the Expiration Date (as defined in Section 2), whether by the exercise of any stock options or otherwise);

WHEREAS, it is a condition to the willingness of Buyer to enter into the Merger Agreement that the Shareholder execute and deliver this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Shareholder and Buyer agree as follows:

1. Agreement to Vote Shares. The Shareholder agrees that, prior to the Expiration Date, at any meeting of the shareholders of the Company, or any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, the Shareholder shall:

(a)	appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)	vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering, all of the Shares that such Shareholder shall be entitled to so vote (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company contained in the Merger Agreement or of the Shareholder contained in this Agreement, or that would preclude fulfillment of a condition under the Merger Agreement to the Company’s and Buyer’s respective obligations to consummate the Merger; and (iii) against any Acquisition Proposal, or any agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement.

Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to

Article VIII thereof, or (iii) upon mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to the termination or expiration hereof.

3. Agreement to Retain Shares. The Shareholder shall not, except as contemplated by this Agreement or the Merger Agreement, directly or indirectly, sell, assign, transfer, assign, or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in Section 4(c)), or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, any Shares beneficially owned by the Shareholder. Notwithstanding the foregoing, the Shareholder may make (a) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers in connection with estate and charitable planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of the Shareholder under, this Agreement, and (c) as Buyer may otherwise agree in writing in its sole discretion.

4. Representations and Warranties of Shareholder. The Shareholder hereby represents and warrants to Buyer as follows:

(a)	the Shareholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement, and no consent, approval, authorization or filing is required in connection therewith;

(b)	this Agreement (assuming this Agreement constitutes a valid and binding agreement of Buyer) is a valid and legally binding agreement with respect to the Shareholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles);

(c)	the Shareholder beneficially owns the number of Shares indicated opposite such Shareholder’s name on Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole, and otherwise unrestricted, voting and investment power with respect to such Shares;

(d)	the Shareholder understands that at the Effective Time of the Merger, (i) each outstanding Share listed on Schedule 1 shall be automatically cancelled and converted into the right to receive, subject to the terms and provisions of the Merger Agreement, (A) 1.02 shares of Buyer Common Stock or (B) a cash amount equal to $31.00 per Share (subject to the provisions of Section 2.4(a) of the Merger Agreement), and (ii) to the extent not exercised or otherwise terminated in accordance with the terms of the Merger Agreement prior to the Effective Time, each option to purchase Shares listed on Schedule 1 shall be automatically cancelled and converted into the right to receive the product of (x) the number of Shares provided for in such option and (y) the excess, if any, of $31.00 over the exercise price provided for in such option, as further described in the Merger Agreement; and

(e)	the execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his, her or its obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder is subject or, in the event that the Shareholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Shareholder.

5. Irrevocable Proxy. Subject to the last sentence of this Section 5, by execution of this Agreement, the Shareholder does hereby appoint Buyer with full power of substitution and resubstitution, as the Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of the Shareholder’s rights with respect to the Shares, to vote, if the Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shares that the Shareholder shall be entitled to so vote with respect to the matters set forth in Section 1 hereof at any meeting of the shareholders of the Company, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of the Company taken by written consent. The Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by the Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

6. No Solicitation. From and after the date hereof until the Expiration Date, the Shareholder, in his, her or its capacity as a shareholder of the Company, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its affiliates to (and, to the extent applicable to the Shareholder, such Shareholder shall use reasonable best efforts to prohibit any of his, her or its representatives or affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish, or otherwise afford access, to any person (other than Buyer) any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of the Company’s shareholders with respect to an Acquisition Proposal, or (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal.

7. Specific Enforcement. The Shareholder has signed this Agreement intending to be legally bound thereby. The Shareholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Shareholder. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

8. No Waivers. No waivers of any breach of this Agreement extended by Buyer to the Shareholder shall be construed as a waiver of any rights or remedies of Buyer with respect to any other shareholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares beneficially owned by such shareholder or with respect to any subsequent breach of the Shareholder or any other such shareholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

9. Capacity as Shareholder. The Shareholder is signing this Agreement solely in the Shareholder’s capacity as a shareholder of the Company, and not in the Shareholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in the Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director and/or officer of the Company in the exercise of his or her fiduciary duties, consistent with the terms of the Merger Agreement, as a director and/or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as a director of the Company.

10. Entire Agreement; Amendments. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

11. Further Assurances. From time to time and without additional consideration, the Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Buyer may request for the purpose of carrying out and furthering the intent of this Agreement.

12. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

14. Public Disclosure. The Shareholder shall not issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with the Merger Agreement) with respect to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement, without the prior consent of Buyer. The Shareholder hereby permits Buyer to publish and disclose in any document and/or schedule filed by Buyer with the SEC such Shareholder’s identity and ownership of Shares and the nature of such Shareholder’s commitments and obligations pursuant to this Agreement.

15. Governing Law. This Agreement shall be governed by the laws of the State of Vermont, without giving effect to the principles of conflicts of laws thereof.

16. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s Articles of Incorporation, the possible acquisition of the Shares by Buyer pursuant to the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date first above written.

SHAREHOLDER

Name:

CHITTENDEN CORPORATION

By:
Name:
Title:

SCHEDULE 1

Shareholder	Shares	Options

ANNEX C

January 18, 2007

The Board of Directors

Merrill Merchants Bancshares, Inc.

201 Main Street

Bangor, ME 04401

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of Merrill Merchants Bancshares, Inc. (“Merrill Merchants”) of the merger consideration per share in the proposed merger (the “Merger”) of Merrill Merchants into Chittenden Corporation (“Chittenden”), pursuant to the Agreement and Plan of Merger, dated as of January 18, 2007, between Merrill Merchants and Chittenden (the “Agreement”). Pursuant to the terms of the Agreement, each outstanding share of common stock, par value $1.00 per share, of Merrill Merchants (the “Common Shares”) will be converted into either $31.00 in cash or 1.020 Chittenden shares, par value $1.00 per share. The merger consideration is subject to election procedures specified in the Agreement, and the provision that in the aggregate, 40% of the Common Shares will be exchanged for cash and 60% will be exchanged for Chittenden the Common Shares.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, Merrill Merchants and Chittenden, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Merrill Merchants and Chittenden for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Merrill Merchants. We have acted exclusively for the Board of Directors of Merrill Merchants in rendering this fairness opinion and will receive a fee from Merrill Merchants for our services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Merrill Merchants and Chittenden and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2005 for Merrill Merchants and Chittenden; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Merrill Merchants and Chittenden and certain other communications from Merrill Merchants and Chittenden to their respective stockholders; and (iv) other financial information concerning the businesses and operations of Merrill Merchants and Chittenden furnished to us by Merrill Merchants and Chittenden for purposes of our analysis. We have also held discussions with senior management of Merrill Merchants and Chittenden regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for Merrill Merchants and Chittenden with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

C-1

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of Merrill Merchants and Chittenden as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for Merrill Merchants and Chittenden are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Merrill Merchants or Chittenden, nor have we examined any individual credit files.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of Merrill Merchants and Chittenden; (ii) the assets and liabilities of Merrill Merchants and Chittenden; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the per share merger consideration in the Merger is fair, from a financial point of view, to holders of the Common Shares.

Very truly yours,

Keefe, Bruyette & Woods

C-2

Exhibit 99.2

Merrill Merchants Bancshares, Inc.	REVOCABLE PROXY

This Proxy is solicited on behalf of the Board of Directors of Merrill Merchants Bancshares, Inc.

for the Special Meeting of Shareholders to be held on May 8, 2007.

The undersigned shareholder of Merrill Merchants Bancshares, Inc. hereby appoints Edwin N. Clift and Deborah A. Jordan (the “Proxies”), and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Merrill Merchants Bancshares, Inc. held of record by the undersigned on March 23, 2007, at a Special Meeting of Shareholders (the “Special Meeting”) to be held at 5:00 p.m., local time, on May 8, 2007 or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Special Meeting of Shareholders and Proxy Statement/Prospectus, dated March 27, 2007, and upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. The undersigned hereby revokes all prior proxies.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” the proposals listed on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote “FOR” the proposals listed below.	Please mark your vote as indicated in this example.
I will attend the Special Meeting. ☒

1. Approval of the Agreement and Plan of Merger by and between Chittenden Corporation and Merrill Merchants Bancshares, Inc., dated as of January 18, 2007, pursuant to which Merrill Merchants will merge with and into Chittenden, with Chittenden being the surviving corporation.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Authorization of one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, to approve proposal 1.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the Proxies are authorized to vote as the Board of Directors may deem advisable upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the Proxy Statement/Prospectus, dated March 27, 2007, for the Special Meeting.

_________________________________________

_________________________________________

Signature(s)

Dated:                                                                 , 2007

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.